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Exhibit 2.2

UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

In re:	:	Chapter 11
:
FAO, INC.,	:	Case No. 03-10119 (LK)
a Delaware corporation, et al.,	:	Jointly Administered
:
Debtors.	:

___________________________________________________________________________________________

FIRST AMENDED DISCLOSURE STATEMENT WITH RESPECT TO FIRST
AMENDED JOINT PLAN OF REORGANIZATION OF FAO INC. AND ITS DEBTOR SUBSIDIARIES

David W. Levene (CA 59659) Anne E. Wells (CA 155975) LEVENE, NEALE, BENDER, RANKIN & BRILL, LLP 1801 Avenue of the Stars Suite 1120 Los Angeles, CA 90067 (310) 229-1234	Mark D. Collins (No. 2891) Rebecca L. Booth (No. 4031) RICHARDS, LAYTON & FINGER, P.A. One Rodney Square P.O. Box 551 Wilmington, Delaware 19899 (302) 651-7700

ATTORNEYS FOR DEBTORS AND
DEBTORS IN POSSESSION

Dated:	February 28, 2003 Wilmington, Delaware

TABLE OF CONTENTS

I.	INTRODUCTION			1
	A.	Holders of Claims and Equity Interests Entitled to Vote.		3
	B.	Voting Procedures.		4
	C.	Confirmation Hearing.		5
II.	OVERVIEW OF THE PLAN			5
III.	GENERAL INFORMATION			14
	A.	Overview of Chapter 11.		14
	B.	Description and History of Business.		15
		1.	The Debtors	15
		2.	Business	15
		3.	History	16
		4.	Significant Funded Indebtedness	16
	C.	Events Leading to the Commencement of the Reorganization Cases.		17
IV.	EVENTS DURING THE REORGANIZATION CASES			18
	A.	Appointment of the Creditors' Committee		18
	B.	Stabilization of Business		20
		1.	First-Day Orders	20
		2.	Use of Cash Collateral	20
	C.	Vendor Relations		20
	D.	Real Property Matters		20
		1.	Store Closings and GOB Sales	20
		2.	Real Property Leases	21
	E.	Litigation Matters		21
	F.	Employee Matters		22
		1.	Employee and Executive Retention Programs	22
	G.	Claims Process and Bar Date		23
		1.	Schedules and Statements	23
		2.	Bar Date Order	23
		3.	Claims Objections	23
	H.	Negotiation of the Plan of Reorganization		23
		1.	Negotiations with the Creditors' Committee and Other Creditor Groups	23
		2.	Exclusive Periods	23
V.	THE PLAN OF REORGANIZATION			24
	A.	Classification and Treatment of Claims and Interests		24
		1.	Fee Claims	25

	2.	Other Administrative Claims		25
	3.	Class 1—Priority Claims		26
	4.	Class 2—Secured Claims		26
	5.	Class 3—Secured Bank Claims		27
	6.	Class 4—Kayne Anderson Secured Claims		27
	7.	Class 5—KBB Subordinated Note Claims		28
	8.	Class 6—PNC Secured Claim		28
	9.	Class 7—Administrative Convenience Class of Unsecured Claims		29
	10.	Class 8—General Unsecured Claims		29
	11.	Class 9—Intercompany Claims		29
	12.	Class 10—FAO Stock Interests		30
	13.	Class 11—FAO Schwarz Stock Interests		32
	14.	Class 12—ZB Company Stock Interests		32
	15.	Class 13—Right Start Stock Interests		32
	16.	Class 14—Targoff Interests		32
B.	Method of Distributions Under the Plan			33
C.	Timing of Distributions Under the Plan			34
	1.	Distributions on the Effective Date		34
	2.	Disbursing Agent		34
D.	Provisions for Treatment of Disputed Claims and Interests			34
	1.	Objections, Settlement and Estimation of Disputed Claims		34
E.	Substantive Consolidation of the Debtors for Plan Purposes			34
F.	Treatment of Executory Contracts and Unexpired Leases			35
G.	Confirmation and Effectiveness of the Plan			36
H.	Implementation and Effect of Confirmation of the Plan			37
I.	Discharge and Injunction			37
J.	Summary of Other Provisions of the Plan			38
	1.	Securities to Be Issued Under the Plan		38
	2.	New By-Laws and New Certificates of Incorporation		38
	3.	Amendments of Existing Option Plans		39
	4.	Amendments or Modifications to the Plan		39
	5.	Releases and Related Injunctions		39
		a.	Releases by the Debtors	39
		b.	Releases by Holders of Claims and Interests	40

		6.	Cancellation of Instruments and Agreements Evidencing Claims and Interests		41
		7.	Release of Liens		41
		8.	Waiver and Preservation of Certain Claims		41
		9.	Termination of the Creditors' Committee		41
		10.	Post-Confirmation Committee		42
		11.	Exculpation		42
		12.	Effectuating Documents, Further Transactions and Corporate Action		42
VI.	CONFIRMATION AND CONSUMMATION PROCEDURE				43
	A.	Solicitation of Votes			43
	B.	The Confirmation Hearing			44
	C.	Confirmation			45
		1.	Unfair Discrimination and Fair and Equitable Tests		46
		2.	Feasibility		46
		3.	Best Interests Test		46
	D.	Consummation			48
	E.	Exit Equity Financing			48
	F.	Exit Financing Facility			49
VII.	MANAGEMENT OF THE REORGANIZED DEBTORS				50
	A.	Board of Directors and Management			50
		1.	Composition of Boards of Directors		50
			a.	Reorganized Debtors	50
		2.	Identity of Officers		50
	B.	Compensation of Executive Officers			50
VIII.	SECURITIES LAWS MATTERS				50
IX.	CERTAIN RISK FACTORS TO BE CONSIDERED				51
	A.	Certain Bankruptcy Law Considerations			51
		1.	Risk of Non-Confirmation of the Plan		51
		2.	Non-Consensual Confirmation		51
		3.	Risk of Non-Occurrence of the Effective Date		51
	B.	Risks to Recovery by Holders of Certain Claims			51
		1.	The Debtors have been operating in Chapter 11.		51
		2.	The Debtors have a history of operating losses.		52

		3.	The Debtors' right to use cash collateral ends April 4, 2003; Restrictive loan covenants and significant lender discretion under the Exit Financing Facility may directly or indirectly limit Debtors' ability to take desired corporate actions and restrict Debtors' cash flow, limiting Debtors' ability to operate their business.	52
		4.	Any significant reduction in or restriction on the availability of the Debtors' trade credit could result in materially reduced sales.	53
		5.	The Reorganized Debtors may need to raise additional capital, which may not be available to them.	53
		6.
			The Reorganized Debtors will be susceptible to changing economic conditions and localized events which may affect their results of operations. The Reorganized Debtors' business will depend heavily on middle- to upper-income individuals whose income may be adversely affected by changes in the national economy. A prolonged economic downturn throughout the United States may decrease sales of the Reorganized Debtors' products and have a material adverse effect on their financial condition and results of operations. In addition, the Reorganized Debtors' stores typically face short-term or limited effects from localized events such as weather and local economic events.	53
		7.	The Debtors' operations depend on independent manufacturers and loss of any key vendors could impact profitability.	53
		8.	Competition from mass market retailers and discounters, which have strong brand recognition and financial and other resources, may have a negative impact on the Reorganized Debtors' sales.	54
		9.	The business of the Debtors' Zany Brainy and FAO Schwarz stores is highly seasonal, and annual results are highly dependent on the success of the holiday selling season.	54
		10.	The failure of the Reorganized Debtors to maintain product exclusivity in their stores could result in reduced sales and increased marketing expense.	54
		11.	The Reorganized Debtors' business will rely on foreign product sources and profits could be adversely affected by factors related to such dependence.	54
		12.	The Debtors' intellectual property rights may not be safeguarded, are subject to the rights of others and may be impaired by infringement claims.	54
		13.	The Reorganized Debtors may be unable to successfully implement their strategic initiatives.	55
		14.	The Reorganized Debtors will be subject to products liability and general liability claims.	55
		15.	NASDAQ may delist FAO's common stock.	55
		16.	The price of FAO's common stock may fluctuate.	56
		17.	Sales of FAO's common stock may depress its price.	56
		18.	The projected financial information may be inaccurate.	56
X.	CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN			56
	A.	Consequences to the Debtors		57

	B.	Consequences to Holders of Allowed Class 4 Claims	58
	C.	Consequences to Holders of Allowed Class 5 Claims	59
	D.	Consequences to Holders of Allowed Class 7 Claims and Allowed Class 8 Claims	59
	E.	Distributions in Discharge of Accrued but Unpaid Interest	60
	F.	Information Reporting and Withholding	60
XI.	ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN		60
	A.	Alternative Plan of Reorganization	60
	B.	Section 363 Sale	61
	C.	Chapter 11 Liquidation	61
	D.	Liquidation Under Chapter 7	61
XII.	CONCLUSION AND RECOMMENDATION		61

v

I. INTRODUCTION

        FAO, Inc. ("FAO") and its affiliates FAO Schwarz, Inc. ("FAO Schwarz"), ZB Company, Inc. ("ZB Company"), Targoff-RS, LLC ("Targoff") and The Right Start, Inc. ("Right Start"), debtors in these jointly administered chapter 11 cases (collectively, the "Debtors" or "Proponents'), submit this first amended disclosure statement (the "Disclosure Statement") pursuant to section 1125 of title 11, United States Code (the "Bankruptcy Code"), to holders of claims against and interests in the Debtors in connection with (i) the solicitation of acceptances of the First Amended Joint Plan of Reorganization of FAO, Inc. and Its Debtor Subsidiaries, dated February 28, 2003, as the same may be amended (the "Plan"), filed by the Debtors with the United States Bankruptcy Court for the District of Delaware, and (ii) the hearing to consider confirmation of the Plan scheduled for April 4, 2003, at 3:00 p.m., Eastern Standard Time. Unless otherwise defined herein, all capitalized terms contained herein have the meanings ascribed to them in the Plan.

        THE PROPONENTS BELIEVE THAT THE PLAN WILL ENABLE THE DEBTORS TO SUCCESSFULLY REORGANIZE AND ACCOMPLISH THE OBJECTIVES OF CHAPTER 11 AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS AND THEIR CREDITORS AND INTEREST HOLDERS. THE PROPONENTS URGE CREDITORS AND INTEREST HOLDERS TO VOTE TO ACCEPT THE PLAN.

        Attached as Exhibits to this Disclosure Statement are copies of the following:

  •
  The Plan (Exhibit A);

  •
  Order of the Bankruptcy Court, dated on or about February 28, 2003 (the "Disclosure Statement Order"), which, among other things, approves the Disclosure Statement and establishes certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan (Exhibit B);

  •
  FAO, Inc., Quarterly Report on Form 10-Q for the quarter ended November 2, 2002 (the "10-Q") (Exhibit C);

  •
  The Debtors' consolidated financial projections (Exhibit D)(1);

(1)
The Debtors have prepared three sets of projections based on alternative assumptions. One set assumes that all holders of Claims in Class 8 elect treatment under Option A. The second set assumes that all holders of Claims in Class 8 elect treatment under Option B. The third set assumes that all holders of Class 8 Claims elect treatment under Option C. It is expected that some holders will elect Option A, some will elect Option B and some will elect Option C.

  •
  The Debtors' liquidation analysis (Exhibit E); and

  •
  The New Certificate of Incorporation (Exhibit F)

        In addition, a Ballot for the acceptance or rejection of the Plan is enclosed with the Disclosure Statement submitted to the holders of Claims and Interests that the Proponents believe are entitled to vote to accept or reject the Plan.

        On February 28, 2003, after notice and a hearing, the Bankruptcy Court signed the Disclosure Statement Order, a copy of which is annexed hereto as Exhibit B, approving this Disclosure Statement as containing adequate information of a kind and in sufficient detail to enable hypothetical, reasonable investors typical of the Debtors' creditors and interest holders to make an informed judgment whether to accept or reject the Plan. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

        THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016(c) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-BANKRUPTCY LAWS. THIS DISCLOSURE STATEMENT HAS BEEN NEITHER APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OR CLAIMS OF FAO OR ANY OF THE OTHER DEBTORS SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

        NO PERSON IS AUTHORIZED BY ANY OF THE PROPONENTS IN CONNECTION WITH THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION REGARDING THIS DISCLOSURE STATEMENT OR THE PLAN OTHER THAN AS CONTAINED IN THIS DISCLOSURE STATEMENT AND THE EXHIBITS AND SCHEDULES ATTACHED HERETO OR INCORPORATED BY REFERENCE OR REFERRED TO HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ANY OF THE PROPONENTS.

        THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS ANOTHER TIME IS SPECIFIED HEREIN, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT SHALL NOT CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION STATED SINCE THE DATE HEREOF. HOLDERS OF CLAIMS AND INTERESTS SHOULD CAREFULLY READ THIS DISCLOSURE STATEMENT IN ITS ENTIRETY, INCLUDING THE PLAN, PRIOR TO VOTING ON THE PLAN.

        THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT, INCLUDING THE INFORMATION REGARDING THE HISTORY, BUSINESSES, AND OPERATIONS OF THE DEBTORS, THE HISTORICAL AND PROJECTED FINANCIAL INFORMATION REGARDING THE DEBTORS, AND THE LIQUIDATION ANALYSIS RELATING TO THE DEBTORS, IS INCLUDED FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN, BUT AS TO CONTESTED MATTERS AND ADVERSARY PROCEEDINGS, IS NOT TO BE CONSTRUED AS ADMISSIONS OR STIPULATIONS, BUT RATHER AS STATEMENTS MADE IN SETTLEMENT NEGOTIATIONS.

        EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, ALL INFORMATION CONTAINED HEREIN HAS BEEN PROVIDED BY THE DEBTORS.

        The Disclosure Statement Order, a copy of which is annexed hereto as Exhibit B, specifies the deadlines, procedures and instructions for voting to accept or reject the Plan and for Filing objections to confirmation of the Plan, the record date for voting purposes, and the applicable standards for tabulating Ballots. In addition, detailed voting instructions accompany each Ballot. Each holder of a Claim or an Interest entitled to vote on the Plan should read the Disclosure Statement, the Plan, the Disclosure Statement Order and the instructions accompanying the Ballots in their entirety before voting on the Plan. These documents contain, among other things, important information concerning the classification of Claims and Interests for voting purposes and the tabulation of votes. No solicitation of votes to accept the Plan may be made except pursuant to section 1125 of the Bankruptcy Code.

        FOR THE CONVENIENCE OF HOLDERS OF CLAIMS AND INTERESTS, THIS DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN, BUT THE PLAN ITSELF QUALIFIES ALL SUMMARIES. IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN AND THE DISCLOSURE STATEMENT, THE TERMS OF THE PLAN ARE CONTROLLING. THE DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, AND NOTHING STATED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN ON THE DEBTORS OR HOLDERS OF CLAIMS OR INTERESTS. CERTAIN OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, BY NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES. ALL HOLDERS OF CLAIMS AND INTERESTS SHOULD CAREFULLY READ AND CONSIDER FULLY SECTION IX OF THIS DISCLOSURE STATEMENT, "CERTAIN RISK FACTORS TO BE CONSIDERED," BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

        SUMMARIES OF PROVISIONS OF AGREEMENTS REFERRED TO IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, THE FULL TEXT OF THE APPLICABLE AGREEMENT, INCLUDING THE DEFINITIONS OF TERMS CONTAINED IN SUCH AGREEMENT.

        A.    Holders of Claims and Equity Interests Entitled to Vote.

        Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired are entitled to vote to accept or reject a proposed chapter 11 plan. Classes of claims or equity interests in which the holders of claims or equity interests are unimpaired under a chapter 11 plan are deemed to have accepted the plan and are not entitled to vote to accept or reject the plan.

        Classes 1, 2, 3, 6, 7, 9, 11, 12, 13 and 14 are unimpaired, and holders of Claims in such Classes are conclusively presumed to have accepted the Plan. Classes 4, 5, 8 and 10 are impaired and, to the extent Claims and Interests in such Classes are Allowed Claims and Allowed Interests, holders of such Claims and Interests will receive distributions and have their rights modified as provided for in the Plan. Therefore, in accordance with sections 1126 and 1129 of the Bankruptcy Code, the Proponents are soliciting acceptances only from holders of Allowed Claims and Allowed Interests in Classes 4, 5, 8 and 10.

        The Bankruptcy Code defines "acceptance" of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan. Acceptance of a plan by a class of interests requires acceptance by at least two-thirds of the number of shares in such class that cast ballots for acceptance or rejection of the plan. For a more detailed description of the requirements for confirmation of the Plan, see Section VI.C, "Confirmation and Consummation Procedure—Confirmation."

        Section 1129(b) permits the confirmation of a plan of reorganization notwithstanding the non-acceptance of a plan by one or more impaired classes of claims or interests. Under that section, a plan may be confirmed by a bankruptcy court if it does not "discriminate unfairly" and is "fair and equitable" with respect to each non-accepting class. For a more detailed description of the requirements for confirmation of a non-consensual plan, see Section VI.C., "Confirmation and Consummation Procedure—Confirmation." The Proponents intend to seek confirmation pursuant to section 1129(b) of the Bankruptcy Code with respect to any impaired Class of Claims or Interests entitled to vote that does not accept the Plan by the requisite majorities provided in sections 1126(c) or 1126(d) of the Bankruptcy Code, as applicable. Thus, the Proponents intend to request confirmation of the Plan pursuant to 1129(b) of the Bankruptcy Code if any of the impaired classes vote to reject the Plan. The Proponents reserve the right to amend the Plan or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code to the extent applicable, or both. The determination as to whether to seek confirmation of the Plan under such circumstances will be announced before or at the Confirmation Hearing.

        B.    Voting Procedures.

        If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan. If you hold Claims in more than one Class and you are entitled to vote Claims in more than one Class, you will receive separate Ballots that must be used for each separate Class of Claims. Please vote and return your Ballot(s) to:

FAO, Inc.
c/o ROBERT L. BERGER & ASSOCIATES, LLC.
10351 Santa Monica Blvd., Suite 101A
Los Angeles, CA 90025
PMB#1038

        DO NOT RETURN YOUR NOTES OR SECURITIES WITH YOUR BALLOT.

        TO BE COUNTED, YOUR BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED NO LATER THAN 5:00 P.M. ON MARCH 31, 2003 (THE "VOTING DEADLINE"). ANY EXECUTED BALLOT RECEIVED.

        Pursuant to the Disclosure Statement Order, a copy of which is annexed hereto as Exhibit B, solely for purposes of voting to accept or reject the Plan and not for the purpose of allowance of, or distribution on account of, a Claim or Interests and without prejudice to the rights of the Debtors in any other context, each Claim within a Class of Claims entitled to vote to accept or reject the Plan will be temporarily Allowed in an amount equal to the amount of such Claim as set forth in a timely Filed proof of claim (provided no objection to claim has been filed), or, if no proof of claim was Filed, the amount of such Claim or Interest as set forth in the Schedules (provided that the amount of such Claim or Interest is not listed as disputed, contingent or unliquidated). For additional information on voting, see Section VI.A, "Confirmation and Consummation Procedure—Solicitation of Votes." The Disclosure Statement Order sets February 28, 2003 as the record date for voting on the Plan. Accordingly, only holders of Claims or Interests as of February 28, 2003 that are otherwise entitled to vote under the Plan will receive a Ballot and may vote on the Plan.

        If you are a holder of a Claim or Interest entitled to vote on the Plan and did not receive a Ballot, received a damaged Ballot or lost your Ballot, or if you have any questions concerning the Disclosure Statement, the Plan or the procedures for voting on the Plan, please call Robert Berger & Associates ("Berger") at (800) 438 -8802.

        C.    Confirmation Hearing.

        Pursuant to section 1128 of the Bankruptcy Code, the Confirmation Hearing will be held on April 4, 2003 at 3:00 p.m., Eastern Standard Time, before the Honorable Lloyd King, United States Bankruptcy Judge, at the Sheraton Suites Hotel, 422 Delaware Avenue, Wilmington, Delaware 19801. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be served and Filed so that they are received on or before March 31, 2003 at 4:00 p.m., Eastern Standard Time, in the manner set forth in the Disclosure Statement Order, a copy of which is annexed hereto as Exhibit B. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement in Bankruptcy Court of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

II. OVERVIEW OF THE PLAN

        The following table briefly summarizes the classification and treatment of Claims and Interests under the Plan. The amount shown in the following table as "Estimated Percentage Recovery" is based on the amount of the Allowed Claims.

Description and Amount of Claims or Interests	Summary of Treatment

Class 1 (Priority Claims)

A Claim (other than an Administrative Claim and Priority Tax Claim) that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code.

Estimated Unpaid Amount of Allowed Non-Tax Priority Claims as of Effective Date: $0
Class 1 is unimpaired by the Plan. Each holder of an Allowed Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan. Unless otherwise agreed, each holder of an Allowed Priority Claim that has not been paid in full prior to the Effective Date shall receive Cash in an amount equal to such Allowed Priority Claim on the later of the Effective Date and the date such Claim becomes an Allowed Priority Claim.

Estimated Percentage Recovery: 100%

Class 2 (Secured Claims)

A Claim (other than Secured Bank Claims, Kayne Anderson Secured Claim, KBB Subordinated Note Claim, or PNC Secured Claim) that is secured by a lien on property in which an estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the applicable estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of the setoff, pursuant to section 553 of the Bankruptcy Code.
Class 2 Claims are not impaired under the Plan. Each holder of an Allowed Secured Claim is not entitled to vote to accept or reject the Plan and is deemed to accept the Plan. At the Proponents' option, on the Effective Date: (a) the Plan may leave unaltered the legal, equitable, and contractual rights of the holder of an Allowed Secured Claim; or (b) notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Secured Claim to demand or receive accelerated payment from the Debtors after the occurrence of a default, the Debtors may cure any such default, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, reinstate the maturity of such Claim as such maturity existed before such default, compensate the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law, and otherwise leave unaltered the legal, equitable or contractual rights to which such Claim entitles the holder, all pursuant to section 1124 of the Bankruptcy Code; or (c) the Debtors may pay Cash in an amount equal to such Allowed Secured Claim, including any interest on such Allowed Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code; or (d) the Debtors may deliver to the holder of an Allowed Secured Claim the property securing such Claim, in which event, the value of such holder's interest in such property shall be determined (i) by agreement of the Debtors and the holder of such Allowed Secured Claim or (ii) if they do not agree, by the Bankruptcy Court; or the Debtors may pay an Allowed Secured Claim in such manner as may be agreed to by the holder of such Claim. The Debtors will be deemed to have elected option (a) except with respect to any Allowed Secured Claim as to which the Debtors elect any other option in a Filed certification prior to the conclusion of the Confirmation Hearing. See Section V.,A.6, "The Plan of Reorganization—Classification and Treatment of Claims and Interests—Secured Claims."

Estimated Percentage Recovery: 100%

Class 3 (Secured Bank Claim) The Secured Claims of the Banks against the Debtors under the Prepetition Financing Facility Estimated Amount of Allowed Class 3 Claims: $71 million

Class 3 is unimpaired under the Plan. Each holder of an Allowed Secured Bank Claim is not entitled to vote to accept or reject the Plan and is deemed to accept the Plan.

On the Effective Date, each holder of an Allowed Secured Bank Claim shall be paid in Cash in full the Allowed amount of such Claim.

Estimated Percentage Recovery: 100%

Class 4 (Kayne Anderson Secured Claim) The Secured Claim of Kayne Anderson as Agent pursuant to the Equipment Notes. Estimated Amount of Allowed Class 4 Claims: $8.0 million

Class 4 is impaired under the Plan. Each holder of an Allowed Kayne Anderson Secured Claim is entitled to vote to accept or reject the Plan.

On the Effective Date, the holders of the Kayne Anderson Secured Claims shall receive the New Kayne Anderson Equipment Notes in the aggregate principal amount of $4.0 million. Interest on the New Kayne Anderson Equipment Notes shall accrue at the same contract rate of interest as under the Equipment Notes, and such interest shall not be paid until the maturity date of the New Kayne Anderson Equipment Notes. The New Kayne Anderson Equipment Notes shall be due and payable in full on the later of (a) January 11, 2004 and (b) the first business day following payment of all undisputed amounts due by the terms of the Plan to holders of Class 8 Allowed Claims through and including December 22, 2003.

The balance of the Allowed Kayne Anderson Secured Claim, to wit: $4.0 million principal amount together with all accrued interest on the entire Allowed Kayne Anderson Secured Claim to and including the Effective Date, shall be converted into a pro rata share of the Exit Equity at the Exit Equity Price. The holders of the Allowed Kayne Anderson Secured Claim will (i) also receive warrants to purchase an additional 1,000,000 shares of FAO's Common Stock at the Exit Equity Price, and (ii) have their existing warrants to purchase up to 650,000 shares of common stock (on a pre-split basis) repriced so that the purchase price equals the Exit Equity Price.

Payments on the New KBB Subordinated Note may only be paid if the Reorganized Debtors are current with respect to payments due to holders of Allowed Class 4 and Class 8 Claims, and further provided that the Reorganized Debtors are generally paying their post-Effective Date obligations as such obligations become due, other than claims or obligations that are subject to a bona fide dispute.

Class 5 (KBB Subordinated Note Claim) The Secured Claim of KBB under the Subordinated Notes. Estimated Amount of Allowed Class 5 Claims: $17.4

Class 5 is impaired under the Plan. Class 5 is entitled to vote to accept or reject the Plan.

On account of the KBB Subordinated Note Claim, KBB shall receive the following: (i) the New KBB Subordinated Note in the amount of $9.9 million; (ii) $500,000 in Cash payable on January 11, 2004; and (iii) $500,000 of the KBB Subordinated Note Claim shall be converted into a pro rata share of the Exit Equity at the Exit Equity Price.

The New KBB Subordinated Note shall be payable in three installments on December 31, 2006, December 31, 2007, and December 31, 2008, and shall pay interest at a rate of 6% per annum through and including January 11, 2005, at which time the first interest payment shall be made in Cash. Interest shall be payable in Cash quarterly thereafter. The New KBB Subordinated Note shall be secured by the assets of FAO Schwarz, and shall be subordinated to any liens granted pursuant to the Exit Financing Facility or any subsequent replacement financing facility. KBB shall also receive the New KBB Guaranty. The New KBB Guaranty shall guaranty the New KBB Subordinated Notes and be secured by the same assets and lien priority that secured the KBB Guaranty and shall be subordinated to the Exit Equity Financing, senior liens permitted thereunder, replacement financing of the foregoing, and other subordinations as provided in the KBB agreements.

Estimated Percentage Recovery: 60%
Class 6 (PNC Secured Claim) The Secured Claim of PNC against ZB Company pursuant to the PNC Loan and Security Agreement. Estimated Amount of Allowed Class 6 Claims: $1.4 million

Class 6 is unimpaired under the Plan. Each holder of an Allowed PNC Secured Claim is not entitled to vote to accept or reject the Plan, and is deemed to accept the Plan.

On the Effective Date, the Allowed PNC Secured Claim will be cured and reinstated and rendered unimpaired in accordance with Section 1124 of the Bankruptcy Code.

Estimated Percentage Recovery: 100%

Class 7 (Administrative Convenience Class of Unsecured Claims)

Class 7 consists of all Unsecured Claims against the Debtors or any of the them other than Administrative Claims, Priority Tax Claims and Priority Claims in Class 1, that are less than or reduced to $100.
Class 7 is unimpaired under the Plan. Each holder of an Allowed Class 7 Claim is conclusively presumed to accept the Plan, and is not entitled to vote to accept or reject the Plan.

On the Effective Date, all Allowed Claims in Class 7 shall be paid in Cash in full up to $100 (the "Convenience Claim Threshold"). Holders of Class 7 Allowed General Unsecured Claims in an amount in excess of the Convenience Claim Threshold may elect to reduce such Claim to the Convenience Claim Threshold and be treated as a Class 7 Administrative Convenience Claim by marking the appropriate box on the Ballot.

Estimated Percentage Recovery: 100% for Allowed Claims under the Convenience Claim Threshold.

 Class 8 (General Unsecured Claims)

All Unsecured Claims against the Debtors or any of them other than Administrative Claims, Priority Tax Claims, Priority Claims in Class 1 and Administrative Convenience Unsecured Claims in Class 7. Class 8 Claims generally consist of the Claims of trade creditors and customers for products and services provided to and by the Debtors prior to the filing of the Reorganization Cases, Claims of employees in excess of their Priority Claims and other contract Claims and damage Claims, including Claims, if any, for damages arising from the rejection of executory contracts and unexpired leases subsequent to the filing of the Reorganization Cases.

Estimated Amount of Allowed Class 8 Claims: $69 million.

Class 8 is impaired under the Plan. Each holder of an Allowed Class 8 Claim is entitled to vote to accept or reject the Plan.

Holders of Allowed Class 8 Claims may elect either Option A, Option B, or Option C, as follows:

        Option A. Holders of Allowed Class 8 Claims who elect treatment under Option A shall receive Cash payments representing 38% of the Allowed amount of such Claim, payable as follows: 5% on the Effective Date or as soon thereafter as is practicable, 11% on December 22, 2003, 15% on December 22, 2004, and 7% on December 22, 2005.

        Option B. Holders of Allowed Class 8 Claims who elect treatment under Option B shall receive Cash payments representing 21% of the Allowed amount of such Claim, payable as follows: 7% on the Effective Date or as soon thereafter as is practicable, and 14% on December 22, 2003.

        Option C. A holder of an Allowed Class 8 Claims who elects treatment under Option C shall receive consideration in Cash and shares of Exit Equity representing a total of 35% of the Allowed amount of such Claim. Cash payments representing 28% of the Allowed amount of such Claim shall be payable as follows: 5% on the Effective Date or as soon thereafter as is practicable, 8% on December 22, 2003, 9% on December 22, 2004, and 6% on December 22, 2005. Holders of Allowed Class 8 Claims electing Option C shall also receive shares of the Exit Equity representing 7% of the Allowed Amount of such Claim, to be calculated on a pro-rata basis at the Exit Equity Price.

Holders of Allowed Class 8 Claims shall make the Option A, Option B, or Option C election by marking the appropriate box on the Ballot. Holders who fail to make an election shall be deemed to have elected treatment under the same Option elected by creditors holding the largest dollar amount of Claims.

Estimated Percentage Recovery: 38% for holders electing Option A; 21% for holders electing Option B and 35% for holders electing Option C.

Class 9 (Intercompany Claims) All Claims of any of the Debtors against each other.
Class 9 is not impaired by the Plan. Each holder of an Allowed Intercompany Claim is not entitled to vote to accept or reject the Plan and is deemed to accept the Plan.

On the Effective Date, the Intercompany Claims shall be unaltered as to their legal, equitable and contractual rights and shall remain on the books and records of each respective Reorganized Debtor as if the Reorganization Cases had not occurred, or, at the option of the Proponents, may be discharged and satisfied by contributions, distributions or otherwise as determined by the Proponents.

Estimated percentage recovery: 100%

Class 10 (FAO Stock Interests) Interests of holders of FAO Stock.
Class 10 FAO Stock Interests are impaired by the Plan. Each holder of an Allowed FAO Stock Interest is entitled to vote to accept or reject the Plan.

On the Effective Date, all holders of FAO Stock Interest shall retain such Interests under the Plan. However, the bylaws, certificates of incorporation and other organizational documents of the Reorganized Debtors shall be amended and restated as of the Effective Date to the extent necessary to comply with the Bankruptcy Code prohibitions against issuance of non-voting securities, to allow sufficient common stock of FAO to permit issuance of the Exit Equity and to effectuate a reverse stock split, and such other provisions as are necessary to effectuate the Plan.

In summary, the ownership interests of current FAO Common Stock holders will likely be significantly diluted by any or all of the following: a) issuance of the Exit Equity to new investors for an equity investment of up to $30 million; b) issuance of the Exit Equity on account of the Kayne Anderson Secured Claim in the amount of $4.0 million; and c) issuance of Exit Equity on account of warrants and issuance of new warrants on account of the KBB Subordinated Note Claims and issuance of the Exit Equity to holders of Allowed Class 8 Claims who elect Option C in a maximum amount of approximately $4.8 million if all creditors in Class 8 elect Option C; and d) an increase in the number of shares issuable under FAO stock option plans. In addition, there will be a non-dilutive reverse stock split in order to enable the per share price to be sufficiently high for listing on Nasdaq (i.e. $1.00). The Debtors can make no assurances that existing holders of FAO Common Stock will retain significant or any equity interest in Reorganized Debtors.
Class 11 (FAO Schwarz Stock Interests) Interests of holders of FAO Schwarz Stock.
Class 11-FAO Schwarz Stock Interests are not impaired by the Plan. Each holder of an Allowed FAO Schwarz Stock Interest is not entitled to vote to accept or reject the Plan and is deemed to accept the Plan.

On the Effective Date, Reorganized FAO shall retain all the FAO Schwarz Interests under the Plan

Class 12 (ZB Company Stock Interests) Interests of holders of ZB Company Stock.
Class 12 ZB Company Stock Interests are not impaired by the Plan. Each holder of an Allowed ZB Company Stock Interest is not entitled to vote to accept or reject the Plan and is deemed to accept the Plan.

On the Effective Date, Reorganized FAO shall retain all the ZB Company Interests under the Plan
Class 13 (Right Start Stock Interests) Interests of holders of Right Start Stock.
Class 13 Right Start Equity Interests are not impaired by the Plan. Each holder of an Allowed Right Start Stock Interest is not entitled to vote to accept or reject the Plan and is deemed to accept the Plan.

On the Effective Date, Reorganized FAO shall retain all the Right Start Interests under the Plan
Class 14 (Targoff Interests) Claims of holders of Interests in Targoff.
Class 14-Targoff Interests are not impaired by the Plan. Each holder of an Allowed Targoff Interest is not entitled to vote to accept or reject the Plan and is deemed to accept the Plan

On the Effective Date, Reorganized FAO shall retain all the Targoff Interests under the Plan.

III. GENERAL INFORMATION

        A.    Overview of Chapter 11.

        Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11 of the Bankruptcy Code, a debtor is authorized to reorganize its business for the benefit of itself, its creditors and interest holders. In addition to permitting rehabilitation of a debtor, another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and similarly situated interest holders with respect to the distribution of a debtor's assets.

        The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the filing date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a "debtor-in-possession."

        The consummation of a plan of reorganization is the principal objective of a chapter 11 reorganization case. A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor. Confirmation of a plan of reorganization by the bankruptcy court makes the plan binding upon a debtor, any issuer of securities under the plan, any person acquiring property under the plan and any creditor or interest holder of a debtor. Subject to certain limited exceptions, the confirmation order discharges a debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan.

        After a plan of reorganization has been filed, the holders of claims against or interest in a debtor are permitted to vote to accept or reject the plan if their claims or interests are impaired. Before soliciting acceptances of the proposed plan, however, section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment about the plan. The Proponents are submitting this Disclosure Statement to holders of Claims against and Interests in the Debtors to satisfy the requirements of section 1125 of the Bankruptcy Code.

        B.    Description and History of Business.

        1.    The Debtors

        FAO operates its business through a group of affiliated entities. The Debtors in these Reorganization Cases are: FAO, Inc., a Delaware corporation, and its wholly owned subsidiaries, FAO Schwarz, Inc., a Delaware corporation, ZB Company, Inc., a Delaware corporation, Targoff-RS-LLC, a New York limited liability company and The Right Start, Inc., a Delaware corporation.

        2.    Business

        FAO along with its wholly-owned debtor subsidiaries is a leading specialty retailer of high quality developmental, educational and care products for infants and children, and high quality toys, games, books and multimedia products for children up to the age of 12. The Debtors sell their products under the FAO Schwarz, The Right Start and Zany Brainy brands. As of the Petition Date, FAO operated a total of 255 retail stores (169 Zany Brainy stores, 61 Right Start Stores, 23 FAO Schwarz stores and two temporary outlet stores) in 32 states throughout the United States. As described below, FAO's business expanded significantly in the last fiscal year through the purchase of substantially all of the assets of Zany Brainy, Inc. ("Zany Brainy"), and certain assets of toy seller F.A.O. Schwarz.

        The FAO Schwarz "flagship" stores range in size between 22,000 to 67,000 square feet. FAO Schwarz mall stores range in size between 4,000 to 12,000 square feet. Most Zany Brainy stores range in size from approximately 8,000 square feet to approximately 12,000 square feet of retail space, and are located in suburban strip or power centers, selected free-standing locations and traditional shopping malls. The typical Right Start store averages about 2,200 square feet of retail space. In addition to freestanding locations, the Debtors have opened approximately 98 Right Start boutiques within the Zany Brainy Stores. Although the vast majority of sales are through retail stores, the Debtors also sell products through catalogues and also online websites. All of the Debtors' store locations are leased from third parties.

        As of the Petition Date, the Debtors' corporate office (including Zany Brainy's support center) is located in an approximately 30,000 square foot facility in King of Prussia, Pennsylvania. The Debtors also had three distribution centers including a 250,000 square foot facility in Swedesboro, New Jersey, a 220,000 square foot facility in Ontario, California and a 169,000 facility in Somerset, New Jersey. Additionally, the Debtors were parties to a short-term lease for approximately 7,000 square feet of space to serve as a warehousing and distribution center in Phillipsburg, New Jersey. The Debtors currently intend to reject the lease for the Somerset, New Jersey distribution facility. The Debtors also have smaller support locations in Calabasas, California (The Right Start support center) and New York, New York (the FAO Schwarz support center). The Debtors plan to relocate to smaller facilities or reduce considerably in size both of these locations and such locations will serve as satellite buying offices for the Debtors' ongoing operations. The Debtors currently intend to reject these leases as well.

        For the thirty-nine weeks ended November 2, 2002, on a consolidated basis, the Debtors reported net sales of approximately $267 million. As of November 2, 2002, the Debtors' books and records reflect, on a book value basis, assets totaling approximately $257.9 million and liabilities totaling approximately $238 million.

        Since the Petition Date through the date hereof, the Debtors have closed two stores and one temporary store. In addition, the Debtors have obtained court approval to begin store closing sales at 83 of its stores, and to reject the leases for those stores upon conclusion of the sales. Such store-closing sales are underway. In addition, the Debtors are currently executing plans to increase the non-holiday business done in their FAO Schwarz and Zany Brainy stores. Finally, the Debtors have engaged Morgan Joseph & Co., Inc. to raise approximately $30 million in additional equity capital upon completion of the reorganization. For a more complete description of the Debtors' business, see the 10-Q annexed to this Disclosure Statement as Exhibit C.

        3.    History

        As described below, FAO's business expanded significantly in the last fiscal year through the purchase of substantially all of the assets of Zany Brainy, Inc. ("Zany Brainy"), and certain assets of toy seller F.A.O. Schwarz.

        On September 5, 2001, ZB Company completed the acquisition of substantially all of the assets of the bankruptcy estate of Zany Brainy, including 169 retail stores (and inventory in an additional 18 stores that were closed) in 34 states through the sale of assets and assignments of certain executory contracts and unexpired leases pursuant to section 363 and 365 of the United States Bankruptcy Code.(2) In consideration, ZB Company agreed to pay the following: $7.5 million in cash and 1.1 million shares of FAO common stock to the Zany Brainy estate for the benefit of unsecured creditors; $65.8 million (excluding renewed letters of credit) to Zany Brainy's Debtor in Possession lender to be paid at closing from the proceeds of a Loan and Security Agreement that ZB Company obtained (the "ZB Credit Facility"); $1.1 million in bankruptcy-related professional fees of the Zany Brainy estate; $2.1 million paid into an escrow at the closing for Zany Brainy management retention bonuses; and certain other less significant amounts. This price was partially offset by $4.2 million owed by the Zany Brainy estate to certain investors. Additionally, ZB Company assumed certain other liabilities of the Zany Brainy estate of approximately $39.5 million consisting of post-petition trade payables, settlement amounts, other bankruptcy-related professional fees, sales and payroll taxes, accrued salaries and employee benefit obligations and customer gift certificates and merchandise credits. The Zany Brainy asset acquisition was financed with the issuance of common stock and proceeds from the issuance of contingent convertible preferred stock (since converted), contingent convertible notes (since converted) and the ZB Credit Facility.

(2)
Zany Brainy's chapter 11 bankruptcy case was filed in the United States Bankruptcy Court for the District of Delaware, bearing Case Number 01-1749 (MFW).

        On January 6, 2002, FAO Schwarz completed the acquisition of certain assets (and assumed liabilities of approximately $9.0 million) of KBB Retail Assets Corp (fka F.A.O. Schwarz) ("KBB"), including its 5th Avenue Store in New York and 21 other stores throughout the United States, and the assets of its affiliate, Quality Fulfillment Services, Inc. ("QFS"). The acquisition was funded through the issuance of contingent convertible preferred stock (since converted) and the issuance to KBB of $15.7 million (reduced from its original amount of $18.0 million pursuant to its terms) in aggregate principal amount of FAO Schwarz's 8% Subordinated Notes due 2005.

        As a condition to one of the equity investments used to fund the Zany Brainy asset acquisition, FAO acquired Targoff. Targoff had acquired, in a private foreclosure sale, certain assets including the online business "www.RightStart.com" and the Right Start catalog business. FAO purchased Targoff and its debt for an aggregate price of $4.0 million through the issuance of contingent convertible preferred stock (since converted).

        Right Start was recently formed to hold the leases and operating assets related to the business conducted under The Right Start brand. The transfer was never completed due to the bankruptcy filing although Right Start has entered into a few contracts in anticipation of the transfer.

        4.    Significant Funded Indebtedness

        As of the Petition Date, the Debtors' primary secured indebtedness stems from obligations arising under a prepetition secured credit facility, dated April 30, 2002, entered into by FAO, FAO Schwarz and ZB Company, as co-borrowers, and the Agent and lenders (the "Bank") thereunder (as amended, the "Prepetition Financing Facility"), that permitted borrowings up to an aggregate principal amount of $127 million. As of the Petition Date, approximately $74 million was outstanding under the Prepetition Financing Facility and there was approximately $21 million in unapplied funds held by the lenders in connection with a Forbearance Agreement (as defined below).

        As of the Petition Date, the Debtors also had secured debt in the aggregate outstanding principal amount of approximately $6.1 million owing to Kayne Anderson Capital Advisors, L.P. and approximately $1.9 million owing to Fortune Twenty-Fifth, Inc. under Amended and Restated Equipment Notes due 2003.

        As of the Petition Date, FAO Schwarz also had secured debt in the aggregate outstanding principal amount of approximately $15.6 million and $1.0 million owing to KBB and $899,900 owing to QFS under 8% Subordinated Notes due 2005.

        As of the Petition Date, ZB Company had secured debt in the aggregate outstanding principal amount of approximately $1.4 million owing to PNC Leasing, LLC under an Equipment Loan Promissory Note due 2004.

        The Debtors had additional secured indebtedness as of the Petition Date in an outstanding aggregate principal amount of less than $1.0 million.

        As of the Petition Date, the Debtors estimate that their outstanding obligations to vendors, suppliers and other unsecured creditors aggregated approximately $69 million, including potential damage claims of landlords and other parties to executory contracts and unexpired leases that are expected to be rejected during the chapter 11 cases.

        C.    Events Leading to the Commencement of the Reorganization Cases.

        In 2002, the Debtors focused on integrating their operations. In particular, the Debtors opened Right Start boutiques in approximately 98 Zany Brainy stores in order to increase the sales per square foot in those stores and even out its revenue stream. In addition, the Debtors eliminated four distribution centers, opened a new distribution center in Ontario, California, reorganized its merchandising functions to separate merchandising from administration, centralized its inventory management, information systems and accounting administration, centralized catalog and internet operations and outsourced fulfillment operations, reduced inventory shrinkage, improved store expense management, implemented sales training, and hired a marketing executive. In addition, the Debtors remerchandised all Zany Brainy stores to include items sought by customers but not previously stocked, including FAO® plush, car seats, Barbie® and action hero toys.

        However, the past fiscal year also presented the Debtors with several significant challenges that cumulatively resulted in the need to file the Reorganization Cases. The events of September 11, 2001, a weak economic environment, a soft retail market, reduced travel and tourism, and restrained consumer spending at a time when the Debtors were continuing to integrate their FAO, Right Start and Zany Brainy operations, all impacted the Debtors' sales. In particular, certain of the Debtors' store locations did not perform to expectations, affecting the Debtors' overall operations. As a result, the Debtors expect to have suffered a significant loss for fiscal year 2002. In addition to the difficult sales environment, certain restrictions on the Debtors' ability to borrow under the Prepetition Financing Facility as described below have had a serious impact on the Debtors' liquidity and cash flow, leading to the Debtors' bankruptcy filing.

        Prior to the Petition Date, the Debtors obtained cash for operations from cash flow from operations and availability under the Prepetition Financing Facility. The amount the Debtors could borrow under the Prepetition Financing Facility was directly related to the Debtors' inventory level and the applicable monthly inventory advance rate. The Debtors' liquidity during the third quarter of last year was restricted due to the amount by which the Debtors increased inventory levels to prepare for the holiday selling season coupled with the lack of normal vendor terms.

        During the month of November 2002, the Bank implemented additional availability reserves in the amount of $10 million. In November, the Debtors' borrowing base was substantially higher than the maximum loan commitment and therefore the new availability reserves had no adverse effect on the Debtors' ability to borrow fully under the current maximum loan commitment. However, in December 2002, as inventory was sold down, the borrowing base decreased below the maximum commitment, at which point the Debtors' ability to borrow became restricted by these additional reserves.

        In November 2002, the Debtors also entered into a third amendment to the Prepetition Financing Facility which added a covenant limiting the effective advance rate to amounts that decrease on a weekly basis through December 27, 2002 to 35% of eligible inventory. This reduced advance rate was to remain in effect after December 27, 2002, until a new effective advance rate was to be determined by the Bank in connection with the Debtors' business plan for fiscal year 2003.

        As of result of the liquidity problems resulting from the general slump in retail sales, the poor performance of many of the stores acquired from Zany Brainy, and the lack of borrowing availability under the Prepetition Financing Facility, it became apparent to the Debtors that a financial restructuring was imperative.

        As of December 13, 2002, the amount available under the Prepetition Financing Facility was only $1.0 million. Without such restrictions, availability would have been $23.1 million. The Debtors' inability to reduce the outstanding borrowings to the Bank's borrowing limit, or to obtain the Bank's consent to relief from the restrictions could have caused the entire borrowing under the Prepetition Financing Facility to become due and immediately payable, and, absent another funding source, would severely impact the Debtors' ability to continue as a going concern.

        In order to preserve options while efforts were undertaken to restructure or replace the Prepetition Financing Facility, the Debtor and the Bank entered into a Forbearance Agreement dated December 22, 2002 (the "Forbearance Agreement"). The Forbearance Agreement was designed to maintain the status quo as of the date thereof. The Forbearance Agreement expired on January 10, 2003, but was ultimately extended to January 13, 2003.

IV. EVENTS DURING THE REORGANIZATION CASES

        On January 13, 2003 (the "Petition Date"), the Debtors commenced the Reorganization Cases in the Bankruptcy Court. The Debtors continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

        The following is a brief description of some of the major events during the Reorganization Cases.

        A.    Appointment of the Creditors' Committee

        On January 21, 2003, the Office of the United States Trustee appointed the Creditors' Committee to represent the interests of unsecured creditors of the Debtors. Since its formation, the Debtors have consulted with the Creditors' Committee concerning the administration of the Reorganization Cases. The Debtors have kept the Creditors' Committee informed about their operations and have sought the concurrence of the Creditors' Committee for actions and transactions taken outside of the ordinary course of the Debtors' business. The Creditors' Committee has participated actively, together with the Debtors' management and professionals, in, among other things, reviewing the Debtors' business plans and operations. The Proponents and their professionals have met with the Creditors' Committee and its professionals on numerous occasions in connection with the negotiation of the Plan. As of the date of filing of this Disclosure Statement, negotiations with the Creditors' Committee are continuing.

        The members of, and the attorneys and advisors retained by, the Creditors' Committee are as follows:

Members of Creditors' Committee

James E. Brown David Tilley Fisher-Price, Inc. 636 Girard Avenue East Aurora, NY 14052	Ronald M. Tucker Simon Property Group, L.P. 115 W. Washington Street Indianapolis, IN 46204
Ronald Isles Coyle Reproductions, Inc. 14600 Alondra Blvd. La Mirada, CA 90638	Larry Diamant Ana Esobedo Larry Durrant R.R. Donnelley & Sons 77 West Wacker Drive Chicago, IL 60601
Raymond Luciano Lego Systems, Inc. 555 Taylor Road Enfield, CT 06083	Ralph Deletto Mari Fontana Midland Paper Company 101 E. Palatine Road Wheeling, IL 60090
Deborah Robinson Matthew Dean Plastwood Corporation 2130 Adams Avenue San Leandro, CA 94577

Counsel to Creditors' Committee

TRAUB, BONACQUIST & FOX LLP 655 3rd Street New York, NY 10017
Attn:	Michael Fox, Esq. Wendy Marcari, Esq. Paul Traub, Esq.
and
MORRIS, NICHOLS ARSHT & TUNNELL 1201 N. Market Street P.O. Box 1347 Wilmington, DE 19899-1347
Attn:	Robert J. Dehney, Esq. Gregory Werkheiser, Esq.

Financial Advisor to Creditors' Committee

RICHARD CARTOON, LLC
2000 River Edge Parkway #550
Atlanta, GA 30328

        B.    Stabilization of Business

        During the initial stages of the Reorganization Cases, the Debtors devoted their attention to stabilizing their operations and re-establishing a free flow of merchandise to their stores. The first step in this process was obtaining court approval of the use of cash collateral pursuant to an agreement with the Banks, thereby restoring vendor confidence in the Debtors' ability to pay for merchandise and insuring that they have sufficient capital resources to operate during their Reorganization Cases. The Debtors have worked with the Creditors' Committee and certain critical vendors to obtain payment terms that would permit continued operations by the Debtors. In addition, the Debtors have begun discussions with the Creditors' Committee and certain vendors who typically accept returns of merchandise to arrange for merchandise returns and guarantees of ongoing trade credit under section 546(g)* of the Bankruptcy Code. To further stabilize employee relations, the Debtors obtained court approval of key employee and executive retention programs and severance programs. These programs will help ensure that the employees and executives most important to the Debtors' successful reorganization are more incentivized to remain employed with the Debtors and properly motivated to fulfill their responsibilities and to ensure morale among remaining employees stays as high as possible.

        1.    First-Day Orders

        On the Petition Date, the Debtors obtained authority to take a broad range of actions, including the payment of certain prepetition Claims and to promote a "business as usual" atmosphere with customers and employees. Specifically, the Debtors obtained authority to pay prepetition employee wages and benefits, and honor customer refunds, returns, and other obligations in the ordinary course of the Debtors' businesses. This relief was essential to minimize disruptions to the Debtors' businesses as a result of the commencement of the Reorganization Cases. Additionally, other first day orders were obtained to authorize joint administration of the Debtors' estates, employment of a noticing agent, payment of prepetition obligations of customs duties and broker's fees, adequate assurance of future payments to utility companies, continued use of cash management systems, payment of prepetition sales and use taxes and continuation of insurance matters.

        2.    Use of Cash Collateral

        In connection with the commencement of their Reorganization Cases, the Debtors determined that they would need authority to use cash collateral to ensure sufficient cash flow to meet their ongoing operating expenses. On January 14, 2003, the Debtors obtained Bankruptcy Court approval of use of cash collateral on an interim basis. On or about January 30, 2003, the Bankruptcy Court entered an order approving the use of cash collateral on a continuing basis (the "Cash Collateral Agreement") through April 4, 2003.

        C.    Vendor Relations

        Since the Petition Date, the Debtors have attempted to maintain and improve their relationships with vendors to (i) ensure an uninterrupted supply of goods for their retail stores and (ii) rebuild and maintain sufficient levels of trade credit. These efforts largely were made informally through business contacts and have continued throughout these Reorganization Cases. Through the date of filing of this Disclosure Statement trade vendors generally have been supportive of the Debtors.

        D.    Real Property Matters

        1.    Store Closings and GOB Sales

        Prior to the Petition Date, the Debtors extensively reviewed the performance of all of their retail store locations, including a review of the profitability of each store on a stand-alone basis. In certain instances, even when a particular store was profitable on a stand-alone basis, the Debtors considered other factors, such as whether the store provided an adequate return on investment capital or whether the store location was in a "growth" area, before making a decision regarding whether to maintain or close the store. As a result of this review process, the Debtors identified approximately 80 underperforming and/or unprofitable stores that the Debtors determined should be closed as part of the Debtors' overall business strategy for increasing profitability. The Debtors determined that conducting store closing or going out of business sales ("GOB Sales") at these stores prior to their closing would provide the best opportunity for maximizing the value of the inventory located within these stores. To assist in the process of closing these stores, the Debtors entered into an agreement with The Ozer Group LLC, The Great American Group LLC, and Gordon Brother Retail Partners LLC (collectively, the "GOB Consultant").

        On January 23, 2003, the Bankruptcy Court entered an order inter alia authorizing the assumption of the agreement with the GOB Consultant and the retention of the GOB Consultant in the Reorganization Cases, authorizing the Debtors to conduct GOB Sales at the requested store locations, and authorizing lease rejection procedures in regard to the stores being closed.

        After the Petition Date, the Debtors continued to review the productivity and performance of all of their retail store locations. As a result of this ongoing review process, the Debtors identified approximately 14 additional underperforming and/or unprofitable stores that the Debtors determined should be closed. The Debtors determined that conducting GOB Sales in these stores prior to their closing will provide the best opportunity for maximizing the value of the inventory located within these stores. Accordingly, on February 10, 2003, the Debtors filed a motion with the Bankruptcy Court seeking authority to conduct GOB Sales at these 14 additional locations. The motion was approved by the Bankruptcy Court on February 27, 2003.

        Additionally, on February 21, 2003, the Debtors filed a motion (the "Lease Sale Motion") with the Bankruptcy Court seeking, inter alia, authority to sell their interest in each of approximately seventy leaseholds (the "Leases"). The sale of the Leases pursuant to the procedures set forth in the motion is designed to maximize the value of the Debtors estates and the Debtors believe that the procedures set forth in the motion are likely to produce the highest or best offer that could be reasonably be obtained for the Leases. The motion for approval of the Lease Sale Motion is presently scheduled to be considered by the Bankruptcy Court on March 13, 2003.

        2.    Real Property Leases

        In connection with the closing of the Debtors' stores, the Debtors negotiated and litigated with landlords regarding the rights and obligations of the Debtors under their leases. Further, during the Reorganization Cases, and in the ordinary course of their businesses, the Debtors have sought to amend certain terms of some of their Real Property Leases. These amendments involve concessions from landlords (rent, common area maintenance charges and real estate taxes), modifications to the term of certain store leases, and other minor or technical modifications. In addition to the leases rejected in conjunction with the store closings, the Debtors also rejected certain other real property leases as well, including leases of certain office space used by the Debtors in California and New York. The statutory deadline for determining whether to assume or reject their Real Property Leases currently expires on March 14, 2003. The Debtors intend to request the Bankruptcy Court to extend such deadline through Confirmation of the Plan.

        E.    Litigation Matters

        1.    Litigation Arising from Acquisition of Assets of Zany Brainy, Inc.

        FAO and ZB Company, along with Zany Brainy, Inc. ("Plaintiffs") filed a First Amended Complaint against Ingram Book Company ("Ingram") in the United States Bankruptcy Court, District of Delaware (Adv. No. 02-4754 associated with the Chapter 11 case of Zany Brainy, Inc., Case No. 01-1749 (MFW)). In the Complaint the Plaintiffs are seeking damages against Ingram for Ingram's alleged failure to honor the terms of an agreement made under section 546(g)* of the Bankruptcy Code requiring Ingram to provide a continuous supply of books and related items for the duration of the agreement and provide revolving trade credit terms. To induce Ingram to enter into this agreement, Plaintiffs were required to return products to Ingram for credit against Ingram's prepetition claims. Plaintiffs allege that the book returns amounted to approximately $1.5 million and that Ingram is obligated to repay this amount according to the terms of the agreement. The Complaint further alleges that Ingram, after receiving the book returns, refused to sell product to Plaintiffs on any terms, whether cash or otherwise in further violation of the agreement and that Ingram's actions caused substantial damages to Plaintiffs. The Complaint includes claims based on breach of contract, breach of the implied covenant of good faith and fair dealing, promissory estoppel and fraud. Plaintiffs seek an award of damages according to proof at trial together with punitive damages. The Debtors believe this lawsuit is a very valuable asset.

        A lease between Zany Brainy, Inc. and Carousel Center Company, LP was assigned to ZB Company. The lessor filed a motion seeking allowance and payment of back taxes and related charges allegedly due under the lease. Upon investigation, ZB Company determined that it, along with Zany Brainy, Inc., had overpaid taxes and therefore the landlord was indebted to ZB Company (as successor in interest to the rights of Zany Brainy, Inc.) for at least $458,000. The hearing on the landlord's motion has been continued due to the filing of the Reorganization Cases and the automatic stay. Additionally, to recover the overpayments, the Debtors must initiate an adversary proceeding against the landlord. Although no adversary proceeding has been filed as yet, the Debtors plan to file such a proceeding in the near future.

        These claims, if successfully prosecuted may result in substantial additional funds for the Debtors. The projections do not take into account any potential recoveries from the above litigation.

        The Zany Brainy, Inc. estate has asserted that the Debtors have a number of unperformed liabilities relating to assumed liabilities from the purchase of the Zany Brainy, Inc. assets by the Debtors that could result in approximately $1.8 million in liability to the Debtors' estates. The Zany Brainy, Inc. estate has asserted that these liabilities include, among other things, the following: (a) payment of cure and other lease obligations associated with properties owned and operated by Simon Property Group, Carousel Center Company, L.P., Pyramid Crossgates Company and Fremont Hub; (b) payment of funds related to the value of certain fax machines that the Debtors failed to return to Pitney Bowes; (c) payment of unpaid taxes and reimbursement of taxes paid by Zany Brainy, Inc.; and (d) any payments associated with litigation involving Ingram Book Company, Provident Bank, and certain alleged patent infringement litigation. The Zany Brainy, Inc estate has also asserted that these unperformed obligations may constitute administrative priority claims against the Debtors, although no claim has been filed by the Zany Brainy, Inc. estate as of the date of this Disclosure Statement. The Debtors dispute the assertions of the Zany Brainy, Inc. estate both as to amounts and priority.

        F.    Employee Matters

        1.    Employee and Executive Retention Programs

        The Bankruptcy Court has authorized the Debtors to implement certain retention and severance program for its key employees (the "Employee Retention Programs").

        Under the Employee Retention Programs as approved by the Bankruptcy Court, the Debtors may keep in place a severance plan that gives the Debtors interim discretion to make payments to certain employees upon their termination for reasons other than cause. The Debtors also obtained authority to pay up to a total of approximately $1.2 million for severance of store, distribution center, and executive employees and to pay retention bonuses totaling $775,000 to 13 senior management level employees and up to $350,000 to certain of their lower management level employees.

        G.    Claims Process and Bar Date

        1.    Schedules and Statements

        On February 10, 2003, the Debtors Filed their respective schedules of assets and liabilities and statements of financial affairs with the Bankruptcy Court.

        2.    Bar Date Order

        On February 14, 2003, the Bankruptcy Court entered the Bar Date Order, which established March 31, 2003 at 4:00 p.m. Eastern Time as the date by which, with certain exceptions, all creditors were to file proofs of claim or be barred from asserting any Claim against or Interest in the Debtors and voting upon or receiving distributions under a confirmed plan of reorganization of the Debtors. Certain creditors (essentially (a) entities holding Claims that were not scheduled by the Debtors as disputed, contingent, or unliquidated and (b) entities holding Claims that were previously Allowed by, or paid pursuant to, an order of the Bankruptcy Court were not required to file proofs of claim. In addition, the Bar Date Order provided that, to the extent the Debtors reject an unexpired lease or executory contract, proofs of claim for any Claims arising out of such rejection must be Filed no later than 30 days after the date of such rejection.

        3.    Claims Objections

        The Debtors have begun the process of analyzing the Claims that have been Filed with the Bankruptcy Court to identify disputed Claims. The Debtors will File objections to disputed Claims with the Bankruptcy Court.

        H.    Letters of Intent With Saks, Inc.

        On or about February 24, 2003, Saks, Inc. ("Saks"), a leading department store group, announced that it had entered into letters of intent with FAO with respect to certain business opportunities with the Debtors (the "Saks Agreement"). In particular, Saks and FAO intend to enter into definitive agreements whereby the Debtors would operate licensed departments selling FAO, Zany Brainy, and Right Start merchandise in most of Saks' 245 department stores beginning in the second half of 2003. Additionally, the Debtors and Saks contemplate placement of seasonal shops in most Saks' stores for the 2003 holiday seasons. Additionally, Saks would purchase a portion of the Exit Equity Financing. It is further anticipated that as a result of the Saks Agreement and the Exit Equity that Saks will hold as a result thereof, Saks will designate one member of the Board of Directors of Reorganized FAO.

        I.    Negotiation of the Plan of Reorganization

        1.    Negotiations with the Creditors' Committee and Other Creditor Groups

        On January 31, 2003, the Proponents Filed their proposed joint plan of reorganization (the "Plan"). The Plan is the product of negotiations and discussions among the Debtors, the Creditors' Committee, and various other creditors that are continuing. These negotiations pertain to, among other matters, the classification and treatment of Claims and Interests; the compromise and settlement of disputes regarding the nature and amount of certain Claims and Interests; the amount of Cash to be distributed on account of Allowed Claims and Allowed Interests; and certain other issues. The Proponents expect that they may need to amend the Plan to reflect the final product of these negotiations at a later date.

        2.    Exclusive Periods

        Pursuant to section 1121 of the Bankruptcy Code, (a) only the debtor may file a plan of reorganization during the 120-day period following the commencement of a chapter 11 case (the "Exclusive Filing Period"); and (b) if the debtor files a plan of reorganization during the Exclusive Filing Period, only the debtor may solicit acceptances of such plan of reorganization, and no other party may file a competing plan of reorganization, during the 180-day period following the commencement of a chapter 11 case (the "Exclusive Solicitation Period"). On request of a party in interest, the Bankruptcy Court, for cause, may extend, shorten or terminate the Exclusive Filing Period and/or the Exclusive Solicitation Period. The Exclusive Filing Period in this case initially was to expire on March 13, 2003. The Debtors filed the Plan prior to the expiration of such Exclusive Filing Period.

V. THE PLAN OF REORGANIZATION

        The primary objectives of the Plan are to: (a) alter the Debtors' debt and capital structures to permit them to emerge from their Reorganization Cases as viable entities, (b) maximize the value of the ultimate recoveries to all creditor and equity holder groups on a fair and equitable basis, and (c) settle, compromise or otherwise dispose of certain Claims and Interests on terms that the Debtors believe to be fair and reasonable and in the best interests of their respective estates, creditors and equity holders. The Plan provides for, among other things: (i) the settlement of certain indebtedness in exchange for Cash, (ii) the discharge of Claims, (iii) issuance of additional Interests and repricing of existing Interests as part of the Exit Equity Financing, (iv) compromise and settlement of certain contingent Claims and exchange of mutual releases among the Debtors, the Entities and holders of Claims and Interests, (v) assumption, or rejection, as appropriate, of executory contracts and unexpired leases to which any Debtor is a party, and (vi) the modification of the Debtors' charter documents, existing Interests, and existing option plans.

        The Proponents believe that (a) through the Plan, holders of Allowed Claims and Allowed Interests will obtain a substantially greater recovery from the estates of the Debtors than the recovery they would receive if the assets of the Debtors were liquidated under chapter 7 of the Bankruptcy Code, and (b) the Plan will afford the Debtors the opportunity and ability to continue in business as a viable going concern, be a source of continuing business to and profits for vendors and preserve ongoing employment for the Debtors' employees. The Plan is annexed hereto as Exhibit A and forms part of this Disclosure Statement. The summary of the Plan set forth in this Disclosure Statement is qualified in its entirety by reference to the more detailed provisions of the Plan.

        A.    Classification and Treatment of Claims and Interests

        The Plan classifies Claims and Interests separately and provides different treatment for different Classes of Claims and Interests in accordance with the Bankruptcy Code. As described more fully below, the Plan provides, separately for each Class, that holders of certain Claims and Interests will receive types of consideration based on the different rights of the holders of Claims and Interests in each Class.

        Procedures for the distribution of Cash pursuant to the Plan, including matters that are expected to affect the timing of the receipt of distributions by holders of Claims or Interests in certain Classes and that could affect the amount of distributions ultimately received by such holders, are described in Sections V.B., C. and D., "The Plan of Reorganization—Method of Distributions under the Plan, Timing of Distributions under the Plan and Provisions for Treatment of Disputed Claims and Interests."

        In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims (including Fee Claims), and Priority Tax Claims have not been classified.

        1.    Fee Claims

        Fee Claims are Administrative Claims under section 330(a), 331, 503, or 1103 of the Bankruptcy Code for compensation of Professionals or other entities for professional services rendered or expenses incurred in the Reorganization Cases on or prior to the Effective Date (including expenses of the members of the Creditors' Committee incurred as members of the Creditors' Committee in discharge of their duties as such). All payments to Professionals for Fee Claims will be made in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court relating to the payment of interim and final compensation for services rendered and reimbursement of expenses. The aggregate amount of compensation for services rendered and reimbursement of expenses incurred by Professionals (including professionals employed by the Debtors and the Creditors' Committee), through the Effective Date of the Plan is estimated to be $4 million. The Bankruptcy Court will review and determine all applications for compensation for services rendered and reimbursement of expenses.

        Pursuant to the Plan, Professionals or other entities asserting Fee Claims must File and serve on the Proponents and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order, or other order of the Bankruptcy Court, an application for final allowance of such Fee Claim no later than 60 days after the Effective Date; provided, however, that any Professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date, without Bankruptcy Court review or approval as provided in the Ordinary Course Professionals Order and the Fee Order. Holders of Fee Claims that are required to File and serve applications for final allowance of their Fee Claims and that do not File and serve such applications by the required deadline shall be forever barred from asserting such Claims against the Debtors, the Reorganized Debtors, or their respective property and such Fee Claims shall be deemed discharged as of the Effective Date. Objections to any Fee Claim must be Filed and served on the Proponents and the requesting party by 120 days after the Effective Date. To the extent necessary, entry of the Confirmation Order shall amend and supersede any previously entered order of the Bankruptcy Court, including the Fee Order, regarding the payment of Allowed Fee Claims for services and costs incurred subsequent to the Effective Date. From and after the Effective Date, no professional shall be entitled to compensation for post-Effective Date services rendered unless specifically agreed by the Reorganized Debtors. Post-Effective Date fees and costs may be paid by the Reorganized Debtors without further Order of the Court.

        2.    Other Administrative Claims

        Administrative Claims are Claims for costs and expenses of administration of the Reorganization Cases Allowed under section 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code. Such Claims include: (a) any actual and necessary costs and expenses incurred after the Petition Date of preserving the Debtors' estates and operating the businesses of the Debtors (such as wages, salaries, commissions for services, and payments for inventories, leased equipment, and premises), and Claims of governmental units for taxes (including tax audit Claims related to tax years commencing after the Petition Date, but excluding Claims relating to tax periods, or portions thereof, ending on or before the Petition Date); (b) compensation for legal, financial, advisory, accounting, and other services and reimbursement of expenses Allowed by the Bankruptcy Court under sections 330, 331 or 503(b) of the Bankruptcy Code to the extent incurred prior to the Effective Date; (c) all fees and charges assessed against the Debtors' estates under section 1930, chapter 123 of title 28, United States Code; and (d) Claims under the Cash Collateral Order.

        Except with respect to Administrative Claims that are Fee Claims, and Claims under the Cash Collateral Order, pursuant to the Plan and unless otherwise agreed, each holder of an Allowed Administrative Claim will receive, in full satisfaction of its Claim, Cash in an amount equal to such

Administrative Claim on the later of the Effective Date and the date such Administrative Claim becomes an Allowed Administrative Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Claims representing liabilities incurred in the ordinary course of business by the Debtors shall be paid and performed by the Reorganized Debtors in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to, such transactions, and the holders of such Claims shall not be required to File or serve any request for payment of such Claims.

        On the Effective Date, Administrative Claims under or evidenced by the Cash Collateral Agreement shall be paid in Cash equal to the full amount of such Administrative Claims from the proceeds of the Exit Financing Facility. See Section VI.E, "Confirmation and Consummation Procedure—Exit Financing Facility." Except as set forth in the Plan, all holders of Administrative Claims shall be required to File and serve requests for payment of their Administrative Claims

        3.    Class 1—Priority Claims

        Class 1 Claims are Claims (other than an Administrative Claim or Priority Tax Claim) that are entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code.

        Class 1 is unimpaired by the Plan. Each holder of an Allowed Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

        Unless otherwise agreed, each holder of an Allowed Priority Claim that has not been paid in full prior to the Effective Date in accordance with a prior order of the Bankruptcy Court shall receive Cash in an amount equal to such Allowed Priority Claim on the later of the Effective Date and the date such Claim becomes an Allowed Priority Claim.

        4.    Class 2—Secured Claims

        Class 2 Claims are Claims (other than the Secured Bank Claims, the Kayne Anderson Secured Claims, the KBB Subordinated Note Claim, or PNC Secured Claim) that are secured by a lien on property in which an estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the applicable estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of the setoff, pursuant to section 553 of the Bankruptcy Code.

        Class 2 Claims are not impaired under the Plan. Each holder of an Allowed Secured Claim is not entitled to vote to accept or reject the Plan and is conclusively presumed to accept the Plan.

        At the Debtors' sole option, on the Effective Date (a) the Plan may leave unaltered the legal, equitable and contractual rights of the holder of an Allowed Secured Claim; or (b) notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Secured Claim to demand or receive accelerated payment from the Debtors after the occurrence of a default, the Debtors may cure any such default, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, reinstate the maturity of such Claim as such maturity existed before such default, compensate the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law, and otherwise leave unaltered the legal, equitable or contractual rights to which such Claim entitles the holder, all pursuant to section 1124 of the Bankruptcy Code; or (c) the Debtors may pay Cash in an amount equal to such Allowed Secured Claim, including any interest on such Allowed Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, thereby satisfying such Allowed Secured Claim; or (d) the Debtors may deliver to the holder of an Allowed Secured Claim the property securing such Claim, in which event, the value of such holder's interest in such property shall be determined (i) by agreement of the Debtors and the holder of such Allowed Secured Claim or (ii) if they do not agree, by the

Bankruptcy Court; or the Debtors may pay an Allowed Secured Claim in such manner as may be agreed to by the holder of such Claim, thereby satisfying such Allowed Secured Claim. The Debtors will be deemed to have elected option (a) with respect to Allowed Secured Claims, unless the Debtors elect any other option in a Filed certification prior to the conclusion of the Confirmation Hearing.

        Each Secured Claim shall be deemed to be separately classified in a subclass of Secured Claims and shall have all rights associated with separate classification under the Bankruptcy Code.

        5.    Class 3—Secured Bank Claims

        Class 3 consists of the Secured Claims of the Banks against the Debtors under the Prepetition Financing Facility.

        Class 3 is unimpaired under the Plan. Each holder of an Allowed Secured Bank Claim is not entitled to vote to accept or reject the Plan, and is deemed to accept the Plan.

        On the Effective Date, each holder of an Allowed Secured Bank Claim shall be paid in Cash in full the Allowed amount of such Claim.

        6.    Class 4—Kayne Anderson Secured Claims

        Class 4 consists of the Secured Claims of Kayne Anderson as Agent pursuant to the Equipment Note.

        Class 4 is impaired under the Plan. The holder of the Allowed Kayne Anderson Secured Claim is entitled to vote to accept or reject the Plan.

        On the Effective Date, the holders of the Kayne Anderson Secured Claims shall receive the New Kayne Anderson Equipment Notes in the aggregate principal amount of $4.0 million. Interest on the New Kayne Anderson Equipment Notes shall accrue at the same contract rate of interest as under the Equipment Notes, and such interest shall not be paid until the maturity date of the New Kayne Anderson Equipment Notes. The New Kayne Anderson Equipment Notes shall be due and payable in full on the later of (a) January 11, 2004 and (b) the first business day following payment of all undisputed amounts due by the terms of the Plan to holders of Class 8 Allowed Claims through and including December 22, 2003. Payments on the New Kayne Anderson Equipment Notes may only be paid if the Reorganized Debtors are current with respect to payments due to holders of Allowed Class 8 Claims, and further provided that the Reorganized Debtors are generally paying their post-Effective Date obligations as such obligations become due, other than claims or obligations that are subject to a bona fide dispute.

        The balance of the Allowed Kayne Anderson Secured Claim, to wit: $4.0 million principal amount together with all accrued interest on the entire Allowed Kayne Anderson Secured Claim to and including the Effective Date, shall be converted into a pro rata share of the Exit Equity at the Exit Equity Price. The holders of the Allowed Kayne Anderson Secured Claim will (i) also receive warrants to purchase an additional 1,000,000 shares of FAO's Common Stock at the Exit Equity Price, and (ii)  have their existing warrants to purchase up to 650,000 shares of common stock (on a pre-split basis) repriced so that the purchase price equals the Exit Equity Price.

        The holders of the Kayne Anderson Secured Claim are affiliated with Richard Kayne and Fred Kayne, each of which is a director of FAO. In addition, Messrs. Kayne and such affiliates hold approximately 27% in the aggregate of the currently outstanding FAO Common Stock.

        The warrants to purchase 650,000 shares (which are to be repriced under the Plan) were previously granted in connection with letters of credit that were issued by affiliates of Messrs. Kayne in order to permit the Debtors to purchase sufficient inventory for the 2003 holiday season. The letters of credit were ultimately converted into the Equipment Notes that gave rise to the Kayne Anderson Secured Claim.(3)

(3)
The Creditors' Committee has asserted that the Kayne Anderson Secured Claim may be subject to, among other things, avoidance under Section 547 of the Bankruptcy Code because the UCC-1 Financing Statement perfecting the Kayne Anderson Secured Claim was filed on December 22, 2002.

        7.    Class 5—KBB Subordinated Note Claims

        Class 5 consists of the Secured Claim of KBB under the Subordinated Notes.(4)

(4)
The Creditors' Committee has asserted that the KBB Subordinated Note Claims may be subject to challenge as Secured Claims under the Plan based on the terms of the security agreement granting KBB the security interest in the assets of FAO Schwarz.

        Class 5 is impaired under the Plan. Class 5 is entitled to vote to accept or reject the Plan.

        On account of the KBB Subordinated Note Claim, KBB shall receive the following: (i) the New KBB Subordinated Note in the amount of $9.9 million; (ii) $500,000 in Cash payable on January 11, 2004; and (iii) $500,000 of the KBB Subordinated Note Claim shall be converted into a pro rata share of the Exit Equity at the Exit Equity Price.

        The New KBB Subordinated Note shall be payable in three installments on December 31, 2006, December 31, 2007, and December 31, 2008, and shall pay interest at a rate of 6% per annum through and including January 11, 2005, at which time the first interest payment shall be made in Cash. Interest shall be payable in Cash quarterly thereafter. The New KBB Subordinated Note shall be secured by the assets of FAO Schwarz, and shall be subordinated to any liens granted pursuant to the Exit Financing Facility or any subsequent replacement financing facility. KBB shall also receive the New KBB Guaranty. The New KBB Guaranty shall guaranty the New KBB Subordinated Notes and be secured by the same assets and lien priority that secured the KBB Guaranty and shall be subordinated to the Exit Equity Financing, senior liens permitted thereunder, replacement financing of the foregoing, and other subordinations as provided in the KBB agreements. Payments on the New KBB Subordinated Note may only be paid if the Reorganized Debtors are current with respect to payments due to holders of Allowed Class 4 and Class 8 Claims, and further provided that the Reorganized Debtors are generally paying their post-Effective Date obligations as such obligations become due, other than claims or obligations that are subject to a bona fide dispute.

        8.    Class 6—PNC Secured Claim

        Class 6 consists of the Secured Claim of PNC against ZB Company pursuant to the PNC Loan Agreement.

        Class 6 is unimpaired under the Plan. The holder of the Allowed PNC Secured Claim is not entitled to vote to accept or reject the Plan, and is deemed to accept the Plan

        On the Effective Date, the Allowed PNC Secured Claim shall be cured and reinstated and rendered unimpaired in accordance with section 1124 of the Bankruptcy Code and shall receive payments in accordance with the PNC Loan Agreement.

        9.    Class 7—Administrative Convenience Class of Unsecured Claims

        Class 7 consists of all Unsecured Claims against the Debtors or any of the them other than Administrative Claims, Priority Tax Claims and Priority Claims in Class 1, that are less than or reduced to $100.

        Class 7 is not impaired under the Plan. Each holder of an Allowed Class 7 Claim is conclusively presumed to accept the Plan and is not entitled to vote to accept or reject the Plan.

        On the Effective Date, all Allowed Claims in Class 7 shall be paid in Cash in full up to $100 (the "Convenience Claim Threshold"). Holders of Class 7 Allowed General Unsecured Claims in an amount in excess of the Convenience Claim Threshold may elect to reduce such Claim to the Convenience Claim Threshold and be treated as a Class 7 Administrative Convenience Claim by marking the appropriate box on the Ballot

        10.    Class 8—General Unsecured Claims

        Class 8 consists of all Unsecured Claims against the Debtors or any of them other than Administrative Claims, Priority Tax Claims, Priority Claims and Administrative Convenience Unsecured Claims in Class 7. Class 8 Claims generally consist of the Claims of trade creditors and customers for products and services provided to and by the Debtors prior to the filing of the Reorganization Cases, Claims of employees in excess of their Priority Claims and other contract Claims and damage Claims, including Claims, if any, for damages arising from the rejection of executory contracts and unexpired leases subsequent to the filing of the Reorganization Cases.

        Class 8 is impaired under the Plan. Each holder of an Allowed Class 8 Claim is entitled to vote to accept or reject the Plan.

        Holders of Allowed Class 8 Claims may elect treatment under either Option A, Option B, or Option C, as follows:

          Option A.    Holders of Allowed Class 8 Claims who elect treatment under Option A shall receive Cash payments representing 38% of the Allowed amount of such Claim, payable as follows: 5% on the Effective Date or as soon thereafter as is practicable, 11% on December 22, 2003, 15% on December 22, 2004, and 7% on December 22, 2005.

          Option B.    Holders of Allowed Class 8 Claims who elect treatment under Option B shall receive Cash payments representing 21% of the Allowed amount of such Claim, payable as follows: 7% on the Effective Date or as soon thereafter as is practicable, and 14% on December 22, 2003.

          Option C.    Holders of Allowed Class 8 Claims who elect treatment under Option C shall receive consideration in Cash and shares of Exit Equity representing a total of 35% of the Allowed amount of such Claim. Cash payments representing 28% of the Allowed amount of such Claim shall be payable as follows: 5% on the Effective Date or as soon thereafter as is practicable, 8% on December 22, 2003, 9% on December 22, 2004, and 6% on December 22, 2005. Holders of Allowed Class 8 Claims electing Option C shall also receive shares of the Exit Equity representing 7% of the Allowed Amount of such Claim, to be calculated at the Exit Equity Price.

        Holders of Allowed Class 8 Claims shall make the Option A, Option B, or Option C election by marking the appropriate box on the Ballot. Holders who fail to make an election shall be deemed to have elected treatment under the same Option elected by creditors holding the largest dollar amount of Claims.

        11.    Class 9—Intercompany Claims

        Class 9 consists of All Claims of any of the Debtors against each other.

        Class 9 is not impaired by the Plan. Each holder of an Allowed Intercompany Claim is not entitled to vote to accept or reject the Plan and is deemed to accept the Plan.

        On the Effective Date, the Intercompany Claims shall be unaltered as to their legal, equitable and contractual rights and shall remain on the books and records of each respective Reorganized Debtor as if the Reorganization Cases had not occurred, or, at the option of the Proponents, may be discharged and satisfied by contributions, distributions or otherwise as determined by the Proponents

        12.    Class 10—FAO Stock Interests

        Class 10 consists of the Interests of Holders of FAO Stock.

        Class 10 FAO Stock Interests are impaired by the Plan. Each holder of an Allowed FAO Stock Interest is entitled to vote to accept or reject the Plan.

        On the Effective Date, all holders of FAO Stock Interest shall retain such Interests under the Plan. However, the bylaws, certificates of incorporation and other organizational documents of the Reorganized Debtors shall be amended and restated as of the Effective Date to the extent necessary to comply with the Bankruptcy Code prohibitions against issuance of non-voting securities, to allow sufficient common stock of FAO to permit issuance of the Exit Equity and to effectuate a reverse stock split, and such other provisions as are necessary to effectuate the Plan.

        Except for specific warrants that are expressly dealt with elsewhere in this Plan, all other existing warrants and options relating to Class 10 Interests shall be cancelled as of the Effective Date. FAO's 2001 Employee Stock Incentive Plan and 1995 Non-Employee Directors Plan are amended by this Plan to increase the number of shares with respect to which options may be granted under such plans to a total of 10% and 1%, respectively of FAO's fully diluted equity. Options cancelled under this Plan shall be available for regrant under such plans as of the Effective Date. Such amendments to such plans shall be effective without further act or action under applicable law, regulation or order.    In addition, sufficient shares of FAO's common stock shall be reserved out of FAO's authorized but unissued common stock to allow issuance of all such options under such plans.

        The amount of dilution that a holder of FAO Stock Interests will experience as a result of the sale of the Exit Equity by FAO cannot be known until the purchase price for the Exit Equity has been negotiated. This is unlikely to be complete until a time near to confirmation of the Plan. The only indicator of the eventual purchase price of the Exit Equity as of the date of this Disclosure Statement is a letter of intent dated February 21, 2003, for the purchase by Saks, Incorporated ("Saks") of common stock of FAO. The letter of intent is not binding and is conditioned on, among other things, receipt by FAO of not less than an additional $25 million in investments in its common stock. Saks has indicated that for its intended investment of $5 million, it must receive common stock that represents not less than ten percent of the total outstanding shares of FAO common stock and shares of other classes of FAO capital stock convertible into or exchangeable for FAO common stock other than employee stock options, warrants, and shares issuable upon conversion of claims in accordance with the Plan, in each case granted, issued, or issuable on terms and conditions that are reasonably acceptable to Saks. The current stockholders' equity position would be subject to further potential dilution (from a percentage ownership basis), as a result of employee stock options, warrants, and shares issuable upon conversion of claims in accordance with the Plan. Options for employees currently approved for issuance under FAO employee option plans represent approximately 10% of the total shares of FAO outstanding or issuable under outstanding warrants and options. FAO intends to maintain this relationship of employee options available for grant (at fair market value), to fully diluted shares immediately after confirmation of the Plan, and to have approximately 1% of such fully diluted shares available for grant to directors. Finally, any equity received by creditors of the Debtors on conversion of their Claims in accordance with the Plan will further dilute the percentage ownership interests of current holders of FAO common stock. The Plan permits such creditors to convert up to 7% of their pre-petition claim to equity on an aggregate basis. If all such creditors elected to so convert their claims, they would receive approximately 15% of the post-confirmation equity of FAO, Inc. If Saks were to receive the ten percent it has indicated it must receive for a $5 million investment, current equity holders are expected to retain between approximately 34% and 37% of the outstanding equity after consummation of the Plan depending on the number of creditors who take equity in exchange for their claims and the terms of the Exit Equity Financing. The Saks letter of intent does not guarantee that dilution will not be greater than the minimum required thereunder to secure their investment. It is also possible that other investors would require less dilution than Saks and that the dilution ultimately would be less because their investments would be preferred over Saks.

        The only other limitation on the dilution that would be experienced by current holders of the FAO Stock Interests aside from the results of negotiations, exists if the investors in the Exit Equity desire to keep the NASDAQ listing for the FAO common stock. If the dilution exceeds approximately 80% to Exit Equity and 20% retained by existing holders, FAO calculates that it would be unable to meet the NASDAQ continued listing requirements. This calculation relies on assumptions regarding additional purchases by existing holders and the concentration of holdings expected among holders of the Exit Equity that, if untrue, could allow greater dilution while meeting the minimum listing requirements. There is no guarantee that the maximum dilution that would permit compliance with the continuing listing requirements will not be exceeded or, even if not exceeded, that NASDAQ will permit FAO to continue its listing. NASDAQ notified FAO. that it did not meet the requirements for continued listing and that its stock was subject to delisting. FAO met with NASDAQ to discuss continued listing on February 14, 2003, however, FAO will not know NASDAQ's decision until its stock has been delisted or NASDAQ has informed FAO that it will stay delisted for some period.

        Under the Plan, holders of FAO common stock, together with holders of the Exit Equity and holders of warrants that are not eliminated under the Plan will have their shares, or their rights to purchase shares, of FAO common stock converted into a smaller number of shares, or rights to purchase a smaller number of shares, of FAO common stock by a reverse stock split. The reverse stock split will be consummated in order to increase the share price above the minimum listing requirements necessary for FAO to continue its NASDAQ listing. For example, in a reverse stock split that results in a holder of common stock receiving one post-split share for every two pre-split shares, the percentage ownership of the issuer remains the same and, assuming the value of such percentage ownership does not change, the price of a single post-split share would be twice that of a pre-split share. There is no guarantee that the value of any specific percentage of a company will not change after a reverse stock split. The number of shares to which FAO common stock will be reduced will depend on the dilution demanded by the Exit Equity investors. For example, if the Exit Equity investors accept a 60% stake in FAO the reverse stock split is expected to be at least 1:3 in order for FAO to have a share price above $1.00 (the NASDAQ minimum for continued listing) meaning that for every three pre-split shares a holder owns, the holder would receive one post-split share. At the same time, a continuing holder of warrants would have the right under their warrants to purchase one-third fewer shares at a price per share that was three times higher so that the same the percentage ownership of FAO would be purchased for the same aggregate consideration. If the dilution demanded by the investors in the Exit Equity is greater, the reverse split ratio will increase. In addition, FAO may determine to effect a split greater than the minimum necessary in order to provide cushion over the minimum or to increase the per share price of its common stock to what it perceives as a more attractive level for post-confirmation trading in its common stock.

        The investors in the Exit Equity may request preferred stock, rather than common stock, that would give them rights, privileges and preferences greater than holders of common stock in the event of a liquidation or upon dissolution. In that case, such holders may also insist on a right to convert their preferred stock to common stock at the price per share inherent in the purchase price they paid for the preferred stock. They may also insist on a right to vote together with holders of FAO common stock on an as-converted basis. Such holders may insist on other rights, privileges and preferences that would give them greater rights than holders of common stock and the Debtors cannot now predict what, if any rights, will be negotiated.

        The holders of the Exit Equity may insist on diluting the holders of the existing common stock to such an extent that the current holders have no continuing equity position. Existing stockholders may not vote to approve the Plan. In either event, the Debtors may elect to confirm the Plan over the vote of current stockholders.

        In summary, the ownership interests of current FAO Common Stock holders will likely be significantly diluted by any or all of the following: a) issuance of the Exit Equity to new investors for an equity investment of up to $30 million; b) issuance of the Exit Equity on account of the Kayne Anderson Secured Claim in the amount of $4.0 million; and c) issuance of Exit Equity on account of warrants and issuance of new warrants on account of the KBB Subordinated Note Claims and issuance of the Exit Equity to holders of Allowed Class 8 Claims who elect Option C in a maximum amount of approximately $4.8 million if all creditors in Class 8 elect Option C; and d) an increase in the number of shares issuable under FAO stock option plans. In addition, there will be a non-dilutive reverse stock split in order to enable the per share price to be sufficiently high for listing on Nasdaq (i.e. $1.00). The Debtors can make no assurances that existing holders of FAO Common Stock will retain significant or any equity interest in Reorganized Debtors.

        13.    Class 11—FAO Schwarz Stock Interests

        Class 11 consists of the Interests of Holders of FAO Schwarz Stock.

        Class 11—FAO Schwarz Stock Interests are not impaired by the Plan. Each holder of an Allowed FAO Schwarz Stock Interest is not entitled to vote to accept or reject the Plan and is deemed to accept the Plan.

        On the Effective Date, Reorganized FAO shall retain all the FAO Schwarz Interests under the Plan

        14.    Class 12—ZB Company Stock Interests

        Class 12 consists of the Interests of Holders of ZB Company Stock.

        Class 12—ZB Company Stock Interests are not impaired by the Plan. Each holder of an Allowed ZB Company Stock Interest is not entitled to vote to accept or reject the Plan and is deemed to accept the Plan.

        On the Effective Date, Reorganized FAO shall retain all the ZB Company Interests under the Plan

        15.    Class 13—Right Start Stock Interests

        Class 13 consists of the Interests of Holders of Right Start Stock.

        Class 13—Right Start Stock Interests are not impaired by the Plan. Each holder of an Allowed Right Start Stock Interest is not entitled to vote to accept or reject the Plan and is deemed to accept the Plan.

        On the Effective Date, Reorganized FAO shall retain all the Right Start Interests under the Plan.

        16.    Class 14—Targoff Interests

        Class 14 consists of the holders of Interests in Targoff.

        Class 14—Targoff Interests are not impaired by the Plan. Each holder of an Allowed Targoff Interest is not entitled to vote to accept or reject the Plan and is deemed to accept the Plan.

        On the Effective Date, Reorganized FAO shall retain all the Targoff Interests under the Plan.

        B.    Method of Distributions Under the Plan

        Subject to Bankruptcy Rule 9019 and except as described below with respect to the distributions on account of Bank Claims, all distributions under the Plan shall be made by the Disbursing Agent to the holder, as of the Confirmation Date, of each Allowed Claim at the address of such holder as listed on the Schedules, and to the holder, as of the Confirmation Date, of each Allowed Interest at the address of such holder as listed in the transfer ledger of FAO unless the Debtors or the Reorganized Debtors have been notified in writing of a change of address, including, without limitation, by filing a proof of claim or interest by such holder that provides an address for such holder different from the address reflected on the Schedules (for holders of Allowed Claims) or on the transfer ledger as of the Confirmation Date (for holders of Allowed Interests). Nothing contained in the Plan or this Disclosure Statement will require any Debtor, Reorganized Debtor, or Disbursing Agent to attempt to locate any holder of an Allowed Claim or Allowed Interest.

        As at the close of business on the Confirmation Date, the respective transfer registers for Interests, as maintained by the Debtors, will be closed. The Disbursing Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Interest that occurs after the close of business on the Confirmation Date, and will be entitled for all purposes herein to recognize and distribute only to those holders of Allowed Interests who are holders of such Interests, or participants therein, as of the close of business on the Confirmation Date. The Disbursing Agent and the Reorganized Debtors shall instead be entitled to recognize and deal for all purposes under the Plan (except as to voting to accept or reject the Plan pursuant to Section 6.01 of the Plan) with only those record holders stated on the official claims register (for Claims) and official transfer ledgers (for Interests) as of the close of business on the Confirmation Date.

        Any payment made pursuant to the Plan will be in Cash by checks drawn on a domestic bank, or by wire transfer from a domestic bank, in each case at the option of the Disbursing Agent. In the case of foreign holders of Allowed Claims or Allowed Interests, payments of Cash may be made, at the option of the Disbursing Agent, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. Any payment or distribution that is required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

        Any distributions under the Plan that are unclaimed or undeliverable for a period of one year after distribution thereof shall be revested in the Reorganized Debtors, free of any restrictions thereon, and any entitlement of any holder of any Claim or Interest to such distributions shall be extinguished and forever barred.

        To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

        The Reorganized Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim or Allowed Interest and the distributions to be made pursuant to the Plan on account of such Claim or Interest (before any distribution is made on account of such Claim) the claims, rights, and Causes of Action of any nature that the applicable Debtor or Reorganized Debtor may hold against the holder of such Allowed Claim or Allowed Interest. To the extent necessary, the applicable Debtor or Reorganized Debtor may seek to effect such and other relief by appropriate proceedings filed in the Bankruptcy Court. Nothing in the Plan or under applicable non-bankruptcy law shall limit the right of any Debtor or Reorganized Debtor to pursue claims and causes of action against a holder of a Claim or Interest except as expressly provided otherwise by the terms of the Plan.

        All distributions on account of Allowed Secured Bank Claims shall be paid by wire transfer by the Disbursing Agent to the Agent. The Agent shall make distributions on account of such Claims in accordance with the applicable credit agreements. To the extent the amount of a Secured Bank Claim is disputed by the Debtors, Reorganized Debtors, or other party in interest, the Disbursing Agent shall deposit with the Agent the disputed portion of such Secured Bank Claim, which funds shall be held by the Agent in a reserve pending an Order of the Bankruptcy Court resolving such objection and ordering distribution of such reserved funds, or approving a settlement of such dispute.

        On or prior to a scheduled distribution date, all amounts to be distributed to creditors under the Plan on such distribution date, including a reasonable reserve for disputed claims, shall be deposited into a segregated, interest bearing distribution account to be held for the benefit of creditors pending distribution in accordance with the terms of the Plan.

        If a creditor in Class 8 who has elected Option C holds a Disputed Claim, such creditor shall be entitled to a distribution of its pro rata share of Exit Equity based on the undisputed portion of such claim, if any. After the Disputed Claim becomes an Allowed Claim, such creditor will receive a pro rata distribution of Cash based on the amount by which the Allowed Claim exceeds the previously undisputed portion of the Disputed Claim, if any.

        C.    Timing of Distributions Under the Plan

        1.    Distributions on the Effective Date

        Payments and distributions to holders of Allowed Claims and Allowed Interests shall be made on the later of the Effective Date and the date such Claims or Interests become Allowed Claims or Allowed Interests, or as soon thereafter as is practicable. For the timing of the Effective Date, see Section V.H., "The Plan of Reorganization—Confirmation and Effectiveness of the Plan."

        2.    Disbursing Agent

        The Reorganized Debtors will act as the Disbursing Agent to fulfill their obligations under the Plan with respect to distributions to holders of all Allowed Claims and Interests, including, without limitation, holding all reserves and accounts pursuant to the Plan, including the Disputed Claims Reserves and Disputed Interests Reserve.

        D.    Provisions for Treatment of Disputed Claims and Interests

        1.    Objections, Settlement and Estimation of Disputed Claims

        The Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any objections to Claims. Prior to the Effective Date, certain settlements and compromises may require Bankruptcy Court approval. After the Effective Date no Bankruptcy Court approval will be necessary.

        Objections to Claims and Interests shall be filed with the Bankruptcy Court and served upon the applicable holders of the Claims or Interests to which objections are made not later than 180 days after the Confirmation Date or such later date as the Bankruptcy Court may order.

        E.    Substantive Consolidation of the Debtors for Plan Purposes

        Entry of the Confirmation Order shall constitute the approval, pursuant to Section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Reorganization Cases for all purposes related to the Plan, including without limitation, for purposes of voting, confirmation, and distribution. Pursuant to such order (i) all assets and liabilities of each of the Debtors shall be deemed merged or treated as though they were merged into and with the assets and liabilities of FAO, (ii) no distributions shall be made under the Plan on account of intercompany claims among the Debtors, and (iii) each and every Claim Filed or to be Filed in the Reorganization Case of any Debtor shall be deemed Filed against the consolidated Debtors, and shall be deemed one Claim against and obligation of the consolidated Debtors and Reorganized Debtors. Such substantive consolidation shall not (other than for purposes related to the Plan) (i) affect the separate legal and corporate existence of the Reorganized Debtors or Stock Interests of the Debtors, (ii) make the Reorganized Debtors liable for post-Effective Date obligations except for payment by the particular Reorganized Debtor of the obligations incurred by such Reorganized Debtor subsequent to the Effective Date, or (iii) affect the obligations of each Debtor or Reorganized Debtor to pay quarterly fees pursuant to 28 U.S.C. section 930(a)(6) until such individual case is closed, converted or dismissed.

        F.    Treatment of Executory Contracts and Unexpired Leases

        The Bankruptcy Code grants the Debtors the power, subject to the approval of the Bankruptcy Court, to assume, assume and assign, or reject executory contracts and unexpired leases. If an executory contract or unexpired lease is rejected, the other party to the agreement may file a claim for damages incurred by reason of the rejection. In the case of rejection of leases of real property, such damage claims are subject to certain limitations imposed by the Bankruptcy Code.

        Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document entered into pursuant to the Plan, pursuant to sections 365 and 1123(b) of the Bankruptcy Code, all Real Property Unexpired Leases that exist between the Debtors and any person shall be deemed rejected by the Reorganized Debtors as of the Effective Date, except (1) for any Real Property Unexpired Lease (a) which has been assumed pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date, (b) which has been rejected pursuant to an order of the Bankruptcy Court entered before the Confirmation Date, or (c) which has been terminated by the Debtor pursuant to the terms thereof or by an agreement between the Debtor and such person; (d) as to which a motion for approval of the rejection of such Real Property Unexpired Lease has been Filed and served prior to the Confirmation Date; and (2) as otherwise set forth in Schedule 7.01(a) to the Plan as being Real Property Unexpired Leases to be assumed, which Schedule shall be Filed and served fourteen days prior to the Confirmation Date. The Debtors shall serve written notice on each non-Debtor party whose Real Property Executory Contract or Unexpired Lease the Debtors intend to assume and have included in Schedule 7.01(a) as set forth above. At the same time, the Debtors shall serve written notice of the cure amount, if any, on each non-Debtor party whose Real Property Executory Contract or Unexpired Lease the Debtors intend to assume pursuant to the Plan.

        Real Property Unexpired Leases mean unexpired leases relating to a Debtor's interest in real property, and any executory contracts and unexpired leases appurtenant thereto, and including any modifications, amendments, supplements, restatements, or other agreements made, directly or indirectly, by any agreement, instrument, or other document that in any manner affects such contract or lease, irrespective of whether such agreement, instrument, or other document is listed on Schedule 7.01(a).

        Except as otherwise provided in the Plan (including Section 7.03 of the Plan) or in any contract, instrument, release, or other agreement or document entered into pursuant to the Plan, pursuant to sections 365 and 1123(b) of the Bankruptcy Code, all Non-Real Property Executory Contracts and Unexpired Leases that exist between the Debtors and any person shall be deemed rejected as of the Effective Date, except for any Non-Real Property Executory Contract or Unexpired Lease (a) which has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date, (b) which has been assumed pursuant to an order of the Bankruptcy Court entered before the Confirmation Date, (c) which has been terminated by the Debtor pursuant to the terms thereof or by an agreement between the Debtor and such person; (d) as to which a motion for approval of the assumption of such executory contract or unexpired lease has been Filed and served prior to the Confirmation Date, or (e) which is set forth in Schedule 7.01(c) to be assumed, which Schedule shall Filed with the Court prior to the Confirmation Date. The Debtors shall serve written notice on each non-Debtor party whose Non-Real Property Unexpired Lease the Debtors intend to assume and have included in Schedule 7.01(c) as set forth above, together with the cure amount, if any.

        Pursuant to the Plan, the Debtors or Reorganized Debtors reserve the right, at any time prior to the Confirmation Date, to amend Schedule 7.01(a) and/or Schedule 7.01(c) to delete any Real Property Unexpired Lease or any Non-Real Property Executory Contract or Unexpired Lease therefrom or add any Real Property Unexpired Lease or any Non-Real Property Unexpired Lease, respectively, thereto, in which event such Real Property Unexpired Lease(s) or such Non-Real Property Executory Contract(s) or Unexpired Lease(s) shall be deemed to be assumed and assigned, or rejected, as applicable. The Debtors shall provide notice of any amendments to Schedule 7.01(a) and/or Schedule 7.01(c) to the parties to the Real Property Unexpired Leases or Non-Real Property Executory Contracts and Unexpired Leases affected thereby, together with new Ballots permitting such parties to change their votes on the Plan.

        The listing of a document on Schedule 7.01(a) or Schedule 7.01(c) shall not constitute an admission by the Debtors or Reorganized Debtors that such document is an executory contract or an unexpired lease or that the Debtors or Reorganized Debtors have any liability thereunder.

        Pursuant to the Plan, except as may be otherwise agreed to by the parties, within five Business Days after the Effective Date, the Reorganized Debtors shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed and assigned pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within ten days after entry of a Final Order or a Settlement Stipulation, determining the amount, if any, of the Debtors' or Reorganized Debtors' liability with respect thereto, or as may be otherwise agreed to by the parties. Funds sufficient to satisfy disputed cure amounts shall be held by the Reorganized Debtors in a reserve pending an Order of the Bankruptcy Court resolving or settling such disputes.

        Notwithstanding anything in the Bar Date Order to the contrary, Claims arising out of the rejection of executory contracts or unexpired leases pursuant to the Plan must be Filed and served on the Reorganized Debtors, pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order or another order of the Bankruptcy Court, no later than 30 days after the later of (i) the Effective Date and (ii) delivery of a notice of amendment to Schedule 7.01(a) or 7.01(c). Any Claims not Filed within such time will be forever barred from assertion against the Debtors, their estates, the Reorganized Debtors, their respective successors or their respective properties.

        Executory contracts and unexpired leases entered into or assumed and other obligations incurred after the Petition Date by any Debtor will be performed by the Debtor or Reorganized Debtor party thereto in the ordinary course of its business, and such executory contracts and unexpired leases and other obligations will survive and remain unaffected by entry of the Confirmation Order.

        G.    Confirmation and Effectiveness of the Plan

        The Effective Date will not occur, and accordingly, no action in connection therewith shall occur, unless and until the following conditions have been satisfied or waived pursuant to Section 9.02 hereof: (a) the Confirmation Order shall have been entered, shall not have been reversed, stayed, modified or amended and shall have become a Final Order; (b) all actions, documents and agreements necessary to implement the Plan shall have been effected or executed; (c) the Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are determined by the Debtors to be necessary to implement the Plan; (d) the Reorganized Debtors shall have entered into the Exit Financing Facility in an amount not less than $70.0 million in form and substance acceptable to the Debtors; and (e) the Debtors shall have obtained the Exit Equity Financing on terms acceptable to the Debtors in an amount not less than $28.5 million (net of associated fees and costs), of which not less than 80% shall be in the form of Equity, and up to 20% of which may be in the form of subordinated debt which debt shall be subordinated to the lender under the Exit Financing Facility, and may only be paid if the Reorganized Debtors are current with respect to payments due to holders of Allowed Class 4 and Class 8 Claims, and further provided that the Reorganized Debtors are generally paying their post-Effective Date obligations as such obligations become due, other than claims or obligations that are subject to a bona fide dispute.

        The conditions to the Effective Date set forth in Section 9.01 of the Plan, other than 9.01(d) and 9.01(e), may be waived or modified in whole or in part by the Debtors at any time without an order of the Bankruptcy Court. A modification of the conditions set forth in Sections 9.01(d) and 9.01(e) of the Plan may only be permitted if the Court determines that the proposed modification will not impair the Reorganized Debtors' ability to meet their obligations under the Plan as proposed, that the modification is in accordance with Section 1127 of the Bankruptcy Code, and that all requirements for Confirmation contained in Section 1129 of the Bankruptcy Code are met.

        H.    Implementation and Effect of Confirmation of the Plan

        Except as otherwise provided in the Plan:

          (a)  each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation or limited liability company, as the case may be, under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution, or otherwise) under applicable state law; and

          (b)  the property of the Debtors' estates shall (i) revest in the Reorganized Debtors on the Effective Date, and (ii) be revested free and clear of all liens, security interests, Claims and interests of holders of Claims and Interests and all such liens, security interests, Claims and Interests shall be extinguished.

        From and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire, and dispose of property, and compromise or settle any Claims and any Interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order.

        All injunctions or stays provided for in the Reorganization Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

        I.    Discharge and Injunction

        Except as otherwise provided in the Plan or the Confirmation Order, the rights afforded under the Plan and the treatment of all Claims and Interests under the Plan will be in exchange for and in complete satisfaction, discharge, release and cancellation of Claims and Interests of any nature whatsoever, including, without limitation, any interest accrued on such Claims from and after the Petition Date, against the Debtors or any of their assets and properties.

        Except as otherwise provided in the Plan or the Confirmation Order, the confirmation of the Plan shall, as of the Effective Date: (a) discharge the Debtors from all Claims, demands, liabilities, other debts and Interests that arose on or before the Effective Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (i) a proof of claim or interest based on such debt or interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim or Interest based on such debt or Interest is Allowed pursuant to section 502 of the Bankruptcy Code, or (iii) the holder of a Claim or Interest based on such debt or Interest has accepted the Plan; (b) cancel all Interests and other rights of equity security holders in the Debtors; and (c) preclude all persons from asserting against the Reorganized Debtors, their successors, or their assets or properties, any other or further Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date.

        Except as otherwise provided in the Plan or the Confirmation Order, the Confirmation Order shall operate as a discharge, as of the Effective Date, of any and all Claims against, and all other debts and liabilities of the Debtors and cancellation of certain Interests and other rights of equity security holders in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against a Debtor at any time, to the extent that such judgment relates to a discharged Claim or canceled Interest.

        Except as otherwise provided in the Plan or the Confirmation Order, all entities that have held, currently hold, or may hold Claims or other debts or liabilities against the Debtors, or an Interest or other right of an equity security holder in any or all of the Debtors, that are discharged pursuant to the terms of the Plan are permanently enjoined, on and after the Effective Date, from taking any of the following actions on account of any such Claims, debts, liabilities or Interests or rights: (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim, debt, liability, Interest or right, other than to enforce any right pursuant to the Plan to a distribution; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against the Debtors, the Reorganized Debtors, or their property or interests in property, on account of any such Claim, debt, liability, Interest or right; (iii) creating, perfecting, or enforcing any lien or encumbrance against the Debtors, the Reorganized Debtors, or their property or interests in property on account of any such Claim, debt, liability, Interest or right; (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any debt, liability, or obligation due to the Debtors or the Reorganized Debtors or against their property or interests in property on account of any such Claim, debt, liability, Interest or right; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order. Such injunction shall extend to any successor of the Debtors (including, without limitation, the Reorganized Debtors) and their respective property and interests in property. Any entity injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator.

        J.    Summary of Other Provisions of the Plan

        The following paragraphs summarize certain other significant provisions of the Plan. The Plan should be referred to for the complete text of these and other provisions of the Plan.

        1.    Securities to Be Issued Under the Plan

        Confirmation of the Plan shall constitute authorization for Reorganized FAO, without further act or action under applicable law, regulation, order or rule: to: (a) implement, execute, issue and deliver Interests that are to be issued in connection with the Exit Equity; (b) implement, execute, issue, and deliver Interests that are to be issued to holders of Class 8 Claims who elect Option C; (c) execute and deliver the New KBB Subordinated Note; (d) execute and deliver the New Kayne Anderson Equipment Note, and amend the financing and other agreements and documents related thereto; and (e) implement, execute, issue, and deliver Interests that are to be issued in connection with the New Kayne Anderson Equipment Note and the New KBB Subordinated Note.

        2.    New By-Laws and New Certificates of Incorporation

        The by-laws, certificates of incorporation and other organization documents of the Reorganized Debtors, and, to the extent necessary, the by-laws, certificates of incorporation and other organization documents of each of the Reorganized Debtors shall be amended and restated as of the Effective Date to the extent necessary to, among other things, (a) prohibit the issuance of non-voting equity securities to the extent required by section 1123(a) of the Bankruptcy Code, and (b) effectuate the provisions of the Plan, in each case without any further action by the stockholders or directors of the Debtors, or the Reorganized Debtors.

        In particular, the New Certificate of Incorporation shall authorize issuance of additional common stock of FAO to permit issuance of the Exit Equity and shall be amended to effectuate a reverse stock split upon the Effective Date without further act or action under applicable law, regulation, or order. After the Effective Date, the Reorganized Debtors may further amend and restate their respective New Certificates of Incorporation and/or the New By-Laws as permitted by applicable law, subject to the terms and conditions of such constituent documents.

        3.    Amendments of Existing Option Plans

        FAO's 2001 Employee Stock Incentive Plan and the 1995 Non-Employee Directors Option Plan shall be amended to increase the number of shares with respect to which options may be granted under such plan to a total of 10% and 1% respectively of FAO's fully diluted equity. Options cancelled under the Plan shall be available for grant under such plans after the Effective Date. The amendments shall be effective without further act or action under applicable law, regulation or order. In addition, sufficient shares of FAO common stock shall be reserved out of FAO's authorized but unissued common stock to allow issuance of all such options under such plans.

        4.    Amendments or Modifications to the Plan

        Subject to section 1127 of the Bankruptcy Code and, to the extent applicable, sections 1122, 1123 and 1125 of the Bankruptcy Code, alterations, amendments or modifications of the Plan may be proposed in writing by the Proponents at any time prior to or after the Confirmation Date and before the substantial consummation of the Plan. A holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim or Interest of such holder.

        5.    Releases and Related Injunctions

          a.    Releases by the Debtors

        Pursuant to the Plan, on the Effective Date, each of the Debtors shall release unconditionally and forever:

          (a)  the Creditors' Committee, including any ex officio members thereof and, solely in their respective capacities as members or representatives of the Creditors' Committee, as applicable, each member of the Creditors' Committee;

          (b)  the Ad Hoc Trade Committee and, solely in their respective capacities as members or representatives of the Ad Hoc Trade Committee and not as individual creditors of the Debtors, each member of the Ad Hoc Trade Committee;

          (c)  the Agent and the Banks;

          (d)  their respective agents, advisors, accountants, investment bankers, consultants, attorneys, and other representatives from any and all claims, obligations, suits, judgments, damages, rights, Causes of Action and liabilities whatsoever (other than the right to enforce their respective obligations, if any, to the Debtors or the Reorganized Debtors under the Plan and the contracts, instruments, releases, and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganization

  Cases, the Plan or the Disclosure Statement. Nothing in the foregoing shall be deemed to include claims based upon willful misconduct or gross negligence.

        Nothing in the Plan or the releases set forth therein shall affect any rights of the Debtors to object to the allowance, amount, priority or secured status of the claim of any party receiving a release under the Plan in accordance with sections 502, 503, 506, 507, 509, or 510 of the Bankruptcy Code.

          b.    Releases by Holders of Claims and Interests

        Pursuant to the Plan, on the Effective Date, each holder of a Claim or Interest shall be deemed to unconditionally release and forever waive all claims, debts, obligations, demands, liabilities, suits, judgments, damages, rights, and Causes of Action, whatsoever (other than the right to enforce the Debtors' or the Reorganized Debtors' obligations under the Plan and the contracts, instruments, releases, and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part upon any transactions or matters with the Debtors, their estates or in connection with the Reorganization Cases, the Plan or the Disclosure Statement that occurred or could have occurred on or prior to the Effective Date against any Debtor, any affiliates or subsidiaries of the Debtors, which release and waiver will be in addition to the discharge of Claims and termination of Interests in accordance with the Plan, the Confirmation Order and the Bankruptcy Code), the Creditors' Committee, the Ad Hoc Trade Committee, the Agent and the Banks, and each of the current and former directors, officers, employees, members, attorneys, accountants, investment bankers, consultants, advisors and other representatives of any of the foregoing, acting in such respective capacities. The foregoing release shall not apply to Intercompany Claims that are not impaired under the Plan. Notwithstanding anything to the contrary in the Plan, the Plan shall not release or discharge any Claims held by the United States Securities and Exchange Commission (the "SEC") against any non-debtors, or enjoin or restrain the SEC from instituting or enforcing any such claims against non-debtors. Nothing in the Plan or the releases set forth therein shall affect any rights of the Creditors Committee pursuant to the Agreed Final Order Granting Motion Pursuant to Sections 361, 363(c)(2) and 363(c)(3) of the Bankruptcy Code and Rule 4001(b) of the Bankruptcy Rules for: (A) Entry of an Order (I) Approving Further Use of Cash Collateral of Lenders, and (II) Providing Adequate Protection to Lenders; And (B) Entry of a Final Order (I) Approving Continued Use of Cash Collateral of KBB, and (II) Providing Adequate Protection to KBB, dated January 30, 2003; provided, however, that on the Effective Date, the Agent and the Banks will be paid the undisputed portion of their Secured Bank Claims pursuant to the terms of the Plan and cash shall be escrowed for the full amount of any disputed portion of the Secured Bank Claims. The Agent and the Banks reserve the right to object to the Plan on any grounds. The Agent and the Banks contend that they may be entitled to object to the Plan on the ground that any dispute of any Secured Bank Claim would have rendered such claim or claims impaired and would have entitled the Agent and the Banks to vote on the Plan. The Debtors dispute the Agent's and the Bank's contention in this regard.

        In furtherance of the foregoing, the Confirmation Order will constitute an injunction permanently enjoining the commencement or prosecution by any entity, whether directly, derivatively, or otherwise, of any Claim, demand, debt, liability, cause of action, right or Interest released and waived pursuant to the Plan against the released parties.(5)

(5)
The Creditors' Committee has asserted that the release of non-debtor entities as provided in the Plan is not supported by the circumstances if these Reorganization Cases. The Debtors dispute this assertion, and intend to show in the context of confirmation of the Plan that the proposed releases are appropriate under applicable law and the facts and circumstances of these Reorganization Cases.

        6.    Cancellation of Instruments and Agreements Evidencing Claims and Interests

        Except as otherwise provided in the Plan and in any contract, instrument, or other agreement or document created in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, promissory notes, share certificates (including treasury stock), other instruments evidencing any Claims or Interests, and all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such Interests, other than the PNC Secured Claim, any Allowed Secured Claim that is reinstated and rendered unimpaired pursuant to the Plan, the Stock Interests, and any executory contract that has been assumed or will be assumed pursuant to the Plan, shall be deemed canceled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors under the notes, share certificates, and other agreements and instruments governing such Claims and Interests shall be discharged. The holders of or parties to such canceled notes, share certificates, and other agreements and instruments shall have no rights arising from or relating to such notes, share certificates, and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to the Plan. Notwithstanding the foregoing, all guarantees, warranties, indemnities and confidentiality rights in favor of the Debtors shall be assumed pursuant to the Plan and shall inure to the benefit of the Reorganized Debtors.

        7.    Release of Liens

        Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article VI of the Plan, all mortgages, deeds of trust, liens, pledges, guarantees or other security interests against the property of any estate shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, liens, pledges, guarantees or other security interests will revert to the applicable Reorganized Debtor and its successors and assigns. To the extent necessary, the applicable Debtor or Reorganized Debtor may seek to effect such relief pursuant to an adversary proceeding filed in the Bankruptcy Court.

        8.    Waiver and Preservation of Certain Claims

        On the Effective Date, any and all claims, rights, or causes of action arising under Sections 544, 547, 548, 549, and 550 of the Bankruptcy Code shall be deemed waived and released by the Debtors and the Debtors' estates. In their Statement of Financial Affairs the Debtors have scheduled transfers in the approximate amount of $89.6 million that took place within 90 days prior to the filing date. A significant amount of these transfers would be subject to defenses, including, but not limited to, payments in the ordinary course of business and contemporaneous exchanges subject to new value. In exchange for the proposed treatment provided to Class 8 claimants herein, the Debtors and Committee have agreed to a waiver of the claims. The Debtors and Committee believe that this treatment is consistent with 11 U.S.C. § 1123(b)(3), which permits for a settlement of claims in a plan. Following the Effective Date, notwithstanding anything contained in the Plan, the Reorganized Debtors will have the right to file and pursue any action or adversary proceeding against any creditor, vendor, factor or any other entity related to debit balances, vendor chargebacks, prepayments, overpayments, deposits and/or other amounts owed by such creditor, vendor, factor or other entity to any Debtor, or Reorganized Debtor, whether arising prior to or after the Petition Date.

        9.    Termination of the Creditors' Committee

        Pursuant to the Plan, the appointment of the Creditors' Committee shall terminate on the Effective Date. The Professionals retained by the Creditors' Committee shall not be entitled to assert any Fee Claim for any services rendered or expenses incurred after the Effective Date, except for services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date, or Filed and served after the Effective Date pursuant to Article II of the Plan. Allowance of Fee Claims for any professional services rendered or expenses incurred on or prior to the Effective Date shall be in accordance with the provisions of Article II of the Plan.

        10.    Post-Confirmation Committee

        Prior to the Effective Date, as the successor to the Creditors' Committee, the Creditors' Committee shall have established the Post-Confirmation Committee consisting of up to three holders of Allowed Class 8 Claims to be chosen by the Creditors' Committee. The Post-Confirmation Committee shall represent the interests of creditors receiving distributions under the Plan, and shall be responsible for monitoring claims resolution, disbursements under the Plan and such other matters as may be expected to affect creditors receiving distributions under the Plan. The existence of the Post-Confirmation Committee shall terminate at such time as substantially all distributions to holders of Allowed Class 8 Claims have been made. The reasonable fees and expenses of professionals engaged by the Post Confirmation Committee shall be payable by the Reorganized Debtors in the ordinary course of its business without further notice, hearing or order of the Bankruptcy Court. The Bankruptcy Court shall retain jurisdiction to resolve any disputes regarding the payment of such fees.

        11.    Exculpation

        Pursuant to the Plan, from and after the Effective Date, none of the Debtors, the Reorganized Debtors, the Creditors' Committee, including any ex officio members thereof, the Ad Hoc Trade Committee, the Agent or the Banks or any of their respective members, officers, directors, employees, advisors, attorneys, accountants, investment bankers, consultants, agents or other representatives shall have or incur any liability to any holder of a Claim or Interest for any act or omission in connection with, related to, or arising out of, the Reorganization Cases, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan (including objections to, and settlements of, Claims and Interests under the Plan), except for willful misconduct or gross negligence, and, in all respects, the Debtors, the Reorganized Debtors, and the Creditors' Committee including any ex officio members thereof, the Ad Hoc Trade Committee, the Agent or the Banks and each members of the Creditors' Committee, and their respective agents, advisors, attorneys, accountants, investment bankers, consultants, agents or other representatives shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan..

        12.    Effectuating Documents, Further Transactions and Corporate Action

        Pursuant to the Plan, each of the Debtors or Reorganized Debtors is authorized to execute, deliver, file or record such contracts, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

        Prior to, on or after the Effective Date (as appropriate), all matters provided for under the Plan that would otherwise require approval of the stockholders or directors of one or more of the Debtors or Reorganized Debtors or their successors in interest under the Plan, including, without limitation (a) the effectiveness of the New Certificate of Incorporation and the New By-Laws and the amended certificates of incorporation and the amended by-laws for the Reorganized Debtors to increase the authorized common stock and effect a reverse stock split; (b), the election or appointment, as the case may be, of directors and officers of the Reorganized Debtors; (c) the Exit Financing Facility; (d) the distribution of Cash pursuant to the Plan; (e) the issuance and distribution of new securities pursuant to the Plan; (f) the amendment of FAO's 2001 Employee Stock Incentive Plan and the 1995 Directors Option Plan, (g) the adoption, execution, delivery, and implementation of all contracts, leases, instruments, releases, and other agreements or documents related to any of the foregoing; and (h) the adoption, execution, and implementation of other matters provided for under the Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate or other action to be taken by or required of any Debtor or Reorganized Debtor, shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable general corporation law of the states in which the Debtors or Reorganized Debtors are incorporated without any requirement of further action by the stockholders or directors of the Debtors or Reorganized Debtors. On the Effective Date or as soon thereafter as is practicable, the Reorganized Debtors shall, if required, file their amended certificates of incorporation with the Secretary of State of the state in which each Reorganized Debtor is incorporated, in accordance with the applicable general corporation law of such states.

VI. CONFIRMATION AND CONSUMMATION PROCEDURE

        Under the Bankruptcy Code, the following steps must be taken to confirm the Plan:

        A.    Solicitation of Votes

        The following classes of claims are impaired and entitled to vote on the Plan Classes 4, 5, 8 and 10.

        As to classes of claims entitled to vote on a plan, the Bankruptcy Code defines acceptance of a plan by a class of creditors as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class that have timely voted to accept or reject a plan.

        As to classes of interests entitled to vote on a plan, acceptance is defined as acceptance by holders of at least two-thirds of the number of shares in such class that have timely voted to accept or reject a plan.

        A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

        Pursuant to the Disclosure Statement Order, a copy of which is annexed hereto as Exhibit B, solely for purposes of voting to accept or reject the Plan and not for the purpose of allowance of, or distribution on account of, a Claim and without prejudice to the rights of the Debtors in any other context, each Claim within a Class of Claims to be entitled to vote to accept or reject the Plan will be temporarily Allowed in an amount equal to the amount of such Claim as set forth in a timely Filed proof of claim, or, if no proof of claim was Filed, the amount of such Claim as set forth in the Schedules. The foregoing general procedure will be subject to the following qualifications:

          (a)  If a Claim is deemed Allowed in accordance with the Plan, such Claim is Allowed for voting purposes in the deemed Allowed amount set forth in the Plan;

          (b)  If a Claim for which a proof of claim has been timely Filed is marked as contingent, unliquidated or disputed, such Claim will be temporarily Allowed for voting purposes only, and not for purposes of allowance of distribution, at $1.00;

          (c)  If a Claim has been estimated or otherwise Allowed for voting purposes by order of the Bankruptcy Court, such Claim shall be temporarily Allowed in the amount so estimated or Allowed by the Bankruptcy Court for voting purposes only, and not for purposes of allowance or distribution;

          (d)  If a Claim is listed in the Schedules as contingent, unliquidated or disputed and a proof of claim was not (i) Filed by the Bar Date or (ii) deemed timely Filed by an order of the Bankruptcy Court prior to the Voting Deadline, such Claim will be disallowed for voting purposes and for purposes of allowance and distribution pursuant to Bankruptcy Rule 3003(c);

          (e)  If the Proponents have served and Filed an objection to a Claim at least ten days before the Voting Deadline, such Claim will be temporarily disallowed for voting purposes only and not for the purposes of the allowance or distribution except to the extent and in the manner as may be set forth in the objection; provided, however, that if such Claim was listed in the Schedules, such Claim shall be temporarily allowed, for voting purposes only, in an amount equal to the amount of such Claim as set forth in the Schedules.

        If any creditor seeks to challenge the allowance of its Claim for voting purposes in accordance with the above procedures, such claimant is directed to serve on all parties on the Debtors' general service list and File on or before the tenth day after the later of (a) service of notice of the confirmation hearing, and (b) service of notice of an objection, if any, to such Claim, a motion for an order pursuant to Bankruptcy Rule 3018(a) temporarily allowing such Claim in a different amount for purposes of voting to accept or reject the Plan. As to any creditor Filing such motion, such creditor's Ballot is not to be counted unless temporarily allowed by the Bankruptcy Court for voting purposes after notice and a hearing.

        Any Ballot that is properly completed, executed and timely returned to Berger but does not indicate an acceptance or rejection of the Plan, or indicates both an acceptance and a rejection of the Plan, shall not be counted as a vote to accept or reject the Plan. Whenever a creditor casts more than one Ballot voting the same Claim before the Voting Deadline, the last Ballot received before the Voting Deadline shall be deemed to reflect the voter's intent and thus to supersede any prior Ballots. Creditors must vote all of their Claims within a particular Class under the Plan either to accept or reject the Plan and may not split their vote and thus a Ballot that partially accepts and partially rejects the Plan will not be counted; provided, however, that creditors holding acquired Claims need not combine such Claims and may vote their Claims separately.

        The following types of Ballots will not be counted in determining whether the Plan has been accepted or rejected:

          (a)  any Ballot received after the Voting Deadline unless the Debtors have granted an extension of the Voting Deadline with respect to such ballot;

          (b)  any Ballot that is illegible or contains insufficient information to permit the identification of the creditor or interest holder;

          (c)  any Ballot cast by a person or entity that does not hold a Claim in a Class that is entitled to vote to accept or reject the Plan;

          (d)  any Ballot cast for a Claim scheduled as unliquidated, contingent or disputed for which no proof of claim was timely Filed; and

          (e)  any unsigned Ballot.

        Please see the attached Disclosure Statement Order for other provisions concerning solicitation and voting.

        B.    The Confirmation Hearing

        The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing. The Confirmation Hearing in respect of the Plan has been scheduled for April 4, 2003 at 3:00 p.m., Eastern Standard Time, before the Honorable Lloyd King, United States Bankruptcy Judge at the Sheraton Suites Hotel, 422 Delaware Avenue, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made in Bankruptcy Court at the Confirmation Hearing. Any objection to confirmation must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim or number of shares of common stock of FAO held by the objector. Any such objection must be Filed and served so that it is received by the Bankruptcy Court and the following parties on or before March 31, 2003 at 4:00 p.m., Eastern Standard Time:

  Debtor:

  FAO, Inc.
  2520 Renaissance Boulevard

  King of Prussia, Pennsylvania 19406
  Attn: Kendrick Royer, Esq.

  with copies to:

  LEVENE, NEALE, BENDER, RANKIN & BRILL, LLP
  1801 Avenue of the Stars Suite 1120
  Los Angeles, CA 90067
  Attn: David W. Levene, Esq.

    and

  RICHARDS, LAYTON & FINGER, P.A.
  One Rodney Square
  P.O. Box 551
  Wilmington, DE 19899
  Attn: Mark D. Collins, Esq.

  If to the Creditors' Committee:

TRAUB, BONACQUIST & FOX LLP 655 Third Street New York, NY 10017
Attn:	Michael Fox, Esq. Wendy Marcari, Esq. Paul Traub, Esq.

    and

  MORRIS NICHOLS ARSHT & TUNNELL
  1201 N. Market Street
  P.O. Box 1347
  Wilmington, DE 19899-1347
  Attn: Robert J. Dehney, Esq.

  OFFICE OF THE UNITED STATES TRUSTEE
  844 King Street
  Suite 2313
  Wilmington, DE 19801
  Attn. David L. Buchbinder, Esq.

  Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014.

        C.    Confirmation

        At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a plan are that the plan is (a) accepted by all impaired classes of claims and equity interests or, if rejected by an impaired class, that the plan "does not discriminate unfairly" and is "fair and equitable" as to such class, (b) feasible and (c) in the "best interests" of creditors and stockholders that are impaired under the plan.

        1.    Unfair Discrimination and Fair and Equitable Tests

        To obtain non-consensual confirmation of the Plan, it must be demonstrated to the Bankruptcy Court that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each impaired, non-accepting Class. The Bankruptcy Code provides a non-exclusive definition of the phrase

"fair and equitable." The Bankruptcy Code establishes "cram down" tests for secured creditors, unsecured creditors and equity holders, as follows:

          (a)    Secured Creditors.    Either (i) each impaired secured creditor retains its liens securing its secured claim and receives, on account of its secured claim, deferred cash payments having a present value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the "indubitable equivalent" of its allowed secured claim, or (iii) the property securing the claim is sold free and clear of liens, with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds to be as provided in clause (i) or (ii) of this subparagraph.

          (b)    Unsecured Creditors.    Either (i) each impaired unsecured creditor receives or retains under the plan, property of a value equal to the amount of its allowed claim, or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the plan.

          (c)    Equity Interests.    Either (i) each holder of an equity interest receives or retains under the plan, property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled or the value of the interest, or (ii) the holder of an interest that is junior to the non-accepting class will not receive or retain any property under the plan.

        Because holders of Equity Interests in Classes 10, 11, 12, 13 and 14 maintain their Interests and holders of Class 8 Claims are not paid in full under the Plan, absent acceptance of the Plan by Class 8 creditors, the Proponents may be unable to cram down or confirm the Plan over the objection of Class 8 unless such Interests are eliminated.

        2.    Feasibility

        The Bankruptcy Code permits a plan to be confirmed if it is not likely to be followed by liquidation or the need for further financial reorganization. For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan. As part of this analysis, the Debtors have prepared the projections of their financial performance for each of the three fiscal years following the Effective Date. These projections, which are based on the assumption that the Debtors will obtain the Exit Equity and the Exit Financing, demonstrate that the Debtors will be able to meet their financial obligations under the Plan. The projections are attached to this Disclosure Statement as Exhibit D.(6) Accordingly, if the Debtors obtain the Exit Equity and the Exit Financing as contemplated by the Plan, the Proponents believe that confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization of the Debtors. If the Debtors do not obtain the Exit Equity in the amount of at least $28.5 million and/or the Exit Financing, in the amount of at least $70 million, the Plan as proposed may not be feasible.

(6) The Debtors have prepared three sets of projections based on alternative assumptions. One set assumes that all holders of Claims in Class 8 elect treatment under Option A. The second set assumes that all holders of Claims in Class 8 elect treatment under Option B. The third set assumes that all holders of Claims in Class 8 elect treatment under Option C. It is expected that some holders will elect Option A, and others will elect Option B or Option C. However, assuming the Exit Equity and the Exit Financing are obtained, the Debtors believe that the Plan is feasible under any of these scenarios, or a combination thereof.

        3.    Best Interests Test

        With respect to each impaired Class of Claims and Interests, confirmation of the Plan requires that each holder of a Claim or Interest either (a) accept the Plan or (b) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. To determine what holders of Claims and Interests of each impaired Class would receive if the Debtors were liquidated under chapter 7, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of the Debtors' assets and properties in the context of a chapter 7 liquidation case. The Cash amount that would be available for satisfaction of unsecured non-priority Claims and Interests would consist of the proceeds resulting from the disposition of the unencumbered assets and properties of the Debtors, augmented by the unencumbered Cash held by the Debtors at the time of the commencement of the liquidation case and litigation recoveries, if any. Such Cash amount would be reduced by the amount of the costs and expenses of the liquidation and by such additional administrative and priority claims that might result from the termination of the Debtors' business and the use of chapter 7 for the purposes of liquidation.

        The Debtors' costs of liquidation under chapter 7 would include the fees payable to a trustee in bankruptcy, as well as those fees that might be payable to attorneys and other professionals that such a trustee might engage. In addition, claims would arise by reason of the breach or rejection of obligations incurred and leases and executory contracts assumed or entered into by the Debtors during the pendency of the Reorganization Cases. The foregoing types of claims and other claims that might arise in a liquidation case or result from the pending Reorganization Cases, including any unpaid expenses incurred by the Debtors during the Reorganization Cases such as compensation for attorneys, financial advisors and accountants, would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition general unsecured claims.

        To determine if the Plan is in the best interests of each impaired class, the present value of the distributions from the proceeds of a liquidation of the Debtors' unencumbered assets and properties, after subtracting the amounts attributable to the foregoing claims, are then compared with the value of the property offered to such Classes of Claims and Interests under the Plan.

        After considering the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in the Reorganization Cases, including (a) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professionals retained by such trustee, (b) the erosion in value of assets in a chapter 7 case associated with the "forced sale" atmosphere that would prevail, and (c) the substantial increases in claims which would be satisfied on a priority basis or on parity with creditors in the Reorganization Cases, the Debtors have determined that confirmation of the Plan will provide each holder of an Allowed Claim or Interest with a recovery that is not less than such holder would receive pursuant to liquidation of the Debtors under chapter 7.

        The Debtors also believe that the value of any distributions to each class of Allowed Claims in a chapter 7 case, including all Secured Claims, would be less than the value of distributions under the Plan because such distributions in a chapter 7 case would not occur for a substantial period of time. It is likely that distribution of the proceeds of the liquidation could be delayed for two years after the completion of such liquidation in order to resolve claims and prepare for distributions. In the likely event litigation was necessary to resolve claims asserted in the chapter 7 case, the delay could be prolonged.

        The Debtors' Liquidation Analysis is attached hereto as Exhibit E. The information set forth in Exhibit E provides a summary of the liquidation values of the Debtors' assets, assuming a chapter 7 liquidation in which a trustee appointed by the Bankruptcy Court would liquidate the assets of the Debtors' estates. Reference should be made to the Liquidation Analysis for the estimated recoveries in chapter 7.

        Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management. The Liquidation Analysis is also based on assumptions with regard to liquidation decisions that are subject to change. Accordingly, the values reflected might not be realized if the Debtors were, in fact, to undergo such a liquidation. The chapter 7 liquidation period is assumed to be a period of up to six months, allowing for, among other things, the (a) discontinuation of operations, (b) selling of assets and (c) collection of receivables.

        D.    Consummation

        The Plan is to be implemented pursuant to its terms, consistent with the provisions of the Bankruptcy Code. The Plan will be consummated on the Effective Date. The Effective Date will not occur, and accordingly, no action in connection therewith shall occur, unless and until the following conditions have been satisfied or duly waived pursuant to Section 9.02 of the Plan: (a) the Confirmation Order shall have been entered, shall not have been reversed, stayed, modified or amended and shall have become a Final Order; (b) all actions, documents and agreements necessary to implement the Plan shall have been effected or executed; (c) the Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are determined by the Debtors to be necessary to implement the Plan; (d) the Reorganized Debtors shall have entered into the Exit Financing Facility in an amount not less than $70 million in form and substance acceptable to the Debtors; and (e) the Debtors shall have obtained the Exit Equity Financing on terms acceptable to the Debtors in an amount not less than $28.5 million, of which not less than 80% of which shall be in the form of Equity, and up to 20% of which may be in the form of subordinated debt which shall be subordinated to the payments to be made under the Exit Financing Facility, and to holders of Allowed Class 4 and Class 8 Claims and existing and future senior liens.

        Confirmation of the Plan is dependant to a large extent on the Debtors' obtaining the Exit Equity and the Exit Financing. To the extent that the Debtors do not obtain the Exit Equity and/or the Exit Financing as set forth above, it is unlikely that the Plan as proposed will be confirmed or become effective.

        E.    Exit Equity Financing

        The Debtors intend to raise not less than $28.5 million in additional capital through the Exit Equity Financing. To that end the Debtors have engaged Morgan Joseph & Co. to act as investment bankers for the Debtors. The Exit Equity is expected to take the form of additional FAO Common Stock or capital stock convertible into FAO Common Stock that would dilute the ownership interest of current FAO Common Stock holders. While the exact form of the Exit Equity Financing and the amount of dilution are still unknown, the Debtors expect dilution to be significant and make no assurances that existing holders of FAO Common Stock will retain significant or any equity interest in Reorganized Debtors. The New Certificate of Incorporation is expected to authorize the issuance of additional FAO Common Stock in an amount sufficient to permit the issuance of the Exit Equity.

        In addition, the Debtors currently anticipate that the purchasers of the Exit Equity may want FAO to remain a public company listed on NASDAQ and, as are result, the New Certificate of Incorporation is expected to effectuate a reverse stock split to permit the minimum share price to be sufficiently high for NASDAQ listing. NASDAQ has notified FAO that the FAO Common Stock is subject to delisting as a result of the bankruptcy Filing. Amendments of a NASDAQ listed company's charter documents normally require a shareholder vote under NASDAQ rules, while the Debtors believe that the vote of holders of Class 10 Claims satisfies this requirement, there can be no assurance that NASDAQ will agree with this assessment and waive these requirements or permit FAO to retain its listing.

        In addition to the Exit Equity to be distributed to new investors in the Reorganized Debtors based upon the anticipated approximately $30 million investment, the Plan also provides that $4.0 million of the Kayne Anderson Secured Claim will be converted into a pro rata share of the Exit Equity at the Exit Equity Price. Finally, the Plan also provides that holders of Allowed Class 8 Claims Holders may elect to receive shares of the Exit Equity representing 7% of the Allowed Amount of such Claim, to be calculated on a pro-rata basis at the Exit Equity Price

        While the exact form of the Exit Equity Financing and the amount of dilution are still unknown, the Debtors expect dilution to be significant. In summary, the ownership interests of current FAO Common Stock holders will likely be significantly diluted by any or all of the following: a) issuance of the Exit Equity to new investors for an equity investment of up to $30 million; b) issuance of the Exit Equity on account of the Kayne Anderson Secured Claim in the amount of $4.0 million; c) issuance of the Exit Equity to holders of Allowed Class 8 Claims who elect Option C in a maximum amount of approximately $4.8 million if all creditors in Class 8 elect Option C; d) implementation of a reverse stock split in order to enable the per share price to be sufficiently high for listing on NASDAQ (i.e. $1.00); and e) issuance of stock under the FAO employee option plans. Based on the foregoing, the Debtors can make no assurances that existing holders of FAO Common Stock will retain significant or any equity interest in Reorganized Debtors.

        Efforts to raise the Exit Equity Financing are ongoing. As discussed in Section III(G) hereof, the Debtors have obtained a commitment from Saks for a portion of the Exit Equity Financing, and discussions are ongoing with other parties. Although the Debtors believe that they will have obtained the necessary formal commitments for the Exit Financing Facility by the Confirmation Hearing, as of the date of this Disclosure Statement, the Debtors do not have such commitments in place.

        F.    Exit Financing Facility

        On the Effective Date, the Reorganized Debtors expect to have in effect a working capital or other borrowing facility (or facilities) with one of several lending institutions with whom it is currently in discussions.

        The Exit Financing is expected to consist of a revolving credit facility permitting borrowings up to an aggregate principal amount of approximately $77 million. The Debtors anticipate that the Exit Financing Facility will consist of (a) revolving credit facility in the maximum principal amount of $70 million dollars ("Tranche A") and (b) a $7 million special subline revolving facility ("Tranche B"). Interest is expected to be charged on a sliding scale based on the financial condition of the Reorganized Debtors and to include options based on LIBOR or prime rate. Based on the $77 million amount, the Reorganized Debtors have offered to pay a fee equal to $770,000 to the lenders under the Exit Financing at the closing plus other customary monthly fees. The borrowing base on the Tranche A facility is expected be an amount equal to the lesser of (a) $70 million and (b)(i) 85% of the net retail liquidation value ("NRLV") of eligible inventory less reserves ("Tranche A Inventory Borrowing Base") plus (ii) 85% of eligible credit card receivables". The borrowing base for the Tranche B facility is expected to be an amount equal to the lesser of (x) $7 million and (y) 95% of the NRLV of eligible inventory less the amount advanced on the Tranche A Inventory Borrowing Base. Eligible Inventory at any reference date is expected to consist of first quality goods on the Reorganized Debtors' perpetual inventory records, plus merchandise being purchased on documentary letters of credit not yet in the Reorganized Debtors' possession. Inventory reserves are expected to consist of a 1.5% shrinkage allowance consistent with the Reorganized Debtors' historical experience, adjusted from time to time based on actual experience, and a damaged merchandise allowance based on the Reorganized Debtors' records at any such time. Availability reserves are expected to require a minimum availability of not more than the greater of $4.0 million or 7.5% of the borrowing base. In addition, the Debtors expect that the Exit Financing Facility will include covenants regarding maximum capital expenditures, minimum ratio of accounts payable to inventory, and minimum EBITDA. On the Effective Date the Reorganized Debtors are expected to have approximately $31 million outstanding under the Exit Financing Facility with availability of approximately $20 million.

        The proceeds of the Exit Financing Facility will used to refinance the existing obligations under the Consolidated Credit Agreement, to pay other Allowed Administrative Claims in accordance with the Plan, to make other payments called for under the Plan, and to finance capital expenditures and for other general corporate purposes.

        The Debtors have received a number of proposals from various financing sources and are currently in discussions with two such parties regarding a definitive agreement to provide the Exit Financing Facility. Although the Debtors believe that they will have a formal commitment for the Exit Financing Facility by the Confirmation Hearing, as of the date of this Disclosure Statement, the Debtors do not have such a commitment.

VII. MANAGEMENT OF THE REORGANIZED DEBTORS

        A.    Board of Directors and Management

        1.    Composition of Boards of Directors

          a.    Reorganized Debtors

        The initial Board of Directors of each of the Reorganized Debtors will consist of those whose names will be disclosed prior to the date of the Confirmation Hearing. The Board of Directors of each of the Reorganized Debtors shall be appointed annually. Each of the members of the initial Reorganized Debtors' Board of Directors shall serve until their successors have been duly elected and qualified or their earlier resignation or removal in accordance with the New Certificate of Incorporation or New By-Laws, as the same may be amended from time to time.

        2.    Identity of Officers

        The officers of the Debtors immediately prior to the Effective Date will continue in their then-current positions as the officers of the Reorganized Debtors. For information concerning the senior executive officers of FAO as of November 2002, see the 10-Q annexed hereto as Exhibit C.

        B.    Compensation of Executive Officers

        For information concerning compensation paid by the Debtors to its executive officers for services rendered in their respective capacities in fiscal year 2002 see the 10-Q annexed hereto as Exhibit C.

VIII. SECURITIES LAWS MATTERS

        Section 1145 of the Bankruptcy Code generally exempts from registration under the Securities Act of 1933, as amended (the "Securities Act"), the offer or sale of a debtor's securities under a chapter 11 plan if such securities are offered or sold in exchange for a claim against, or interest in, such debtor. In reliance upon this exemption, the portion of the Exit Equity to be issued on the Effective Date to Kayne Anderson as provided in the Plan for the Kayne Anderson Note will be exempt from the registration requirements of the Securities Act and state securities laws. Accordingly, such securities may be resold without registration under the Securities Act or state securities laws pursuant to the exemption provided by Section 4(1) of the Securities Act, unless the holder is an "underwriter" with respect to such securities, as that term is defined in the Bankruptcy Code.

        Section 1145(b) of the Bankruptcy Code defines "underwriter" for purposes of the Securities Act as one who (a) purchases a claim with a view to distribution of any security to be received in exchange for the claim other than in ordinary trading transactions, (b) offers to sell securities issued under a plan for the holders of such securities, (c) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distributions, or (d) is a control person of the issuer of the securities. Since Kayne Anderson is such a control person, it will be deemed an "underwriter." Accordingly, it may resell such securities only pursuant to a registration statement under the Securities Act or an exemption therefrom, including the exemption provided by Rule 144 under the Securities Act. Such Rule generally permits the resale of securities received by statutory underwriters pursuant to a chapter 11 plan, subject to applicable volume limitations, notice and manner of sale requirements, and certain other conditions.

        The exemption provided in section 1145(a) will not be available for investors in the Exit Equity Financing. The Exit Equity to be issued on the Effective Date to investors will be sold under an exemption from the registration requirements of the Securities Act. Such securities may not be resold without registration under the Securities Act or an exemption from such requirements. The holders of the Exit Equity will be parties to a registration rights agreement with the Reorganized FAO, which will give them the right to cause the Exit Equity to be registered for resale under the Securities Act, subject to certain conditions and limitations contained in such agreement.

IX. CERTAIN RISK FACTORS TO BE CONSIDERED

        Holders of Claims against, and Interests in, the Debtors should read and consider carefully the factors set forth below, as well as the other information set forth in this Disclosure Statement (and the documents delivered together herewith and/or incorporated by reference), prior to voting to accept or reject the Plan. These risk factors should not, however, be regarded as constituting the only risks involved in connection with the Plan and its implementation. Additional risk factors related to the Debtors' business generally can be found at FAO's Registration Statement on Form S-3 No. 333-84438 filed with the Securities and Exchange Commission.

        A.    Certain Bankruptcy Law Considerations

        1.    Risk of Non-Confirmation of the Plan

        Although the Debtors believe that the Plan will satisfy all requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion. Moreover, there can be no assurance that modifications to the Plan will not be required for confirmation or that such modifications would not necessitate the resolicitation of votes.

        2.    Non-Consensual Confirmation

        In the event any impaired Class of Claims or Equity Interests does not accept the Plan, the Bankruptcy Court may nevertheless confirm the Plan at the request of the Debtors if at least one impaired Class has accepted the Plan (such acceptance being determined without including the vote of any "insider" (as defined in the Bankruptcy Code) in such Class), and as to each impaired Class that has not accepted the Plan, if the Bankruptcy Court determines that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to the dissenting impaired classes. See Section VI.

        3.    Risk of Non-Occurrence of the Effective Date

        The Reorganized Debtors' ability to consummate the Plan is subject to its obtaining the Exit Financing Facility and the Exit Equity Financing. There can be no assurance that the conditions to such funding will be satisfied.

        B.    Risks to Recovery by Holders of Certain Claims

        Pursuant to the Plan, holders of Claims in certain classes will receive payment over time. While the Debtors believe that they will have the financial ability as the Reorganized Debtors to make such payments, certain conditions described below may impact the Debtors' operations and future performance.

        1.    The Debtors have been operating in Chapter 11.

        The Debtors have been operating under Chapter 11 bankruptcy protection since January 13, 2003. In conjunction with the Reorganization Cases and the Plan, the Debtors have closed, and plan to close, numerous Right Start, Zany Brainy and FAO Schwarz stores, are restructuring their subordinated debt, obtaining the Exit Financing and conducting the Exit Equity Financing, and are reducing the claims of the Debtors' unsecured creditors at a discount, including the claims of the Debtors' vendors and suppliers. The Debtors expect to renew relationships with customers and vendors as they emerge from bankruptcy, but there can be no assurances that the Debtors' bankruptcy filing will not have a residual effect on the Debtors' future business even after Confirmation of the Plan.

        In connection with the Plan, the Debtors have been conducting going-out-of-business sales at the store locations that they plan to close, and also conducting certain sales promotions at various other stores. The Debtors' assumptions regarding the performance of the stores the Debtors have elected to retain may be incorrect and the Debtors may not have selected enough stores for closure. In addition, the Debtors have deferred their expansion plans and have deferred other planned capital improvements. There can be no assurance that the Debtors will be able to resume these growth initiatives in the near term.

        2.    The Debtors have a history of operating losses.

        The Debtors expect to report significant consolidated operating losses in their fiscal year ended February 1, 2003 (unaudited) and have reported consolidated operating losses of $1.8 million in their fiscal year ended February 2, 2002, and operating losses related to the Right Start retail store operations for their fiscal year ended February 3, 2001 of $3.0 million. There can be no guarantee that the restructuring contemplated by the Plan will end these operating losses. In addition, the Debtors expect to emerge from bankruptcy with largely the same management as was involved with Debtors prior to the bankruptcy filing and there can be no assurance that this management or any other would prevent similar operating losses in the future.

        Losses could negatively affect the Debtors' working capital, the extension of credit by the Debtors' suppliers and the Debtors' ability to implement their business strategy.

        3.    The Debtors' right to use cash collateral ends April 4, 2003; Restrictive loan covenants and significant lender discretion under the Exit Financing Facility may directly or indirectly limit Debtors' ability to take desired corporate actions and restrict Debtors' cash flow, limiting Debtors' ability to operate their business.

        Operating results in the Debtor's Zany Brainy and FAO Schwarz stores depend to a significant extent on sales at those stores during the months of November and December, resulting in operating losses for most of the year and making annual operating results difficult to predict. The Debtors currently are funding operations under a court order that permits the Debtors to use cash that is the collateral for the lenders under the Debtors' pre-petition credit facility, until April 4, 2003. If the Debtors' do not consummate the Plan or an alternative plan on or prior to April 4, 2003, the Debtors' current lenders and other creditors may force a liquidation of the Debtors' remaining assets.

        All claims under the Debtors' pre-petition credit facility will be discharged upon consummation of the Plan. In order to finance the discharge, the Debtors will enter into the Exit Financing Facility. The Exit Financing Facility is expected to consist of a revolving credit facility permitting borrowings up to an aggregate principal amount of up to $77 million. Borrowings under the Exit Financing Facility are expected to be based on a percentage of the Reorganized Debtors' inventory and receivables.

        The Debtors believe that they were forced to file bankruptcy protection when they did instead of effectuating an out of court restructuring in part due to restrictions imposed under their pre-petition credit facility. The Exit Financing Facility is expected to include provisions that similarly would give the lenders under the Exit Financing Facility significant discretion to limit Debtor's ability to borrow under the Exit Financing Facility and would include a number of financial and operating covenants. The Debtors can make no assurances that the lenders under the Exit Financing Facility will grant waivers or amendments in connection with the Reorganized Debtors' failure to comply with any of these covenants in the future. If the Reorganized Debtors were to fail to comply with covenants under the Exit Financing Facility and the lenders were not to waive noncompliance, the lenders could accelerate the repayment of obligations under the Exit Financing Facility, refuse to extend additional credit to the

Reorganized Debtors and exercise other remedies which would significantly restrict the Reorganized Debtors' cash flow and limit their ability to operate their business.

        The Exit Financing Facility is also expected to limit the Debtors' ability to borrow additional money, pay dividends, dispose of assets, make additional corporate investments, increase director and officer compensation and experience a change of control. The Reorganized Debtors' ability to take desired corporate actions and to fund operations will be dependent on compliance with these restrictions or the Reorganized Debtors' ability to obtain waivers of them. The Debtors can make no assurances that the Reorganized Debtors will be able to comply with these restrictions or that the lender under the Exit Financing Facility would waive such restrictions.

        4.    Any significant reduction in or restriction on the availability of the Debtors' trade credit could result in materially reduced sales.

        As do many retailers, the Debtors depend on the availability of credit from the suppliers of their inventory. The Debtors' trade creditors permit them a period of time after shipment to pay for the goods shipped. If the Reorganized Debtors' trade creditors significantly restrict the terms on which the Reorganized Debtors may pay, they may be unable to replace that credit from other sources.

        5.    The Reorganized Debtors may need to raise additional capital, which may not be available to them.

        The Debtors expect that available funds under the Exit Financing Facility, together with the proceeds of the Exit Equity Financing, will be sufficient to meet the Reorganized Debtors' working capital and capital expenditure needs for at least the next 12 months. After that, if operations produce less profit than expected or the Reorganized Debtors initiate a growth plan, the Reorganized Debtors may need to raise additional funds, and cannot be certain that they will be able to obtain additional financing on favorable terms or at all.

        If the Reorganized Debtors raise additional capital in the future, the ownership interests of its existing stockholders may again be diluted on a percentage ownership basis. No assurance can be given that the use to which it puts additional capital raised will increase the value of the Reorganized Debtors proportionately to the amount of dilution a stockholder experiences in such a transaction. If such an increase does not occur, the value of such stockholder's ownership position may decrease.

        6.    The Reorganized Debtors will be susceptible to changing economic conditions and localized events which may affect their results of operations.

        The Reorganized Debtors' business will depend heavily on middle- to upper-income individuals whose income may be adversely affected by changes in the national economy. A prolonged economic downturn throughout the United States may decrease sales of the Reorganized Debtors' products and have a material adverse effect on their financial condition and results of operations. In addition, the Reorganized Debtors' stores typically face short-term or limited effects from localized events such as weather and local economic events.

        7.    The Debtors' operations depend on independent manufacturers and loss of any key vendors could impact profitability.

        Several of the Debtors' trade creditors provide a significant amount of the inventory they sell. If such trade creditors were to restrict the terms on which the Reorganized Debtors may pay or otherwise refuse to do business with the Reorganized Debtors, they may have to replace such trade creditors and the Debtors cannot make assurances that the Reorganized Debtors would find acceptable replacements or that they would not suffer reduced sales while in the process of replacing them.

        The Debtors generally do not have long-term contracts with their trade creditors. As a result, the Debtors compete with other companies for production facilities. If the Reorganized Debtors are unable to obtain products that meet the demands of their customers, their sales may fall. The Reorganized

Debtors' future success partly depends on their ability to maintain good relations with their trade creditors.

        8.    Competition from mass market retailers and discounters, which have strong brand recognition and financial and other resources, may have a negative impact on the Reorganized Debtors' sales.

        Many mass market retailers and discounters, such as Toys 'R' Us, Wal-Mart, Target and Amazon.com, have strong brand recognition and greater financial, marketing and other resources than do the Debtors. The Reorganized Debtors face challenges in responding to these competitors' merchandising and pricing strategies, advertising campaigns and other initiatives, since the Reorganized Debtors do not expect to compete on the basis of price alone. Several of these competitors, including Toys 'R' Us, have launched successful internet shopping sites which compete with the Debtors' stores and internet marketing channels. In addition, an increase in focus on the specialty retail market or the sale by these competitors of more products similar to the Reorganized Debtors' products (as has recently been the case) could cause the Reorganized Debtors to lose market share or selling margin as a result of the need to discount or increase advertising.

        9.    The business of the Debtors' Zany Brainy and FAO Schwarz stores is highly seasonal, and annual results are highly dependent on the success of the holiday selling season.

        A significant portion of the sales of each of ZB Company, Inc. and FAO Schwarz, Inc. is expected to occur in the their fourth quarter (generally November through January) coinciding with the holiday shopping season. Therefore, the contribution under their brands to the Reorganized Debtors results of operations for the entire year depend largely on fourth quarter results. Typically, these businesses have not been profitable in any quarter other than the fourth quarter of any fiscal year, and the Reorganized Debtors cannot guarantee that they can minimize this effect.

        10.    The failure of the Reorganized Debtors to maintain product exclusivity in their stores could result in reduced sales and increased marketing expense.

        A large percentage of FAO Schwarz brand sales are generated from products not generally available from mass toy merchants. In addition, FAO Schwarz stores are routinely the launch site for new product offerings. If the FAO Schwarz brand is unable to maintain exclusive rights or the brand loses its perceived distinction, sales can be expected to suffer in those stores and marketing expense, which typically has been very small, can be expected to increase. Similar results may be expected at Reorganized Debtors' Zany Brainy brand stores though exclusivity has not been as important a part of the business strategy under that brand.

        11.    The Reorganized Debtors' business will rely on foreign product sources and profits could be adversely affected by factors related to such dependence.

        The Reorganized Debtors will not own or operate any manufacturing facilities. Instead, they will buy all of their products from manufacturers and distributors. A significant percentage of the Reorganized Debtors' product will be purchased from foreign vendors. In addition, a significant number of the products the Reorganized Debtors will purchase from domestic suppliers are expected to be manufactured abroad. Historically, imported items have had higher gross profit margins. Imports typically would allow the Reorganized Debtors to offer a large selection of unique goods. The Reorganized Debtors expect to become even more dependent on imported items in their operations. As a result, they are subject to risks associated with relying on foreign manufacturers, such as geopolitical instability, transportation or production delays and adverse publicity due to foreign labor practices.

        12.    The Debtors' intellectual property rights may not be safeguarded, are subject to the rights of others and may be impaired by infringement claims.

        The Debtors' copyrights, service marks, trademarks, trade dress, trade secrets and similar intellectual property are critical to their success. The Debtors obtained the right to use "F.A.O.

Schwarz" and variations thereof under license from the F.A.O. Schwarz Family Foundation. The license is perpetual for so long as the Debtors comply with the terms of the license agreement. The license agreement permits the exclusive use of the FAO Schwarz name and mark for advertising, promotion or any other business purposes, including use of the mark on products, packaging and labeling and in connection with advertising in operated or licensed stores, through catalogs, internet, television, computer and other electronic means, product licensing, and branded products for resale by third party retailers. The Reorganized Debtor will pay royalties to the F.A.O. Schwarz Family Foundation based on such sales and licensing revenues. The agreement provides the F.A.O. Schwarz Family Foundation with quality control rights over the Debtors' use of the name and mark and restricts their ability to transfer the license directly or indirectly through stock issuances, asset sales or other means. In addition, the Debtors' right to use "FAO" in the name of the publicly listed entity is dependent on maintaining a certain standing in the financial community. Any failure by the Reorganized Debtors to comply with the terms of the license agreement, including the quality control provisions, and the consequent loss of any rights in the FAO Schwarz name and mark, could adversely affect the Reorganized Debtors' operations.

        13.    The Reorganized Debtors may be unable to successfully implement their strategic initiatives.

        The Reorganized Debtors plan to continue putting Right Start boutiques in Zany Brainy stores, return to Zany Brainy's educational roots, increase tourism at FAO Schwarz, increase non-seasonal merchandise at its stores and explore opportunities overseas and in licensing. The Reorganized Debtors also expect to enjoy significant expense reductions. There can be no certainty that the Reorganized Debtors plans will have the impact expected or that they will be able to cut expenses to the degree planned.

        14.    The Reorganized Debtors will be subject to products liability and general liability claims.

        The Reorganized Debtors' products (and their instructions and advice concerning the use of such products) are used for and by children and infants who may be injured from usage, and the Reorganized Debtors may be subject to claims or lawsuits resulting from such injuries or from injuries suffered by its customers, employees or agents in its stores or otherwise. The Debtors believe they currently have adequate liability coverage, through their own insurance and the insurance they require their vendors to have. The Reorganized Debtors face the risk, however, that claims or liabilities could exceed this insurance coverage. Furthermore, the Reorganized Debtors and their vendors may not be able to maintain adequate liability insurance in the future.

        15.    NASDAQ may delist FAO's common stock.

        On January 14, 2003, The NASDAQ Stock Market ("NASDAQ") notified FAO. of its intention to delist FAO's common stock from NASDAQ. NASDAQ cited the following reasons for its decision to delist:

  •
  the public interest concerns raised by the Debtor's January 13, 2003, bankruptcy filing; and

  •
  concerns regarding the residual equity interest of the existing listed securities holders.

        FAO appealed NASDAQ's determination at a hearing held on February 14, 2003. The delisting process has been stayed pending the outcome of the hearing. FAO's ability to remain listed will depend in part upon the terms demanded by investors in the Exit Equity Financing and the market value of the remaining public float. The Debtor's cannot guarantee that NASDAQ will grant FAO's request for continued listing. If FAO's common stock is not listed on a national securities exchange or quotation system or fails to qualify for continued listing after emergence from bankruptcy, its liquidity and the market value of its securities could be adversely affected.

        16.    The price of FAO's common stock may fluctuate.

        In the past, FAO's stock has experienced significant price and volume fluctuations. Such fluctuations may adversely affect the market price of FAO's common stock without regard to its operating performance. In addition, other factors that could cause the price of FAO's common stock to fluctuate substantially include quarterly fluctuations in its financial results, sales after registration of its privately placed securities, the general economy and the financial markets. FAO stock is likely to experience such price and volume fluctuations in the future.

        17.    Sales of FAO's common stock may depress its price.

        The market price of FAO's common stock could decline as a result of sales of a large number of shares in the market under registration statements. Any sale of FAO's common stock subsequent to consummation of the Plan of Reorganization and the Exit Equity Financing will likely include demand registration rights. In addition, the Debtors expect that, upon emergence from bankruptcy, substantially all of FAO's common stockholders without publicly registered shares will participate in the registration rights granted in connection with the Exit Equity Financing.

        Sales of a substantial number of shares of FAO's common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of its common stock and could make it more difficult to raise funds through future offerings of common stock.

        18.    The projected financial information may be inaccurate.

        The financial projections included in this Disclosure Statement are dependent upon the successful implementation of the Reorganized Debtors' business plan and the validity of the assumptions contained therein. These projections reflect numerous assumptions, including confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of the Reorganized Debtors, retail industry performance, certain assumptions with respect to competitors of the Reorganized Debtors, general business and economic conditions and other matters, most of which are beyond the control of the Reorganized Debtors. In addition, unanticipated events and circumstances occurring subsequent to the preparation of the projections may affect the actual financial results of the Reorganized Debtors. Although the Debtors believe that the projections are reasonably attainable, variations between the actual financial results and those projected may occur and be material.

X. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

        The following is a summary of certain federal income tax consequences of the implementation of the Plan to the Debtors and to the holders of certain Claims. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Tax Code"), Treasury regulations promulgated and proposed thereunder, judicial decisions and published administrative rules and pronouncements of the IRS as in effect on the date hereof. Changes in such rules or new interpretations thereof may have a retroactive effect and could significantly affect the federal income tax consequences described below.

        The federal income tax consequences of the Plan are complex and are subject to significant uncertainties. The Debtors have not requested a ruling from the IRS or an opinion of counsel with respect to any tax aspects of the Plan. Thus, no assurance can be given as to the IRS' interpretation of any aspect of the Plan. In addition, this discussion does not address the federal income tax consequences of the Plan to holders whose Claims are entitled to payment in full in Cash or are otherwise unimpaired (e.g., Allowed Non-Tax Priority Claims) and Stock Interests, any non-income, foreign, state or local tax consequences of the Plan, or the federal income tax consequences of the Plan to special classes of taxpayers (such as foreign taxpayers, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, and investors in pass-through entities). Moreover, this summary applies only to taxpayers who hold their Claims and any property received in connection with the Plan as capital assets within the meaning of Section 1221 of the Tax Code.

        THE FOLLOWING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING BY EACH HOLDER OF A CLAIM OR INTEREST AND ADVICE BASED UPON SUCH INDIVIDUAL CLAIM OR INTEREST HOLDER'S CIRCUMSTANCES. ALL HOLDERS OF CLAIMS OR INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES OF THE PLAN.

        A.    Consequences to the Debtors

        For federal income tax purposes, the Debtors expect to report significant consolidated net operating loss ("NOL") carryforwards for their tax year ended February 2, 2002. The Debtors expect to report a further loss for their current taxable year. The Debtors also have substantial tax basis in their assets. As discussed below, such NOL carryforwards and other losses will be eliminated as a result of the implementation of the Plan and the Debtors' tax basis in their respective assets will be significantly reduced.

        Upon implementation of the Plan, the amount of the Debtors' aggregate outstanding indebtedness will be reduced. In general, the Tax Code provides that a debtor in a bankruptcy case must reduce certain of its tax attributes (such as its NOL carryforwards and any current year NOL, tax credits and, subject to certain limitations, tax basis in assets) by the amount of any cancellation of debt ("COD") income. COD income is the amount by which the indebtedness discharged exceeds any consideration given in exchange therefor. To the extent the amount of COD income realized in a Chapter 11 bankruptcy proceeding exceeds the tax attributes available for reduction, the excess is not taxed. As a result of the disposition of the Class 4, 5, 7 and 8 Claims pursuant to the Plan, the Debtors expect to realize COD income and to incur tax attribute reduction, except to the extent that one or more statutory exceptions to COD income and tax attribute reduction apply (such as where the payment of the portion of the cancelled debt which is discharged would have given rise to a tax deduction). As result of such tax attribute reduction, it is anticipated that the aggregate tax basis of the Debtors' respective inventory assets will be significantly reduced, thus causing the Debtors to realize greater amounts of taxable income upon the ultimate sale of such inventory assets than they otherwise would realize if the Plan had not been implemented.

        Although not free from doubt, based on existing authorities, the Debtors believe that any reduction in tax attributes generally should apply separately to the particular corporation which is realizing COD income, even though the Debtors file a consolidated federal income tax return. The IRS has recently taken the position, however, that consolidated NOLs must be reduced irrespective of the source of those losses. The current IRS position as to the impact of the attribute reduction rules on other tax attributes of consolidated group members is unclear.

        In addition, any reduction in tax attributes does not effectively occur until the first day of the tax year following the tax year in which the COD income is realized. Accordingly, the consolidated NOL carryforwards and other losses of the Debtors should be available to offset any gain recognized in connection with the implementation of the Plan, subject to certain limitations imposed on the utilization of NOL carryforwards under the federal alternative minimum tax.

        Upon implementation of the Plan, the Debtors expect to realize approximately $63 million of COD income and to incur a corresponding amount of tax attribute reduction.

        B.    Consequences to Holders of Allowed Class 4 Claims

        In general, each holder of an Allowed Class 4 Claim will recognize gain or loss in an amount equal to the difference between (a) the sum of (1) the principal amount of the New Kayne Anderson Equipment Note, and (2) the fair market value of the New Kayne Anderson Equity received by such holder in satisfaction of its Class 4 Claim (other than the portion of such Class 4 Claim representing accrued but unpaid interest) and (b) such holder's adjusted tax basis in its Class 4 Claim (other than the portion of such Class 4 Claim representing accrued but unpaid interest). See "Distributions in Discharge of Accrued but Unpaid Interest" below. The character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the holder's holding period for such Class 4 Claim and whether and to what extent the holder has previously claimed a bad debt deduction with respect to such Class 4 Claim.

        A Class 4 Claim holder's initial tax basis for the New Kayne Anderson Equipment Note received by such holder under the Plan generally will equal the principal amount of such New Kayne Anderson Equipment Note. The holding period for such New Kayne Anderson Equipment Note generally will begin on the day following receipt thereof pursuant to the Plan. Interest payable to the holder of a New Kayne Anderson Equipment Note will be includible in the income of such holder as ordinary income at the time such interest is received or accrued in accordance with such holder's regular method of accounting for federal income tax purposes. Each holder of a New Kayne Anderson Equipment Note generally will recognize capital gain or loss on the sale, exchange, redemption or other taxable disposition of a New Kayne Anderson Equipment Note measured by the difference between (a) the amount of any cash and the fair market value of any property received by such holder (other than the portion of such cash or other property representing accrued but unpaid interest, which amount will be taxable as ordinary income), and (b) such holder's adjusted tax basis in the New Kayne Anderson Equipment Note. Such gain or loss will be long-term capital gain or loss if the New Kayne Anderson Equipment Note has been held by such holder for more than one year at the time of such sale, exchange, redemption or other taxable disposition.

        A Class 4 Claim holder's initial tax basis for any New Kayne Anderson Equity received by such holder under the Plan generally will equal the fair market value of such New Kayne Anderson Equity on the Effective Date of the Plan. The holding period for such New Kayne Anderson Equity generally will begin on the day following receipt thereof pursuant to the Plan. In general, any distributions of cash or other property to a holder of the New Kayne Anderson Equity will be includible in such holder's income as a dividend to the extent such distribution is made out of such holder's share of the current or accumulated earnings and profits of FAO, as determined under federal income tax principles. A corporate holder of the New Kayne Anderson Equity may be allowed a dividends received deduction with respect to such dividends. To the extent that the amount of any distribution to a holder of the New Kayne Anderson Equity exceeds such holder's share of FAO's current and accumulated earnings and profits as determined under federal income tax principles, the excess will be treated first as a tax-free return of capital (to the extent of such holder's adjusted tax basis in such New Kayne Anderson Equity) and thereafter as a capital gain. The amount of any distribution of property other than cash will equal the fair market value of that property on the date of distribution. Each holder of New Kayne Anderson Equity generally will recognize capital gain or loss on the sale, exchange, redemption or other taxable disposition of such New Kayne Anderson Equity measured by the difference between (a) the amount of any cash and the fair market value of any property received by such holder, and (b) such holder's adjusted tax basis in the New Kayne Anderson Equity. Such gain or loss will be long-term capital gain or loss if the New Kayne Anderson Equity has been held by such holder for more than one year at the time of such sale, exchange, redemption or other taxable disposition.

        C.    Consequences to Holders of Allowed Class 5 Claims

        In general, each holder of an Allowed Class 5 Claim will recognize gain or loss in an amount equal to the difference between (a) the principal amount of the New KBB Subordinated Notes received by such holder in satisfaction of its Class 5 Claim (other than the portion of such Class 5 Claim representing accrued but unpaid interest) and (b) such holder's adjusted tax basis in its Class 5 Claim (other than the portion of such Class 5 Claim representing accrued but unpaid interest). See "Distributions in Discharge of Accrued but Unpaid Interest" below. The character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the holder's holding period for such Class 5 Claim and whether and to what extent the holder has previously claimed a bad debt deduction with respect to such Class 5 Claim.

        A holder's initial tax basis for any New KBB Subordinated Note received under the Plan generally will equal the principal amount of such New KBB Subordinated Note. The holding period for such New KBB Subordinated Note generally will begin on the day following receipt thereof pursuant to the Plan. Interest payable to the holder of a New KBB Subordinated Note will be includible in the income of such holder as ordinary income at the time such interest is received or accrued in accordance with such holder's regular method of accounting for federal income tax purposes. Each holder of a New KBB Subordinated Note generally will recognize capital gain or loss on the sale, exchange, redemption or other taxable disposition of a New KBB Subordinated Note measured by the difference between (a) the amount of any cash and the fair market value of any property received by such holder (other than the portion of such cash or other property representing accrued but unpaid interest, which amount will be taxable as ordinary income), and (b) such holder's adjusted tax basis in the New KBB Subordinated Note. Such gain or loss recognized on the sale, exchange, redemption or other taxable disposition will be long-term capital gain or loss if the New KBB Subordinated Note has been held by such holder for more than one year at the time of such sale, exchange, redemption or other taxable disposition.

        D.    Consequences to Holders of Allowed Class 7 Claims and Allowed Class 8 Claims

        In general, each holder of an Allowed Class 7 Claim or Allowed Class 8 Claim will recognize gain or loss in an amount equal to the difference between (a) the amount of Cash received by the holder in satisfaction of its Claim (other than the portion of such Claim representing accrued but unpaid interest and other than to the extent any post-Effective Date distributions of Cash are required to be treated as imputed interest under the Tax Code), and (b) the holder's adjusted tax basis in its Claim (other than the portion of such Claim representing accrued but unpaid interest). See "Distributions in Discharge of Accrued but Unpaid Interest" below. The character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the holder's holding period for such Claim, whether such Claim was acquired at a market discount and whether and to what extent the holder has previously claimed a bad debt deduction with respect to such Claim. A holder who acquired its Claim from a prior holder at a market discount may be subject to the market discount rules of the Tax Code. Under these rules, assuming that the holder has made no election to amortize the market discount into income on a current basis with respect to any market discount instrument, any gain recognized on the exchange of such Claim (subject to a de minimis rule) generally would be characterized as ordinary income to the extent of the accrued market discount on such Claim as of the Effective Date.

        Due to the possibility that a holder of an Allowed Class 8 Claim may receive a Cash distribution subsequent to the Effective Date of the Plan, any loss and a portion of any gain realized by such holder may be deferred until such time as such holder has received its final Cash distribution. In addition, all holders of Allowed Class 8 Claims are urged to consult their tax advisors regarding the possible application of (or the ability to elect out of) the "installment method" of reporting any gain that may be recognized by such holders in respect of their Allowed Class 8 Claims.

        E.    Distributions in Discharge of Accrued but Unpaid Interest

        Pursuant to the Plan, all distributions in respect of Allowed Claims will be allocated first to the principal amount thereof, with any excess allocated to unpaid accrued interest. However, there is no assurance that such allocation will be respected by the IRS for federal income tax purposes. In general, to the extent any amount received by a holder of an Allowed Claim is received in discharge of interest accrued on such Allowed Claim during its holding period, such amount will be taxable to the holder as interest income (if, under the holder's applicable accounting method, such interest was not previously included in the holder's gross income). Conversely, a holder of an Allowed Claim will recognize a deductible loss (or possibly a write-off against a reserve for bad debts) to the extent any accrued interest with respect to such Claim was previously included in its gross income and is not paid in full. Each holder of an Allowed Claim is urged to consult its tax advisor regarding the allocation of consideration and the deductibility of unpaid interest for federal income tax purposes.

        F.    Information Reporting and Withholding

        All distributions to holders of Allowed Claims are subject to applicable withholding (including employment tax withholding) taxes. Under federal income tax law, interest and other reportable payments may, under certain circumstances, be subject to "backup withholding" at a 30% rate. Backup withholding generally applies if the holder (a) fails to furnish its social security number or other taxpayer identification number ("TIN"), (b) furnishes an incorrect TIN, (c) fails to report interest or dividends properly, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

XI. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

        If the Plan is not confirmed and consummated, the Proponents' alternatives include (a) the preparation and presentation of an alternative plan or plans of reorganization, (b) the sale of all or portions of the Debtors' assets pursuant to section 363 of the Bankruptcy Code, (c) a chapter 11 liquidation or (d) conversion to a case, and liquidation, under chapter 7 of the Bankruptcy Code.

        A.    Alternative Plan of Reorganization

        If the Plan is not confirmed, the Proponents or any other party in interest could attempt to formulate a different plan of reorganization. Such a plan might involve either a reorganization and continuation of the Debtors' business, a sale of all or a portion of Debtors' assets pursuant to section 363 of the Bankruptcy Code or an orderly liquidation of their assets. During the course of negotiation of the Plan, the Proponents explored various other alternatives and concluded that the Plan represented the best alternative to protect the interests of creditors and other parties in interest. The Proponents have not changed their conclusions.

        The Proponents believe that the Plan enables the Debtors to successfully and expeditiously emerge from chapter 11, preserves their business and allows creditors and interest holders to realize the highest recoveries under the circumstances. In a liquidation under chapter 11 of the Bankruptcy Code, the assets of the Debtors would be sold in an orderly fashion which could occur over a more extended period of time than in a liquidation under chapter 7 and a trustee need not be appointed. Accordingly, creditors generally would receive greater recoveries than in a chapter 7 liquidation. Under a section 363 sale of assets the period of time to conduct the sale would depend on the interest and timeline of prospective buyers. Although a chapter 11 liquidation is preferable to a chapter 7 liquidation, the Proponents believe that a liquidation under chapter 11 is a much less attractive alternative to creditors and equity interest holders because a greater return to creditors and equity interest holders is provided for in the Plan. The Proponents believe that a 363 sale of assets would produce less return to creditors and equity interest holders than the Plan because a prospective buyer would presumably attempt to pay only enough to repay the secured claims leaving no value for holders of unsecured claims or equity interest holders.

        B.    Section 363 Sale

        If the Plan is not confirmed, the Debtors may seek to sell all or portions of their assets pursuant to section 363 of the Bankruptcy Code.

        C.    Chapter 11 Liquidation

        If the Plan is not confirmed, the Debtors may liquidate their assets using a liquidator to conduct "going-out-of-business" or store closing sales, collecting accounts, pursuing causes of action and distributing proceeds pursuant to a liquidating plan or by other appropriate means.

        D.    Liquidation Under Chapter 7

        If no chapter 11 plan can be confirmed, the Reorganization Cases may be converted to cases under chapter 7 of the Bankruptcy Code in which a trustee would be elected or appointed to liquidate the assets of the Debtors. A discussion of the effect that a chapter 7 liquidation would have on the recovery of holders of Claims and Interests is set forth in Section VI.C.3, "Confirmation and Consummation Procedure—Confirmation—Best Interests Test." The Proponents believe that liquidation of the Debtors under chapter 7 would result in (a) smaller distributions being made to creditors than those provided for in the Plan because of the additional administrative expenses involved in the appointment of a trustee and attorneys and other professionals to assist such trustee, (b) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtors' operations, and (c) the failure to realize the greater, going concern value of the Debtors' assets.

XII. CONCLUSION AND RECOMMENDATION

        The Proponents believe that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will provide the greatest recoveries to holders of Claims and Interests. Other alternatives would involve significant delay, uncertainty and substantial additional administrative costs. Consequently, the Proponents urge all holders of Claims and Interests to vote to accept the Plan and to evidence their acceptance by duly completing and returning their Ballots so that they will be received on or before 5:00 p.m., Pacific Standard Time, on            , 2003.

Dated:	February 28, 2003 Wilmington, Delaware

Respectfully submitted,

FAO, Inc. (for itself and on behalf of all Debtors)

By:

Name:	Raymond P. Springer
Title:	Executive Vice President

COUNSEL:

David W. Levene (CA 059659) Anne E. Wells (CA 155975) LEVENE, NEALE, BENDER, RANKIN & BRILL, L.L.P. 1801 Avenue of the Stars Los Angeles, CA 90067 (310) 229-1234

Mark D. Collins (No. 2891) Rebecca L. Booth (No. 4031) RICHARDS, LAYTON & FINGER, P.A. One Rodney Square P.O. Box 551 Wilmington, Delaware 19899 (302) 651-7700

ATTORNEYS FOR DEBTORS AND DEBTORS IN POSSESSION

EXHIBIT A

FIRST AMENDED JOINT PLAN OF REORGANIZATION OF
FAO, INC. AND ITS DEBTOR SUBSIDIARIES

        (Filed as Exhibit 2.1 to this Form 8-K/A2)

EXHIBIT B

DISCLOSURE STATEMENT ORDER

[to be provided]

EXHIBIT C

FAO, INC. QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER
ENDED NOVEMEBER 2, 2002

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

Form 10-Q

(Mark one)
☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended November 2, 2002
OR
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission File Number 0-19536

FAO, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-3971414 (I.R.S. Employer Identification No.)
2520 Renaissance Blvd., King of Prussia, PA 19406 (Address of principal executive offices) (Zip Code)
(610) 292-6600 (Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report.)

        Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

        Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Exchange Act). Yes ☐    No ☒

        Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date:

        Common Stock Outstanding as of December 13, 2002: 38,513,440 shares.

FAO, INC.

INDEX TO FORM 10-Q
FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS
ENDED NOVEMBER 2, 2002

2

FAO, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)
(dollars in 000's, except for share and per share data)

	November 2, 2002	February 2, 2002
ASSETS
Current assets:
Cash and cash equivalents	$4,521	$2,811
Accounts and other receivables, net	10,183	14,966
Merchandise inventories	184,303	118,762
Prepaid catalog expenses	1,012	81
Other current assets	13,784	5,106

Total current assets	213,803	141,726

Noncurrent assets:
Property, fixtures and equipment, net	33,886	31,168
Deferred income tax benefit	1,400	1,400
Goodwill	4,578	4,578
Other noncurrent assets	3,733	2,564

Total noncurrent assets	43,597	39,710

	$257,400	$181,436

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$59,483	$21,014
Mandatorily Redeemable Preferred Stock	—	2,910
Accrued expenses	18,965	16,548
Accrued salaries and wages	8,163	11,098
Current portion of long term debt	1,228	959
Equipment Notes	13,000	—
Acquisition Obligations	—	5,000

Total current liabilities	100,839	57,529

Revolving Line of Credit	117,873	53,472
Equipment Note	523	1,503
Deferred rent	2,964	1,591
Subsidiary Subordinated Notes	16,175	15,972
Junior Convertible Note	—	4,900

Total liabilities	238,374	134,967

Commitments and contingencies
Stockholders' equity:
Series B Preferred Stock	—	188
Series E Preferred Stock	—	11,919
Series F Preferred Stock	—	3,996
Series G Preferred Stock	—	5,500
Series H Preferred Stock	—	20,000
Common stock and paid in capital (75,000,000 shares authorized at $0.001 par value; 38,513,440 and 12,965,501 issued and outstanding, respectively)	157,552	84,305
Accumulated deficit	(138,526)	(79,439)

Total stockholders' equity	19,026	46,469

	$257,400	$181,436

See accompanying notes to consolidated financial statements

3

FAO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(dollars in 000's, except for share and per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 2, 2002	November 3, 2001	November 2, 2002	November 3, 2001
Net sales:
Retail	$83,318	$57,150	$256,029	$80,187
Direct to customer	4,773	1,009	8,849	1,009
Shipping and handling revenues	1,202	194	2,271	194
Sales to Targoff-RS, LLC	—	265	—	265
Sales to RightStart.com, Inc.	—	—	—	3,207

	89,293	58,618	267,149	84,862
Costs and expenses:
Cost of goods sold, including distribution costs	54,517	36,777	160,239	49,226
Cost of shipping and handling	874	263	2,185	263
Cost of goods sold to Targoff-RS, LLC	—	265	—	265
Cost of goods sold to RightStart.com, Inc.	—	—	—	3,207

Gross profit	33,902	21,313	104,725	31,901

Selling, general and administrative expenses:
Operating expense	21,950	12,278	63,005	17,699
Occupancy expense	21,172	10,405	61,969	13,933
Marketing and advertising expense	2,184	792	6,064	1,053
General and administrative expense	7,241	4,377	19,997	6,505
Pre-opening costs	42	77	207	260
Depreciation and amortization expense	1,788	1,088	4,813	2,378

	54,377	29,017	156,055	41,828

Operating loss	(20,475)	(7,704)	(51,330)	(9,927)
Interest expense, net	3,414	2,219	7,801	2,637

Loss before income taxes	(23,889)	(9,923)	(59,131)	(12,564)
Income tax provision (benefit)	(233)	12	(134)	37

Net loss	$(23,656)	$(9,935)	$(58,997)	$(12,601)

Basic and diluted loss per share:
Net loss per share	$(0.66)	$(4.07)	$(2.55)	$(5.29)

Weighted average number of common shares outstanding	35,760,962	7,260,798	23,179,659	6,165,116

See accompanying notes to consolidated financial statements

4

FAO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)
(dollars in 000's)

	Thirty-Nine Weeks Ended
	November 2, 2002	November 3, 2001
Cash flows from operating activities:
Net loss	$(58,997)	$(12,601)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,813	2,378
Deferred rent	1,373	24
Non-cash compensation	—	37
Amortization of debt issuance costs	335	—
Non-cash interest	340	817
Store closing expense	—	8
Change in assets and liabilities affecting operations	(36,165)	(35,477)

Net cash used in operating activities	(88,301)	(44,814)

Cash flows from investing activities:
Additions to property, fixtures and equipment	(6,363)	(1,913)
Investment in Zany Brainy, net of cash acquired	—	(14,678)
Purchase price adjustments	(1,117)	(200)

Net cash used in investing activities	(7,480)	(16,791)

Cash flows from financing activities:
Net borrowings on revolving line of credit	64,401	43,781
Increase in bank overdraft	2,733	—
Proceeds from issuance of Equipment Notes	13,000	—
Payments on notes payable, Acquisition Obligations and capital leases	(5,711)	(200)
Redemption of Mandatorily Redeemable Preferred Stock	(3,000)	—
Proceeds from sale of common stock	26,147
Proceeds from issuance of Series E and G preferred stock	—	17,419
Proceeds from sale of junion subordinated convertible pay-in-kind notes	—	4,900
Payments of financing costs	(458)	(690)
Proceeds from exercise of stock options and warrants	379	—

Net cash provided by financing activities	97,491	65,210

Net increase in cash and cash equivalents	1,710	3,605
Cash and cash equivalents at beginning of period	2,811	254

Cash and cash equivalents at end of period	$4,521	$3,859

See accompanying notes to consolidated financial statements

5

FAO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

NOTE 1: Description of Business and Significant Accounting Policies

        FAO, Inc. (formerly known as The Right Start, Inc., and referred to herein as "FAO," "we," "us," "our," the "Company" and similar designations) operates 255 retail stores (169 Zany Brainy stores, 61 Right Start stores, 23 FAO Schwarz stores and two temporary outlet stores) in 32 states throughout the United States as of December 16, 2002 and operated 257 retail stores (70 Right Start stores and 187 Zany Brainy stores) as of November 3, 2001. The stores' product mix includes a wide variety of items to meet the needs of infants, small children and their care givers and children through age 12 presented in three distinct formats identified by the brands FAO Schwarz, The Right Start and Zany Brainy.

        At a special meeting held on March 26, 2002, the Company's shareholders voted to approve, among other things, the change of our name from The Right Start, Inc. to FAO, Inc., our reincorporation in the State of Delaware, and an amendment to our articles of incorporation effecting an increase in our authorized common stock from 25 million shares to 75 million shares. Our reincorporation became effective on September 10, 2002.

FAO Schwarz

        On January 6, 2002, FAO Schwarz, Inc. (fka Toy Soldier, Inc.) ("FAO Schwarz"), our wholly owned subsidiary, completed the acquisition of certain assets (and assumed liabilities of approximately $9.0 million) of KBB Retail Assets Corp. (fka FAO Schwarz) ("KBB"), including its Fifth Avenue store in New York and 21 other stores throughout the United States, and the assets of its affiliate Quality Fulfillment Services, Inc. The acquisition was funded through the issuance of contingent convertible preferred stock (since converted) and the issuance of $15.7 million (reduced from its original amount of $18.0 million pursuant to its terms) in aggregate principal amount of FAO Schwarz's 8% Subordinated Notes due 2005.

        We currently operate an FAO Schwarz store in Chicago under an operating agreement with KBB. Under the terms of the agreement we are entitled to receive a monthly reimbursement for any monthly shortfall when expenses exceed net sales. During the thirteen and thirty-nine week periods ended November 2, 2002, we received reimbursements of $552,000 and $1.7 million, respectively. Expenses used in the monthly reimbursement calculation are limited based on the gross margin realized in the Chicago store, as defined. Reimbursable expenses are expenses incurred exclusively by the Chicago store as well as an allocable monthly amount of variable overhead defined as 1/12 of 6.5% of annual net sales. These reimbursements are recorded as reductions of operating expenses in the accompanying consolidated statements of operations. The Chicago store recorded net sales for the thirteen and thirty-nine week periods ended November 2, 2002 of $2.0 million and $5.2 million, respectively, which are included in our retail net sales during those periods. In November 2002, we received notice of termination from KBB of the operating agreement effective January 20, 2003. We will operate the Chicago store through the end of December and then, pursuant to an amendment to the operating agreement with KBB, effect an orderly closing of the store during the month of January 2003. At the inception of the operating agreement with KBB in January 2002, FAO Schwarz, Inc. issued an 8% Subordinated Note to KBB in connection with the purchase of inventory necessary to operate the Chicago store in an aggregate principal amount of $1.5 million (the "Chicago Note") which was due upon closure of the Chicago store. In connection with the planned closure, KBB agreed to reduce the aggregate principal amount of the Chicago Note to $1.0 million due in three monthly installments

6

beginning in January 2003 with a balloon payment in December 2003. As consideration for this amendment we agreed to issue warrants to KBB to purchase 50,000 shares of our common stock at an exercise price of $1.90 per share upon approval by our board.

        In September 2002, we agreed to operate an FAO Schwarz store in San Diego under an operating agreement with KBB. We are entitled to receive a monthly reimbursement for our occupancy costs related to the store, pre-opening costs, closing costs, certain freight costs and limited overhead costs. During the thirteen week period ended November 2, 2002, we received reimbursements of $150,000. The San Diego store recorded net sales for the thirteen week period ended November 2, 2002, of $36,000, which are included in our retail net sales during that period. The agreement terminates in September 2003.

        On September 10, 2002, we entered into a services agreement with a subsidiary of New Roads, Inc. ("New Roads") with respect to our direct-to-customer order taking and fulfillment services business. Concurrently we sold the related assets involved in servicing that business to New Roads' subsidiary. New Roads is responsible for processing all our catalog orders and fulfilling and shipping both our catalog and online orders. We remain responsible for all our other customer service functions.

Zany Brainy

        On September 5, 2001, ZB Company, Inc., our wholly-owned subsidiary, completed the acquisition of substantially all of the assets of Zany Brainy, Inc., including 169 retail stores (and inventory in an additional 18 stores that were closed) in 34 states through a sale of assets and assignment of liabilities pursuant to sections 363 and 365 of the U.S. Bankruptcy Code. As consideration, ZB Company, Inc. agreed to pay the following: $7.5 million in cash and 1.1 million shares of our common stock to the Zany Brainy estate for the benefit of the unsecured creditors; $65.8 million (excluding renewed letters of credit) to the Zany Brainy, Inc. Debtor in Possession lender paid at the closing from the proceeds of a Loan and Security Agreement between Wells Fargo Retail Finance, LLC (the "Bank") and ZB Company, Inc., dated September 5, 2001 (the "ZB Credit Facility"); $1.1 million in bankruptcy-related professional fees that had been incurred prior to closing; $2.1 million paid into an escrow at the closing for Zany Brainy, Inc. management retention bonuses; and certain lesser amounts of which collective amount $4.2 million was offset by payments due to investors from the estate. Additionally, ZB Company, Inc. assumed certain other liabilities of approximately $39.5 million consisting of post-petition trade payables, settlement amounts, other bankruptcy-related professional fees, sales and payroll taxes, accrued salaries and employee benefit obligations and customer gift certificates and merchandise credits. The Company financed the Zany Brainy asset acquisition with the issuance of common stock and the proceeds from the issuance of contingent convertible preferred stock (since converted), contingent convertible notes (since converted) and the ZB Credit Facility.

        We also agreed to reimburse the Zany Brainy, Inc. creditors for up to $1 million of costs incurred by the creditors related to professional services. All such amounts paid represented additional purchase price. During the thirteen and thirty-nine week periods ended November 2, 2002, we paid $0 and $600,000, respectively. As of November 2, 2002, we believe that the only obligation to the Zany Brainy, Inc. estate is for additional taxes in the amount of $89,000 although the estate claims that we owe it for taxes it has discovered in the amount of approximately $376,000.

7

Targoff-RS, LLC

        As a condition to one of the equity investments used to fund the Zany Brainy asset acquisition, we acquired Targoff-RS, LLC which had acquired, in a private foreclosure sale, certain assets including the online business "www.RightStart.com" and the Right Start catalog business. We purchased Targoff-RS, LLC and its debt at an aggregate price of $4.0 million through the issuance of contingent convertible preferred stock (since converted).

Operating Results and Liquidity

        We obtain our cash for operations from cash flow from operations and availability from the $127 million credit facility (the "Consolidated Credit Facility") entered into by us, FAO Schwarz, Inc., ZB Company, Inc. and the Bank.

        The amount we can borrow under the Consolidated Credit Facility is directly related to our inventory level and the applicable monthly inventory advance rate. Our liquidity during the third quarter was restricted due to the amount by which we increased our inventory levels to prepare for the holiday selling season coupled with the lack of normal vendor terms. During August 2002, we began accelerating our inventory orders to support holiday seasonal sales. A substantial amount of the August activity was in the form of import purchase orders that were shipped from overseas under letters of credit. In connection with the need to place letters of credit for import orders as well as begin an early inventory build, we found that our vendor terms and the August and September monthly inventory advance rates stipulated by the Consolidated Credit Facility would be inadequate to meet our needs. Accordingly, Kayne Anderson Investment Management, Inc. ("KAIM") and Fortune Twenty-Fifth, Inc. (each of which is an affiliate of the Company; KAIM is a major stockholder and Fortune Twenty-Fifth, Inc. is controlled by Mr. Fred Kayne who is a major stockholder and Chairman of the Board), agreed to supply letters of credit to the Bank in the aggregate principal amount of $13 million, which increased our borrowing capacity. A second amendment to the Consolidated Credit Facility permitted us to borrow from the Bank an amount equal to the aggregate stated amount of the letters of credit in addition to the amounts that could be borrowed under the existing borrowing formula. In consideration for providing these letters of credit, which were fully cash collateralized, the providers were to be paid a 15% annualized return on the aggregate principal amount through November 8, 2002. These letters of credit were due to be returned to the providers on November 8, 2002, if we achieved $7.5 million in minimum availability under the Consolidated Credit Facility on November 1, 2002. Our reimbursement obligations under these letters of credit were secured by our one-year notes bearing interest at 8% per annum, by our equipment and by warrants to purchase up to 650,000 shares of our common stock if the letters of credit were not returned. If the notes were not repaid, the warrants were to accumulate over time at a rate designed to provide an additional yield of 12% per annum based on a Black-Scholes calculation of the value of the warrants, or for a cash equivalent at our discretion. On October 8, 2002, those notes and warrants were cancelled and the holders used the cash collateral from the letters of credit to purchase substantially similar notes (the "Equipment Notes") and five-year warrants to purchase 650,000 shares of our common stock with an exercise price equal to $2.40 per share. On November 21, 2002, the holders agreed to accept repayment of $5 million of the Equipment Notes on or after November 22, 2002, and defer payment on the remaining Equipment Notes until December 1, 2003. The Equipment Notes are due December 1, 2003, however the Bank currently will not permit repayment prior to December 31, 2003. In addition, the warrants were amended to vest immediately in light of the extension of the maturity of the Equipment Notes by more than one year.

8

        During the month of November 2002, the Bank implemented additional availability reserves in the amount of $10 million. In November, our borrowing base was substantially higher than the maximum loan commitment and therefore the new availability reserves had no adverse affect on our ability to borrow fully under the current maximum loan commitment. In December 2002, as inventory is sold down, our borrowing base will decrease below the maximum commitment amount at which point our ability to borrow will be less than management had anticipated. The additional reserves were initiated at the request of Hilco Capital LP, a lender under the special subline portion of the Consolidated Credit Facility. Under the special subline, Hilco Capital and KAIM affiliates have commited to lend up to $12 million provided that our total borrowings do not exceed a specified percentage of our eligible inventory but in all cases in excess of the percentage of eligible inventory against which the Bank will lend. Hilco Capital's intercreditor agreement with us and the Bank permitted Hilco to demand additional reserves.

        In November 2002, we also entered into a third amendment to the Consolidated Credit Facility which added a covenant limiting our effective advance rate (i.e. the outstanding borrowings and stated amounts of letters of credit issued thereunder in an aggregate amount in excess of $1 million divided by the cost value of our eligible inventory) to amounts that decrease on a weekly basis through December 27, 2002, to 35%. This rate remains in effect after December 27, 2002, until a new effective advance rate schedule is determined with the Bank in connection with our business plan for Fiscal 2003.

        The special subline is considered an outstanding borrowing under the Consolidated Credit Facility for purposes of determining compliance with our effective advance rate, while borrowing from a subordinated lender would not be. In order to meet our effective advance rate covenant after December 27, 2002, we need to replace the existing special subline with a subline that consists of such subordinated borrowings. If we are unsuccessful in replacing the special subline (1) we may be unable to meet our effective advance rate covenant while paying amounts we owe, (2) a more restrictive lending formula will come into effect on January 1, 2003, which also severely restricts our liquidity and (3) Hilco will prevent removal of the new reserves. The special subline may be terminated and replaced without costs to us other than payment of fees that have been earned in advance, including $1.7 million that will be earned on December 31, 2002. We have had discussions with several potential replacement lenders, however, there can be no assurance that our efforts will be successful in time for us to meet our effective advance rate, avoid the additional fees, or at all. Our inability to reduce our outstanding borrowings to the Bank's borrowing limit could cause the entire borrowing under the Consolidated Credit Facility to be due and immediately payable. Without another funding source, this would impact our ability to continue as a going concern.

        The Consolidated Credit Facility contains an EBITDA covenant based on the business plan we provided the Bank at the beginning of the year ending February 1, 2003 ("Fiscal 2002"). The first test is not due to be reported to the Bank until January 2003 for our year to date results through December 2002. Our EBITDA for Fiscal 2002 is not projected to rise to the levels we projected at the beginning of Fiscal 2002. As a result, in December 2002, we negotiated a waiver to the Consolidated Credit Facility that, among other things, waived compliance with this covenant for Fiscal 2002.

        In December 2002, FAO Schwarz, Inc. and KBB agreed that FAO Schwarz, Inc. could pay, and it did pay, interest on its 8% Subordinated Notes due 2005 owing to KBB through the issuance of additional notes in the aggregate principal amount of $629,222. In connection therewith, we agreed to issue to KBB five-year warrants to purchase 50,000 shares of our common stock at an exercise price of

9

$1.90 per share. Additionally, KBB agreed to reduce the aggregate principal amount of the Chicago Note to $1.0 million due in three monthly installments beginning in January 2003 with a balloon payment in December 2003. As consideration for this amendment we agreed to issue warrants to KBB to purchase 50,000 shares of our common stock at an exercise price of $1.90 per share in addition to the warrants issued in connection with the capitalization of interest noted above.

        At December 13, 2002, the amount available for borrowing under the Consolidated Credit Facility was approximately $1.0 million, which is being restricted by the effective advance rate covenant as well as the new availability reserves. Without these borrowing restrictions, our availability would have been $23.1 million. We have contacted the Bank to obtain relief from the effective advance rate covenant borrowing restrictions. If the Bank refuses to provide the requested relief we may be required to seek protection under bankruptcy laws.

        The accompanying financial statements have been prepared assuming that we will continue as a going concern and therefore to not include any adjustment relating to the recoverability and classification of asset and liability carrying amounts. We cannot assure you that adjustments will not become necessary in the future.

Accounting Policies

        There have been no changes in our significant accounting policies as set forth in our financial statements for the year ended February 2, 2002 ("Fiscal 2001"). These unaudited consolidated financial statements as of November 2, 2002, and for the thirteen and thirty-nine week periods then ended have been prepared in accordance with generally accepted accounting principles for interim financial information and the rules and regulations of the Securities and Exchange Commission (the "Commission"). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These interim consolidated financial statements should be read in conjunction with our Annual Report on Form 10-K for Fiscal 2001. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Distribution costs have been reclassified to cost of goods sold for the thirteen and thirty-nine week periods ended November 3, 2001, in order to conform prior year amounts to the current year presentation.

Seasonality

        Operating results for the thirteen and thirty-nine week periods ended November 2, 2002, are not indicative of the results that may be expected for the year ending February 1, 2003 because we are primarily a toy retailer and anticipate we will derive approximately 40% to 50% of our revenue from our fourth quarter.

Vendor Incentives

        For the thirteen and thirty-nine week periods ended November 2, 2002, we had marketing and advertising expenses of $2.2 million and $6.1 million, respectively, which is net of $0.8 million and $4.1 million, respectively, in vendor incentives. Cost of goods sold for the thirteen and thirty-nine week periods ended November 2, 2002, included an offset of $0.6 million and $2.3 million, respectively, in vendor incentives.

10

Revenue Recognition

        For Direct to Customer sales, revenue is recognized when the merchandise is delivered to the customer.

NOTE 2: Per Share Data

        Basic per share data is computed by dividing our loss available to common stockholders by the weighted average number of our common shares outstanding. Diluted per share data is computed by dividing our net loss adjusted for costs associated with dilutive securities by the weighted average number of shares outstanding plus any potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock in each period.

	Thirteen weeks ended		Thirty-nine weeks ended
	November 2, 2002	November 3, 2001	November 2, 2002	November 3, 2001
	(in 000's, except for share and per share data)
Net loss	$(23,656)	$(9,935)	$(58,997)	$(12,601)
Less:
Preferred stock accretion	—	(104)	(90)	(301)
Beneficial conversion feature on Series E, F and G preferred stock	—	(19,423)	—	(19,423)
Series D preferred dividends	—	(90)	—	(269)

Basic and diluted loss available to common stockholders	$(23,656)	$(29,552)	$(59,087)	$(32,594)

Weighted average common shares, basic and diluted (1)	35,760,962	7,260,798	23,179,659	6,165,116
Loss per share, basic and diluted	$(0.66)	$(4.07)	$(2.55)	$(5.29)

(1)
Weighted average shares outstanding is calculated based on the number of shares outstanding on each day throughout the period.

11

        Certain of our securities were not included in the computation of diluted loss per share for the thirteen and thirty-nine week periods because to do so would have been antidilutive for the periods presented. Such securities include:

	Common Stock Equivalents at:
Securities	November 2, 2002	November 3, 2001
Options	5,764,265	5,183,125
Series B Preferred Stock	—	550,000
Series C Preferred Stock	—	1,866,650
Series D Preferred Stock	—	2,334,800
Series E Preferred Stock	—	8,334,836
Series F Preferred Stock	—	1,800,000
Series G Preferred Stock	—	2,200,000
Warrants	1,066,500	479,000
Junior Convertible Notes	—	3,426,573

NOTE 3: Supplemental Disclosure of Cash Flow Information

        Interest paid amounted to $6.0 million and $1.6 million for the thirty-nine week periods ended November 2, 2002, and November 3, 2001, respectively. Cash paid for income taxes was $108,000 and $18,000 for the thirty-nine week periods ended November 2, 2002, and November 3, 2001, respectively.

        Changes in assets and liabilities which decreased cash used in operating activities are as follows:

	Thirty-nine weeks ended
(in 000's)	November 2, 2002	November 3, 2001
Accounts and other receivables	$4,783	$(3,632)
Merchandise inventories	(65,541)	(35,660)
Prepaid catalog expenses	(931)	(316)
Acquisition Costs	—	(263)
Other current assets	(8,678)	(5,370)
Other noncurrent assets	(1,097)	(339)
Accounts payable	35,736	9,887
Accrued expenses	2,498	(1,173)
Accrued salaries and wages	(2,935)	1,389

	$(36,165)	$(35,477)

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        Non-cash investing and financing activities:

	Thirty-nine weeks ended
(in 000's)	November 2, 2002	November 3, 2001
Conversion of Series B Preferred Stock to common stock	$188	$—
Conversion of Series E Preferred Stock to common stock	11,919	—
Conversion of Series F Preferred Stock to common stock	3,996	—
Conversion of Series G Preferred Stock to common stock	5,500	—
Conversion of Series H Preferred Stock to common stock	20,000	—
Conversion of senior subordinated convertible pay-in-kind notes	—	3,187
Conversion of junior subordinated convertible pay-in-kind notes	4,900	—
Preferred dividend accretion	90	301
Issuance of common stock in connection with ZB acquisition	—	3,245
Issuance of Series F preferred stock in connection with Targoff-RS, LLC acquisition	—	3,996
Dividends issued on Series D preferred stock		180
Preferred dividend payable	—	89
Notes issued for interest due on senior subordinated convertible pay- in-kind notes	—	120
Notes issued for interest due on junior subordinated convertible pay- in-kind notes	219	—

NOTE 4: New Accounting Pronouncements

        On June 29, 2001, Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" was approved by the Financial Accounting Standards Board ("FASB"). SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. On an annual basis, and when there is reason to suspect that their values may have been diminished or impaired, these assets must be tested for impairment, and write-downs may be necessary. We adopted SFAS No. 142 effective February 3, 2002. During the twenty-six week period ended August 3, 2002, we completed the first step of the transitional impairment analysis prescribed by SFAS No. 142. Based on the initial assessment of impairment, no impairment of goodwill existed as of February 3, 2002.

        In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This standard supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 144 retains the previously existing accounting requirements related to the recognition and measurement of the impairment of long-lived assets to be held and used, while expanding the measurement requirements of long-lived assets to be disposed of by sale to include discontinued operations. It also expands on the previously existing reporting requirements for discontinued operations to include a component of an entity that either has been disposed of or is classified as held for sale. We adopted SFAS No. 144 on February 3, 2002, and it did not have a material effect on our consolidated results of operations or financial position. Based upon the results for our fourth quarter of Fiscal 2002, management may consider various business alternatives which could result in an impairment of value of some of our assets.

        In November 2001, the Emerging Issues Task Force ("EITF") reached a consensus on EITF No. 01-09, "Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of

13

the Vendor's Products)." FAO Schwarz, Inc.'s frequent shopper program awarded customers with gift certificates based on certain levels of purchases between the months of January and December. These gift certificates could be redeemed to purchase merchandise between the months of April and September of the following year. These gift certificate liabilities were recorded as a reduction of revenue and a liability at the date of the initial sale based on the estimated amount of gift certificates to be issued once the minimum level of purchases is obtained. The FAO frequent shopper program was terminated in the second quarter of Fiscal 2002 with all of its liabilities being honored through September 2002. Our policy with respect to consideration given to a customer currently does not extend beyond coupons and the FAO frequent shopper program.

        In March 2002, the EITF reached a consensus on EITF No. 00-23, "Issues Related to the Accounting for Stock Compensation under APB Opinion No. 25, Accounting for Stock Issued to Employees, and FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation." We have and will continue to issue stock options to our employees. If subsequent changes are made to the agreements, additional compensation may need to be recorded in accordance with EITF No. 00-23.

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections", which is effective for fiscal years beginning after May 15, 2002 for provisions related to SFAS No. 4, effective for all transactions occurring after May 15, 2002 for provisions related to SFAS No. 13 and effective for all financial statements issued on or after May 15, 2002 for all other provisions of SFAS No. 145. The rescissions, amendments and corrections of SFAS No. 145 potentially impacting us generally relate to accounting for debt extinguishments and sale leaseback transactions. The adoption of SFAS No. 145 did not have a material effect on our financial condition or results of operations.

        In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement addresses the financial accounting and reporting of expenses related to restructurings initiated after 2002, and applies to costs associated with an exit activity (including a restructuring) or with the disposal of long-lived assets. Those activities can include eliminating or reducing product lines, terminating employees and contracts, and relocating plant, facilities or personnel. Under SFAS No. 146, a company will record a liability for a cost associated with an exit or disposal activity when the liability is incurred and can be measured at fair value. The provisions of this Statement are effective prospectively for exit or disposal activities initiated after December 31, 2002.

        Following the holiday selling season we will critically review our store operating plan. Decisions to be made by management regarding future operations may generate the need for charges associated with SFAS Nos. 144 and 146.

NOTE 5: Segment Information

        At November 2, 2002, and November 3, 2001, we operated in two reportable segments: Direct to customer, which includes online and catalog operations, and Retail, which includes activities related to our retail stores.

        The accounting policies of the segments are the same as those described in the summary of significant accounting policies. We evaluate performance based on profit or loss from operations before income taxes.

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        We allocate costs for certain services provided by the Retail segment to the Direct to customer segment.

        Our reportable segments have operations that offer the same or similar products but have a different method of delivery to their customers.

        Segment information for the thirteen week period ended November 2, 2002, is as follows:

(in 000's)	Direct to Customer	Retail	Total
Net sales	$5,975	$83,318	$89,293
Income (loss) before income taxes	(945)	(22,944)	(23,889)
Total assets	12,784	244,616	257,400

        Segment information for the thirty-nine week period ended November 2, 2002 is as follows:

(in 000's)	Direct to Customer	Retail	Total
Net sales	$11,120	$256,029	$267,149
Loss before income taxes	(1,716)	(57,415)	(59,131)
Total assets	12,784	244,616	257,400

        Segment information for the thirteen week period ended November 3, 2001 is as follows (Direct-to-Customer operations reflect activity for September and October 2001 only):

(in 000's)	Direct to Customer	Retail	Total
Net sales	$1,203	$57,150	$58,353
Loss before income taxes	(37)	(9,886)	(9,923)
Total assets	820	194,462	195,282

        Prior to September 2001, we operated in only one reportable segment, Retail. Accordingly, the only segment reporting is for the thirteen weeks ended November 3, 2001.

NOTE 6: Related Party Transactions

        The Athanor Holdings, LLC investment agreement with us, entered into in connection with the Zany Brainy, Inc. asset acquisition, required that we acquire Targoff-RS, LLC which had acquired in a private foreclosure sale assets including the online business, "www.RightStart.com", and the Right Start catalog business. We purchased Targoff-RS, LLC and its debt (held in part by Mr. Fred Kayne, Mr. Richard Kayne and affiliates of KAIM) at a price of $4 million through the issuance of 1,800 shares of our Series F Convertible Preferred Stock (the "Series F Preferred Stock"). The Series F Preferred Stock was converted into 1.8 million shares of our common stock at an imputed price of approximately $2.22 per share on March 26, 2002. Messrs. Kayne serve on our board of directors. Mr. Richard Kayne is the President, Chief Executive Officer and a Director of KAIM, and the principal stockholder of its parent company.

        On September 5, 2001, we sold 2,200 shares of our Series G Convertible Preferred Stock (the "Series G Preferred Stock") for $5.5 million in cash to Mr. Fred Kayne and affiliates of KAIM which shares were converted into 2.2 million shares of our common stock at an imputed price of approximately $2.50 per share on March 26, 2002.

        An affiliate of KAIM has provided certain management services to us and charged us for such services. Annual management fees of $75,000 were paid for such services in the first half of Fiscal 2001. As of August 2001, we ceased to receive such management services.

        In November 2001, KAIM investment affiliates and Mr. Fred Kayne provided the Bank, as agent under our then existing credit facility, with a $5 million letter of credit on behalf of ZB Company, Inc.

15

In consideration for providing the letter of credit, we issued to Mr. Fred Kayne and affiliates of KAIM five-year warrants to purchase 100,000 shares of our common stock at a price of $3.50 per share. The Bank returned the letter of credit in January 2002 in accordance with its terms.

        In April 2002, KAIM affiliates purchased a $2 million participation in the special term subline portion of the Consolidated Credit Facility.

        In July 2002, we provided a $500,000 loan to our chief executive officer, Jerry R. Welch, in connection with his relocation from our former corporate offices in southern California to our current headquarters in King of Prussia, Pennsylvania. The loan is secured by stock options he holds for the purchase of 1,727,548 shares of our common stock and the proceeds of a life insurance policy in the amount of $10 million. Additionally, Mr. Welch must pay interest on the loan at maturity at the same rate as the interest rate on the Consolidated Credit Facility and the loan is due in July 2004. Mr. Welch is required to prepay the loan with the after-tax proceeds of any sale of our common stock received upon exercise of the pledged stock options. In addition, upon the occurrence of certain events leading to the termination of Mr. Welch's employment, the loan will become immediately due and payable in full.

        In August 2002, KAIM and Mr. Fred Kayne provided the Bank with $10.5 million in letters of credit on behalf of FAO, Inc. In September 2002, an additional $2.5 million in letters of credit were provided for a total of $13.0 million. The cash collateralizing the letters of credit was used to purchase Equipment Notes and five-year warrants to purchase 650,000 shares of our common stock at a price of $2.40 per share. In November 2002, the holders agreed to accept payment on $5 million in aggregate principal amount of the Equipment Notes and defer maturity on the remainder until December 2003 (see Note 1).

        On October 14, 2002, Athanor Holdings, LLC converted its 4% Junior Convertible Note due 2004 ("Junior Convertible Note") issued in connection with our acquisition of the assets of Zany Brainy, Inc. into 3,486,627 shares of our common stock.

        In October 2002, our Board of Directors created a Special Committee consisting of independent directors charged with reviewing and approving or disapproving all affiliate transactions.

        In December 2002, FAO Schwarz, Inc. and KBB agreed that FAO Schwarz, Inc. could pay and it did pay interest on its 8% Subordinated Notes due 2005 owing to KBB through the issuance of additional notes in the aggregate principal amount of $629,222. In connection therewith, we agreed to issue to KBB five-year warrants to purchase 50,000 shares of our common stock at an exercise price of $1.90 per share. Additionally, KBB agreed to reduce the aggregate principal amount of the Chicago Note to $1.0 million due in three monthly installments beginning in January 2003 with a balloon payment in December 2003. As consideration for this amendment, we agreed to issue warrants to KBB to purchase 50,000 shares of our common stock at an exercise price of $1.90 per share in addition to the warrants issued in connection with the capitalization of interest noted above.

NOTE 7: Other Developments

Contingencies

        We and Targoff-RS, LLC were sued by Oxygen Media, LLC ("Oxygen") in New York Supreme Court to recover the alleged value of cable television and internet media time allegedly provided or to be provided to us and RightStart.com Inc. We filed a counter-claim to recover the excess value of the services provided to Oxygen over any services provided by Oxygen and both sides made fraud claims. We have agreed in principle on a confidential settlement with Oxygen without admission by either side as to the correctness of its position. The settlement agreement, if completed, would not materially adversely affect our operating results.

16

        From time to time, we are named as a defendant in legal actions arising from our normal business activities. Although the amount of any liability that could arise with respect to currently pending actions cannot be estimated, in our opinion, any such liability will not have a material adverse effect on our financial position or operating results.

Stock Options

        We authorized an increase in the number of options issuable under our 1991 Employee Stock Option Plan and our newly-adopted 2001 Stock Incentive Plan to an aggregate of approximately 6.0 million shares of which approximately 300,000 are available for future grant. Shareholder approval for these actions was granted on March 26, 2002.

Debt and Preferred Stock

        On March 26, 2002, at a special meeting of shareholders the conversion feature of our Series E Convertible Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Contingent Convertible Preferred Stock and our Junior Convertible Note was approved. The shareholders also approved an amendment to our Articles of Incorporation effecting an increase in authorized common stock from 25 million shares to 75 million shares. On September 10, 2002, we reincorporated in Delaware. Our new Certificate of Incorporation authorizes 75 million shares of $0.001 par value common stock and 250,000 of $0.001 par value preferred stock. Each outstanding share of our common stock at the date of reincorporation was automatically converted to a share of common stock of the reincorporated entity and each of our outstanding options and warrants at the date of reincorporation was automatically converted into a right to acquire shares of common stock of the reincorporated entity.

NOTE 8: Subsequent Events

        In October 2002, we entered into an agreement to sell our distribution facility in Phillipsburg, New Jersey for an aggregate purchase price of $1.3 million and received net proceeds of $1.2 million when we closed November 26, 2002. We will recognize a gain in our fourth quarter of approximately $1.0 million on the sale. The facility has been used over the past year primarily for seasonal storage.

        In connection with the need to place letters of credit for import orders as well as begin an early inventory build, we found that our vendor terms and the August and September monthly inventory advance rates stipulated by the Consolidated Credit Facility would be inadequate to meet our needs. Accordingly, KAIM and Fortune Twenty-Fifth, Inc. (each of which is an affiliate of the Company; KAIM is a major stockholder and Fortune Twenty-Fifth, Inc. is controlled by Mr. Fred Kayne who is a major stockholder and Chairman of the Board), agreed to supply letters of credit to the Bank in the aggregate principal amount of $13 million, which increased our borrowing capacity. A second amendment to the Consolidated Credit Facility permitted us to borrow from the Bank an amount equal to the aggregate stated amount of the letters of credit in addition to the amounts that could be borrowed under the existing borrowing formula. In connection therewith, we issued the Equipment Notes and related warrants as described in Note 1.

        During the month of November 2002, the Bank implemented additional availability reserves in the amount of $10 million. In November 2002, we also entered into a third amendment to the Consolidated Credit Facility which added a covenant limiting our effective advance rate (i.e. the outstanding borrowings and stated amounts of letters of credit issued thereunder in an aggregate amount in excess of $1 million divided by the cost value of our eligible inventory) to amounts that decrease on a weekly basis through December 27, 2002, to 35%. This rate remains in effect after December 27, 2002, until a new effective advance rate schedule is determined with the Bank in connection with our business plan for Fiscal 2003 as described in Note 1.

17

        In December 2002, we negotiated a waiver to the Consolidated Credit Facility that, among other things, waives compliance with the EBITDA covenant through Fiscal 2002.

        We and Targoff-RS, LLC were sued by Oxygen in New York Supreme Court to recover the alleged value of cable television and internet media time allegedly provided or to be provided to us and RightStart.com Inc. We filed a counter-claim to recover the excess value of the services provided to Oxygen over any services provided by Oxygen and both sides made fraud claims. We have reached agreement in principle on a confidential settlement with Oxygen without admission by either side as to the correctness of its position. The settlement agreement, if completed, would not materially adversely affect our operating results.

        At December 13, 2002, the amount available for borrowing under Consolidated Credit Facility was approximately $1.0 million, which is being restricted by the effective advance rate covenant as well as the new availability reserves. Without these borrowing restrictions, our availability would have been $23.1 million. We have contacted the Bank to obtain relief from the effective advance rate covenant borrowing restrictions. If the Bank refuses to provide the requested relief we may be required to seek protection under bankruptcy laws.

18

ITEM 2.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

        This report contains forward-looking statements based on our current expectations, assumptions, estimates and projections about our company and our industry. When used in this report, the words "believes," "anticipates," "intends," "expects" and similar expressions are intended to identify such forward-looking statements. You will find these forward-looking statements at various places throughout this report and the documents incorporated by reference, including amendments. We advise you to closely consider information contained in the "Risk Factors" section of our Registration Statement on Form S-3 (No. 333-84438), as amended, when evaluating such forward-looking statements. These forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You are cautioned not to unduly rely on any forward-looking statements.

Overview

        FAO, Inc. (formerly known as The Right Start, Inc., and referred to herein as "FAO," "we," "us," "our," the "Company" and similar designations) operates 255 retail stores (169 Zany Brainy stores, 61 Right Start stores, 23 FAO Schwarz stores and two temporary outlet stores) in 32 states throughout the United States as of December 16, 2002 and operated 257 retail stores (70 Right Start stores and 187 Zany Brainy stores) as of November 3, 2001. The stores' product mix includes a wide variety of items to meet the needs of infants, small children and their care givers and children through age 12 presented in three distinct formats identified by the brands FAO Schwarz, The Right Start and Zany Brainy.

        We currently operate an FAO Schwarz store in Chicago under an operating agreement with KBB. Under the terms of the agreement we are entitled to receive a monthly reimbursement for any monthly shortfall when expenses exceed net sales. During the thirteen and thirty-nine week periods ended November 2, 2002, we received reimbursements of $552,000 and $1.7 million, respectively. Expenses used in the monthly reimbursement calculation are limited based on the gross margin realized in the Chicago store, as defined. Reimbursable expenses are expenses incurred exclusively by the Chicago store as well as an allocable monthly amount of variable overhead defined as 1/12 of 6.5% of annual net sales. These reimbursements are recorded as reductions of operating expenses in the accompanying consolidated statements of operations. The Chicago store recorded net sales for the thirteen and thirty-nine week periods ended November 2, 2002 of $2.0 million and $5.2 million, respectively, which are included in our retail net sales during those periods. In November 2002, we received notice of termination from KBB of the operating agreement effective January 20, 2003. We will operate the Chicago store through the end of December and then, pursuant to an amendment to the operating agreement with KBB, effect an orderly closing of the store during the month of January 2003. At the inception of the operating agreement with KBB in January 2002, FAO Schwarz, Inc. issued an 8% Subordinated Note to KBB in connection with the purchase of inventory necessary to operate the Chicago store in an aggregate principal amount of $1.5 million (the "Chicago Note") which was due upon closure of the Chicago store. In connection with the planned closure, KBB agreed to reduce the aggregate principal amount of the Chicago Note to $1.0 million due in three monthly installments beginning in January 2003 with a balloon payment in December 2003. As consideration for this amendment we agreed to issue warrants to KBB to purchase 50,000 shares of our common stock at an exercise price of $1.90 per share upon approval by our board.

19

        In September 2002, we agreed to operate an FAO Schwarz store in San Diego under an operating agreement with KBB. We are entitled to receive a monthly reimbursement for our occupancy costs related to the store, pre-opening costs, closing costs, certain freight costs and limited overhead costs. During the thirteen week period ended November 2, 2002, we received reimbursements of $150,000. The San Diego store recorded net sales for the thirteen week period ended November 2, 2002 of $36,000, which are included in our retail net sales during that period. The agreement terminates in September 2003.

        On September 10, 2002, we entered into a services agreement with a subsidiary of New Roads, Inc. ("New Roads") with respect to our direct-to-customer order taking and fulfillment services business. Concurrently we sold the related assets involved in servicing that business to New Roads' subsidiary. New Roads is responsible for processing all our catalog orders and fulfilling and shipping both our catalog and online orders. We remain responsible for all our other customer service functions.

        We consummated the acquisition of certain assets and assumption of certain liabilities of KBB and its affiliate on January 6, 2002, and the acquisition of the assets of Zany Brainy and the acquisition of Targoff-RS, LLC on September 5, 2001. Targoff-RS, LLC owned and operated the Right Start brand Direct to Customer online and catalog business. These acquisitions and the Direct to Customer business are incremental to the Right Start brand retail business and have been separately identified. Operating results for the prior periods are not comparable due to the manner in which the historical operations were conducted compared to our current structure. Consequently, historical data for the acquired businesses' operating results for prior periods has been excluded from Management's Discussion and Analysis of Results of Operations. The following discussion relates solely to the Right Start brand retail business for the thirteen and thirty-nine week periods ended November 2, 2002, as compared to the thirteen and thirty-nine week periods ended November 3, 2001.

        The following tables set forth the statement of operations data for the thirteen and thirty-nine week period ended November 2, 2002, and November 3, 2001. The current periods represent consolidated activity, which includes acquisitions and corporate overhead and the Right Start brand retail business. The Right Start brand retail business has been segregated for historical comparison purposes. The corporate portion of general and administrative expenses has been allocated to the Right

20

Start brand retail business in the thirteen week period ended November 2, 2002, based on the consolidated percentage of sales.

	Thirteen Weeks Ended November 2, 2002						Thirteen Weeks Ended November 3, 2001
	FAO, Inc. Consolidated		Acquired Entities and Corporate Overhead		The Right Start Adjusted
							The Right Start
	(in 000's)
Net sales:
Retail	$83,318	93.3%	$74,305	92.6%	$9,013	100.0%	$10,937	100.0%
Direct to customer	4,773	5.4%	4,773	5.9%	—	0.0%	—	0.0%
Shipping and handling	1,202	1.3%	1,202	1.5%	—	0.0%	—	0.0%

Net Sales	89,293	100.0%	80,280	100.0%	9,013	100.0%	10,937	100.0%
Cost of goods sold, including distribution costs	54,517	61.1%	49,495	61.7%	5,022	55.7%	5,909	54.0%
Cost of shipping and handling	874	72.7%	874	72.7%	—	0.0%	—	0.0%

Gross profit	33,902	38.0%	29,911	37.3%	3,991	44.3%	5,028	46.0%

Selling, general and administrative expenses:
Operating expense	21,950	24.6%	21,002	26.2%	2,072	23.0%	2,746	25.1%
Occupancy expense	21,172	23.7%	19,570	24.4%	1,602	17.8%	1,878	17.2%
Marketing and advertising expense	2,184	2.5%	2,062	2.6%	122	1.4%	132	1.2%
General and administrative expenses	7,283	8.1%	6,537	8.1%	746	8.3%	1,275	11.7%
Depreciation and amortization expense	1,788	2.0%	1,124	1.4%	664	7.4%	707	6.5%

	54,377	60.8%	49,171	61.2%	5,206	57.8%	6,738	61.6%

Operating loss	(20,475)	(22.9)%	(19,260)	(23.9)%	(1,215)	(13.4)%	(1,710)	(15.7)%
Interest expense, net	3,414	3.8%	3,069	3.9%	345	3.8%	1,029	9.4%

Loss before income taxes	(23,889)	(26.7)%	(22,329)	(27.9)%	(1,560)	(17.3)%	(2,739)	(25.1)%
Income tax provision(benefit)	(233)	0.3%	(154)	(0.2)%	(79)	(0.9)%	12	0.1%

Net loss	$(23,656)	(26.5)%	$(22,175)	(27.7)%	$(1,481)	(16.4)%	$(2,751)	(25.2)%

# of stores opened at end of period	255		194		61		70

Thirteen weeks ended November 2, 2002 compared with November 3, 2001

        Net sales.    Net sales consist of gross product sales to customers net of returns. Retail net sales decreased by $1.9 million, or 17.6%, from $10.9 million in the thirteen weeks ended November 3, 2001, to $9.0 million in the current period. Same store sales, defined as sales attributed to stores that have been open for at least 14 full fiscal months, were down by 8.2%, with mall-based stores experiencing a 9.6% decline and street location stores a 7.6% sales decrease from the prior year. These decreases are primarily due to inadequate fill rates from the distribution centers created in connection with the integration of the Right Start into the east coast FAO, Inc. distribution center, the startup of our new west coast distribution center and the consolidation of our replenishment and allocation functions from Calabasas, California to King of Prussia, Pennsylvania, all of which occurred in our second fiscal quarter ended August 3, 2002. In the prior year, sales for the nine stores closed or not operating in the current quarter amounted to $1.4 million.

21

        Cost of goods sold.    Cost of goods sold consists primarily of the cost of products sold, inbound freight costs, inventory shrinkage costs and costs related to the distribution and warehousing of our retail merchandise. Gross margin decreased to 44.3% in the current period as compared to 46.0% in the same period of the prior year. The decrease was primarily attributable to a shift in the retail mix to lower margin items. Included in cost of goods sold are distribution costs of $280,000 for both of the thirteen weeks ended November 2 2002, and November 3, 2001. Distribution costs for the thirteen weeks ended November 2, 2002, were 3.1% of retail net sales compared to 2.6% for the same period in the prior year.

        Operating expense.    Operating expense consists of store operational expenses and retail personnel costs. Operating expense was $2.1 million in the current quarter as compared to $2.7 million for the same period last year. The $0.6 million or 24.5% decrease primarily reflects decreased sales volume, as well as a decrease in the number of stores.

        Occupancy expense.    Occupancy expense consists primarily of rent, utilities, maintenance and other occupancy related costs of operating retail stores. Occupancy expense decreased $276,000 or 14.7%, due to the closing of seven stores in Fiscal 2002.

        Marketing and advertising expense.    Marketing and advertising expense generally consists of print advertising in national and regional publications, as well as promotional mailings to our customers. Marketing and advertising expense decreased by approximately 7.6% or $10,000 due to leveraging of marketing dollars at the corporate level.

        General and administrative expenses.    General and administrative expenses decreased as a percentage of retail net sales from 11.7% to 8.3% during the thirteen week period ended November 2, 2002, compared to the same period of the prior year as a result of the consolidation of operations across all three brands in Fiscal 2002.

        Depreciation and amortization.    Depreciation and amortization expense decreased $43,000 or 6.1% from $707,000 in the thirteen week period ended November 3, 2001 to $664,000 for the same period in Fiscal 2002. The decrease was due to a combination of stores that have been closed since prior year and assets that have become fully depreciated over the past year.

        Interest expense, net.    Interest expense decreased to $345,000 in the thirteen week period ended November 2, 2002 from $1 million in the same period for Fiscal 2001. The $684,000 decrease is primarily due to the non-cash interest portion of a certain convertible junior note (converted in November 2002), which was $817,000 recorded in the prior year, offset by an increase of $133,000 attributable to higher outstanding borrowings, the result of funding FAO Schwarz, Inc.'s working capital needs prior to FAO Schwarz, Inc. becoming a borrower under the Consolidated Credit Facility.

        Income tax provision(benefit).    Provision for income taxes is related to state income taxes. Income tax provision decreased to $(79,000) from $12,000 due to overpayments from the prior year. On a consolidated basis, as of February 2, 2002, we had net operating loss carryforwards for federal tax purposes of $33.7 million and for state tax purposes of $14.3 million. Due to an ownership change for

22

tax purposes that occurred in March 2002, there are limitations on the amount of the loss carryforwards that can be used annually. These carryforwards expire in fiscal years 2002 through 2022.

	Thirty-nine Weeks Ended November 2, 2002						Thirty-nine Weeks Ended November 3, 2001
	FAO, Inc. Consolidated		Acquired Entities and Corporate Overhead		The Right Start Adjusted
							The Right Start
	(in 000's)
Retail net sales	$256,029	95.8%	$226,368	95.3%	$29,661	100.0%	$33,974	100.0%
Direct to customer	8,849	3.3%	8,849	3.7%	—	0.0%	—	0.0%
Shipping and handling	2,271	0.9%	2,271	1.0%	—	0.0%	—	0.0%

Net sales	267,149	100.0%	237,488	100.0%	29,661	100.0%	33,974	100.0%
Cost of goods sold, including distribution costs	160,239	60.0%	143,432	60.4%	16,807	56.7%	18,358	54.0%
Shipping and handling	2,185	96.2%	2,185	96.2%	—	0.0%	—	0.0%

Gross profit	104,725	39.2%	91,871	38.7%	12,854	43.3%	15,616	46.0%

Selling, general and administrative expenses:
Operating expense	63,005	23.6%	56,661	23.9%	6,344	21.4%	8,167	24.0%
Occupancy expense	61,969	23.2%	57,157	24.1%	4,812	16.2%	5,406	15.9%
Marketing and advertising expense	6,064	2.3%	5,750	2.4%	314	1.1%	393	1.2%
General and administrative expenses	20,204	7.6%	17,810	7.5%	2,394	8.1%	3,586	10.5%
Depreciation and amortization expense	4,813	1.8%	2,692	1.1%	2,121	7.2%	1,997	5.9%

	156,055	58.4%	140,070	59.0%	15,985	53.9%	19,549	57.5%

Operating loss	(51,330)	(19.2)%	(48,199)	(20.3)%	(3,131)	(10.5)%	(3,933)	(11.6)%
Interest expense, net	7,801	2.9%	6,750	2.9%	1,051	3.6%	1,447	4.3%

Loss before income taxes	(59,131)	(22.1)%	(54,949)	(23.2)%	(4,182)	(14.1)%	(5,380)	(15.8)%
Income tax provision(benefit)	(134)	(0.1)%	(83)	(0.1)%	(51)	(0.2)%	37	0.1%

Net loss	$(58,997)	(22.1)%	$(54,866)	(23.1)%	$(4,131)	(13.9)%	$(5,417)	(15.9)

# of stores opened at end of period	255		194		61		70

Thirty-nine weeks ended November 2, 2002 compared with November 3, 2001

        Net sales.    Net sales consist of gross product sales to customers net of returns. Retail net sales decreased by $4.3 million, or 12.7%, from $34.0 million in the thirty-nine weeks ended November 3, 2001 to $29.7 million in the current period. Same store sales, defined as sales attributed to stores that have been open for at least 14 full fiscal months, were down by 5.8%, with mall-based stores experiencing a 8.2% decline and street location stores a 3.9% sales decrease over prior year. These decreases primarily took place in our second quarter ended August 3, 2002, and are due to inadequate fill rates from the distribution centers in connection with our integration of the Right Start's distribution, planning and allocation functions. Sales not attributable to same store sales amounted to $4.8 million in the thirty-nine weeks ended November 2, 2002 of which $490,000 relates to three stores closed during the second quarter. In the prior year, sales for the nine stores closed or not operating in the current period amounted to $4.6 million.

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        Cost of goods sold.    Cost of goods sold consists primarily of the cost of products sold, inbound freight costs, inventory shrinkage costs and costs related to the distribution and warehousing of our retail merchandise. Gross margin decreased to 43.3% for the current period from 46.0% for the prior year. The decrease was primarily attributable to a shift in the retail mix to lower margin items. Included in cost of goods sold are distribution costs of $1.3 million and $889,000, respectively, for the thirty-nine weeks ended November 2, 2002, and November 3, 2001. Distribution costs for thirty-nine weeks ended November 2, 2002 were 4.3% of retail net sales compared to 2.6% for the same period in the prior year.

        Operating expense.    Operating expense consists of store operational expenses and retail personnel costs. Operating expense was $6.3 million for the thirty-nine weeks ended November 2, 2002, as compared to $8.2 million for the same period last year. The $1.9 million or 22.3% decrease primarily reflects decreased sales volume.

        Occupancy expense.    Occupancy expense consists primarily of rent, utilities, maintenance and other occupancy related costs of operating retail stores. Occupancy expense decreased $594,000 or 11.0%, due to the closing of seven stores

        Marketing and advertising expense.    Marketing and advertising expense generally consists of print advertising in national and regional publications, as well as promotional mailings to our customers. Marketing and advertising expense decreased by approximately 20.1% or $79,000 due to leveraging of marketing dollars at the corporate level during the period.

        General and administrative expenses.    General and administrative expenses decreased as a percentage of retail net sales from 10.5% to 8.1% during the thirty-nine week period ended November 2, 2002 compared to the same period of the prior year as a result of the consolidation of administrative operations in Fiscal 2002.

        Depreciation and amortization.    Depreciation and amortization expense increased $124,000 or 6.2% from $2.0 million in the first thirty-nine weeks of Fiscal 2001 to $2.1 million for the same period in Fiscal 2002. The increase was due to the additional assets placed in service related to new stores opened in the second half of Fiscal 2001.

        Interest expense, net.    Interest expense decreased to $1.1 million in the first thirty-nine weeks of Fiscal 2002 from $1.4 million in the same period for Fiscal 2001. The $396,000 decrease is primarily due to the non-cash interest portion of a certain convertible junior note (converted in November 2002), which was $817,000 recorded in the prior year, offset with an increase of $416,000 attributable to higher outstanding borrowings, the result of funding FAO Schwarz, Inc.'s working capital needs prior to FAO Schwarz, Inc. becoming a borrower under the Consolidated Credit Facility.

        Income tax provision(benefit).    Provision for income taxes is related to state income taxes. Income tax provision decreased $88,000 from a provision of $37,000 due to overpayments from the prior year. On a consolidated basis, as of February 2, 2002, we had net operating loss carryforwards for federal tax purposes of $33.7 million and for state tax purposes of $14.3 million. Due to an ownership change for tax purposes that occurred in March 2002, there are limitations on the amount of the loss carryforwards that can be used annually. These carryforwards expire in fiscal years ending 2002 through 2022.

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Additional Operating Disclosures

	Thirteen weeks ended November 2, 2002				Eight weeks and three days ended November 3, 2001
	Zany Brainy Retail		FAO Schwarz Retail		Zany Brainy Retail(2)
	Dollars in thousands ($000's)
Same Store Sales %(1)		(25.1)%		(10.0)%		(6.4)%
Net sales	$49,584	100.0%	$24,721	100.0%	$46,213	100.0%
Cost of sales	32,567	65.7%	13,850	56.0%	30,343	65.6%
Gross profit	17,017	34.3%	10,871	44.0%	15,870	34.3%
Operating expense	11,971	24.1%	6,058	24.5%	9,277	20.1%
Occupancy expense	12,215	24.6%	7,355	29.8%	8,527	18.4%
Marketing and advertising expense	1,856	3.8%	204	0.8%	651	1.4%
General and administrative expense	3,431	6.9%	2,345	9.4%	2,938	6.4%
Depreciation and amortization expense	747	1.5%	255	1.1%	434	0.9%
Operating loss	$(13,203)	(26.6)%	$(5,346)	(21.6)%	$(5,957)	(12.9)%
	Thirty-nine weeks ended November 2, 2002				Eight weeks and three days ended November 3, 2001
	Zany Brainy Retail		FAO Schwarz Retail		Zany Brainy Retail(2)
	Dollars in thousand ($000's)
Same Store Sales %(1)		(18.6%)		(14.7%)		(6.4%)
Net sales	$153,749	100.0%	$72,619	100.0%	$46,213	100.0%
Cost of sales	99,675	64.8%	38,989	53.7%	30,343	65.6%
Gross profit	54,074	35.2%	33,630	46.3%	15,870	34.3%
Operating expense	33,717	21.9%	18,393	25.3%	9,277	20.1%
Occupancy expense	35,964	23.4%	21,193	29.2%	8,527	18.4%
Marketing and advertising expense	5,122	3.3%	615	0.8%	651	1.4%
General and administrative expense	10,268	6.7%	6,684	9.2%	2,938	6.4%
Depreciation and amortization expense	1,955	1.3%	569	0.8%	434	0.9%
Operating loss	$(32,952)	(21.4%)	$(13,824)	(19.0%)	$(5,957)	-12.9%

(1)
Versus comparable prior year period; 2000 and 2001 financial data used to compute same store sales comparisons includes data not compiled by FAO management.

(2)
Zany Brainy was acquired on September 5, 2001 and therefore operations include only 59 days in the third quarter of Fiscal 2001

        Zany Brainy and FAO Schwarz retail sales accounted for 89.2% and 88.4% of total retail sales for the thirteen and thirty-nine weeks ended November 2, 2002, respectively. During the thirty-nine weeks ended November 2, 2002, we began opening Right Start boutiques within existing Zany Brainy retail stores and as of December 16, 2002, we have opened 98 of these "store-in-a-store" additions. We anticipate that this will increase sales in non-holiday periods. For the thirteen and thirty-nine weeks ended November 2, 2002, Zany Brainy same store sales were down by 25.1% and 18.6%, respectively, while FAO Schwarz same store sales were down 10.0% and 14.7%, respectively. Zany Brainy same store sales were impacted negatively by prior year sales events and aggressive promotions as well as disruptions caused by re-merchandising all 169 stores during the quarter and installation of Right Start boutiques. FAO Schwarz store sales were negatively impacted by the decrease in tourist activity. Both brands were also impacted by constrained consumer spending and a weak economic environment.

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Included in Zany Brainy retail sales for the thirty-nine weeks ended November 2, 2002 is $75,000 which relates to two stores closed during the period. FAO Schwarz retail sales included $2.9 million related to one store and two temporary locations opened during the thirty-nine weeks ended November 2, 2002. Zany Brainy gross margin was unchanged from the prior year period. Zany Brainy operating expense categories for the third quarter in all cases were negatively impacted by lower same store sales for the current year period versus the prior year partial period. The thirty-nine week period comparisons for Zany Brainy are not meaningful. FAO Schwarz was not acquired until January 6, 2002, and consequently there is no meaningful comparative operating information.

        Consistent with the respective acquisition dates, Zany Brainy sales and operating results became comparable on September 5, 2002, and FAO Schwarz sales and operating results will become comparable on January 6, 2003.

Liquidity and Capital Resources

        We are primarily a toy retailer and anticipate that we will derive approximately 40% to 50% of our revenue our fourth fiscal quarter. Consequently, we are dependent upon the use of our Amended and Restated Loan and Security Agreement with Wells Fargo Retail Finance, LLC (the "Bank") which combined the facilities we previously maintained separately for ZB Company, Inc., and for ourself and FAO Schwarz, Inc. (the "Consolidated Credit Facility"), to provide the necessary liquidity to fund our operations and capital expenditures through the first three quarters of the fiscal year. The Consolidated Credit Facility matures April 30, 2005 and consists of (i) a standard revolving line of credit of up to $115 million under which borrowings bear interest, at our election, at an initial rate of 3.5% over the London Interbank Offered Rate ("LIBOR") or 1.50% over a base rate announced by Wells Fargo Bank from time to time, and (ii) an additional special term subline of up to $12 million under which borrowings bear interest at a rate of 7% per annum over the base rate announced by LaSalle National Bank, but not less than 12% per annum. As of September 16, 2002, the Wells Fargo Bank base rate was 4.75%. The Consolidated Credit Facility allows us to borrow up to 75% of accounts receivable not to exceed $7.5 million, plus 85% of the undrawn amount of letters of credit plus, (A) so long as the special term subline remains outstanding, (1) between October 31, 2002 and December 31, 2002 up to 95% of net retail liquidation value net of expenses ("NRLV") of our eligible inventory, and (2) anytime thereafter 90% of NRLV of our eligible inventory based on a trailing five- day average but never in excess of 95% of NRLV and (B) when the special term subline is no longer in effect, 87.5% of the NRLV of our eligible inventory through August 2002 and 85% of the NRLV of our eligible inventory thereafter.

        The amount we can borrow under the Consolidated Credit Facility is directly related to our inventory level and the applicable monthly inventory advance rate. Our liquidity during the third quarter was restricted due to the amount by which we increased our inventory levels to prepare for the holiday selling season coupled with the lack of normal vendor terms. During August 2002, we began accelerating our inventory orders to support holiday seasonal sales. A substantial amount of the August activity was in the form of import purchase orders that were shipped from overseas under letters of credit. In connection with the need to place letters of credit for import orders as well as begin an early inventory build, we found that our vendor terms and the August and September monthly inventory advance rates stipulated by the Consolidated Credit Facility would be inadequate to meet our needs. Accordingly, Kayne Anderson Investment Management, Inc. ("KAIM") and Fortune Twenty-Fifth, Inc. (each of which is an affiliate of the Company; KAIM is a major stockholder and Fortune Twenty-Fifth, Inc. is controlled by Mr. Fred Kayne who is a major stockholder and Chairman of the Board), agreed to supply letters of credit to the Bank in the aggregate principal amount of $13 million, which increased our borrowing capacity. A second amendment to the Consolidated Credit Facility permitted us to borrow from the Bank an amount equal to the aggregate stated amount of the letters of credit in addition to the amounts that could be borrowed under the existing borrowing formula. In consideration

26

for providing these letters of credit, which were fully cash collateralized, the providers were to be paid a 15% annualized return on the aggregate principal amount through November 8, 2002. These letters of credit were due to be returned to the providers on November 8, 2002, if we achieved $7.5 million in minimum availability under the Consolidated Credit Facility on November 1, 2002. Our reimbursement obligations under these letters of credit were secured by our one-year notes bearing interest at 8% per annum, by our equipment and by warrants to purchase up to 650,000 shares of our common stock if the letters of credit were not returned. If the notes were not repaid, the warrants were to accumulate over time at a rate designed to provide an additional yield of 12% per annum based on a Black-Scholes calculation of the value of the warrants, or for a cash equivalent at our discretion. On October 8, 2002, those notes and warrants were cancelled and the holders used the cash collateral from the letters of credit to purchase substantially similar notes (the "Equipment Notes") and five-year warrants to purchase 650,000 shares of our common stock with an exercise price equal to $2.40 per share. On November 21, 2002, the holders agreed to accept repayment of $5 million of the Equipment Notes on or after November 22, 2002, and defer payment on the remaining Equipment Notes until December 1, 2003. The Equipment Notes are due December 1, 2003, however the Bank currently will not permit repayment prior to December 31, 2003. In addition, the warrants were amended to vest immediately in light of the extension of the maturity of the Equipment Notes by more than one year.

        During the month of November 2002, the Bank implemented additional availability reserves in the amount of $10 million. In November, our borrowing base was substantially higher than the maximum loan commitment and therefore the new availability reserves had no adverse affect on our ability to borrow fully under the current maximum loan commitment. In December 2002, as inventory is sold down, our borrowing base will decrease below the maximum commitment amount at which point our ability to borrow will be less than management had anticipated. The additional reserves were initiated at the request of Hilco Capital LP, a lender under the special subline portion of the Consolidated Credit Facility. Under the special subline, Hilco Capital and KAIM affiliates have commited to lend up to $12 million provided that our total borrowings do not exceed a specified percentage of our eligible inventory but in all cases in excess of the percentage of eligible inventory against which the Bank will lend. Hilco Capital's intercreditor agreement with us and the Bank permitted Hilco to demand additional reserves.

        In November 2002, we also entered into a third amendment to the Consolidated Credit Facility which added a covenant limiting our effective advance rate (i.e. the outstanding borrowings and stated amounts of letters of credit issued thereunder in an aggregate amount in excess of $1 million divided by the cost value of our eligible inventory) to amounts that decrease on a weekly basis through December 27, 2002, to 35%. This rate remains in effect after December 27, 2002, until a new effective advance rate schedule is determined by the Bank in connection with our business plan for Fiscal 2003.

        The special subline is considered an outstanding borrowing under the Consolidated Credit Facility for purposes of determining compliance with our effective advance rate, while borrowing from a subordinated lender would not be. In order to meet our effective advance rate covenant after December 27, 2002, we need to replace the existing special subline with a subline that consists of such subordinated borrowings. If we are unsuccessful in replacing the special subline, (1) we may be unable to meet our effective advance rate covenant while paying amounts we owe, (2) a more restrictive lending formula will come into effect on January 1, 2003, which also severely restricts our liquidity, and (3) Hilco will prevent removal of the new reserves. The special subline may be terminated and replaced without costs to us other than payment of fees that have been earned in advance, including $1.7 million that will be earned on December 31, 2002. We have had discussions with several potential replacement lenders, however, there can be no assurance that our efforts will be successful in time for us to meet our effective advance rate, avoid the additional fees, or at all. Our inability to reduce our outstanding borrowings to the Bank's borrowing limit could cause the entire borrowing under the Consolidated

27

Credit Facility to be due and immediately payable. Without another funding source, this would impact our ability to continue as a going concern.

        The Consolidated Credit Facility contains an EBITDA covenant based on the business plan we provided the Bank at the beginning of the year ending February 1, 2003 ("Fiscal 2002"). The first test is not due to be reported to the Bank until January 2003 for our year to date results through December 2002. Our EBITDA for Fiscal 2002 is not projected to rise to the levels we projected at the beginning of Fiscal 2002. As a result, in December 2002, we negotiated a waiver to the Consolidated Credit Facility that, among other things, waived compliance with this covenant for Fiscal 2002.

        During the thirty-nine weeks ended November 2, 2002, operating activities used $88.3 million of cash compared to using $44.8 million in the comparable period of Fiscal 2001. In the current year period, investing activity consisted of $7.5 million for fixed asset additions and purchase price adjustments compared to $16.8 million for fixed asset additions and the Zany Brainy acquisition in the prior year period. In May 2002, we sold 4.5 million shares of common stock at $6 per share and as of November 2, 2002 we have received net proceeds of $26.1 million. In addition to the common stock sale, the net proceeds from the issuance of the Equipment Notes, discussed above, along with borrowings on our revolving lines of credit provided the primary source of funds for the current period.

        On March 26, 2002, our outstanding shares of Series E Convertible Preferred Stock, Series F Convertible Preferred Stock, Series G Convertible Preferred Stock, Series H Contingent Convertible Preferred Stock and the remaining Series B Convertible Preferred Stock were converted to shares of our common stock.

        On October 14, 2002, Athanor Holdings, LLC converted its Junior Convertible Note into 3,486,627 shares of our common stock.

        In December 2002, FAO Schwarz, Inc. and KBB agreed that FAO Schwarz, Inc. could pay and it did pay interest on its 8% Subordinated Notes due 2005 owing to KBB through the issuance of additional notes in the aggregate principal amount of $629,222. In connection therewith, we agreed to issue to KBB five-year warrants to purchase 50,000 shares of our common stock at an exercise price of $1.90 per share pending approval from our board of directors. Additionally, KBB agreed to reduce the aggregate principal amount of the Chicago Note to $1.0 million due in three monthly installments beginning in January 2003 with a balloon payment in December 2003. As consideration for this amendment we agreed to issue additional warrants to KBB to purchase 50,000 shares of our common stock at an exercise price of $1.90 per share upon approval by our board in addition to the warrants issued in connection with the capitalization of interest noted above.

        In December 2002, we began a review of our entire store base with a view toward identifying and closing underperforming stores. At this time we cannot tell you which stores or how many stores, if any, we may seek to close.

        At December 13, 2002, the amount available for borrowing under the Consolidated Credit Facility was approximately $1.0 million, which is being restricted by the effective advance rate covenant as well as the new availability reserves. Without these borrowing restrictions, our availability would have been $23.1 million. We have contacted the Bank to obtain relief from the effective advance rate covenant borrowing restrictions. If the Bank refuses to provide the requested relief we may be required to seek protection under bankruptcy laws.

Impact of Inflation

        The impact of inflation on the results of operations has not been significant during our last three fiscal years.

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Seasonality

        We are primarily a toy retailer and we anticipate we will derive approximately 40% to 50% of our revenue from our fourth quarter.

New Accounting Requirements

        On June 29, 2001, Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" was approved by the Financial Accounting Standards Board ("FASB"). SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. On an annual basis, and when there is reason to suspect that their values may have been diminished or impaired, these assets must be tested for impairment, and write-downs may be necessary. We adopted SFAS No. 142 effective February 3, 2002. During the twenty-six week period ended August 3, 2002, we completed the first step of the transitional impairment analysis prescribed by SFAS No. 142. Based on the initial assessment of impairment, no impairment of goodwill existed as of February 3, 2002.

        In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This standard supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 144 retains the previously existing accounting requirements related to the recognition and measurement of the impairment of long-lived assets to be held and used, while expanding the measurement requirements of long-lived assets to be disposed of by sale to include discontinued operations. It also expands on the previously existing reporting requirements for discontinued operations to include a component of an entity that either has been disposed of or is classified as held for sale. We adopted SFAS No. 144 on February 3, 2002, and it did not have a material effect on our consolidated results of operations or financial position. Based upon the results for our fourth quarter of Fiscal 2002 management may consider various business alternatives which could result in an impairment of value of some of our assets.

        In November 2001, the Emerging Issues Task Force ("EITF") reached a consensus on EITF No. 01-09, "Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products)." FAO Schwarz, Inc.'s frequent shopper program awarded customers with gift certificates based on certain levels of purchases between the months of January and December. These gift certificates could be redeemed to purchase merchandise between the months of April and September of the following year. These gift certificate liabilities were recorded as a reduction of revenue and a liability at the date of the initial sale based on the estimated amount of gift certificates to be issued once the minimum level of purchases is obtained. The FAO frequent shopper program was terminated in the second quarter of Fiscal 2002 with all of its liabilities being honored through September 2002. Our policy with respect to consideration given to a customer currently does not extend beyond coupons and the FAO frequent shopper program.

        In March 2002, the EITF reached a consensus on EITF No. 00-23, "Issues Related to the Accounting for Stock Compensation under APB Opinion No. 25, Accounting for Stock Issued to Employees, and FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation." We have and will continue to issue stock options to our employees. If subsequent changes are made to the agreements, additional compensation may need to be recorded in accordance with EITF No. 00-23.

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections", which is effective for fiscal years beginning after May 15, 2002, for provisions related to SFAS No. 4, effective for all transactions occurring after May 15, 2002 for provisions related to SFAS No. 13 and effective for all financial statements issued on or after May 15, 2002 for all other provisions of SFAS No. 145. The rescissions, amendments and corrections of SFAS No. 145 potentially impacting us generally relate to accounting

29

for debt extinguishments and sale leaseback transactions. The adoption of SFAS No. 145 did not have a material effect on our financial condition or results of operations.

        In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement addresses the financial accounting and reporting of expenses related to restructurings initiated after 2002, and applies to costs associated with an exit activity (including a restructuring) or with a disposal of long-lived assets. Those activities can include eliminating or reducing product lines, terminating employees and contracts, and relocating plant, facilities or personnel. Under SFAS No. 146, a company will record a liability for a cost associated with an exit or disposal activity when the liability is incurred and can be measured at fair value. The provisions of this Statement are effective prospectively for exit or disposal activities initiated after December 31, 2002.

        Following the holiday selling season we will critically review our store operating plan. Decisions to be made by management regarding future operations may generate the need for charges associated with SFAS Nos. 144 and 146.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

        In the ordinary course of operations, we face no significant market risk from derivative instruments. Our purchase of imported products subjects us to a minimal amount of foreign currency risk. Foreign currency risk is that risk associated with recurring transactions with foreign companies, such as purchases of goods from foreign vendors. If the strength of foreign currencies increases compared to the United States dollar, the price of imported products could increase. We have no commitments, however, for future purchases with foreign vendors and, additionally, we have the ability to source many products domestically in the event of significant import price increases.

        See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" above for a discussion of our debt obligations, the interest rates of which are linked to the prime rate or LIBOR. For every $1 million in debt outstanding under the Consolidated Credit Facility, an increase of 0.25% in our interest rate would cost us an additional $2,500 of interest expense per year. We have not entered into any derivative financial instruments to manage interest rate risk, currency risk or for speculative purposes and we are currently not evaluating the future use of these instruments.

Item 4. Controls and Procedures

        In accordance with Item 302 of Regulation S-K promulgated under the Securities Act of 1933, as amended, and within 90 days of the date of this Quarterly Report on Form 10-Q, our President and Chief Executive Officer and our Chief Financial Officer (the "Certifying Officers") conducted evaluations of our disclosure controls and procedures. As defined under Sections 13a-14(c) and 15d-14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") The Certifying Officers reviewed our disclosure controls and procedures on December 16, 2002 and have concluded that those disclosure controls and procedures are effective in ensuring that all material information required to be filed in this Quarterly Report on Form 10-Q has been recorded, processed, summarized, reported, accumulated and communicated to them in a timely manner. In compliance with Section 302 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), each of the Certifying Officers executed an Officer's Certification included in this Quarterly Report on Form 10-Q. As of the date of this Quarterly Report on Form 10-Q, there have not been any significant changes in our internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses. We are continuing to evaluate our internal controls and procedures in order to look for ways to improve them. We are also in the process of documenting portions of our internal controls and procedures. We have written a general policy that includes a description of general internal controls and procedures, assigns responsibility for compliance, sets forth our desired timeline for effecting compliance each reporting period and requires internal certifications that are delivered to our Chief Executive Officer and Chief Financial Officer outlining the steps taken to cause compliance.

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PART II—OTHER INFORMATION

Item 1. Legal Proceedings

        We and Targoff-RS, LLC were sued by Oxygen Media, LLC ("Oxygen") in New York Supreme Court to recover the alleged value of cable television and internet media time allegedly provided or to be provided to us and RightStart.com Inc. We filed a counter-claim to recover the excess value of the services provided to Oxygen over any services provided by Oxygen and both sides made fraud claims. In November we reached agreement in principle on a confidential settlement with Oxygen without admission by either side as to the correctness of its position. The settlement agreement, if completed, would not materially adversely affect our operating results.

Item 2. Changes in Securities and Use of Proceeds

        In May 2002, we sold 4.5 million shares of common stock at $6 per share and received net proceeds of approximately $26.1 million which we used for working capital purposes. The common stock was sold solely to accredited investors in reliance on Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

        In October 2002, Athanor Holdings, LLC elected to convert the Junior Convertible Note into 3,486,627 shares of our common stock pursuant to Section 3(a)(9) of the Securities Act.

        In October 2002, we issued Warrants to purchase up to 650,000 shares of our common stock at a strike price of $2.40 per share. The Warrants and underlying common stock were sold solely to accredited investors in reliance on Rule 506 of Regulation D promulgated under the Securities Act.

31

Item 6. Exhibits and Reports on Form 8-K

  (a)
  Exhibits

Exhibit Number	Description
10.1	Equipment Note by FAO, Inc., FAO Schwarz, Inc. and ZB Company, Inc. dated as of November 21, 2002, in the aggregate principal amount of $11,142,857 issued to Kayne Anderson Capital Advisors, L.P.(1)
10.2	Warrant, dated as of November 21, 2002, to purchase an aggregate of 150,893 shares of our common stock issued to Fortune Twenty-Fifth, Inc.(2)
10.3	Amended and Restated Security Agreement dated November 21, 2002, among FAO, Inc., FAO Schwarz, Inc., ZB Company, Inc., Kayne Anderson Capital Advisors, L.P., as agent, and Fortune Twenty-Fifth, Inc.
10.4
Third Amendment to Loan and Security Agreement dated as of November 21, 2002 among FAO, Inc., FAO Schwarz, Inc., ZB Company, Inc., The Right Start, Inc., Wells Fargo Retail Finance, LLC, as Agent and the lenders.
10.5	Amended and Restated Interim Operating Agreement dated as of December 16, 2002, among FAO Schwarz, Inc., FAO, Inc., KBB Retail Assets Corp. and Quality Fulfillment Services, Inc.
10.6	Amended and Restated Subordinated Note by FAO Schwarz, Inc. for the benefit of KBB Retail Assets Corp. in the aggregate principal amount of $1 million, dated December 16, 2002.
10.7	Amended and Restated Subordinated Note by FAO Schwarz, Inc. for the benefit of KBB Retail Assets Corp. in the aggregate principal amount of $15,459,859, dated December 16, 2002.
10.8	Warrant, dated as of December 16, 2002, to purchase an aggregate of 100,000 shares of our common stock issued to KBB Retail Assets Corp.
10.9
Fourth Amendment to Loan and Security Agreement dated as of December 16, 2002 among FAO, Inc., FAO Schwarz, Inc., ZB Company, Inc., The Right Start, Inc., Wells Fargo Retail Finance, LLC, as Agent and the lenders.
99.1	Certificate of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
99.2	Certificate of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

(1)
A substantially identical note was issued to Fortune Twenty-Fifth, Inc. in the aggregate principal amount of $1,857,143.

(2)
A substantially identical warrant was issued to Kayne Anderson Capital Advisors for the purchase of 499,107 shares of our common stock

(b)
Reports on Form 8-K

    There were no reports on Form 8-K filed during the Company's quarter ended November 2, 2002.

32

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned and thereunto duly authorized.

FAO, INC.
Date: December 17, 2002	/s/ JERRY R. WELCH Jerry R. Welch Chief Executive Officer and President
Date: December 17, 2002	/s/ RAYMOND P. SPRINGER Raymond P. Springer Chief Financial Officer

33

I, Jerry R. Welch, certify that:

  1.
  I have reviewed this quarterly report on Form 10-Q of FAO, Inc. (the "Registrant");

  2.
  Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report; and

  3.
  Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this quarterly report.

  4.
  The Registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Registrant and we have:

    a)
    designed such disclosure controls and procedures to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

    b)
    evaluated the effectiveness of the Registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

    c)
    presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

  5.
  The Registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the Registrant's auditors and the audit committee of Registrant's board of directors (or persons performing the equivalent function):

    a)
    all significant deficiencies in the design or operation of internal controls which could adversely affect the Registrant's ability to record, process, summarize and report financial data and have identified for the Registrant's auditors any material weaknesses in internal controls; and

    b)
    any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant's internal controls; and

  6.
  The Registrant's other certifying officer and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: December 17, 2002	/s/ JERRY R. WELCH Jerry R. Welch Chief Executive Officer and President

34

I, Raymond P. Springer, certify that:

  1.
  I have reviewed this quarterly report on Form 10-Q of FAO, Inc. (the "Registrant");

  2.
  Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report; and

  3.
  Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this quarterly report.

  4.
  The Registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Registrant and we have:

    a)
    designed such disclosure controls and procedures to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

    b)
    evaluated the effectiveness of the Registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

    c)
    presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

  5.
  The Registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the Registrant's auditors and the audit committee of Registrant's board of directors (or persons performing the equivalent function):

    a)
    all significant deficiencies in the design or operation of internal controls which could adversely affect the Registrant's ability to record, process, summarize and report financial data and have identified for the Registrant's auditors any material weaknesses in internal controls; and

    b)
    any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant's internal controls; and

  6.
  The Registrant's other certifying officer and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: December 17, 2002	/s/ RAYMOND P. SPRINGER Raymond P. Springer Chief Financial Officer (Principal Accounting and Financial Officer)

35

EXHIBIT D

CONSOLIDATED FINANCIAL PROJECTIONS

FAO, Inc.

Consolidated Balance Sheets

dollars in thousands ($000's)

	Feb-03 03/01/2003	Mar-03 04/05/2003	Apr-03 05/03/2003	May-03 05/31/2003	Jun-03 07/05/2003	Jul-03 08/02/2003	Aug-03 08/30/2003	Sep-03 10/04/2003	Oct-03 11/01/2003	Nov-03 11/29/2003	Dec-03 01/03/2004	Jan-03 01/31/2004
ASSETS
Current assets:
Cash and cash equivalents	3,013.4	2,952.6	2,886.6	2,885.9	2,894.0	2,914.9	2,885.3	2,890.6	2,936.2	3,088.4	3,180.0	2,871.6
Accounts and other receivables	4,435.6	4,853.1	5,053.0	5,320.5	5,675.5	6,215.7	6,076.2	6,297.3	6,297.2	8,167.3	6,962.5	3,442.1
Merchandise inventories	84,965.2	67,103.7	72,932.3	72,625.9	72,221.8	71,854.4	80,268.0	92,003.4	99,447.6	96,097.2	69,278.4	71,097.1
Prepaid catalog expenses	250.0	400.0	300.0	200.0	100.0	—	1,095.0	3,418.0	5,162.0	3,200.0	100.0	—
Other current assets	10,098.9	10,170.5	9,980.5	9,790.5	9,600.5	9,415.5	9,900.5	11,310.5	11,402.2	11,493.8	10,740.5	9,987.3

Total current assets	102,763.1	85,479.9	91,152.4	90,822.8	90,491.8	90,400.5	100,225.0	115,919.8	125,245.2	122,046.7	90,261.4	87,398.1

Noncurrent assets:
Property, fixtures and equipment, net	26,705.3	26,220.3	25,734.3	25,747.3	25,753.3	25,252.3	24,750.3	24,247.3	23,743.3	23,238.3	22,732.3	22,225.3
Deferred income tax benefit	—	—	—	—	—	—	—	—	—	—	—	—
Goodwill	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0
Other noncurrent assets	2,742.0	2,689.0	2,636.0	2,583.0	2,530.0	2,477.0	2,424.0	2,371.0	2,318.0	2,265.0	2,212.0	2,159.0

	136,788.4	118,967.2	124,100.7	123,731.1	123,353.1	122,707.8	131,977.3	147,116.1	155,884.5	152,128.0	119,783.7	116,360.4

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	54,341.1	53,191.1	1,390.9	2,526.7	8,495.4	10,184.5	19,044.8	20,880.7	18,356.3	23,804.9	18,996.2	12,603.8
Accrued expenses	17,667.6	17,632.6	17,678.3	17,943.6	18,879.8	18,357.1	17,715.4	18,800.6	18,731.9	19,311.2	17,641.5	14,686.7
Accrued salaries and wages	5,906.0	5,181.0	7,034.0	7,057.0	5,068.0	5,116.0	5,187.0	5,258.0	5,384.0	5,088.0	5,009.0	5,205.0
Current portion of secured long term debt	9,178.7	9,186.6	5,194.5	5,195.7	5,166.3	5,069.1	4,971.2	4,872.7	4,773.5	4,673.7	4,573.1	472.0
Compromised Trade	—	—	6,981.8	6,981.8	6,981.8	6,981.8	6,981.8	6,981.8	6,981.8	6,981.8	—	—

Total current liabilities	87,093.4	85,191.3	38,279.5	39,704.8	44,591.3	45,708.5	53,900.2	56,793.8	54,227.5	59,859.6	46,219.8	32,967.5

Revolving Line of Credit	38,765.4	31,265.1	21,816.8	23,071.4	19,309.6	18,756.7	22,832.8	37,849.0	49,475.0	35,701.2	2,505.0	16,691.6
Equipment Note and capital lease obligations	370.1	267.6	164.4	67.2	—	—	—	—	—	—	—	—
Deferred rent	3,491.0	3,629.0	3,767.0	3,905.0	4,043.0	4,181.0	4,319.0	4,457.0	4,595.0	4,733.0	4,871.0	5,009.0
Subsidiary Subordinated Notes	16,220.2	16,220.2	10,353.7	10,353.7	10,353.7	10,353.7	10,353.7	10,353.7	10,353.7	10,353.7	10,353.7	9,853.7

Total liabilities	145,940.1	136,573.2	74,381.4	77,102.1	78,297.6	78,999.9	91,405.7	109,453.5	118,651.2	110,647.5	63,949.5	64,521.8

Commitments and contingencies
Stockholders (shareholders') equity:
Conv preferred stock from Equipment Note & Vendex to equity	—	—	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0
NEW CONVERTIBLE PREFERRED—NET	—	—	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0
Common stock and paid in capital (75,000,000 shares authorized at $0.001 par value; 30,426,504 and 12,965,501 issued and outstanding, respectively)	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0
Accumulated deficit	(166,704.7)	(175,159.0)	(140,683.7)	(143,774.0)	(145,347.5)	(146,695.1)	(149,831.4)	(152,740.4)	(153,169.7)	(148,922.5)	(134,568.8)	(138,564.4)

Total stockholders' equity	(9,151.7)	(17,606.0)	49,719.3	46,629.0	45,055.5	43,707.9	40,571.6	37,662.6	37,233.3	41,480.5	55,834.2	51,838.6

Total liabilities and stockholders' equity	136,788.4	118,967.2	124,100.7	123,731.1	123,353.1	122,707.8	131,977.3	147,116.1	155,884.5	152,128.0	119,783.7	116,360.4

1

FAO, Inc.

Consolidated Balance Sheets

dollars in thousands ($000's)

	Feb-04 02/28/2004	Mar-04 04/03/2004	Apr-04 05/01/2004	May-04 05/29/2004	Jun-04 07/03/2004	Jul-04 07/31/2004	Aug-04 08/28/2004	Sep-04 10/02/2004	Oct-04 10/30/2004	Nov-04 11/27/2004	Dec-04 01/01/2005	Jan-04 01/29/2005
ASSETS
Current assets:
Cash and cash equivalents	2,890.8	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	5,512.4	2,740.0
Accounts and other receivables	4,395.9	4,826.8	5,044.4	5,321.5	5,617.8	6,184.4	6,044.9	6,231.5	6,930.4	8,853.6	7,698.6	4,058.0
Merchandise inventories	72,112.2	77,197.1	78,950.7	74,419.9	73,983.9	78,824.6	81,982.9	93,428.2	100,836.1	97,430.9	70,535.8	72,327.1
Prepaid catalog expenses	250.0	400.0	300.0	200.0	100.0	—	1,095.0	3,183.8	3,330.8	2,142.9	100.0	—
Other current assets	10,106.0	10,183.7	9,993.7	9,803.7	9,613.7	9,428.7	9,913.7	11,323.7	11,422.0	11,520.2	10,753.7	9,987.3

Total current assets	89,754.9	95,347.6	97,028.8	92,485.1	92,055.4	97,177.7	101,776.5	116,907.2	125,259.3	122,687.6	94,600.5	89,112.4

Noncurrent assets:
Property, fixtures and equipment, net	21,942.3	21,655.3	21,364.3	21,069.3	20,770.3	20,467.3	20,160.3	19,849.3	19,534.3	19,215.3	18,892.3	18,565.3
Deferred income tax benefit	—	—	—	—	—	—	—	—	—	—	—	—
Goodwill	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0
Other noncurrent assets	2,159.0	2,106.0	2,053.0	2,000.0	1,947.0	1,894.0	1,841.0	1,788.0	1,735.0	1,682.0	1,629.0	1,576.0

	118,434.2	123,686.9	125,024.1	120,132.4	119,350.7	124,117.0	128,355.8	143,122.5	151,106.6	148,162.9	119,699.8	113,831.7

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	13,240.1	20,958.4	14,680.0	13,211.0	16,632.2	20,336.1	20,471.7	29,433.1	24,451.5	27,634.6	16,241.6	14,917.0
Accrued expenses	15,469.0	16,225.3	14,535.5	14,607.8	15,636.0	15,242.3	15,036.6	15,776.8	15,818.1	18,632.4	22,011.6	15,092.9
Accrued salaries and wages	5,442.0	5,575.0	5,657.0	5,679.0	5,689.0	5,738.0	5,811.0	5,885.0	6,018.0	5,711.0	5,626.0	5,824.0
Current portion of secured long term debt	370.1	267.6	164.4	67.2	—	—	—	—	—	—	—	—
Compromised Trade	—	—	—	—	—	—	—	—	—	—	—	—

Total current liabilities	34,521.2	43,026.3	35,036.9	33,565.0	37,957.2	41,316.4	41,319.3	51,094.9	46,287.6	51,978.0	43,879.2	35,833.9

Revolving Line of Credit	19,675.8	16,872.9	28,394.1	27,178.5	22,814.8	24,860.3	31,478.8	38,786.7	52,444.1	37,205.5	—	5,536.8
Equipment Note and capital lease obligations	—	—	—	—	—	—	—	—	—	—	—	—
Deferred rent	5,147.0	5,285.0	5,423.0	5,561.0	5,699.0	5,837.0	5,975.0	6,113.0	6,251.0	6,389.0	6,527.0	6,665.0
Subsidiary Subordinated Notes	9,853.7	9,853.7	9,853.7	9,853.7	9,853.7	9,853.7	9,853.7	9,853.7	9,853.7	9,853.7	9,853.7	9,853.7

Total liabilities	69,197.7	75,037.9	78,707.7	76,158.2	76,324.7	81,867.4	88,626.8	105,848.3	114,836.4	105,426.2	60,259.9	57,889.4

Commitments and contingencies
Stockholders (shareholders') equity:
Conv preferred stock from Equipment Note & Vendex to equity	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0
NEW CONVERTIBLE PREFERRED — NET	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0
Common stock and paid in capital (75,000,000 shares authorized at $0.001 par value; 30,426,504 and 12,965,501 issued and outstanding, respectively)	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0
Accumulated deficit	(141,166.5)	(141,754.0)	(144,086.6)	(146,428.8)	(147,377.0)	(148,153.4)	(150,674.0)	(153,128.8)	(154,132.8)	(147,666.3)	(130,963.1)	(134,460.7)

Total stockholders' equity	49,236.5	48,649.0	46,316.4	43,974.2	43,026.0	42,249.6	39,729.0	37,274.2	36,270.2	42,736.7	59,439.9	55,942.3

Total liabilities and stockholders' equity	118,434.2	123,686.9	125,024.1	120,132.4	119,350.7	124,117.0	128,355.8	143,122.5	151,106.6	148,162.9	119,699.8	113,831.7

2

FAO, Inc.

Consolidated Balance Sheets

dollars in thousands ($000's)

	Feb-05 2/26/2005	Mar-05 4/2/2005	Apr-05 4/30/2005	May-05 5/28/2005	Jun-05 7/2/2005	Jul-05 7/30/2005	Aug-05 8/27/2005	Sep-05 10/1/2005	Oct-05 10/29/2005	Nov-05 11/26/2005	Dec-05 12/31/2005	Jan-05 1/28/2006
ASSETS
Current assets:
Cash and cash equivalents	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	21,337.4	10,602.8
Accounts and other receivables	4,499.9	4,939.4	5,159.2	5,453.7	5,745.6	6,326.0	6,181.1	6,358.4	7,091.3	9,064.0	7,954.4	4,208.8
Merchandise inventories	73,312.7	78,642.9	80,377.4	75,825.1	75,363.2	80,181.1	83,311.3	94,866.2	102,243.1	98,791.4	71,830.7	73,597.3
Prepaid catalog expenses	250.0	400.0	300.0	200.0	100.0	—	1,095.0	3,183.8	3,330.8	2,142.9	100.0	—
Other current assets	10,113.2	10,197.2	10,007.2	9,817.2	9,627.2	9,442.2	9,927.2	11,337.2	11,442.2	11,547.1	10,767.2	9,987.3

Total current assets	90,915.8	96,919.5	98,583.8	94,036.0	93,576.0	98,689.3	103,254.6	118,485.6	126,847.4	124,285.4	111,989.7	98,396.2

Noncurrent assets:
Property, fixtures and equipment, net	18,234.3	17,899.3	17,560.3	17,217.3	16,870.3	16,519.3	16,164.3	15,805.3	15,442.3	15,075.3	14,704.3	14,329.3
Deferred income tax benefit	—	—	—	—	—	—	—	—	—	—	—	—
Goodwill	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0
Other noncurrent assets	1,576.0	1,523.0	1,470.0	1,417.0	1,364.0	1,362.0	1,362.0	1,362.0	1,362.0	1,362.0	1,362.0	1,362.0

	115,304.1	120,919.8	122,192.1	117,248.3	116,388.3	121,148.6	125,358.9	140,230.9	148,229.7	145,300.7	132,634.0	118,665.5

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	18,113.6	23,534.0	17,192.9	11,292.4	18,076.9	21,581.3	18,706.6	24,981.3	22,943.4	30,186.3	20,003.1	16,269.2
Accrued expenses	14,546.3	15,329.5	14,436.8	14,425.3	15,532.5	15,106.8	14,749.3	15,346.5	15,399.8	18,178.3	21,694.5	14,471.8
Accrued salaries and wages	6,056.0	6,190.0	6,271.0	6,293.0	6,302.0	6,352.0	6,426.0	6,504.0	6,641.0	6,324.0	6,233.0	6,434.0
Current portion of secured long term debt	—	—	—	—	—	—	—	—	—	—	—	—
Compromised Trade	—	—	—	—	—	—	—	—	—	—	—	—

Total current liabilities	38,715.9	45,053.5	37,900.7	32,010.7	39,911.4	43,040.1	39,881.9	46,831.8	44,984.2	54,688.6	47,930.6	37,175.0

Revolving Line of Credit	6,603.1	6,155.2	16,733.3	19,787.5	11,636.0	13,768.5	23,417.3	33,444.0	43,846.7	23,930.3	—	—
Equipment Note and capital lease obligations	—	—	—	—	—	—	—	—	—	—	—	—
Deferred rent	6,803.0	6,941.0	7,079.0	7,217.0	7,355.0	7,493.0	7,631.0	7,769.0	7,907.0	8,045.0	8,183.0	8,321.0
Subsidiary Subordinated Notes	9,853.7	9,853.7	9,853.7	9,853.7	9,853.7	9,853.7	9,853.7	9,853.7	9,853.7	9,853.7	9,853.7	9,853.7

Total liabilities	61,975.7	68,003.4	71,566.7	68,868.9	68,756.1	74,155.3	80,783.9	97,898.5	106,591.6	96,517.6	65,967.3	55,349.7

Commitments and contingencies
Stockholders (shareholders') equity:
Conv preferred stock from Equipment Note & Vendex to equity	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0
NEW CONVERTIBLE PREFERRED—NET	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0
Common stock and paid in capital (75,000,000 shares authorized at $0.001 par value; 30,426,504 and 12,965,501 issued and outstanding, respectively)	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0
Accumulated deficit	(137,074.6)	(137,486.6)	(139,777.6)	(142,023.6)	(142,770.8)	(143,409.7)	(145,828.0)	(148,070.6)	(148,764.9)	(141,619.9)	(123,736.3)	(127,087.2)

Total stockholders' equity	53,328.4	52,916.4	50,625.4	48,379.4	47,632.2	46,993.3	44,575.0	42,332.4	41,638.1	48,783.1	66,666.7	63,315.8

Total liabilities and stockholders' equity	115,304.1	120,919.8	122,192.1	117,248.3	116,388.3	121,148.6	125,358.9	140,230.9	148,229.7	145,300.7	132,634.0	118,665.5

3

FAO, Inc.

Consolidated Statements of Cash Flows

dollars in thousands ($000's)

	Feb-03 3/1/2003	Mar-03 4/5/2003	Apr-03 5/3/2003	May-03 5/31/2003	Jun-03 7/5/2003	Jul-03 8/2/2003	Aug-03 8/30/2003	Sep-03 10/4/2003	Oct-03 11/1/2003	Nov-03 11/29/2003	Dec-03 1/3/2004	Jan-03 1/31/2004	FY 2003 Totals
Cash flows from operating activities:
Net income (loss)	(11,413.8)	(8,454.3)	34,475.3	(3,090.4)	(1,573.5)	(1,347.6)	(3,136.3)	(2,909.0)	(429.3)	4,247.3	14,353.6	(3,995.6)	16,726
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	559.0	560.0	561.0	562.0	569.0	576.0	577.0	578.0	579.0	580.0	581.0	582.0	6,864
Deferred rent	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	1,656
Amortization of debt issuance costs	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-cash compensation	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-cash interest	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-cash advertising expense	—	—	—	—	—	—	—	—	—	—	—	—	—
Store closing expense	—	—	—	—	—	—	—	—	—	—	—	—	—
Write off of deferred tax asset	—	—	—	—	—	—	—	—	—	—	—	—	—
Minority interest in consolidated subsidiary loss	—	—	—	—	—	—	—	—	—	—	—	—	—
Amortization of discount on senior subordinated notes	—	—	—	—	—	—	—	—	—	—	—	—	—
Extraordinary gain	—	—	—	—	—	—	—	—	—	—	—	—	—
Change in assets and liabilities affecting operations	19,478.6	15,365.4	(55,587.0)	1,806.0	5,308.0	1,379.6	(1,511.5)	(12,644.4)	(11,693.9)	9,135.6	25,372.5	(6,543.3)	(10,134)

Net cash provided by (used in) operating activities	8,761.8	7,609.1	(20,412.7)	(584.4)	4,441.5	746.0	(3,932.8)	(14,837.4)	(11,406.2)	14,100.9	40,445.1	(9,818.9)	15,112

Cash flows from investing activities:
Additions to property, fixtures and equipment	(75.0)	(75.0)	(75.0)	(575.0)	(575.0)	(75.0)	(75.0)	(75.0)	(75.0)	(75.0)	(75.0)	(75.0)	(1,900)
Acquisition, net of cash acquired	—	—	—	—	—	—	—	—	—	—	—	—	—
Proceeds from early lease termination	—	—	—	—	—	—	—	—	—	—	—	—	—
Purchase price adjustments	—	—	—	—	—	—	—	—	—	—	—	—	—

Net cash used in investing activities	(75.0)	(75.0)	(75.0)	(575.0)	(575.0)	(75.0)	(75.0)	(75.0)	(75.0)	(75.0)	(75.0)	(75.0)	(1,900)

Cash flows from financing activities:
Net proceeds from (payments on) term note payable	—	—	(5,866.5)	—	—	—	—	—	—	—	—	(500.0)	(6,367)
Payments on notes payable and capital leases	(94.1)	(94.6)	2,886.5	(96.0)	(96.6)	(97.2)	(97.9)	(98.5)	(99.2)	(99.8)	(7,082.4)	(4,101.1)	(9,171)
Proceeds/redemption/conversion of/from issuance of preferred stock	—	—	32,850.0	—	—	—	—	—	—	—	—	—	32,850
Payment of financing costs	—	—	—	—	—	—	—	—	—	—	—	—	—
Proceeds from sale or preferred conversion to common stock	—	—	—	—	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—	—	—

Net cash provided by (used in) financing activities	(94.1)	(94.6)	29,870.0	(96.0)	(96.6)	(97.2)	(97.9)	(98.5)	(99.2)	(99.8)	(7,082.4)	(4,601.1)	17,313

Net (increase) decrease in Revolver before change in cash and cash equivalents	8,592.7	7,439.5	9,382.3	(1,255.4)	3,769.9	573.8	(4,105.7)	(15,010.9)	(11,580.4)	13,926.1	33,287.7	(14,495.0)	30,525

Cash and cash equivalents at beginning of period	2,929.1	3,013.4	2,952.6	2,886.6	2,885.9	2,894.0	2,914.9	2,885.3	2,890.6	2,936.2	3,088.4	3,180.0	2,929
Cash and cash equivalents at end of period	3,013.4	2,952.6	2,886.6	2,885.9	2,894.0	2,914.9	2,885.3	2,890.6	2,936.2	3,088.4	3,180.0	2,871.6	2,872

Net change in cash	84.3	(60.8)	(66.0)	(0.7)	8.1	20.9	(29.6)	5.3	45.6	152.2	91.6	(308.4)	(58)

Net borrowings (payments) on revolving line of credit	(8,508.4)	(7,500.3)	(9,448.3)	1,254.7	(3,761.8)	(552.9)	4,076.1	15,016.2	11,626.0	(13,773.9)	(33,196.1)	14,186.6	(30,582)

Beginning Revolver Balance	47,273.8	38,765.4	31,265.1	21,816.8	23,071.4	19,309.6	18,756.7	22,832.8	37,849.0	49,475.0	35,701.2	2,505.0

Ending Revolver Balance	38,765.4	31,265.1	21,816.8	23,071.4	19,309.6	18,756.7	22,832.8	37,849.0	49,475.0	35,701.2	2,505.0	16,691.6

4

	Feb-03 3/1/2003	Mar-03 4/5/2003	Apr-03 5/3/2003	May-03 5/31/2003	Jun-03 7/5/2003	Jul-03 8/2/2003	Aug-03 8/30/2003	Sep-03 10/4/2003	Oct-03 11/1/2003	Nov-03 11/29/2003	Dec-03 1/3/2004	Jan-03 1/31/2004	FY 2003 Totals
Changes in assets and liabilities which increased (decreased) cash used in operating activities are as follows:
Accounts and other receivables, net of allowance	(811.8)	(417.5)	(199.9)	(267.5)	(355.0)	(540.2)	139.5	(221.1)	0.1	(1,870.1)	1,204.8	3,520.4	182
Merchandise inventories	22,155.7	17,861.5	(5,828.6)	306.4	404.1	367.4	(8,413.6)	(11,735.4)	(7,444.2)	3,350.4	26,818.8	(1,818.7)	36,024
Other current assets	(201.3)	(221.6)	290.0	290.0	290.0	285.0	(1,580.0)	(3,733.0)	(1,835.7)	1,870.4	3,853.3	853.2	160
Other noncurrent assets	53.0	53.0	53.0	53.0	53.0	53.0	53.0	53.0	53.0	53.0	53.0	53.0	636
Accounts payable	—	(1,150.0)	(51,800.2)	1,135.8	5,968.7	1,689.1	8,860.3	1,835.9	(2,524.4)	5,448.6	(4,808.7)	(6,392.4)	(41,737)
Accrued expenses	(881.0)	(35.0)	45.7	265.3	936.2	(522.7)	(641.7)	1,085.2	(68.7)	579.3	(1,669.7)	(2,954.8)	(3,862)
Accrued payroll and payroll expenses	(836.0)	(725.0)	1,853.0	23.0	(1,989.0)	48.0	71.0	71.0	126.0	(296.0)	(79.0)	196.0	(1,537)

Changes in assets and liabilities	19,479	15,365	(55,587)	1,806	5,308	1,380	(1,512)	(12,644)	(11,694)	9,136	25,373	(6,543)	(10,134)

5

	Feb-04 2/28/2004	Mar-04 4/3/2004	Apr-04 5/1/2004	May-04 5/29/2004	Jun-04 7/3/2004	Jul-04 7/31/2004	Aug-04 8/28/2004	Sep-04 10/2/2004	Oct-04 10/30/2004	Nov-04 11/27/2004	Dec-04 1/1/2005	Jan-04 1/29/2005	FY 2004 Totals
Cash flows from operating activities:
Net income (loss)	(2,602.1)	(587.6)	(2,332.5)	(2,342.2)	(948.2)	(776.4)	(2,520.6)	(2,454.8)	(1,004.0)	6,466.4	16,703.3	(3,497.6)	4,104
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	582.0	592.0	602.0	612.0	622.0	632.0	642.0	652.0	662.0	672.0	682.0	692.0	7,644
Deferred rent	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	1,656
Amortization of debt issuance costs	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-cash compensation	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-cash interest	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-cash advertising expense	—	—	—	—	—	—	—	—	—	—	—	—	—
Store closing expense	—	—	—	—	—	—	—	—	—	—	—	—	—
Write off of deferred tax asset	—	—	—	—	—	—	—	—	—	—	—	—	—
Minority interest in consolidated subsidiary loss	—	—	—	—	—	—	—	—	—	—	—	—	—
Amortization of discount on senior subordinated notes	—	—	—	—	—	—	—	—	—	—	—	—	—
Extraordinary gain	—	—	—	—	—	—	—	—	—	—	—	—	—
Change in assets and liabilities affecting operations	(682.0)	2,917.1	(9,514.4)	3,222.0	4,942.1	(1,710.1)	(4,542.9)	(5,302.1)	(13,106.4)	8,315.1	22,813.7	(5,276.6)	2,076

Net cash provided by (used in) operating activities	(2,564.1)	3,059.5	(11,106.9)	1,629.8	4,753.9	(1,716.5)	(6,283.5)	(6,966.9)	(13,310.4)	15,591.5	40,337.0	(7,944.2)	15,479

Cash flows from investing activities:
Additions to property, fixtures and equipment	(299.0)	(305.0)	(311.0)	(317.0)	(323.0)	(329.0)	(335.0)	(341.0)	(347.0)	(353.0)	(359.0)	(365.0)	(3,984)
Acquisition, net of cash acquired	—	—	—	—	—	—	—	—	—	—	—	—	—
Proceeds from early lease termination	—	—	—	—	—	—	—	—	—	—	—	—	—
Purchase price adjustments	—	—	—	—	—	—	—	—	—	—	—	—	—

Net cash used in investing activities	(299.0)	(305.0)	(311.0)	(317.0)	(323.0)	(329.0)	(335.0)	(341.0)	(347.0)	(353.0)	(359.0)	(365.0)	(3,984)

Cash flows from financing activities:
Net proceeds from (payments on) term note payable	—	—	—	—	—	—	—	—	—	—	—	—	—
Payments on notes payable and capital leases	(101.9)	(102.5)	(103.2)	(97.2)	(67.2)	—	—	—	—	—	—	—	(472)
Proceeds/redemption/conversion of/from issuance of preferred stock	—	—	—	—	—	—	—	—	—	—	—	—	—
Payment of financing costs	—	—	—	—	—	—	—	—	—	—	—	—	—
Proceeds from sale or preferred conversion to common stock	—	—	—	—	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—	—	—

Net cash provided by (used in) financing activities	(101.9)	(102.5)	(103.2)	(97.2)	(67.2)	—	—	—	—	—	—	—	(472)

Net (increase) decrease in Revolver before change in cash and cash equivalents	(2,965.0)	2,652.0	(11,521.1)	1,215.6	4,363.7	(2,045.5)	(6,618.5)	(7,307.9)	(13,657.4)	15,238.5	39,978.0	(8,309.2)	11,023

Cash and cash equivalents at beginning of period	2,871.6	2,890.8	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	5,512.4	2,872
Cash and cash equivalents at end of period	2,890.8	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	5,512.4	2,740.0	2,740

Net change in cash	19.2	(150.8)	—	—	—	—	—	—	—	—	2,772.4	(2,772.4)	(132)

Net borrowings (payments) on revolving line of credit	2,984.2	(2,802.8)	11,521.1	(1,215.6)	(4,363.7)	2,045.5	6,618.5	7,307.9	13,657.4	(15,238.5)	(37,205.6)	5,536.8	(11,155)

Beginning Revolver Balance	16,691.6	19,675.8	16,872.9	28,394.1	27,178.5	22,814.8	24,860.3	31,478.8	38,786.7	52,444.1	37,205.5	—

Ending Revolver Balance	19,675.8	16,872.9	28,394.1	27,178.5	22,814.8	24,860.3	31,478.8	38,786.7	52,444.1	37,205.5	—	5,536.8

6

	Feb-03 3/1/2003	Mar-03 4/5/2003	Apr-03 5/3/2003	May-03 5/31/2003	Jun-03 7/5/2003	Jul-03 8/2/2003	Aug-03 8/30/2003	Sep-03 10/4/2003	Oct-03 11/1/2003	Nov-03 11/29/2003	Dec-03 1/3/2004	Jan-03 1/31/2004	FY 2003 Totals
Changes in assets and liabilities which increased (decreased) cash used in operating activities are as follows:
Accounts and other receivables, net of allowance	(953.8)	(430.9)	(217.6)	(277.1)	(296.3)	(566.6)	139.5	(186.6)	(698.9)	(1,923.2)	1,155.0	3,640.6	(616)
Merchandise inventories	(1,015.1)	(5,084.9)	(1,753.6)	4,530.8	436.0	(4,840.7)	(3,158.3)	(11,445.3)	(7,407.9)	3,405.2	26,895.1	(1,791.3)	(1,230)
Other current assets	(368.7)	(227.7)	290.0	290.0	290.0	285.0	(1,580.0)	(3,498.8)	(245.3)	1,089.7	2,809.4	866.4	—
Other noncurrent assets	—	53.0	53.0	53.0	53.0	53.0	53.0	53.0	53.0	53.0	53.0	53.0	583
Accounts payable	636.3	7,718.3	(6,278.4)	(1,469.0)	3,421.2	3,703.9	135.6	8,961.4	(4,981.6)	3,183.1	(11,393.0)	(1,324.6)	2,313
Accrued expenses	782.3	756.3	(1,689.8)	72.3	1,028.2	(393.7)	(205.7)	740.2	41.3	2,814.3	3,379.2	(6,918.7)	406
Accrued payroll and payroll expenses	237.0	133.0	82.0	22.0	10.0	49.0	73.0	74.0	133.0	(307.0)	(85.0)	198.0	619

Changes in assets and liabilities	(682)	2,917	(9,514)	3,222	4,942	(1,710)	(4,543)	(5,302)	(13,106)	8,315	22,814	(5,277)	2,076

7

	Feb-05 2/26/2005	Mar-05 4/2/2005	Apr-05 4/30/2005	May-05 5/28/2005	Jun-05 7/2/2005	Jul-05 7/30/2005	Aug-05 8/27/2005	Sep-05 10/1/2005	Oct-05 10/29/2005	Nov-05 11/26/2005	Dec-05 12/31/2005	Jan-05 1/28/2006	FY 2005 Totals
Cash flows from operating activities:
Net income (loss)	(2,613.9)	(412.0)	(2,291.0)	(2,246.0)	(747.2)	(638.9)	(2,418.3)	(2,242.5)	(694.4)	7,145.0	17,883.6	(3,350.9)	7,374
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	692.0	702.0	712.0	722.0	732.0	742.0	752.0	762.0	772.0	782.0	792.0	802.0	8,964
Deferred rent	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	1,656
Amortization of debt issuance costs	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-cash compensation	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-cash interest	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-cash advertising expense	—	—	—	—	—	—	—	—	—	—	—	—	—
Store closing expense	—	—	—	—	—	—	—	—	—	—	—	—	—
Write off of deferred tax asset	—	—	—	—	—	—	—	—	—	—	—	—	—
Minority interest in consolidated subsidiary loss	—	—	—	—	—	—	—	—	—	—	—	—	—
Amortization of discount on senior subordinated notes	—	—	—	—	—	—	—	—	—	—	—	—	—
Extraordinary gain	—	—	—	—	—	—	—	—	—	—	—	—	—
Change in assets and liabilities affecting operations	1,078.6	386.9	(8,764.1)	(1,289.2)	8,413.7	(1,982.6)	(7,723.5)	(8,281.1)	(10,209.4)	12,266.4	24,135.1	(7,896.7)	134

Net cash provided by (used in) operating activities	(705.3)	814.9	(10,205.1)	(2,675.2)	8,536.5	(1,741.5)	(9,251.8)	(9,623.6)	(9,993.8)	20,331.4	42,948.7	(10,307.6)	18,128

Cash flows from investing activities:
Additions to property, fixtures and equipment	(361.0)	(367.0)	(373.0)	(379.0)	(385.0)	(391.0)	(397.0)	(403.0)	(409.0)	(415.0)	(421.0)	(427.0)	(4,728)
Acquisition, net of cash acquired	—	—	—	—	—	—	—	—	—	—	—	—	—
Proceeds from early lease termination	—	—	—	—	—	—	—	—	—	—	—	—	—
Purchase price adjustments	—	—	—	—	—	—	—	—	—	—	—	—	—

Net cash used in investing activities	(361.0)	(367.0)	(373.0)	(379.0)	(385.0)	(391.0)	(397.0)	(403.0)	(409.0)	(415.0)	(421.0)	(427.0)	(4,728)

Cash flows from financing activities:
Net proceeds from (payments on) term note payable	—	—	—	—	—	—	—	—	—	—	—	—	—
Payments on notes payable and capital leases	—	—	—	—	—	—	—	—	—	—	—	—	—
Proceeds/redemption/conversion of/from issuance of preferred stock	—	—	—	—	—	—	—	—	—	—	—	—	—
Payment of financing costs	—	—	—	—	—	—	—	—	—	—	—	—	—
Proceeds from sale or preferred conversion to common stock	—	—	—	—	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—	—	—

Net cash provided by (used in) financing activities	—	—	—	—	—	—	—	—	—	—	—	—	—

Net (increase) decrease in Revolver before change in cash and cash equivalents	(1,066.3)	447.9	(10,578.1)	(3,054.2)	8,151.5	(2,132.5)	(9,648.8)	(10,026.6)	(10,402.8)	19,916.4	42,527.7	(10,734.6)	13,400

Cash and cash equivalents at beginning of period	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	21,337.4	2,740
Cash and cash equivalents at end of period	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	21,337.4	10,602.8	10,603

Net change in cash	—	—	—	—	—	—	—	—	—	—	18,597.4	(10,734.6)	7,863

Net borrowings (payments) on revolving line of credit	1,066.3	(447.9)	10,578.1	3,054.2	(8,151.5)	2,132.5	9,648.8	10,026.6	10,402.8	(19,916.4)	(23,930.3)	—	(5,537)

Beginning Revolver Balance	5,536.8	6,603.1	6,155.2	16,733.3	19,787.5	11,636.0	13,768.5	23,417.3	33,444.0	43,846.7	23,930.3	—

Ending Revolver Balance	6,603.1	6,155.2	16,733.3	19,787.5	11,636.0	13,768.5	23,417.3	33,444.0	43,846.7	23,930.3	—	—

8

	Feb-03 3/1/2003	Mar-03 4/5/2003	Apr-03 5/3/2003	May-03 5/31/2003	Jun-03 7/5/2003	Jul-03 8/2/2003	Aug-03 8/30/2003	Sep-03 10/4/2003	Oct-03 11/1/2003	Nov-03 11/29/2003	Dec-03 1/3/2004	Jan-03 1/31/2004	FY 2003 Totals
Changes in assets and liabilities which increased (decreased) cash used in operating activities are as follows:
Accounts and other receivables, net of allowance	(441.9)	(439.5)	(219.8)	(294.5)	(291.9)	(580.4)	144.9	(177.3)	(732.9)	(1,972.7)	1,109.6	3,745.6	(151)
Merchandise inventories	(985.6)	(5,330.2)	(1,734.5)	4,552.3	461.9	(4,817.9)	(3,130.2)	(11,554.9)	(7,376.9)	3,451.7	26,960.7	(1,766.6)	(1,270)
Other current assets	(375.9)	(234.0)	290.0	290.0	290.0	285.0	(1,580.0)	(3,498.8)	(252.0)	1,083.0	2,822.8	879.9	—
Other noncurrent assets	—	53.0	53.0	53.0	53.0	2.0	—	—	—	—	—	—	214
Accounts payable	3,196.6	5,420.4	(6,341.1)	(5,900.5)	6,784.5	3,504.4	(2,874.7)	6,274.7	(2,037.9)	7,242.9	(10,183.2)	(3,733.9)	1,352
Accrued expenses	(546.6)	783.2	(892.7)	(11.5)	1,107.2	(425.7)	(357.5)	597.2	53.3	2,778.5	3,516.2	(7,222.7)	(621)
Accrued payroll and payroll expenses	232.0	134.0	81.0	22.0	9.0	50.0	74.0	78.0	137.0	(317.0)	(91.0)	201.0	610

Changes in assets and liabilities	1,079	387	(8,764)	(1,289)	8,414	(1,983)	(7,724)	(8,281)	(10,209)	12,266	24,135	(7,897)	134

9

FAO, Inc.

Consolidated Statements of Operations

dollars in thousands ($000's)

	Qtr 1 2003 5/3/2003	Qtr 2 2003 8/2/2003	Qtr 3 2003 11/1/2003	Qtr 4 2003 1/31/2004	39 weeks Total FY 2003	Qtr 1 2004 5/1/2004	Qtr 2 2004 7/31/2004	Qtr 3 2004 10/30/2004	Qtr 4 2004 1/29/2005	Total FY 2004	Qtr 1 2005 4/30/2005	Qtr 2 2005 7/30/2005	Qtr 3 2005 10/29/2005	Qtr 4 2005 1/28/2006	Total FY 2005
Sales: retail	63,604.2	70,220.5	68,591.9	126,313.9	265,126.3	70,042.1	76,439.3	74,354.4	134,194.3	355,030.1	73,769.7	80,934.3	79,080.4	141,256.2	375,040.6
Sales: catalog/internet	2,942.8	1,639.2	5,565.3	17,888.3	25,092.8	3,238.0	1,804.0	6,401.0	20,572.0	32,015.0	3,564.0	1,986.0	7,041.0	22,629.0	35,220.0
Sales: other closing stores	29,466.8	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Sales	96,013.8	71,859.7	74,157.2	144,202.2	290,219.1	73,280.1	78,243.3	80,755.4	154,766.3	387,045.1	77,333.7	82,920.3	86,121.4	163,885.2	410,260.6

Cost of sales: retail	34,382.9	38,038.9	36,987.1	71,077.0	146,103.0	37,795.5	41,323.4	39,923.5	75,269.6	194,312.0	39,700.7	43,639.9	42,361.1	79,018.2	204,719.9
Cost of sales: catalog/internet	1,586.8	884.9	2,985.0	10,065.6	13,935.5	1,745.9	973.9	3,433.3	11,575.7	17,728.8	1,921.7	1,072.1	3,776.5	12,733.2	19,503.6
Cost of sales: other closing stores	29,581.9	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Cost of sales	65,551.6	38,923.8	39,972.1	81,142.6	160,038.5	39,541.5	42,297.2	43,356.8	86,845.3	212,040.8	41,622.4	44,712.0	46,137.6	91,751.4	224,223.4

Gross margin: retail	29,221.3	32,181.6	31,604.8	55,236.9	119,023.3	32,246.6	35,115.9	34,430.9	58,924.7	160,718.1	34,069.0	37,294.4	36,719.3	62,238.0	170,320.7
Gross margin: catalog/internet	1,356.0	754.3	2,580.3	7,822.7	11,157.3	1,492.1	830.1	2,967.7	8,996.3	14,286.2	1,642.3	913.9	3,264.5	9,895.8	15,716.4
Gross margin: other closing stores	(115.1)	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Gross margin	30,462.2	32,935.9	34,185.1	63,059.6	130,180.6	33,738.6	35,946.1	37,398.6	67,921.0	175,004.3	35,711.3	38,208.3	39,983.8	72,133.8	186,037.2

Gross margin %	31.7%	45.8%	46.1%	43.7%	44.9%	46.0%	45.9%	46.3%	43.9%	45.2%	46.2%	46.1%	46.4%	44.0%	45.3%
Operating expenses
Store payroll, benefits & taxes	9,179.4	9,179.4	9,179.4	10,748.0	29,106.8	9,500.0	9,500.0	9,500.0	11,123.0	39,623.0	9,832.0	9,832.0	9,832.0	11,512.0	41,008.0
Occupancy	13,534.1	13,550.6	13,570.4	13,616.0	40,737.0	13,678.3	13,695.0	13,714.9	13,761.0	54,849.2	14,698.8	14,715.8	14,735.9	14,782.4	58,932.9
Marketing	1,166.4	1,689.6	1,689.6	2,534.6	5,913.8	1,193.8	1,729.2	1,729.2	2,594.0	7,246.2	1,221.7	1,769.7	1,769.7	2,654.6	7,415.7
Store operating expenses	3,142.6	3,274.9	3,242.3	4,396.8	10,914.0	3,291.9	3,420.4	3,378.9	4,575.7	14,666.9	3,385.8	3,530.0	3,493.3	4,737.6	15,146.7
Other/Store closing costs	14,544.1	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Subtotal store operating expenses	41,566.6	27,694.5	27,681.7	31,295.4	86,671.6	27,664.0	28,344.6	28,323.0	32,053.7	116,385.3	29,138.3	29,847.5	29,830.9	33,686.6	122,503.3

Retail Admin	875.0	875.0	875.0	875.0	2,625.0	897.0	897.0	897.0	897.0	3,588.0	920.0	920.0	920.0	920.0	3,680.0

Total store operating expense	42,441.6	28,569.5	28,556.7	32,170.4	89,296.6	28,561.0	29,241.6	29,220.0	32,950.7	119,973.3	30,058.3	30,767.5	30,750.9	34,606.6	126,183.3

Catalog/Internet Expenses	1,127.6	1,135.1	1,773.6	5,828.6	8,737.3	1,161.7	1,160.0	3,421.6	4,240.7	9,984.0	1,198.6	1,186.6	3,476.2	4,376.3	10,237.7
Contribution Retail	1,323.8	3,612.1	3,048.1	23,066.5	29,726.7	3,685.6	5,874.3	5,210.9	25,974.0	40,744.8	4,010.7	6,526.9	5,968.4	27,631.4	44,137.4
Contribution Closing stores	(14,659.2)	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Contribution Direct-to-consumer	228.4	(380.8)	806.7	1,994.1	2,420.0	330.4	(329.9)	(453.9)	4,755.6	4,302.2	443.7	(272.7)	(211.7)	5,519.5	5,478.7

Contibution	(13,107.0)	3,231.3	3,854.8	25,060.6	32,146.7	4,015.9	5,544.5	4,757.0	30,729.6	45,047.0	4,454.4	6,254.2	5,756.7	33,150.9	49,616.2

Distribution & FR8	2,892.2	2,778.2	3,613.1	3,865.8	10,257.1	3,123.5	3,000.5	3,902.1	4,175.1	14,201.2	3,299.5	3,169.6	4,122.0	4,410.4	15,001.5
General & Admin	3,626.0	3,626.0	3,626.0	3,626.0	10,878.0	3,717.0	3,717.0	3,717.0	3,717.0	14,868.0	3,792.0	3,792.0	3,792.0	3,792.0	15,168.0
	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

EBITDA—Go forward	(4,966.0)	(3,172.9)	(3,384.3)	17,568.8	11,011.6	(2,824.6)	(1,173.0)	(2,862.1)	22,837.5	15,977.8	(2,637.1)	(707.4)	(2,157.3)	24,948.5	19,446.7

EBITDA—Closers	(14,659.2)	—	—	—	—	—	—	—	—	—	—	—	—	—	—

EBITDA	(19,625.2)	(3,172.9)	(3,384.3)	17,568.8	11,011.6	(2,824.6)	(1,173.0)	(2,862.1)	22,837.5	15,977.8	(2,637.1)	(707.4)	(2,157.3)	24,948.5	19,446.7

Reoganization Costs (Gain)	(37,164.1)	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Depreciation	1,680.0	1,707.0	1,734.0	1,743.0	5,184.0	1,776.0	1,866.0	1,956.0	2,046.0	7,644.0	2,106.0	2,196.0	2,286.0	2,376.0	8,964.0

EBIT	15,858.9	(4,879.9)	(5,118.3)	15,825.8	5,827.6	(4,600.6)	(3,039.0)	(4,818.1)	20,791.5	8,333.8	(4,743.1)	(2,903.4)	(4,443.3)	22,572.5	10,482.7

Interest	1,176.7	1,056.5	1,281.3	1,145.5	3,483.3	846.6	952.8	1,086.3	1,044.4	3,930.1	498.8	653.7	836.9	819.8	2,809.2

Pre-tax	14,682.2	(5,936.4)	(6,399.6)	14,680.3	2,344.3	(5,447.2)	(3,991.8)	(5,904.4)	19,747.1	4,403.7	(5,241.9)	(3,557.1)	(5,280.2)	21,752.7	7,673.5

Income taxes	75.0	75.0	75.0	75.0	225.0	75.0	75.0	75.0	75.0	300.0	75.0	75.0	75.0	75.0	300.0

Net Income(loss)	14,607.2	(6,011.4)	(6,474.6)	14,605.3	2,119.3	(5,522.2)	(4,066.8)	(5,979.4)	19,672.1	4,103.7	(5,316.9)	(3,632.1)	(5,355.2)	21,677.7	7,373.5

10

FAO, Inc.

Consolidated Statements of Operations

	Qtr 1 2003 5/3/2003	Qtr 2 2003 8/2/2003	Qtr 3 2003 11/1/2003	Qtr 4 2003 1/31/2004	Total FY 2003	Qtr 1 2004 5/3/2003	Qtr 2 2004 8/2/2003	Qtr 3 2004 11/1/2003	Qtr 4 2004 1/31/2004	Total FY 2004	Qtr 1 2005 5/3/2003	Qtr 2 2005 8/2/2003	Qtr 3 2005 11/1/2003	Qtr 4 2005 1/31/2004	Total FY 2005
Sales: retail	66.2%	97.7%	92.5%	87.6%	91.4%	95.6%	97.7%	92.1%	86.7%	91.7%	95.4%	97.6%	91.8%	86.2%	91.4%
Sales: catalog/internet	3.1%	2.3%	7.5%	12.4%	8.6%	4.4%	2.3%	7.9%	13.3%	8.3%	4.6%	2.4%	8.2%	13.8%	8.6%
Sales: other	30.7%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Sales	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Cost of sales: retail	54.1%	54.2%	53.9%	56.3%	55.1%	54.0%	54.1%	53.7%	56.1%	54.7%	53.8%	53.9%	53.6%	55.9%	54.6%
Cost of sales: catalog/internet	53.9%	54.0%	53.6%	56.3%	55.5%	53.9%	54.0%	53.6%	56.3%	55.4%	53.9%	54.0%	53.6%	56.3%	55.4%
Cost of sales: other	100.4%	0.0%	0.0%	0.0%	300.0%	0.0%	0.0%	0.0%	0.0%	300.0%	0.0%	0.0%	0.0%	0.0%	300.0%

Cost of sales	68.3%	54.2%	53.9%	56.3%	55.1%	54.0%	54.1%	53.7%	56.1%	54.8%	53.8%	53.9%	53.6%	56.0%	54.7%

Gross margin: retail	45.9%	45.8%	46.1%	43.7%	44.9%	46.0%	45.9%	46.3%	43.9%	45.3%	46.2%	46.1%	46.4%	44.1%	45.4%
Gross margin: catalog/internet	46.1%	46.0%	46.4%	43.7%	44.5%	46.1%	46.0%	46.4%	43.7%	44.6%	46.1%	46.0%	46.4%	43.7%	44.6%
Gross margin: other	-0.4%	0.0%	0.0%	0.0%	300.0%	0.0%	0.0%	0.0%	0.0%	300.0%	0.0%	0.0%	0.0%	0.0%	300.0%

Gross margin	31.7%	45.8%	46.1%	43.7%	44.9%	46.0%	45.9%	46.3%	43.9%	45.2%	46.2%	46.1%	46.4%	44.0%	45.3%

Gross margin %	31.7%	45.8%	46.1%	43.7%	44.9%	46.0%	45.9%	46.3%	43.9%	45.2%	46.2%	46.1%	46.4%	44.0%	45.3%
Operating expenses
Store payroll, benefits & taxes	14.4%	13.1%	13.4%	8.5%	11.0%	13.6%	12.4%	12.8%	8.3%	11.2%	13.3%	12.1%	12.4%	8.1%	10.9%
Occupancy	21.3%	19.3%	19.8%	10.8%	15.4%	19.5%	17.9%	18.4%	10.3%	15.4%	19.9%	18.2%	18.6%	10.5%	15.7%
Marketing	1.8%	2.4%	2.5%	2.0%	2.2%	1.7%	2.3%	2.3%	1.9%	2.0%	1.7%	2.2%	2.2%	1.9%	2.0%
Store operating expenses	4.9%	4.7%	4.7%	3.5%	4.1%	4.7%	4.5%	4.5%	3.4%	4.1%	4.6%	4.4%	4.4%	3.4%	4.0%
Other/Store closing costs	22.9%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Subtotal store operating expenses	65.4%	39.4%	40.4%	24.8%	32.7%	39.5%	37.1%	38.1%	23.9%	32.8%	39.5%	36.9%	37.7%	23.8%	32.7%

Retail Admin	1.4%	1.2%	1.3%	0.7%	1.0%	1.3%	1.2%	1.2%	0.7%	1.0%	1.2%	1.1%	1.2%	0.7%	1.0%

Total store operating expense	66.7%	40.7%	41.6%	25.5%	33.7%	40.8%	38.3%	39.3%	24.6%	33.8%	40.7%	38.0%	38.9%	24.5%	33.6%

Catalog/Internet Expenses	38.3%	69.2%	31.9%	32.6%	34.8%	35.9%	64.3%	53.5%	20.6%	31.2%	33.6%	59.7%	49.4%	19.3%	29.1%

Contribution Retail	2.1%	5.1%	4.4%	18.3%	11.2%	5.3%	7.7%	7.0%	19.4%	11.5%	5.4%	8.1%	7.5%	19.6%	11.8%
Contribution Closing stores	-498.1%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Contribution Direct-to-consumer	7.8%	-23.2%	14.5%	11.1%	9.6%	10.2%	-18.3%	-7.1%	23.1%	13.4%	12.4%	-13.7%	-3.0%	24.4%	15.6%

Contibution	-13.7%	4.5%	5.2%	17.4%	11.1%	5.5%	7.1%	5.9%	19.9%	11.6%	5.8%	7.5%	6.7%	20.2%	12.1%

Distribution & FR8	3.0%	3.9%	4.9%	2.7%	3.5%	4.3%	3.8%	4.8%	2.7%	3.7%	4.3%	3.8%	4.8%	2.7%	3.7%
General & Admin	3.8%	5.0%	4.9%	2.5%	3.7%	5.1%	4.8%	4.6%	2.4%	3.8%	4.9%	4.6%	4.4%	2.3%	3.7%
	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

EBITDA—Go forward	-7.5%	-4.4%	-4.6%	12.2%	3.8%	-3.9%	-1.5%	-3.5%	14.8%	4.1%	-3.4%	-0.9%	-2.5%	15.2%	4.7%

EBITDA—Closers	-49.7%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

EBITDA	-20.4%	-4.4%	-4.6%	12.2%	3.8%	-3.9%	-1.5%	-3.5%	14.8%	4.1%	-3.4%	-0.9%	-2.5%	15.2%	4.7%

Depreciation	1.7%	2.4%	2.3%	1.2%	1.8%	2.4%	2.4%	2.4%	1.3%	2.0%	2.7%	2.6%	2.7%	1.4%	2.2%

EBIT	16.5%	-6.8%	-6.9%	11.0%	2.0%	-6.3%	-3.9%	-6.0%	13.4%	2.2%	-6.1%	-3.5%	-5.2%	13.8%	2.6%

Interest	1.2%	1.5%	1.7%	0.8%	1.2%	1.2%	1.2%	1.3%	0.7%	1.0%	0.6%	0.8%	1.0%	0.5%	0.7%

Pre-tax	15.3%	-8.3%	-8.6%	10.2%	0.8%	-7.4%	-5.1%	-7.3%	12.8%	1.1%	-6.8%	-4.3%	-6.1%	13.3%	1.9%

Income taxes	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.0%	0.1%	0.1%	0.1%	0.1%	0.0%	0.1%

Net Income(loss)	15.2%	-8.4%	-8.7%	10.1%	0.7%	-7.5%	-5.2%	-7.4%	12.7%	1.1%	-6.9%	-4.4%	-6.2%	13.2%	1.8%

11

FAO, Inc.

Consolidated Statements of Operations

dollars in thousands ($000's)

	Feb-03 3/1/2003	Mar-03 4/5/2003	Apr-03 5/3/2003	May-03 5/31/2003	Jun-03 7/5/2003	Jul-03 8/2/2003	Aug-03 8/30/2003	Sep-03 10/4/2003	Oct-03 11/1/2003	Nov-03 11/29/2003	Dec-03 1/3/2004	Jan-03 1/31/2004	39 weeks Total FY 2003
Sales: retail	18,527.8	25,331.5	19,744.9	19,926.6	26,268.9	24,025.0	19,985.8	24,607.2	23,998.9	40,800.3	67,789.7	17,723.9	265,126.3
Sales: catalog/internet	691.0	1,467.6	784.2	496.4	675.9	466.9	349.4	1,744.5	3,471.4	7,980.6	9,209.4	698.3	25,092.8
Sales: other closing stores	19,059.7	10,407.1	—	—	—	—	—	—	—	—	—	—	—

Sales	38,278.5	37,206.2	20,529.1	20,423.0	26,944.8	24,491.9	20,335.2	26,351.7	27,470.3	48,780.9	76,999.1	18,422.2	290,219.1

Cost of sales: retail	10,022.4	13,732.6	10,627.9	10,758.8	14,263.3	13,016.8	10,770.3	13,260.4	12,956.4	22,980.2	38,462.6	9,634.2	146,103.0
Cost of sales: catalog/internet	372.7	793.2	420.9	267.2	365.4	252.4	186.7	932.1	1,866.2	4,470.7	5,219.0	375.9	13,935.5
Cost of sales: other	18,530.8	11,051.1	—	—	—	—	—	—	—	—	—	—	—

Cost of sales	28,925.9	25,576.9	11,048.8	11,026.0	14,628.7	13,269.2	10,957.0	14,192.5	14,822.6	27,450.9	43,681.6	10,010.1	160,038.5

Gross margin: retail	8,505.4	11,598.9	9,117.0	9,167.8	12,005.6	11,008.2	9,215.5	11,346.8	11,042.5	17,820.1	29,327.1	8,089.7	119,023.3
Gross margin: catalog/internet	318.3	674.4	363.3	229.2	310.5	214.5	162.7	812.4	1,605.2	3,509.9	3,990.4	322.4	11,157.3
Gross margin: other	528.9	(644.0)	—	—	—	—	—	—	—	—	—	—	—

Gross margin	9,352.6	11,629.3	9,480.3	9,397.0	12,316.1	11,222.7	9,378.2	12,159.2	12,647.7	21,330.0	33,317.5	8,412.1	130,180.6

Gross margin %	24.4%	31.3%	46.2%	46.0%	45.7%	45.8%	46.1%	46.1%	46.0%	43.7%	43.3%	45.7%	44.9%
Operating expenses
Store payroll, benefits & taxes	2,824.4	3,530.6	2,824.4	2,824.4	3,530.6	2,824.4	2,824.4	3,530.6	2,824.4	3,522.2	4,401.4	2,824.4	29,106.8
Occupancy	4,505.7	4,513.9	4,514.5	4,514.2	4,517.3	4,519.1	4,518.5	4,523.3	4,528.6	4,533.7	4,544.4	4,537.9	40,737.0
Marketing	301.6	301.6	563.2	563.2	563.2	563.2	563.2	563.2	563.2	844.9	1,126.5	563.2	5,913.8
Store operating expenses	994.1	1,130.1	1,018.4	1,022.0	1,148.9	1,104.0	1,023.2	1,115.6	1,103.5	1,439.5	1,979.3	978.0	10,914.0
Other/Store closing costs	8,430.5	6,113.6	—	—	—	—	—	—	—	—	—	—	—

Subtotal store operating expenses	17,056.3	15,589.8	8,920.5	8,923.8	9,760.0	9,010.7	8,929.3	9,732.7	9,019.7	10,340.3	12,051.6	8,903.5	86,671.6

Retail Admin	269.0	337.0	269.0	269.0	337.0	269.0	269.0	337.0	269.0	269.0	337.0	269.0	2,625.0

Total store operating expense	17,325.3	15,926.8	9,189.5	9,192.8	10,097.0	9,279.7	9,198.3	10,069.7	9,288.7	10,609.3	12,388.6	9,172.5	89,296.6

Catalog/Internet Expenses	269.7	486.1	371.8	351.1	432.8	351.2	242.6	1,240.3	290.7	2,808.8	2,648.6	371.2	8,737.3

Contribution Retail	(389.4)	1,785.7	(72.5)	(25.0)	1,908.6	1,728.5	17.2	1,277.1	1,753.8	7,210.8	16,938.5	(1,082.8)	29,726.7
Contribution Closing stores	(7,901.6)	(6,757.6)	—	—	—	—	—	—	—	—	—	—	—
Contribution Direct-to-consumer	48.6	188.3	(8.5)	(121.9)	(122.3)	(136.7)	(79.9)	(427.9)	1,314.5	701.1	1,341.8	(48.8)	2,420.0

Contibution	(8,242.4)	(4,783.6)	(81.0)	(146.9)	1,786.3	1,591.8	(62.7)	849.2	3,068.3	7,911.9	18,280.3	(1,131.6)	32,146.7

Distribution & FR8	845.6	1,106.2	940.4	882.4	1,013.8	882.0	989.3	1,326.3	1,297.5	1,462.0	1,567.9	835.9	10,257.1
General & Admin	1,116.0	1,394.0	1,116.0	1,116.0	1,394.0	1,116.0	1,116.0	1,394.0	1,116.0	1,116.0	1,394.0	1,116.0	10,878.0
	—	—	—	—	—	—	—	—	—	—	—	—	—

EBITDA—Go forward	(2,302.4)	(526.2)	(2,137.4)	(2,145.3)	(621.5)	(406.2)	(2,168.0)	(1,871.1)	654.8	5,333.9	15,318.4	(3,083.5)	6,045.6

EBITDA—Closers	(7,901.6)	(6,757.6)	—	—	—	—	—	—	—	—	—	—	—

EBITDA	(10,204.0)	(7,283.8)	(2,137.4)	(2,145.3)	(621.5)	(406.2)	(2,168.0)	(1,871.1)	654.8	5,333.9	15,318.4	(3,083.5)	11,011.6

Reoganization Costs (Gain)	200.0	200.0	(37,564.1)	—	—	—	—	—	—	—	—	—	—
Depreciation	559.0	560.0	561.0	562.0	569.0	576.0	577.0	578.0	579.0	580.0	581.0	582.0	5,184.0

EBIT	(10,963.0)	(8,043.8)	34,865.7	(2,707.3)	(1,190.5)	(982.2)	(2,745.0)	(2,449.1)	75.8	4,753.9	14,737.4	(3,665.5)	5,827.6

Interest	425.8	385.5	365.4	358.1	358.0	340.4	366.3	434.9	480.1	481.6	358.8	305.1	3,483.3

Pre-tax	(11,388.8)	(8,429.3)	34,500.3	(3,065.4)	(1,548.5)	(1,322.6)	(3,111.3)	(2,884.0)	(404.3)	4,272.3	14,378.6	(3,970.6)	2,344.3

Income taxes	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	225.0

Net Income(loss)	(11,413.8)	(8,454.3)	34,475.3	(3,090.4)	(1,573.5)	(1,347.6)	(3,136.3)	(2,909.0)	(429.3)	4,247.3	14,353.6	(3,995.6)	2,119.3

12

	Feb-03 03/01/2003	Mar-03 04/05/2003	Apr-03 05/03/2003	May-03 05/31/2003	Jun-03 07/05/2003	Jul-03 08/02/2003	Aug-03 08/30/2003	Sep-03 10/04/2003	Oct-03 11/01/2003	Nov-03 11/29/2003	Dec-03 01/03/2004	Jan-03 01/31/2004	Total FY 2003
Sales: retail	48.4%	68.1%	96.2%	97.6%	97.5%	98.1%	98.3%	93.4%	87.4%	83.6%	88.0%	96.2%	91.4%
Sales: catalog/internet	1.8%	3.9%	3.8%	2.4%	2.5%	1.9%	1.7%	6.6%	12.6%	16.4%	12.0%	3.8%	8.6%
Sales: other	49.8%	28.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Sales	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Cost of sales: retail	54.1%	54.2%	53.8%	54.0%	54.3%	54.2%	53.9%	53.9%	54.0%	56.3%	56.7%	54.4%	55.1%
Cost of sales: catalog/internet	53.9%	54.1%	53.7%	53.8%	54.1%	54.1%	53.4%	53.4%	53.8%	56.0%	56.7%	53.8%	55.5%
Cost of sales: other	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Cost of sales	75.6%	68.7%	53.8%	54.0%	54.3%	54.2%	53.9%	53.9%	54.0%	56.3%	56.7%	54.3%	55.1%

Gross margin: retail	45.9%	45.8%	46.2%	46.0%	45.7%	45.8%	46.1%	46.1%	46.0%	43.7%	43.3%	45.6%	44.9%
Gross margin: catalog/internet	46.1%	46.0%	46.3%	46.2%	45.9%	46.0%	46.6%	46.6%	46.2%	44.0%	43.3%	46.2%	44.5%
Gross margin: other	2.8%	-6.2%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Gross margin	24.4%	31.3%	46.2%	46.0%	45.7%	45.8%	46.1%	46.1%	46.0%	43.7%	43.3%	45.7%	44.9%

Gross margin %	24.4%	31.3%	46.2%	46.0%	45.7%	45.8%	46.1%	46.1%	46.0%	43.7%	43.3%	45.7%	44.9%
Operating expenses
Store payroll, benefits & taxes	15.2%	13.9%	14.3%	14.2%	13.4%	11.8%	14.1%	14.3%	11.8%	8.6%	6.5%	15.9%	11.0%
Occupancy	24.3%	17.8%	22.9%	22.7%	17.2%	18.8%	22.6%	18.4%	18.9%	11.1%	6.7%	25.6%	15.4%
Marketing	1.6%	1.2%	2.9%	2.8%	2.1%	2.3%	2.8%	2.3%	2.3%	2.1%	1.7%	3.2%	2.2%
Store operating expenses	5.4%	4.5%	5.2%	5.1%	4.4%	4.6%	5.1%	4.5%	4.6%	3.5%	2.9%	5.5%	4.1%
Other/Store closing costs	45.5%	24.1%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Subtotal store operating expenses	92.1%	61.5%	45.2%	44.8%	37.2%	37.5%	44.7%	39.6%	37.6%	25.3%	17.8%	50.2%	32.7%

Retail Admin	1.5%	1.3%	1.4%	1.3%	1.3%	1.1%	1.3%	1.4%	1.1%	0.7%	0.5%	1.5%	1.0%

Total store operating expense	93.5%	62.9%	46.5%	46.1%	38.4%	38.6%	46.0%	40.9%	38.7%	26.0%	18.3%	51.8%	33.7%

Catalog/Internet Expenses	39.0%	33.1%	47.4%	70.7%	64.0%	75.2%	69.4%	71.1%	8.4%	35.2%	28.8%	53.2%	34.8%

Contribution Retail	-2.1%	7.0%	-0.4%	-0.1%	7.3%	7.2%	0.1%	5.2%	7.3%	17.7%	25.0%	-6.1%	11.2%
Contribution Closing stores
Contribution Direct-to-consumer	7.0%	12.8%	-1.1%	-24.5%	-18.1%	-29.3%	-22.9%	-24.5%	37.9%	8.8%	14.6%	-7.0%	9.6%

Contibution	-21.5%	-12.9%	-0.4%	-0.7%	6.6%	6.5%	-0.3%	3.2%	11.2%	16.2%	23.7%	-6.1%	11.1%

Distribution & FR8	2.2%	3.0%	4.6%	4.3%	3.8%	3.6%	4.9%	5.0%	4.7%	3.0%	2.0%	4.5%	3.5%
General & Admin	2.9%	3.7%	5.4%	5.5%	5.2%	4.6%	5.5%	5.3%	4.1%	2.3%	1.8%	6.1%	3.7%
	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

EBITDA—Go forward	-12.0%	-2.0%	-10.4%	-10.5%	-2.3%	-1.7%	-10.7%	-7.1%	2.4%	10.9%	19.9%	-16.7%	2.1%

EBITDA—Closers	-41.5%	-64.9%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

EBITDA	-26.7%	-19.6%	-10.4%	-10.5%	-2.3%	-1.7%	-10.7%	-7.1%	2.4%	10.9%	19.9%	-16.7%	3.8%

Depreciation	1.5%	1.5%	2.7%	2.8%	2.1%	2.4%	2.8%	2.2%	2.1%	1.2%	0.8%	3.2%	1.8%

EBIT	-28.6%	-21.6%	169.8%	-13.3%	-4.4%	-4.0%	-13.5%	-9.3%	0.3%	9.7%	19.1%	-19.9%	2.0%

Interest	1.1%	1.0%	1.8%	1.8%	1.3%	1.4%	1.8%	1.7%	1.7%	1.0%	0.5%	1.7%	1.2%

Pre-tax	-29.8%	-22.7%	168.1%	-15.0%	-5.7%	-5.4%	-15.3%	-10.9%	-1.5%	8.8%	18.7%	-21.6%	0.8%

Income taxes	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.0%	0.1%	0.1%

Net Income(loss)	-29.8%	-22.7%	167.9%	-15.1%	-5.8%	-5.5%	-15.4%	-11.0%	-1.6%	8.7%	18.6%	-21.7%	0.7%

13

FAO, Inc.

Consolidated Statements of Operations

dollars in thousands ($000's)

	Feb-04 02/28/2004	Mar-04 04/03/2004	Apr-04 05/01/2004	May-04 05/29/2004	Jun-04 07/03/2004	Jul-04 07/31/2004	Aug-04 08/28/2004	Sep-04 10/02/2004	Oct-04 10/30/2004	Nov-04 11/27/2004	Dec-04 01/01/2005	Jan-04 01/29/2005	Total FY 2004
Sales: retail	20,356.0	27,790.6	21,895.5	22,177.3	28,321.8	25,940.2	21,901.0	26,554.0	25,899.4	43,251.1	71,498.5	19,444.7	355,030.1
Sales: catalog/internet	760.0	1,615.0	863.0	547.0	744.0	513.0	402.0	2,007.0	3,992.0	9,178.0	10,591.0	803.0	32,015.0
Sales: other closing stores	—	—	—	—	—	—	—	—	—	—	—	—	—

Sales	21,116.0	29,405.6	22,758.5	22,724.3	29,065.8	26,453.2	22,303.0	28,561.0	29,891.4	52,429.1	82,089.5	20,247.7	387,045.1

Cost of sales: retail	10,990.2	15,043.1	11,762.3	11,951.3	15,330.6	14,041.4	11,741.1	14,232.9	13,949.4	24,242.2	40,503.9	10,523.5	194,312.0
Cost of sales: catalog/internet	409.9	872.9	463.2	294.4	402.2	277.3	214.8	1,072.3	2,146.1	5,141.5	6,001.9	432.3	17,728.8
Cost of sales: other	—	—	—	—	—	—	—	—	—	—	—	—	—

Cost of sales	11,400.1	15,916.0	12,225.4	12,245.7	15,732.8	14,318.7	11,956.0	15,305.3	16,095.5	29,383.8	46,505.8	10,955.7	212,040.8

Gross margin: retail	9,365.8	12,747.5	10,133.2	10,226.0	12,991.2	11,898.8	10,159.9	12,321.1	11,950.0	19,008.9	30,994.6	8,921.2	160,718.1
Gross margin: catalog/internet	350.1	742.1	399.8	252.6	341.8	235.7	187.2	934.7	1,845.9	4,036.5	4,589.1	370.7	14,286.2
Gross margin: other	—	—	—	—	—	—	—	—	—	—	—	—	—

Gross margin	9,715.9	13,489.6	10,533.1	10,478.6	13,333.0	12,134.5	10,347.0	13,255.7	13,795.9	23,045.3	35,583.7	9,292.0	175,004.3

Gross margin %	46.0%	45.9%	46.3%	46.1%	45.9%	45.9%	46.4%	46.4%	46.2%	44.0%	43.3%	45.9%	45.2%
Operating expenses
Store payroll, benefits & taxes	2,923.0	3,654.0	2,923.0	2,923.0	3,654.0	2,923.0	2,923.0	3,654.0	2,923.0	3,645.0	4,555.0	2,923.0	39,623.0
Occupancy	4,553.7	4,562.0	4,562.6	4,562.3	4,565.4	4,567.3	4,566.6	4,571.5	4,576.8	4,582.0	4,592.8	4,586.2	54,849.2
Marketing	308.7	308.7	576.4	576.4	576.4	576.4	576.4	576.4	576.4	864.7	1,152.9	576.4	7,246.2
Store operating expenses	1,037.3	1,185.9	1,068.7	1,074.4	1,196.8	1,149.2	1,068.8	1,161.7	1,148.4	1,495.4	2,060.6	1,019.7	14,666.9
Other/Store closing costs	—	—	—	—	—	—	—	—	—	—	—	—	—

Subtotal store operating expenses	8,822.7	9,710.6	9,130.7	9,136.1	9,992.6	9,215.9	9,134.8	9,963.6	9,224.6	10,587.1	12,361.3	9,105.3	116,385.3

Retail Admin	276.0	345.0	276.0	276.0	345.0	276.0	276.0	345.0	276.0	276.0	345.0	276.0	3,588.0

Total store operating expense	9,098.7	10,055.6	9,406.7	9,412.1	10,337.6	9,491.9	9,410.8	10,308.6	9,500.6	10,863.1	12,706.3	9,381.3	119,973.3

Catalog/Internet Expenses	278.7	502.0	381.0	358.3	443.4	358.3	250.1	1,496.6	1,674.9	1,881.0	1,976.8	382.9	9,984.0

Contribution Retail	267.1	2,691.9	726.5	813.9	2,653.6	2,406.9	749.1	2,012.5	2,449.4	8,145.8	18,288.3	(460.1)	40,744.8
Contribution Closing stores
Contribution Direct-to-consumer	71.4	240.1	18.8	(105.7)	(101.6)	(122.6)	(62.9)	(561.9)	171.0	2,155.5	2,612.3	(12.2)	4,302.2

Contibution	338.5	2,932.0	745.4	708.2	2,552.0	2,284.3	686.1	1,450.5	2,620.4	10,301.2	20,900.6	(472.2)	45,047.0

Distribution & FR8	913.2	1,194.7	1,015.6	953.0	1,094.9	952.6	1,068.4	1,432.4	1,401.3	1,579.0	1,693.3	902.8	14,201.2
General & Admin	1,144.0	1,429.0	1,144.0	1,144.0	1,429.0	1,144.0	1,144.0	1,429.0	1,144.0	1,144.0	1,429.0	1,144.0	14,868.0
	—	—	—	—	—	—	—	—	—	—	—	—	—

EBITDA—Go forward	(1,718.7)	308.3	(1,414.2)	(1,388.8)	28.1	187.7	(1,526.3)	(1,410.9)	75.1	7,578.2	17,778.3	(2,519.0)	15,977.8

EBITDA—Closers	—	—	—	—	—	—	—	—	—	—	—	—	—

EBITDA	(1,718.7)	308.3	(1,414.2)	(1,388.8)	28.1	187.7	(1,526.3)	(1,410.9)	75.1	7,578.2	17,778.3	(2,519.0)	15,977.8

Reoganization Costs (Gain)	—	—	—	—	—	—	—	—	—	—	—	—	—
Depreciation	582.0	592.0	602.0	612.0	622.0	632.0	642.0	652.0	662.0	672.0	682.0	692.0	7,644.0

EBIT	(2,300.7)	(283.7)	(2,016.2)	(2,000.8)	(593.9)	(444.3)	(2,168.3)	(2,062.9)	(586.9)	6,906.2	17,096.3	(3,211.0)	8,333.8

Interest	276.4	278.9	291.3	316.4	329.3	307.1	327.3	366.9	392.1	414.8	368.0	261.6	3,930.1

Pre-tax	(2,577.1)	(562.6)	(2,307.5)	(2,317.2)	(923.2)	(751.4)	(2,495.6)	(2,429.8)	(979.0)	6,491.4	16,728.3	(3,472.6)	4,403.7

Income taxes	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	300.0

Net Income (loss)	(2,602.1)	(587.6)	(2,332.5)	(2,342.2)	(948.2)	(776.4)	(2,520.6)	(2,454.8)	(1,004.0)	6,466.4	16,703.3	(3,497.6)	4,103.7

14

	Feb-04 02/28/2004	Mar-04 04/03/2004	Apr-04 05/01/2004	May-04 05/29/2004	Jun-04 07/03/2004	Jul-04 07/31/2004	Aug-04 08/28/2004	Sep-04 10/02/2004	Oct-04 10/30/2004	Nov-04 11/27/2004	Dec-04 01/01/2005	Jan-04 01/29/2005	Total FY 2004
Sales: retail	96.4%	94.5%	96.2%	97.6%	97.4%	98.1%	98.2%	93.0%	86.6%	82.5%	87.1%	96.0%	91.7%
Sales: catalog/internet	3.6%	5.5%	3.8%	2.4%	2.6%	1.9%	1.8%	7.0%	13.4%	17.5%	12.9%	4.0%	8.3%
Sales: other	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Sales	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Cost of sales: retail	54.0%	54.1%	53.7%	53.9%	54.1%	54.1%	53.6%	53.6%	53.9%	56.1%	56.7%	54.1%	54.7%
Cost of sales: catalog/internet	53.9%	54.1%	53.7%	53.8%	54.1%	54.1%	53.4%	53.4%	53.8%	56.0%	56.7%	53.8%	55.4%
Cost of sales: other	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Cost of sales	54.0%	54.1%	53.7%	53.9%	54.1%	54.1%	53.6%	53.6%	53.8%	56.0%	56.7%	54.1%	54.8%

Gross margin: retail	46.0%	45.9%	46.3%	46.1%	45.9%	45.9%	46.4%	46.4%	46.1%	44.0%	43.4%	45.9%	45.3%
Gross margin: catalog/internet	46.1%	46.0%	46.3%	46.2%	45.9%	46.0%	46.6%	46.6%	46.2%	44.0%	43.3%	46.2%	44.6%
Gross margin: other	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Gross margin	46.0%	45.9%	46.3%	46.1%	45.9%	45.9%	46.4%	46.4%	46.2%	44.0%	43.3%	45.9%	45.2%

Gross margin %	46.0%	45.9%	46.3%	46.1%	45.9%	45.9%	46.4%	46.4%	46.2%	44.0%	43.3%	45.9%	45.2%
Operating expenses
Store payroll, benefits & taxes	14.4%	13.1%	13.3%	13.2%	12.9%	11.3%	13.3%	13.8%	11.3%	8.4%	6.4%	15.0%	11.2%
Occupancy	22.4%	16.4%	20.8%	20.6%	16.1%	17.6%	20.9%	17.2%	17.7%	10.6%	6.4%	23.6%	15.4%
Marketing	1.5%	1.1%	2.6%	2.6%	2.0%	2.2%	2.6%	2.2%	2.2%	2.0%	1.6%	3.0%	2.0%
Store operating expenses	5.1%	4.3%	4.9%	4.8%	4.2%	4.4%	4.9%	4.4%	4.4%	3.5%	2.9%	5.2%	4.1%
Other/Store closing costs	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Subtotal store operating expenses	43.3%	34.9%	41.7%	41.2%	35.3%	35.5%	41.7%	37.5%	35.6%	24.5%	17.3%	46.8%	32.8%

Retail Admin	1.4%	1.2%	1.3%	1.2%	1.2%	1.1%	1.3%	1.3%	1.1%	0.6%	0.5%	1.4%	1.0%

Total store operating expense	44.7%	36.2%	43.0%	42.4%	36.5%	36.6%	43.0%	38.8%	36.7%	25.1%	17.8%	48.2%	33.8%

Catalog/Internet Expenses	36.7%	31.1%	44.1%	65.5%	59.6%	69.8%	62.2%	74.6%	42.0%	20.5%	18.7%	47.7%	31.2%

Contribution Retail	1.3%	9.7%	3.3%	3.7%	9.4%	9.3%	3.4%	7.6%	9.5%	18.8%	25.6%	-2.4%	11.5%
Contribution Closing stores
Contribution Direct-to-consumer	9.4%	14.9%	2.2%	-19.3%	-13.7%	-23.9%	-15.7%	-28.0%	4.3%	23.5%	24.7%	-1.5%	13.4%

Contibution	1.6%	10.0%	3.3%	3.1%	8.8%	8.6%	3.1%	5.1%	8.8%	19.6%	25.5%	-2.3%	11.6%

Distribution & FR8	4.3%	4.1%	4.5%	4.2%	3.8%	3.6%	4.8%	5.0%	4.7%	3.0%	2.1%	4.5%	3.7%
General & Admin	5.4%	4.9%	5.0%	5.0%	4.9%	4.3%	5.1%	5.0%	3.8%	2.2%	1.7%	5.7%	3.8%
	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

EBITDA—Go forward	-8.1%	1.0%	-6.2%	-6.1%	0.1%	0.7%	-6.8%	-4.9%	0.3%	14.5%	21.7%	-12.4%	4.1%

EBITDA—Closers	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

EBITDA	-8.1%	1.0%	-6.2%	-6.1%	0.1%	0.7%	-6.8%	-4.9%	0.3%	14.5%	21.7%	-12.4%	4.1%
Depreciation	2.8%	2.0%	2.6%	2.7%	2.1%	2.4%	2.9%	2.3%	2.2%	1.3%	0.8%	3.4%	2.0%

EBIT	-10.9%	-1.0%	-8.9%	-8.8%	-2.0%	-1.7%	-9.7%	-7.2%	-2.0%	13.2%	20.8%	-15.9%	2.2%

Interest	1.3%	0.9%	1.3%	1.4%	1.1%	1.2%	1.5%	1.3%	1.3%	0.8%	0.4%	1.3%	1.0%

Pre-tax	-12.2%	-1.9%	-10.1%	-10.2%	-3.2%	-2.8%	-11.2%	-8.5%	-3.3%	12.4%	20.4%	-17.2%	1.1%

Income taxes	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.0%	0.0%	0.1%	0.1%

Net Income (loss)	-12.3%	-2.0%	-10.2%	-10.3%	-3.3%	-2.9%	-11.3%	-8.6%	-3.4%	12.3%	20.3%	-17.3%	1.1%

15

FAO, Inc.

Consolidated Statements of Operations

dollars in thousands ($000's)

	Feb-05 2/26/2005	Mar-05 4/2/2005	Apr-05 4/30/2005	May-05 5/28/2005	Jun-05 7/2/2005	Jul-05 7/30/2005	Aug-05 8/27/2005	Sep-05 10/1/2005	Oct-05 10/29/2005	Nov-05 11/26/2005	Dec-05 12/31/2005	Jan-05 1/28/2006	Total FY 2005
Sales: retail	21,434.0	29,249.6	23,086.1	23,547.9	29,977.9	27,408.5	23,313.7	28,199.4	27,567.3	45,433.1	74,814.6	21,008.5	375,040.6
Sales: catalog/internet	837.0	1,777.0	950.0	602.0	819.0	565.0	443.0	2,207.0	4,391.0	10,096.0	11,650.0	883.0	35,220.0
Sales: other closing stores	—	—	—	—	—	—	—	—	—	—	—	—	—

Sales	22,271.0	31,026.6	24,036.1	24,149.9	30,796.9	27,973.5	23,756.7	30,406.4	31,958.3	55,529.1	86,464.6	21,891.5	410,260.6

Cost of sales: retail	11,542.2	15,788.9	12,369.5	12,657.0	16,185.1	14,797.8	12,468.2	15,078.2	14,814.7	25,397.1	42,270.2	11,350.9	204,719.9
Cost of sales: catalog/internet	451.4	960.5	509.9	324.0	442.8	305.4	236.7	1,179.2	2,360.6	5,655.8	6,602.1	475.3	19,503.6
Cost of sales: other	—	—	—	—	—	—	—	—	—	—	—	—	—

Cost of sales	11,993.6	16,749.4	12,879.4	12,981.0	16,627.8	15,103.2	12,704.9	16,257.4	17,175.3	31,052.9	48,872.3	11,826.2	224,223.4

Gross margin: retail	9,891.8	13,460.7	10,716.6	10,890.9	13,792.8	12,610.7	10,845.5	13,121.2	12,752.6	20,036.0	32,544.4	9,657.6	170,320.7
Gross margin: catalog/internet	385.6	816.5	440.1	278.0	376.2	259.6	206.3	1,027.8	2,030.4	4,440.2	5,047.9	407.7	15,716.4
Gross margin: other	—	—	—	—	—	—	—	—	—	—	—	—	—

Gross margin	10,277.4	14,277.2	11,156.7	11,168.9	14,169.1	12,870.3	11,051.8	14,149.0	14,783.0	24,476.2	37,592.3	10,065.3	186,037.2

Gross margin %	46.1%	46.0%	46.4%	46.2%	46.0%	46.0%	46.5%	46.5%	46.3%	44.1%	43.5%	46.0%	45.3%
Operating expenses
Store payroll, benefits & taxes	3,025.0	3,782.0	3,025.0	3,025.0	3,782.0	3,025.0	3,025.0	3,782.0	3,025.0	3,773.0	4,714.0	3,025.0	41,008.0
Occupancy	4,893.8	4,902.2	4,902.8	4,902.5	4,905.7	4,907.6	4,906.9	4,911.8	4,917.2	4,922.4	4,933.3	4,926.7	58,932.9
Marketing	315.9	315.9	589.9	589.9	589.9	589.9	589.9	589.9	589.9	884.9	1,179.8	589.9	7,415.7
Store operating expenses	1,065.2	1,221.6	1,099.0	1,108.3	1,236.5	1,185.2	1,103.6	1,201.3	1,188.4	1,545.8	2,134.2	1,057.6	15,146.7
Other/Store closing costs	—	—	—	—	—	—	—	—	—	—	—	—	—

Subtotal store operating expenses	9,299.9	10,221.7	9,616.7	9,625.7	10,514.1	9,707.7	9,625.4	10,485.0	9,720.5	11,126.1	12,961.3	9,599.2	122,503.3

Retail Admin	283.0	354.0	283.0	283.0	354.0	283.0	283.0	354.0	283.0	283.0	354.0	283.0	3,680.0

Total store operating expense	9,582.9	10,575.7	9,899.7	9,908.7	10,868.1	9,990.7	9,908.4	10,839.0	10,003.5	11,409.1	13,315.3	9,882.2	126,183.3

Catalog/Internet Expenses	288.5	519.2	390.9	365.9	454.7	366.0	257.0	1,514.8	1,704.4	1,941.4	2,042.0	392.9	10,237.7

Contribution Retail	308.9	2,885.0	816.9	982.2	2,924.7	2,620.0	937.1	2,282.2	2,749.1	8,626.9	19,229.1	(224.6)	44,137.4
Contribution Closing stores
Contribution Direct-to-consumer	97.1	297.3	49.2	(87.9)	(78.5)	(106.4)	(50.7)	(487.0)	326.0	2,498.8	3,005.9	14.8	5,478.7

Contibution	406.0	3,182.3	866.1	894.3	2,846.3	2,513.6	886.4	1,795.2	3,075.1	11,125.7	22,235.0	(209.8)	49,616.2

Distribution & FR8	964.7	1,262.0	1,072.8	1,006.7	1,156.6	1,006.3	1,128.6	1,513.1	1,480.3	1,668.0	1,788.7	953.7	15,001.5
General & Admin	1,167.0	1,458.0	1,167.0	1,167.0	1,458.0	1,167.0	1,167.0	1,458.0	1,167.0	1,167.0	1,458.0	1,167.0	15,168.0
	—	—	—	—	—	—	—	—	—	—	—	—	—

EBITDA—Go forward	(1,725.7)	462.3	(1,373.7)	(1,279.4)	231.7	340.3	(1,409.2)	(1,175.9)	427.8	8,290.7	18,988.3	(2,330.5)	19,446.7

EBITDA—Closers	—	—	—	—	—	—	—	—	—	—	—	—	—

EBITDA	(1,725.7)	462.3	(1,373.7)	(1,279.4)	231.7	340.3	(1,409.2)	(1,175.9)	427.8	8,290.7	18,988.3	(2,330.5)	19,446.7

Reoganization Costs (Gain)	—	—	—	—	—	—	—	—	—	—	—	—	—
Depreciation	692.0	702.0	712.0	722.0	732.0	742.0	752.0	762.0	772.0	782.0	792.0	802.0	8,964.0

EBIT	(2,417.7)	(239.7)	(2,085.7)	(2,001.4)	(500.3)	(401.7)	(2,161.2)	(1,937.9)	(344.2)	7,508.7	18,196.3	(3,132.5)	10,482.7

Interest	171.2	147.3	180.3	219.6	221.9	212.2	232.1	279.6	325.2	338.7	287.7	193.4	2,809.2

Pre-tax	(2,588.9)	(387.0)	(2,266.0)	(2,221.0)	(722.2)	(613.9)	(2,393.3)	(2,217.5)	(669.4)	7,170.0	17,908.6	(3,325.9)	7,673.5

Income taxes	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	300.0

Net Income(loss)	(2,613.9)	(412.0)	(2,291.0)	(2,246.0)	(747.2)	(638.9)	(2,418.3)	(2,242.5)	(694.4)	7,145.0	17,883.6	(3,350.9)	7,373.5

16

	Feb-05 2/26/2005	Mar-05 4/2/2005	Apr-05 4/30/2005	May-05 5/28/2005	Jun-05 7/2/2005	Jul-05 7/30/2005	Aug-05 8/27/2005	Sep-05 10/1/2005	Oct-05 10/29/2005	Nov-05 11/26/2005	Dec-05 12/31/2005	Jan-05 1/28/2006	Total FY 2005
Sales: retail	96.2%	94.3%	96.0%	97.5%	97.3%	98.0%	98.1%	92.7%	86.3%	81.8%	86.5%	96.0%	91.4%
Sales: catalog/internet	3.8%	5.7%	4.0%	2.5%	2.7%	2.0%	1.9%	7.3%	13.7%	18.2%	13.5%	4.0%	8.6%
Sales: other	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Sales	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Cost of sales: retail	53.9%	54.0%	53.6%	53.8%	54.0%	54.0%	53.5%	53.5%	53.7%	55.9%	56.5%	54.0%	54.6%
Cost of sales: catalog/internet	53.9%	54.1%	53.7%	53.8%	54.1%	54.1%	53.4%	53.4%	53.8%	56.0%	56.7%	53.8%	55.4%
Cost of sales: other	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Cost of sales	53.9%	54.0%	53.6%	53.8%	54.0%	54.0%	53.5%	53.5%	53.7%	55.9%	56.5%	54.0%	54.7%

Gross margin: retail	46.2%	46.0%	46.4%	46.3%	46.0%	46.0%	46.5%	46.5%	46.3%	44.1%	43.5%	46.0%	45.4%
Gross margin: catalog/internet	46.1%	46.0%	46.3%	46.2%	45.9%	46.0%	46.6%	46.6%	46.2%	44.0%	43.3%	46.2%	44.6%
Gross margin: other	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Gross margin	46.1%	46.0%	46.4%	46.2%	46.0%	46.0%	46.5%	46.5%	46.3%	44.1%	43.5%	46.0%	45.3%

Gross margin %	46.1%	46.0%	46.4%	46.2%	46.0%	46.0%	46.5%	46.5%	46.3%	44.1%	43.5%	46.0%	45.3%
Operating expenses
Store payroll, benefits & taxes	14.1%	12.9%	13.1%	12.8%	12.6%	11.0%	13.0%	13.4%	11.0%	8.3%	6.3%	14.4%	10.9%
Occupancy	22.8%	16.8%	21.2%	20.8%	16.4%	17.9%	21.0%	17.4%	17.8%	10.8%	6.6%	23.5%	15.7%
Marketing	1.5%	1.1%	2.6%	2.5%	2.0%	2.2%	2.5%	2.1%	2.1%	1.9%	1.6%	2.8%	2.0%
Store operating expenses	5.0%	4.2%	4.8%	4.7%	4.1%	4.3%	4.7%	4.3%	4.3%	3.4%	2.9%	5.0%	4.0%
Other/Store closing costs	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Subtotal store operating expenses	43.4%	34.9%	41.7%	40.9%	35.1%	35.4%	41.3%	37.2%	35.3%	24.5%	17.3%	45.7%	32.7%

Retail Admin	1.3%	1.2%	1.2%	1.2%	1.2%	1.0%	1.2%	1.3%	1.0%	0.6%	0.5%	1.3%	1.0%

Total store operating expense	44.7%	36.2%	42.9%	42.1%	36.3%	36.5%	42.5%	38.4%	36.3%	25.1%	17.8%	47.0%	33.6%

Catalog/Internet Expenses	34.5%	29.2%	41.1%	60.8%	55.5%	64.8%	58.0%	68.6%	38.8%	19.2%	17.5%	44.5%	29.1%

Contribution Retail	1.4%	9.9%	3.5%	4.2%	9.8%	9.6%	4.0%	8.1%	10.0%	19.0%	25.7%	-1.1%	11.8%
Contribution Closing stores
Contribution Direct-to-consumer	11.6%	16.7%	5.2%	-14.6%	-9.6%	-18.8%	-11.5%	-22.1%	7.4%	24.8%	25.8%	1.7%	15.6%

Contibution	1.8%	10.3%	3.6%	3.7%	9.2%	9.0%	3.7%	5.9%	9.6%	20.0%	25.7%	-1.0%	12.1%

Distribution & FR8	4.3%	4.1%	4.5%	4.2%	3.8%	3.6%	4.8%	5.0%	4.6%	3.0%	2.1%	4.4%	3.7%
General & Admin	5.2%	4.7%	4.9%	4.8%	4.7%	4.2%	4.9%	4.8%	3.7%	2.1%	1.7%	5.3%	3.7%
	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

EBITDA—Go forward	-7.7%	1.5%	-5.7%	-5.3%	0.8%	1.2%	-5.9%	-3.9%	1.3%	14.9%	22.0%	-10.6%	4.7%

EBITDA—Closers	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

EBITDA	-7.7%	1.5%	-5.7%	-5.3%	0.8%	1.2%	-5.9%	-3.9%	1.3%	14.9%	22.0%	-10.6%	4.7%

Depreciation	3.1%	2.3%	3.0%	3.0%	2.4%	2.7%	3.2%	2.5%	2.4%	1.4%	0.9%	3.7%	2.2%

EBIT	-10.9%	-0.8%	-8.7%	-8.3%	-1.6%	-1.4%	-9.1%	-6.4%	-1.1%	13.5%	21.0%	-14.3%	2.6%

Interest	0.8%	0.5%	0.8%	0.9%	0.7%	0.8%	1.0%	0.9%	1.0%	0.6%	0.3%	0.9%	0.7%

Pre-tax	-11.6%	-1.2%	-9.4%	-9.2%	-2.3%	-2.2%	-10.1%	-7.3%	-2.1%	12.9%	20.7%	-15.2%	1.9%

Income taxes	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.0%	0.0%	0.1%	0.1%

Net Income(loss)	-11.7%	-1.3%	-9.5%	-9.3%	-2.4%	-2.3%	-10.2%	-7.4%	-2.2%	12.9%	20.7%	-15.3%	1.8%

17

FAO, Inc.

Consolidated Balance Sheets

dollars in thousands ($000's)

	Feb-03 3/1/2003	Mar-03 4/5/2003	Apr-03 5/3/2003	May-03 5/31/2003	Jun-03 7/5/2003	Jul-03 8/2/2003	Aug-03 8/30/2003	Sep-03 10/4/2003	Oct-03 11/1/2003	Nov-03 11/29/2003	Dec-03 1/3/2004	Jan-03 1/31/2004
ASSETS
Current assets:
Cash and cash equivalents	3,013.4	2,952.6	2,886.6	2,885.9	2,894.0	2,914.9	2,885.3	2,890.6	2,936.2	3,088.4	6,699.7	2,871.6
Accounts and other receivables	4,435.6	4,853.1	5,053.0	5,320.5	5,675.5	6,215.7	6,076.2	6,297.3	6,297.2	8,167.3	6,962.5	3,442.1
Merchandise inventories	84,965.2	67,103.7	72,932.3	72,625.9	72,221.8	71,854.4	80,268.0	92,003.4	99,447.6	96,097.2	69,278.4	71,097.1
Prepaid catalog expenses	250.0	400.0	300.0	200.0	100.0	—	1,095.0	3,418.0	5,162.0	3,200.0	100.0	—
Other current assets	10,098.9	10,170.5	9,980.5	9,790.5	9,600.5	9,415.5	9,900.5	11,310.5	11,402.2	11,493.8	10,740.5	9,987.3

Total current assets	102,763.1	85,479.9	91,152.4	90,822.8	90,491.8	90,400.5	100,225.0	115,919.8	125,245.2	122,046.7	93,781.1	87,398.1

Noncurrent assets:
Property, fixtures and equipment, net	26,705.3	26,220.3	25,734.3	25,747.3	25,753.3	25,252.3	24,750.3	24,247.3	23,743.3	23,238.3	22,732.3	22,225.3
Deferred income tax benefit	—	—	—	—	—	—	—	—	—	—	—	—
Goodwill	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0
Other noncurrent assets	2,742.0	2,689.0	2,636.0	2,583.0	2,530.0	2,477.0	2,424.0	2,371.0	2,318.0	2,265.0	2,212.0	2,159.0

	136,788.4	118,967.2	124,100.7	123,731.1	123,353.1	122,707.8	131,977.3	147,116.1	155,884.5	152,128.0	123,303.4	116,360.4

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	54,341.1	53,191.1	1,390.9	2,526.7	8,495.4	10,184.5	19,044.8	20,880.7	18,356.3	23,804.9	18,996.2	12,603.8
Accrued expenses	17,667.6	17,632.6	19,872.6	20,137.9	21,074.1	20,551.4	19,909.7	20,994.9	20,926.2	21,505.5	20,898.7	17,943.9
Accrued salaries and wages	5,906.0	5,181.0	7,034.0	7,057.0	5,068.0	5,116.0	5,187.0	5,258.0	5,384.0	5,088.0	5,009.0	5,205.0
Current portion of secured long term debt	9,178.7	9,186.6	5,194.5	5,195.7	5,166.3	5,069.1	4,971.2	4,872.7	4,773.5	4,673.7	4,573.1	472.0
Compromised Trade	—	—	11,470.2	11,470.2	11,470.2	11,470.2	11,470.2	11,470.2	11,470.2	11,470.2	7,480.5	7,480.5

Total current liabilities	87,093.4	85,191.3	44,962.2	46,387.5	51,274.0	52,391.2	60,582.9	63,476.5	60,910.2	66,542.3	56,957.5	43,705.2

Revolving Line of Credit	38,765.4	31,265.1	20,020.5	21,266.1	17,493.0	16,931.1	20,998.2	36,002.9	47,619.7	33,836.7	91.6	10,737.4
Equipment Note and capital lease obligations	370.1	267.6	164.4	67.2	—	—	—	—	—	—	—	—
Deferred rent	3,491.0	3,629.0	3,767.0	3,905.0	4,043.0	4,181.0	4,319.0	4,457.0	4,595.0	4,733.0	4,871.0	5,009.0
Subsidiary Subordinated Notes	16,220.2	16,220.2	10,353.7	10,353.7	10,353.7	10,353.7	10,353.7	10,353.7	10,353.7	10,353.7	10,353.7	9,853.7

Total liabilities	145,940.1	136,573.2	79,267.8	81,979.5	83,163.7	83,857.0	96,253.8	114,290.1	123,478.6	115,465.7	72,273.8	69,305.3

Commitments and contingencies
Convertible preferred from Equipment Note converting to equity
Stockholders (shareholders') equity:
Unsecured equity payment	—	—	4,890.9	4,890.9	4,890.9	4,890.9	4,890.9	4,890.9	4,890.9	4,890.9	4,890.9	4,890.9
Conv preferred stock from Equipment Note & Vendex to equity	—	—	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0
NEW CONVERTIBLE PREFERRED—NET	—	—	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0
Common stock and paid in capital (75,000,000 shares authorized at $0.001 par value; 30,426,504 and 12,965,501 issued and outstanding, respectively)	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0
Accumulated deficit	(166,704.7)	(175,159.0)	(150,461.0)	(153,542.3)	(155,104.5)	(156,443.1)	(159,570.4)	(162,467.9)	(162,888.0)	(158,631.6)	(144,264.3)	(148,238.8)

Total stockholders' equity	(9,151.7)	(17,606.0)	44,832.9	41,751.6	40,189.4	38,850.8	35,723.5	32,826.0	32,405.9	36,662.3	51,029.6	47,055.1

Total liabilities and stockholders' equity	136,788.4	118,967.2	124,100.7	123,731.1	123,353.1	122,707.8	131,977.3	147,116.1	155,884.5	152,128.0	123,303.4	116,360.4

	—	—	—	—	—	—	—	—	—	—	—	—

18

	Feb-04 2/28/2004	Mar-04 4/3/2004	Apr-04 5/1/2004	May-04 5/29/2004	Jun-04 7/3/2004	Jul-04 7/31/2004	Aug-04 8/28/2004	Sep-04 10/2/2004	Oct-04 10/30/2004	Nov-04 11/27/2004	Dec-04 1/1/2005	Jan-04 1/29/2005
ASSETS
Current assets:
Cash and cash equivalents	2,890.8	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	5,403.9	2,740.0
Accounts and other receivables	4,395.9	4,826.8	5,044.4	5,321.5	5,617.8	6,184.4	6,044.9	6,231.5	6,930.4	8,853.6	7,698.6	4,058.0
Merchandise inventories	72,112.2	77,197.1	78,950.7	74,419.9	73,983.9	78,824.6	81,982.9	93,428.2	100,836.1	97,430.9	70,535.8	72,327.1
Prepaid catalog expenses	250.0	400.0	300.0	200.0	100.0	—	1,095.0	3,183.8	3,330.8	2,142.9	100.0	—
Other current assets	10,106.0	10,183.7	9,993.7	9,803.7	9,613.7	9,428.7	9,913.7	11,323.7	11,422.0	11,520.2	10,753.7	9,987.3

Total current assets	89,754.9	95,347.6	97,028.8	92,485.1	92,055.4	97,177.7	101,776.5	116,907.2	125,259.3	122,687.6	94,492.0	89,112.4

Noncurrent assets:
Property, fixtures and equipment, net	21,942.3	21,655.3	21,364.3	21,069.3	20,770.3	20,467.3	20,160.3	19,849.3	19,534.3	19,215.3	18,892.3	18,565.3
Deferred income tax benefit	—	—	—	—	—	—	—	—	—	—	—	—
Goodwill	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0
Other noncurrent assets	2,159.0	2,106.0	2,053.0	2,000.0	1,947.0	1,894.0	1,841.0	1,788.0	1,735.0	1,682.0	1,629.0	1,576.0

	118,434.2	123,686.9	125,024.1	120,132.4	119,350.7	124,117.0	128,355.8	143,122.5	151,106.6	148,162.9	119,591.3	113,831.7

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	13,240.1	20,958.4	14,680.0	13,211.0	16,632.2	20,336.1	20,471.7	29,433.1	24,451.5	27,634.6	16,241.6	14,917.0
Accrued expenses	18,726.2	19,482.5	17,792.7	17,865.0	18,893.2	18,499.5	18,293.8	19,034.0	19,075.3	21,889.6	23,314.5	16,395.8
Accrued salaries and wages	5,442.0	5,575.0	5,657.0	5,679.0	5,689.0	5,738.0	5,811.0	5,885.0	6,018.0	5,711.0	5,626.0	5,824.0
Current portion of secured long term debt	370.1	267.6	164.4	67.2	—	—	—	—	—	—	—	—
Compromised Trade	7,480.5	7,480.5	7,480.5	7,480.5	7,480.5	7,480.5	7,480.5	7,480.5	7,480.5	7,480.5	2,992.2	2,992.2

Total current liabilities	45,258.9	53,764.0	45,774.6	44,302.7	48,694.9	52,054.1	52,057.0	61,832.6	57,025.3	62,715.7	48,174.3	40,129.0

Revolving Line of Credit	13,689.8	10,846.4	22,335.5	21,087.7	16,682.9	18,695.8	25,281.4	32,547.5	46,171.7	30,899.6	—	5,634.1
Equipment Note and capital lease obligations	—	—	—	—	—	—	—	—	—	—	—	—
Deferred rent	5,147.0	5,285.0	5,423.0	5,561.0	5,699.0	5,837.0	5,975.0	6,113.0	6,251.0	6,389.0	6,527.0	6,665.0
Subsidiary Subordinated Notes	9,853.7	9,853.7	9,853.7	9,853.7	9,853.7	9,853.7	9,853.7	9,853.7	9,853.7	9,853.7	9,853.7	9,853.7

Total liabilities	73,949.4	79,749.1	83,386.8	80,805.1	80,930.5	86,440.6	93,167.1	110,346.8	119,301.7	109,858.0	64,555.0	62,281.8

Commitments and contingencies
Convertible preferred from Equipment Note converting to equity
Stockholders (shareholders') equity:
Unsecured equity payment	4,890.9	4,890.9	4,890.9	4,890.9	4,890.9	4,890.9	4,890.9	4,890.9	4,890.9	4,890.9	4,890.9	4,890.9
Conv preferred stock from Equipment Note & Vendex to equity	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0
NEW CONVERTIBLE PREFERRED—NET	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0
Common stock and paid in capital (75,000,000 shares authorized at $0.001 par value; 30,426,504 and 12,965,501 issued and outstanding, respectively)	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0
Accumulated deficit	(150,809.1)	(151,356.1)	(153,656.6)	(155,966.6)	(156,873.7)	(157,617.5)	(160,105.2)	(162,518.2)	(163,489.0)	(156,989.0)	(140,257.6)	(143,744.0)

Total stockholders' equity	44,484.8	43,937.8	41,637.3	39,327.3	38,420.2	37,676.4	35,188.7	32,775.7	31,804.9	38,304.9	55,036.3	51,549.9

Total liabilities and stockholders' equity	118,434.2	123,686.9	125,024.1	120,132.4	119,350.7	124,117.0	128,355.8	143,122.5	151,106.6	148,162.9	119,591.3	113,831.7

	—	—	—	—	—	—	—	—	—	—	—	—

19

	Feb-05 2/26/2005	Mar-05 4/2/2005	Apr-05 4/30/2005	May-05 5/28/2005	Jun-05 7/2/2005	Jul-05 7/30/2005	Aug-05 8/27/2005	Sep-05 10/1/2005	Oct-05 10/29/2005	Nov-05 11/26/2005	Dec-05 12/31/2005	Jan-05 1/28/2006
ASSETS
Current assets:
Cash and cash equivalents	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	16,378.4	5,593.3
Accounts and other receivables	4,499.9	4,939.4	5,159.2	5,453.7	5,745.6	6,326.0	6,181.1	6,358.4	7,091.3	9,064.0	7,954.4	4,208.8
Merchandise inventories	73,312.7	78,642.9	80,377.4	75,825.1	75,363.2	80,181.1	83,311.3	94,866.2	102,243.1	98,791.4	71,830.7	73,597.3
Prepaid catalog expenses	250.0	400.0	300.0	200.0	100.0	—	1,095.0	3,183.8	3,330.8	2,142.9	100.0	—
Other current assets	10,113.2	10,197.2	10,007.2	9,817.2	9,627.2	9,442.2	9,927.2	11,337.2	11,442.2	11,547.1	10,767.2	9,987.3

Total current assets	90,915.8	96,919.5	98,583.8	94,036.0	93,576.0	98,689.3	103,254.6	118,485.6	126,847.4	124,285.4	107,030.7	93,386.7

Noncurrent assets:
Property, fixtures and equipment, net	18,234.3	17,899.3	17,560.3	17,217.3	16,870.3	16,519.3	16,164.3	15,805.3	15,442.3	15,075.3	14,704.3	14,329.3
Deferred income tax benefit	—	—	—	—	—	—	—	—	—	—	—	—
Goodwill	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0
Other noncurrent assets	1,576.0	1,523.0	1,470.0	1,417.0	1,364.0	1,362.0	1,362.0	1,362.0	1,362.0	1,362.0	1,362.0	1,362.0

	115,304.1	120,919.8	122,192.1	117,248.3	116,388.3	121,148.6	125,358.9	140,230.9	148,229.7	145,300.7	127,675.0	113,656.0

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	18,113.6	23,534.0	17,192.9	11,292.4	18,076.9	21,581.3	18,706.6	24,981.3	22,943.4	30,186.3	20,003.1	16,269.2
Accrued expenses	15,849.2	16,632.4	15,739.7	15,728.2	16,835.4	16,409.7	16,052.2	16,649.4	16,702.7	19,481.2	21,694.5	14,471.8
Accrued salaries and wages	6,056.0	6,190.0	6,271.0	6,293.0	6,302.0	6,352.0	6,426.0	6,504.0	6,641.0	6,324.0	6,233.0	6,434.0
Current portion of secured long term debt	—	—	—	—	—	—	—	—	—	—	—	—
Compromised Trade	2,992.2	2,992.2	2,992.2	2,992.2	2,992.2	2,992.2	2,992.2	2,992.2	2,992.2	2,992.2	—	—

Total current liabilities	43,011.0	49,348.6	42,195.8	36,305.8	44,206.5	47,335.2	44,177.0	51,126.9	49,279.3	58,983.7	47,930.6	37,175.0

Revolving Line of Credit	6,750.2	6,352.9	16,981.5	20,086.5	11,986.6	14,170.5	23,871.0	33,950.5	44,405.6	24,541.9	—	—
Equipment Note and capital lease obligations	—	—	—	—	—	—	—	—	—	—	—	—
Deferred rent	6,803.0	6,941.0	7,079.0	7,217.0	7,355.0	7,493.0	7,631.0	7,769.0	7,907.0	8,045.0	8,183.0	8,321.0
Subsidiary Subordinated Notes	9,853.7	9,853.7	9,853.7	9,853.7	9,853.7	9,853.7	9,853.7	9,853.7	9,853.7	9,853.7	9,853.7	9,853.7

Total liabilities	66,417.9	72,496.2	76,110.0	73,463.0	73,401.8	78,852.4	85,532.7	102,700.1	111,445.6	101,424.3	65,967.3	55,349.7

Commitments and contingencies
Convertible preferred from Equipment Note converting to equity
Stockholders (shareholders') equity:
Unsecured equity payment	4,890.9	4,890.9	4,890.9	4,890.9	4,890.9	4,890.9	4,890.9	4,890.9	4,890.9	4,890.9	4,890.9	4,890.9
Conv preferred stock from Equipment Note & Vendex to equity	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0	4,500.0
NEW CONVERTIBLE PREFERRED—NET	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0
Common stock and paid in capital (75,000,000 shares authorized at $0.001 par value; 30,426,504 and 12,965,501 issued and outstanding, respectively)	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0
Accumulated deficit	(146,407.7)	(146,870.3)	(149,211.8)	(151,508.6)	(152,307.4)	(152,997.7)	(155,467.7)	(157,763.1)	(158,509.8)	(151,417.5)	(133,586.2)	(136,987.6)

Total stockholders' equity	48,886.2	48,423.6	46,082.1	43,785.3	42,986.5	42,296.2	39,826.2	37,530.8	36,784.1	43,876.4	61,707.7	58,306.3

Total liabilities and stockholders' equity	115,304.1	120,919.8	122,192.1	117,248.3	116,388.3	121,148.6	125,358.9	140,230.9	148,229.7	145,300.7	127,675.0	113,656.0

	—	—	—	—	—	—	—	—	—	—	—	—

20

FAO, Inc.

Consolidated Statements of Cash Flows

dollars in thousands ($000's)

	Feb-03 3/1/2003	Mar-03 4/5/2003	Apr-03 5/3/2003	May-03 5/31/2003	Jun-03 7/5/2003	Jul-03 8/2/2003	Aug-03 8/30/2003	Sep-03 10/4/2003	Oct-03 11/1/2003	Nov-03 11/29/2003	Dec-03 1/3/2004	Jan-03 1/31/2004	FY 2003 Totals
Cash flows from operating activities:
Net income (loss)	(11,413.8)	(8,454.3)	24,698.0	(3,081.4)	(1,562.2)	(1,338.6)	(3,127.3)	(2,897.5)	(420.1)	4,256.5	14,367.2	(3,974.5)	7,052
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	559.0	560.0	561.0	562.0	569.0	576.0	577.0	578.0	579.0	580.0	581.0	582.0	6,864
Deferred rent	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	1,656
Amortization of debt issuance costs	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-cash compensation	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-cash interest	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-cash advertising expense	—	—	—	—	—	—	—	—	—	—	—	—	—
Store closing expense	—	—	—	—	—	—	—	—	—	—	—	—	—
Write off of deferred tax asset	—	—	—	—	—	—	—	—	—	—	—	—	—
Minority interest in consolidated subsidiary loss	—	—	—	—	—	—	—	—	—	—	—	—	—
Amortization of discount on senior subordinated notes	—	—	—	—	—	—	—	—	—	—	—	—	—
Extraordinary gain	—	—	—	—	—	—	—	—	—	—	—	—	—
Change in assets and liabilities affecting operations	19,478.6	15,365.4	(53,392.7)	1,806.0	5,308.0	1,379.6	(1,511.5)	(12,644.4)	(11,693.9)	9,135.6	26,435.4	(6,543.3)	(6,877)

Net cash provided by (used in) operating activities	8,761.8	7,609.1	(27,995.7)	(575.4)	4,452.8	755.0	(3,923.8)	(14,825.9)	(11,397.0)	14,110.1	41,521.6	(9,797.8)	8,695

Cash flows from investing activities:
Additions to property, fixtures and equipment	(75.0)	(75.0)	(75.0)	(575.0)	(575.0)	(75.0)	(75.0)	(75.0)	(75.0)	(75.0)	(75.0)	(75.0)	(1,900)
Acquisition, net of cash acquired	—	—	—	—	—	—	—	—	—	—	—	—	—
Proceeds from early lease termination	—	—	—	—	—	—	—	—	—	—	—	—	—
Purchase price adjustments	—	—	—	—	—	—	—	—	—	—	—	—	—

Net cash used in investing activities	(75.0)	(75.0)	(75.0)	(575.0)	(575.0)	(75.0)	(75.0)	(75.0)	(75.0)	(75.0)	(75.0)	(75.0)	(1,900)

Cash flows from financing activities:
Net proceeds from (payments on) term note payable	—	—	(5,866.5)	—	—	—	—	—	—	—	—	(500.0)	(6,367)
Payments on notes payable and capital leases	(94.1)	(94.6)	7,374.9	(96.0)	(96.6)	(97.2)	(97.9)	(98.5)	(99.2)	(99.8)	(4,090.3)	(4,101.1)	(1,690)
Proceeds/redemption/conversion of/from issuance of preferred stock	—	—	37,740.9	—	—	—	—	—	—	—	—	—	37,741
Payment of financing costs	—	—	—	—	—	—	—	—	—	—	—	—	—
Proceeds from sale or preferred conversion to common stock	—	—	—	—	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—	—	—

Net cash provided by (used in) financing activities	(94.1)	(94.6)	39,249.3	(96.0)	(96.6)	(97.2)	(97.9)	(98.5)	(99.2)	(99.8)	(4,090.3)	(4,601.1)	29,684

Net (increase) decrease in Revolver before change in cash and cash equivalents	8,592.7	7,439.5	11,178.6	(1,246.4)	3,781.2	582.8	(4,096.7)	(14,999.4)	(11,571.2)	13,935.3	37,356.3	(14,473.9)	36,479

Cash and cash equivalents at beginning of period	2,929.1	3,013.4	2,952.6	2,886.6	2,885.9	2,894.0	2,914.9	2,885.3	2,890.6	2,936.2	3,088.4	6,699.7	2,929
Cash and cash equivalents at end of period	3,013.4	2,952.6	2,886.6	2,885.9	2,894.0	2,914.9	2,885.3	2,890.6	2,936.2	3,088.4	6,699.7	2,871.6	2,872

Net change in cash	84.3	(60.8)	(66.0)	(0.7)	8.1	20.9	(29.6)	5.3	45.6	152.2	3,611.3	(3,828.1)	(58)

Net borrowings (payments) on revolving line of credit	(8,508.4)	(7,500.3)	(11,244.6)	1,245.7	(3,773.1)	(561.9)	4,067.1	15,004.7	11,616.8	(13,783.1)	(33,745.0)	10,645.8	(36,536)

Beginning Revolver Balance	47,273.8	38,765.4	31,265.1	20,020.5	21,266.1	17,493.0	16,931.1	20,998.2	36,002.9	47,619.7	33,836.7	91.6

Ending Revolver Balance	38,765.4	31,265.1	20,020.5	21,266.1	17,493.0	16,931.1	20,998.2	36,002.9	47,619.7	33,836.7	91.6	10,737.4

	Feb-03 3/1/2003	Mar-03 4/5/2003	Apr-03 5/3/2003	May-03 5/31/2003	Jun-03 7/5/2003	Jul-03 8/2/2003	Aug-03 8/30/2003	Sep-03 10/4/2003	Oct-03 11/1/2003	Nov-03 11/29/2003	Dec-03 1/3/2004	Jan-03 1/31/2004	FY 2003 Totals
Changes in assets and liabilities which increased (decreased) cash used in operating activities are as follows:	3/1/2003	4/5/2003	5/3/2003	5/31/2003	7/5/2003	8/2/2003	8/30/2003	10/4/2003	11/1/2003	11/29/2003	1/3/2004	1/31/2004	Totals
Accounts and other receivables, net of allowance	(811.8)	(417.5)	(199.9)	(267.5)	(355.0)	(540.2)	139.5	(221.1)	0.1	(1,870.1)	1,204.8	3,520.4	182
Merchandise inventories	22,155.7	17,861.5	(5,828.6)	306.4	404.1	367.4	(8,413.6)	(11,735.4)	(7,444.2)	3,350.4	26,818.8	(1,818.7)	36,024
Other current assets	(201.3)	(221.6)	290.0	290.0	290.0	285.0	(1,580.0)	(3,733.0)	(1,835.7)	1,870.4	3,853.3	853.2	160
Other noncurrent assets	53.0	53.0	53.0	53.0	53.0	53.0	53.0	53.0	53.0	53.0	53.0	53.0	636
Accounts payable	—	(1,150.0)	(51,800.2)	1,135.8	5,968.7	1,689.1	8,860.3	1,835.9	(2,524.4)	5,448.6	(4,808.7)	(6,392.4)	(41,737)
Accrued expenses	(881.0)	(35.0)	2,240.0	265.3	936.2	(522.7)	(641.7)	1,085.2	(68.7)	579.3	(606.8)	(2,954.8)	(605)
Accrued payroll and payroll expenses	(836.0)	(725.0)	1,853.0	23.0	(1,989.0)	48.0	71.0	71.0	126.0	(296.0)	(79.0)	196.0	(1,537)

Changes in assets and liabilities	19,479	15,365	(53,393)	1,806	5,308	1,380	(1,512)	(12,644)	(11,694)	9,136	26,435	(6,543)	(6,877)

21

	Feb-04 2/28/2004	Mar-04 4/3/2004	Apr-04 5/1/2004	May-04 5/29/2004	Jun-04 7/3/2004	Jul-04 7/31/2004	Aug-04 8/28/2004	Sep-04 10/2/2004	Oct-04 10/30/2004	Nov-04 11/27/2004	Dec-04 1/1/2005	Jan-04 1/29/2005	FY 2004 Totals
Cash flows from operating activities:
Net income (loss)	(2,570.3)	(547.1)	(2,300.4)	(2,310.0)	(907.1)	(743.8)	(2,487.7)	(2,413.0)	(970.8)	6,499.9	16,731.5	(3,486.4)	4,495
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	582.0	592.0	602.0	612.0	622.0	632.0	642.0	652.0	662.0	672.0	682.0	692.0	7,644
Deferred rent	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	1,656
Amortization of debt issuance costs	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-cash compensation	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-cash interest	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-cash advertising expense	—	—	—	—	—	—	—	—	—	—	—	—	—
Store closing expense	—	—	—	—	—	—	—	—	—	—	—	—	—
Write off of deferred tax asset	—	—	—	—	—	—	—	—	—	—	—	—	—
Minority interest in consolidated subsidiary loss	—	—	—	—	—	—	—	—	—	—	—	—	—
Amortization of discount on senior subordinated notes	—	—	—	—	—	—	—	—	—	—	—	—	—
Extraordinary gain	—	—	—	—	—	—	—	—	—	—	—	—	—
Change in assets and liabilities affecting operations	(682.0)	2,917.1	(9,514.4)	3,222.0	4,942.1	(1,710.1)	(4,542.9)	(5,302.1)	(13,106.4)	8,315.1	20,859.4	(5,276.6)	121

Net cash provided by (used in) operating activities	(2,532.3)	3,100.0	(11,074.8)	1,662.0	4,795.0	(1,683.9)	(6,250.6)	(6,925.1)	(13,277.2)	15,625.0	38,410.9	(7,933.0)	13,916

Cash flows from investing activities:
Additions to property, fixtures and equipment	(299.0)	(305.0)	(311.0)	(317.0)	(323.0)	(329.0)	(335.0)	(341.0)	(347.0)	(353.0)	(359.0)	(365.0)	(3,984)
Acquisition, net of cash acquired	—	—	—	—	—	—	—	—	—	—	—	—	—
Proceeds from early lease termination	—	—	—	—	—	—	—	—	—	—	—	—	—
Purchase price adjustments	—	—	—	—	—	—	—	—	—	—	—	—	—

Net cash used in investing activities	(299.0)	(305.0)	(311.0)	(317.0)	(323.0)	(329.0)	(335.0)	(341.0)	(347.0)	(353.0)	(359.0)	(365.0)	(3,984)

Cash flows from financing activities:
Net proceeds from (payments on) term note payable	—	—	—	—	—	—	—	—	—	—	—	—	—
Payments on notes payable and capital leases	(101.9)	(102.5)	(103.2)	(97.2)	(67.2)	—	—	—	—	—	(4,488.3)	—	(4,960)
Proceeds/redemption/conversion of/from issuance of preferred stock	—	—	—	—	—	—	—	—	—	—	—	—	—
Payment of financing costs	—	—	—	—	—	—	—	—	—	—	—	—	—
Proceeds from sale or preferred conversion to common stock	—	—	—	—	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—	—	—

Net cash provided by (used in) financing activities	(101.9)	(102.5)	(103.2)	(97.2)	(67.2)	—	—	—	—	—	(4,488.3)	—	(4,960)

Net (increase) decrease in Revolver before change in cash and cash equivalents	(2,933.2)	2,692.5	(11,489.0)	1,247.8	4,404.8	(2,012.9)	(6,585.6)	(7,266.1)	(13,624.2)	15,272.0	33,563.6	(8,298.0)	4,972

Cash and cash equivalents at beginning of period	2,871.6	2,890.8	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	5,403.9	2,872
Cash and cash equivalents at end of period	2,890.8	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	5,403.9	2,740.0	2,740

Net change in cash	19.2	(150.8)	—	—	—	—	—	—	—	—	2,663.9	(2,663.9)	(132)

Net borrowings (payments) on revolving line of credit	2,952.4	(2,843.3)	11,489.0	(1,247.8)	(4,404.8)	2,012.9	6,585.6	7,266.1	13,624.2	(15,272.0)	(30,899.7)	5,634.1	(5,103)

Beginning Revolver Balance	10,737.4	13,689.8	10,846.4	22,335.5	21,087.7	16,682.9	18,695.8	25,281.4	32,547.5	46,171.7	30,899.6	—

Ending Revolver Balance	13,689.8	10,846.4	22,335.5	21,087.7	16,682.9	18,695.8	25,281.4	32,547.5	46,171.7	30,899.6	—	5,634.1

	Feb-04 2/28/2004	Mar-04 4/3/2004	Apr-04 5/1/2004	May-04 5/29/2004	Jun-04 7/3/2004	Jul-04 7/31/2004	Aug-04 8/28/2004	Sep-04 10/2/2004	Oct-04 10/30/2004	Nov-04 11/27/2004	Dec-04 1/1/2005	Jan-04 1/29/2005	FY 2004 Totals
Changes in assets and liabilities which increased (decreased) cash used in operating activities are as follows:
Accounts and other receivables, net of allowance	(953.8)	(430.9)	(217.6)	(277.1)	(296.3)	(566.6)	139.5	(186.6)	(698.9)	(1,923.2)	1,155.0	3,640.6	(616)
Merchandise inventories	(1,015.1)	(5,084.9)	(1,753.6)	4,530.8	436.0	(4,840.7)	(3,158.3)	(11,445.3)	(7,407.9)	3,405.2	26,895.1	(1,791.3)	(1,230)
Other current assets	(368.7)	(227.7)	290.0	290.0	290.0	285.0	(1,580.0)	(3,498.8)	(245.3)	1,089.7	2,809.4	866.4	—
Other noncurrent assets	—	53.0	53.0	53.0	53.0	53.0	53.0	53.0	53.0	53.0	53.0	53.0	583
Accounts payable	636.3	7,718.3	(6,278.4)	(1,469.0)	3,421.2	3,703.9	135.6	8,961.4	(4,981.6)	3,183.1	(11,393.0)	(1,324.6)	2,313
Accrued expenses	782.3	756.3	(1,689.8)	72.3	1,028.2	(393.7)	(205.7)	740.2	41.3	2,814.3	1,424.9	(6,918.7)	(1,548)
Accrued payroll and payroll expenses	237.0	133.0	82.0	22.0	10.0	49.0	73.0	74.0	133.0	(307.0)	(85.0)	198.0	619

Changes in assets and liabilities	(682)	2,917	(9,514)	3,222	4,942	(1,710)	(4,543)	(5,302)	(13,106)	8,315	20,859	(5,277)	121

22

	Feb-05 2/26/2005	Mar-05 4/2/2005	Apr-05 4/30/2005	May-05 5/28/2005	Jun-05 7/2/2005	Jul-05 7/30/2005	Aug-05 8/27/2005	Sep-05 10/1/2005	Oct-05 10/29/2005	Nov-05 11/26/2005	Dec-05 12/31/2005	Jan-05 1/28/2006	FY 2005 Totals
Cash flows from operating activities:
Net income (loss)	(2,663.7)	(462.6)	(2,341.5)	(2,296.8)	(798.8)	(690.3)	(2,470.0)	(2,295.3)	(746.8)	7,092.3	17,831.3	(3,401.4)	6,756
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	692.0	702.0	712.0	722.0	732.0	742.0	752.0	762.0	772.0	782.0	792.0	802.0	8,964
Deferred rent	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	1,656
Amortization of debt issuance costs	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-cash compensation	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-cash interest	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-cash advertising expense	—	—	—	—	—	—	—	—	—	—	—	—	—
Store closing expense	—	—	—	—	—	—	—	—	—	—	—	—	—
Write off of deferred tax asset	—	—	—	—	—	—	—	—	—	—	—	—	—
Minority interest in consolidated subsidiary loss	—	—	—	—	—	—	—	—	—	—	—	—	—
Amortization of discount on senior subordinated notes	—	—	—	—	—	—	—	—	—	—	—	—	—
Extraordinary gain	—	—	—	—	—	—	—	—	—	—	—	—	—
Change in assets and liabilities affecting operations	1,078.6	386.9	(8,764.1)	(1,289.2)	8,413.7	(1,982.6)	(7,723.5)	(8,281.1)	(10,209.4)	12,266.4	22,832.2	(7,896.7)	(1,169)

Net cash provided by (used in) operating activities	(755.1)	764.3	(10,255.6)	(2,726.0)	8,484.9	(1,792.9)	(9,303.5)	(9,676.4)	(10,046.2)	20,278.7	41,593.5	(10,358.1)	16,208

Cash flows from investing activities:
Additions to property, fixtures and equipment	(361.0)	(367.0)	(373.0)	(379.0)	(385.0)	(391.0)	(397.0)	(403.0)	(409.0)	(415.0)	(421.0)	(427.0)	(4,728)
Acquisition, net of cash acquired	—	—	—	—	—	—	—	—	—	—	—	—	—
Proceeds from early lease termination	—	—	—	—	—	—	—	—	—	—	—	—	—
Purchase price adjustments	—	—	—	—	—	—	—	—	—	—	—	—	—

Net cash used in investing activities	(361.0)	(367.0)	(373.0)	(379.0)	(385.0)	(391.0)	(397.0)	(403.0)	(409.0)	(415.0)	(421.0)	(427.0)	(4,728)

Cash flows from financing activities:
Net proceeds from (payments on) term note payable	—	—	—	—	—	—	—	—	—	—	—	—	—
Payments on notes payable and capital leases	—	—	—	—	—	—	—	—	—	—	(2,992.2)	—	(2,992)
Proceeds/redemption/conversion of/from issuance of preferred stock	—	—	—	—	—	—	—	—	—	—	—	—	—
Payment of financing costs	—	—	—	—	—	—	—	—	—	—	—	—	—
Proceeds from sale or preferred conversion to common stock	—	—	—	—	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—	—	—

Net cash provided by (used in) financing activities	—	—	—	—	—	—	—	—	—	—	(2,992.2)	—	(2,992)

Net (increase) decrease in Revolver before change in cash and cash equivalents	(1,116.1)	397.3	(10,628.6)	(3,105.0)	8,099.9	(2,183.9)	(9,700.5)	(10,079.4)	(10,455.2)	19,863.7	38,180.3	(10,785.1)	8,487

Cash and cash equivalents at beginning of period	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	16,378.4	2,740
Cash and cash equivalents at end of period	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	16,378.4	5,593.3	5,593

Net change in cash	—	—	—	—	—	—	—	—	—	—	13,638.4	(10,785.1)	2,853

Net borrowings (payments) on revolving line of credit	1,116.1	(397.3)	10,628.6	3,105.0	(8,099.9)	2,183.9	9,700.5	10,079.4	10,455.2	(19,863.7)	(24,541.9)	—	(5,634)

Beginning Revolver Balance	5,634.1	6,750.2	6,352.9	16,981.5	20,086.5	11,986.6	14,170.5	23,871.0	33,950.5	44,405.6	24,541.9	—

Ending Revolver Balance	6,750.2	6,352.9	16,981.5	20,086.5	11,986.6	14,170.5	23,871.0	33,950.5	44,405.6	24,541.9	—	—

	Feb-05 2/26/2005	Mar-05 4/2/2005	Apr-05 4/30/2005	May-05 5/28/2005	Jun-05 7/2/2005	Jul-05 7/30/2005	Aug-05 8/27/2005	Sep-05 10/1/2005	Oct-05 10/29/2005	Nov-05 11/26/2005	Dec-05 12/31/2005	Jan-05 1/28/2006	FY 2005 Totals
Changes in assets and liabilities which increased (decreased) cash used in operating activities are as follows:
Accounts and other receivables, net of allowance	(441.9)	(439.5)	(219.8)	(294.5)	(291.9)	(580.4)	144.9	(177.3)	(732.9)	(1,972.7)	1,109.6	3,745.6	(151)
Merchandise inventories	(985.6)	(5,330.2)	(1,734.5)	4,552.3	461.9	(4,817.9)	(3,130.2)	(11,554.9)	(7,376.9)	3,451.7	26,960.7	(1,766.6)	(1,270)
Other current assets	(375.9)	(234.0)	290.0	290.0	290.0	285.0	(1,580.0)	(3,498.8)	(252.0)	1,083.0	2,822.8	879.9	—
Other noncurrent assets	—	53.0	53.0	53.0	53.0	2.0	—	—	—	—	—	—	214
Accounts payable	3,196.6	5,420.4	(6,341.1)	(5,900.5)	6,784.5	3,504.4	(2,874.7)	6,274.7	(2,037.9)	7,242.9	(10,183.2)	(3,733.9)	1,352
Accrued expenses	(546.6)	783.2	(892.7)	(11.5)	1,107.2	(425.7)	(357.5)	597.2	53.3	2,778.5	2,213.3	(7,222.7)	(1,924)
Accrued payroll and payroll expenses	232.0	134.0	81.0	22.0	9.0	50.0	74.0	78.0	137.0	(317.0)	(91.0)	201.0	610

Changes in assets and liabilities	1,079	387	(8,764)	(1,289)	8,414	(1,983)	(7,724)	(8,281)	(10,209)	12,266	22,832	(7,897)	(1,169)

23

FAO, Inc.

Consolidated Statements of Operations

dollars in thousands ($000's)

	Qtr 1 2003 5/3/2003	Qtr 2 2003 8/2/2003	Qtr 3 2003 11/1/2003	Qtr 4 2003 1/31/2004	39 weeks Total FY 2003	Qtr 1 2004 5/1/2004	Qtr 2 2004 7/31/2004	Qtr 3 2004 10/30/2004	Qtr 4 2004 1/29/2005	Total FY 2004	Qtr 1 2005 4/30/2005	Qtr 2 2005 7/30/2005	Qtr 3 2005 10/29/2005	Qtr 4 2005 1/28/2006	Total FY 2005
Sales: retail	63,604.2	70,220.5	68,591.9	126,313.9	265,126.3	70,042.1	76,439.3	74,354.4	134,194.3	355,030.1	73,769.7	80,934.3	79,080.4	141,256.2	375,040.6
Sales: catalog/internet	2,942.8	1,639.2	5,565.3	17,888.3	25,092.8	3,238.0	1,804.0	6,401.0	20,572.0	32,015.0	3,564.0	1,986.0	7,041.0	22,629.0	35,220.0
Sales: other closing stores	29,466.8	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Sales	96,013.8	71,859.7	74,157.2	144,202.2	290,219.1	73,280.1	78,243.3	80,755.4	154,766.3	387,045.1	77,333.7	82,920.3	86,121.4	163,885.2	410,260.6

Cost of sales: retail	34,382.9	38,038.9	36,987.1	71,077.0	146,103.0	37,795.5	41,323.4	39,923.5	75,269.6	194,312.0	39,700.7	43,639.9	42,361.1	79,018.2	204,719.9
Cost of sales: catalog/internet	1,586.8	884.9	2,985.0	10,065.6	13,935.5	1,745.9	973.9	3,433.3	11,575.7	17,728.8	1,921.7	1,072.1	3,776.5	12,733.2	19,503.6
Cost of sales: other closing stores	29,581.9	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Cost of sales	65,551.6	38,923.8	39,972.1	81,142.6	160,038.5	39,541.5	42,297.2	43,356.8	86,845.3	212,040.8	41,622.4	44,712.0	46,137.6	91,751.4	224,223.4

Gross margin: retail	29,221.3	32,181.6	31,604.8	55,236.9	119,023.3	32,246.6	35,115.9	34,430.9	58,924.7	160,718.1	34,069.0	37,294.4	36,719.3	62,238.0	170,320.7
Gross margin: catalog/internet	1,356.0	754.3	2,580.3	7,822.7	11,157.3	1,492.1	830.1	2,967.7	8,996.3	14,286.2	1,642.3	913.9	3,264.5	9,895.8	15,716.4
Gross margin: other closing stores	(115.1)	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Gross margin	30,462.2	32,935.9	34,185.1	63,059.6	130,180.6	33,738.6	35,946.1	37,398.6	67,921.0	175,004.3	35,711.3	38,208.3	39,983.8	72,133.8	186,037.2

Gross margin %	31.7%	45.8%	46.1%	43.7%	44.9%	46.0%	45.9%	46.3%	43.9%	45.2%	46.2%	46.1%	46.4%	44.0%	45.3%
Operating expenses
Store payroll, benefits & taxes	9,179.4	9,179.4	9,179.4	10,748.0	29,106.8	9,500.0	9,500.0	9,500.0	11,123.0	39,623.0	9,832.0	9,832.0	9,832.0	11,512.0	41,008.0
Occupancy	13,534.1	13,550.6	13,570.4	13,616.0	40,737.0	13,678.3	13,695.0	13,714.9	13,761.0	54,849.2	14,698.8	14,715.8	14,735.9	14,782.4	58,932.9
Marketing	1,166.4	1,689.6	1,689.6	2,534.6	5,913.8	1,193.8	1,729.2	1,729.2	2,594.0	7,246.2	1,221.7	1,769.7	1,769.7	2,654.6	7,415.7
Store operating expenses	3,142.6	3,274.9	3,242.3	4,396.8	10,914.0	3,291.9	3,420.4	3,378.9	4,575.7	14,666.9	3,385.8	3,530.0	3,493.3	4,737.6	15,146.7
Other/Store closing costs	14,544.1	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Subtotal store operating expenses	41,566.6	27,694.5	27,681.7	31,295.4	86,671.6	27,664.0	28,344.6	28,323.0	32,053.7	116,385.3	29,138.3	29,847.5	29,830.9	33,686.6	122,503.3

Retail Admin	875.0	875.0	875.0	875.0	2,625.0	897.0	897.0	897.0	897.0	3,588.0	920.0	920.0	920.0	920.0	3,680.0

Total store operating expense	42,441.6	28,569.5	28,556.7	32,170.4	89,296.6	28,561.0	29,241.6	29,220.0	32,950.7	119,973.3	30,058.3	30,767.5	30,750.9	34,606.6	126,183.3

Catalog/Internet Expenses	1,127.6	1,135.1	1,773.6	5,828.6	8,737.3	1,161.7	1,160.0	3,421.6	4,240.7	9,984.0	1,198.6	1,186.6	3,476.2	4,376.3	10,237.7
Contribution Retail	1,323.8	3,612.1	3,048.1	23,066.5	29,726.7	3,685.6	5,874.3	5,210.9	25,974.0	40,744.8	4,010.7	6,526.9	5,968.4	27,631.4	44,137.4
Contribution Closing stores	(14,659.2)	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Contribution Direct-to-consumer	228.4	(380.8)	806.7	1,994.1	2,420.0	330.4	(329.9)	(453.9)	4,755.6	4,302.2	443.7	(272.7)	(211.7)	5,519.5	5,478.7

Contibution	(13,107.0)	3,231.3	3,854.8	25,060.6	32,146.7	4,015.9	5,544.5	4,757.0	30,729.6	45,047.0	4,454.4	6,254.2	5,756.7	33,150.9	49,616.2

Distribution & FR8	2,892.2	2,778.2	3,613.1	3,865.8	10,257.1	3,123.5	3,000.5	3,902.1	4,175.1	14,201.2	3,299.5	3,169.6	4,122.0	4,410.4	15,001.5
General & Admin	3,626.0	3,626.0	3,626.0	3,626.0	10,878.0	3,717.0	3,717.0	3,717.0	3,717.0	14,868.0	3,792.0	3,792.0	3,792.0	3,792.0	15,168.0
	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

EBITDA—Go forward	(4,966.0)	(3,172.9)	(3,384.3)	17,568.8	11,011.6	(2,824.6)	(1,173.0)	(2,862.1)	22,837.5	15,977.8	(2,637.1)	(707.4)	(2,157.3)	24,948.5	19,446.7

EBITDA—Closers	(14,659.2)	—	—	—	—	—	—	—	—	—	—	—	—	—	—

EBITDA	(19,625.2)	(3,172.9)	(3,384.3)	17,568.8	11,011.6	(2,824.6)	(1,173.0)	(2,862.1)	22,837.5	15,977.8	(2,637.1)	(707.4)	(2,157.3)	24,948.5	19,446.7

Reoganization Costs (Gain)	(27,382.3)	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Depreciation	1,680.0	1,707.0	1,734.0	1,743.0	5,184.0	1,776.0	1,866.0	1,956.0	2,046.0	7,644.0	2,106.0	2,196.0	2,286.0	2,376.0	8,964.0

EBIT	6,077.1	(4,879.9)	(5,118.3)	15,825.8	5,827.6	(4,600.6)	(3,039.0)	(4,818.1)	20,791.5	8,333.8	(4,743.1)	(2,903.4)	(4,443.3)	22,572.5	10,482.7

Interest	1,172.2	1,027.2	1,251.6	1,101.6	3,380.4	742.2	846.9	978.4	971.5	3,539.0	649.7	807.5	993.8	975.3	3,426.3

Pre-tax	4,904.9	(5,907.1)	(6,369.9)	14,724.2	2,447.2	(5,342.8)	(3,885.9)	(5,796.5)	19,820.0	4,794.8	(5,392.8)	(3,710.9)	(5,437.1)	21,597.2	7,056.4

Income taxes	75.0	75.0	75.0	75.0	225.0	75.0	75.0	75.0	75.0	300.0	75.0	75.0	75.0	75.0	300.0

Net Income(loss)	4,829.9	(5,982.1)	(6,444.9)	14,649.2	2,222.2	(5,417.8)	(3,960.9)	(5,871.5)	19,745.0	4,494.8	(5,467.8)	(3,785.9)	(5,512.1)	21,522.2	6,756.4

24

	Qtr 1 2003 5/3/2003	Qtr 2 2003 8/2/2003	Qtr 3 2003 11/1/2003	Qtr 4 2003 1/31/2004	Total FY 2003	Qtr 1 2004 5/3/2003	Qtr 2 2004 8/2/2003	Qtr 3 2004 11/1/2003	Qtr 4 2004 1/31/2004	Total FY 2004	Qtr 1 2005 5/3/2003	Qtr 2 2005 8/2/2003	Qtr 3 2005 11/1/2003	Qtr 4 2005 1/31/2004	Total FY 2005
Sales: retail	66.2%	97.7%	92.5%	87.6%	91.4%	95.6%	97.7%	92.1%	86.7%	91.7%	95.4%	97.6%	91.8%	86.2%	91.4%
Sales: catalog/internet	3.1%	2.3%	7.5%	12.4%	8.6%	4.4%	2.3%	7.9%	13.3%	8.3%	4.6%	2.4%	8.2%	13.8%	8.6%
Sales: other	30.7%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Sales	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Cost of sales: retail	54.1%	54.2%	53.9%	56.3%	55.1%	54.0%	54.1%	53.7%	56.1%	54.7%	53.8%	53.9%	53.6%	55.9%	54.6%
Cost of sales: catalog/internet	53.9%	54.0%	53.6%	56.3%	55.5%	53.9%	54.0%	53.6%	56.3%	55.4%	53.9%	54.0%	53.6%	56.3%	55.4%
Cost of sales: other	100.4%	0.0%	0.0%	0.0%	300.0%	0.0%	0.0%	0.0%	0.0%	300.0%	0.0%	0.0%	0.0%	0.0%	300.0%

Cost of sales	68.3%	54.2%	53.9%	56.3%	55.1%	54.0%	54.1%	53.7%	56.1%	54.8%	53.8%	53.9%	53.6%	56.0%	54.7%

Gross margin: retail	45.9%	45.8%	46.1%	43.7%	44.9%	46.0%	45.9%	46.3%	43.9%	45.3%	46.2%	46.1%	46.4%	44.1%	45.4%
Gross margin: catalog/internet	46.1%	46.0%	46.4%	43.7%	44.5%	46.1%	46.0%	46.4%	43.7%	44.6%	46.1%	46.0%	46.4%	43.7%	44.6%
Gross margin: other	-0.4%	0.0%	0.0%	0.0%	300.0%	0.0%	0.0%	0.0%	0.0%	300.0%	0.0%	0.0%	0.0%	0.0%	300.0%

Gross margin	31.7%	45.8%	46.1%	43.7%	44.9%	46.0%	45.9%	46.3%	43.9%	45.2%	46.2%	46.1%	46.4%	44.0%	45.3%

Gross margin %	31.7%	45.8%	46.1%	43.7%	44.9%	46.0%	45.9%	46.3%	43.9%	45.2%	46.2%	46.1%	46.4%	44.0%	45.3%
Operating expenses
Store payroll, benefits & taxes	14.4%	13.1%	13.4%	8.5%	11.0%	13.6%	12.4%	12.8%	8.3%	11.2%	13.3%	12.1%	12.4%	8.1%	10.9%
Occupancy	21.3%	19.3%	19.8%	10.8%	15.4%	19.5%	17.9%	18.4%	10.3%	15.4%	19.9%	18.2%	18.6%	10.5%	15.7%
Marketing	1.8%	2.4%	2.5%	2.0%	2.2%	1.7%	2.3%	2.3%	1.9%	2.0%	1.7%	2.2%	2.2%	1.9%	2.0%
Store operating expenses	4.9%	4.7%	4.7%	3.5%	4.1%	4.7%	4.5%	4.5%	3.4%	4.1%	4.6%	4.4%	4.4%	3.4%	4.0%
Other/Store closing costs	22.9%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Subtotal store operating expenses	65.4%	39.4%	40.4%	24.8%	32.7%	39.5%	37.1%	38.1%	23.9%	32.8%	39.5%	36.9%	37.7%	23.8%	32.7%

Retail Admin	1.4%	1.2%	1.3%	0.7%	1.0%	1.3%	1.2%	1.2%	0.7%	1.0%	1.2%	1.1%	1.2%	0.7%	1.0%

Total store operating expense	66.7%	40.7%	41.6%	25.5%	33.7%	40.8%	38.3%	39.3%	24.6%	33.8%	40.7%	38.0%	38.9%	24.5%	33.6%

Catalog/Internet Expenses	38.3%	69.2%	31.9%	32.6%	34.8%	35.9%	64.3%	53.5%	20.6%	31.2%	33.6%	59.7%	49.4%	19.3%	29.1%

Contribution Retail	2.1%	5.1%	4.4%	18.3%	11.2%	5.3%	7.7%	7.0%	19.4%	11.5%	5.4%	8.1%	7.5%	19.6%	11.8%
Contribution Closing stores	-498.1%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Contribution Direct-to-consumer	7.8%	-23.2%	14.5%	11.1%	9.6%	10.2%	-18.3%	-7.1%	23.1%	13.4%	12.4%	-13.7%	-3.0%	24.4%	15.6%

Contibution	-13.7%	4.5%	5.2%	17.4%	11.1%	5.5%	7.1%	5.9%	19.9%	11.6%	5.8%	7.5%	6.7%	20.2%	12.1%

Distribution & FR8	3.0%	3.9%	4.9%	2.7%	3.5%	4.3%	3.8%	4.8%	2.7%	3.7%	4.3%	3.8%	4.8%	2.7%	3.7%
General & Admin	3.8%	5.0%	4.9%	2.5%	3.7%	5.1%	4.8%	4.6%	2.4%	3.8%	4.9%	4.6%	4.4%	2.3%	3.7%
	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

EBITDA—Go forward	-7.5%	-4.4%	-4.6%	12.2%	3.8%	-3.9%	-1.5%	-3.5%	14.8%	4.1%	-3.4%	-0.9%	-2.5%	15.2%	4.7%

EBITDA—Closers	-49.7%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

EBITDA	-20.4%	-4.4%	-4.6%	12.2%	3.8%	-3.9%	-1.5%	-3.5%	14.8%	4.1%	-3.4%	-0.9%	-2.5%	15.2%	4.7%

Depreciation	1.7%	2.4%	2.3%	1.2%	1.8%	2.4%	2.4%	2.4%	1.3%	2.0%	2.7%	2.6%	2.7%	1.4%	2.2%

EBIT	6.3%	-6.8%	-6.9%	11.0%	2.0%	-6.3%	-3.9%	-6.0%	13.4%	2.2%	-6.1%	-3.5%	-5.2%	13.8%	2.6%

Interest	1.2%	1.4%	1.7%	0.8%	1.2%	1.0%	1.1%	1.2%	0.6%	0.9%	0.8%	1.0%	1.2%	0.6%	0.8%

Pre-tax	5.1%	-8.2%	-8.6%	10.2%	0.8%	-7.3%	-5.0%	-7.2%	12.8%	1.2%	-7.0%	-4.5%	-6.3%	13.2%	1.7%

Income taxes	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.0%	0.1%	0.1%	0.1%	0.1%	0.0%	0.1%

Net Income(loss)	5.0%	-8.3%	-8.7%	10.2%	0.8%	-7.4%	-5.1%	-7.3%	12.8%	1.2%	-7.1%	-4.6%	-6.4%	13.1%	1.6%

25

FAO, Inc.

Consolidated Statements of Operations

dollars in thousands ($000's)

	Feb-03 3/1/2003	Mar-03 4/5/2003	Apr-03 5/3/2003	May-03 5/31/2003	Jun-03 7/5/2003	Jul-03 8/2/2003	Aug-03 8/30/2003	Sep-03 10/4/2003	Oct-03 11/1/2003	Nov-03 11/29/2003	Dec-03 1/3/2004	Jan-03 1/31/2004	39 weeks Total FY 2003
Sales: retail	18,527.8	25,331.5	19,744.9	19,926.6	26,268.9	24,025.0	19,985.8	24,607.2	23,998.9	40,800.3	67,789.7	17,723.9	265,126.3
Sales: catalog/internet	691.0	1,467.6	784.2	496.4	675.9	466.9	349.4	1,744.5	3,471.4	7,980.6	9,209.4	698.3	25,092.8
Sales: other closing stores	19,059.7	10,407.1	—	—	—	—	—	—	—	—	—	—	—

Sales	38,278.5	37,206.2	20,529.1	20,423.0	26,944.8	24,491.9	20,335.2	26,351.7	27,470.3	48,780.9	76,999.1	18,422.2	290,219.1

Cost of sales: retail	10,022.4	13,732.6	10,627.9	10,758.8	14,263.3	13,016.8	10,770.3	13,260.4	12,956.4	22,980.2	38,462.6	9,634.2	146,103.0
Cost of sales: catalog/internet	372.7	793.2	420.9	267.2	365.4	252.4	186.7	932.1	1,866.2	4,470.7	5,219.0	375.9	13,935.5
Cost of sales: other	18,530.8	11,051.1	—	—	—	—	—	—	—	—	—	—	—

Cost of sales	28,925.9	25,576.9	11,048.8	11,026.0	14,628.7	13,269.2	10,957.0	14,192.5	14,822.6	27,450.9	43,681.6	10,010.1	160,038.5

Gross margin: retail	8,505.4	11,598.9	9,117.0	9,167.8	12,005.6	11,008.2	9,215.5	11,346.8	11,042.5	17,820.1	29,327.1	8,089.7	119,023.3
Gross margin: catalog/internet	318.3	674.4	363.3	229.2	310.5	214.5	162.7	812.4	1,605.2	3,509.9	3,990.4	322.4	11,157.3
Gross margin: other	528.9	(644.0)	—	—	—	—	—	—	—	—	—	—	—

Gross margin	9,352.6	11,629.3	9,480.3	9,397.0	12,316.1	11,222.7	9,378.2	12,159.2	12,647.7	21,330.0	33,317.5	8,412.1	130,180.6

Gross margin %	24.4%	31.3%	46.2%	46.0%	45.7%	45.8%	46.1%	46.1%	46.0%	43.7%	43.3%	45.7%	44.9%
Operating expenses
Store payroll, benefits & taxes	2,824.4	3,530.6	2,824.4	2,824.4	3,530.6	2,824.4	2,824.4	3,530.6	2,824.4	3,522.2	4,401.4	2,824.4	29,106.8
Occupancy	4,505.7	4,513.9	4,514.5	4,514.2	4,517.3	4,519.1	4,518.5	4,523.3	4,528.6	4,533.7	4,544.4	4,537.9	40,737.0
Marketing	301.6	301.6	563.2	563.2	563.2	563.2	563.2	563.2	563.2	844.9	1,126.5	563.2	5,913.8
Store operating expenses	994.1	1,130.1	1,018.4	1,022.0	1,148.9	1,104.0	1,023.2	1,115.6	1,103.5	1,439.5	1,979.3	978.0	10,914.0
Other/Store closing costs	8,430.5	6,113.6	—	—	—	—	—	—	—	—	—	—	—

Subtotal store operating expenses	17,056.3	15,589.8	8,920.5	8,923.8	9,760.0	9,010.7	8,929.3	9,732.7	9,019.7	10,340.3	12,051.6	8,903.5	86,671.6

Retail Admin	269.0	337.0	269.0	269.0	337.0	269.0	269.0	337.0	269.0	269.0	337.0	269.0	2,625.0

Total store operating expense	17,325.3	15,926.8	9,189.5	9,192.8	10,097.0	9,279.7	9,198.3	10,069.7	9,288.7	10,609.3	12,388.6	9,172.5	89,296.6

Catalog/Internet Expenses	269.7	486.1	371.8	351.1	432.8	351.2	242.6	1,240.3	290.7	2,808.8	2,648.6	371.2	8,737.3

Contribution Retail	(389.4)	1,785.7	(72.5)	(25.0)	1,908.6	1,728.5	17.2	1,277.1	1,753.8	7,210.8	16,938.5	(1,082.8)	29,726.7
Contribution Closing stores	(7,901.6)	(6,757.6)	—	—	—	—	—	—	—	—	—	—	—
Contribution Direct-to-consumer	48.6	188.3	(8.5)	(121.9)	(122.3)	(136.7)	(79.9)	(427.9)	1,314.5	701.1	1,341.8	(48.8)	2,420.0

Contibution	(8,242.4)	(4,783.6)	(81.0)	(146.9)	1,786.3	1,591.8	(62.7)	849.2	3,068.3	7,911.9	18,280.3	(1,131.6)	32,146.7

Distribution & FR8	845.6	1,106.2	940.4	882.4	1,013.8	882.0	989.3	1,326.3	1,297.5	1,462.0	1,567.9	835.9	10,257.1
General & Admin	1,116.0	1,394.0	1,116.0	1,116.0	1,394.0	1,116.0	1,116.0	1,394.0	1,116.0	1,116.0	1,394.0	1,116.0	10,878.0
	—	—	—	—	—	—	—	—	—	—	—	—	—

EBITDA—Go forward	(2,302.4)	(526.2)	(2,137.4)	(2,145.3)	(621.5)	(406.2)	(2,168.0)	(1,871.1)	654.8	5,333.9	15,318.4	(3,083.5)	6,045.6

EBITDA—Closers	(7,901.6)	(6,757.6)	—	—	—	—	—	—	—	—	—	—	—

EBITDA	(10,204.0)	(7,283.8)	(2,137.4)	(2,145.3)	(621.5)	(406.2)	(2,168.0)	(1,871.1)	654.8	5,333.9	15,318.4	(3,083.5)	11,011.6

Reoganization Costs (Gain)	200.0	200.0	(27,782.3)	—	—	—	—	—	—	—	—	—	—
Depreciation	559.0	560.0	561.0	562.0	569.0	576.0	577.0	578.0	579.0	580.0	581.0	582.0	5,184.0

EBIT	(10,963.0)	(8,043.8)	25,083.9	(2,707.3)	(1,190.5)	(982.2)	(2,745.0)	(2,449.1)	75.8	4,753.9	14,737.4	(3,665.5)	5,827.6

Interest	425.8	385.5	360.9	349.1	346.7	331.4	357.3	423.4	470.9	472.4	345.2	284.0	3,380.4

Pre-tax	(11,388.8)	(8,429.3)	24,723.0	(3,056.4)	(1,537.2)	(1,313.6)	(3,102.3)	(2,872.5)	(395.1)	4,281.5	14,392.2	(3,949.5)	2,447.2

Income taxes	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	225.0

Net Income (loss)	(11,413.8)	(8,454.3)	24,698.0	(3,081.4)	(1,562.2)	(1,338.6)	(3,127.3)	(2,897.5)	(420.1)	4,256.5	14,367.2	(3,974.5)	2,222.2

26

	Feb-03 3/1/2003	Mar-03 4/5/2003	Apr-03 5/3/2003	May-03 5/31/2003	Jun-03 7/5/2003	Jul-03 8/2/2003	Aug-03 8/30/2003	Sep-03 10/4/2003	Oct-03 11/1/2003	Nov-03 11/29/2003	Dec-03 1/3/2004	Jan-03 1/31/2004	Total FY 2003
Sales: retail	48.4%	68.1%	96.2%	97.6%	97.5%	98.1%	98.3%	93.4%	87.4%	83.6%	88.0%	96.2%	91.4%
Sales: catalog/internet	1.8%	3.9%	3.8%	2.4%	2.5%	1.9%	1.7%	6.6%	12.6%	16.4%	12.0%	3.8%	8.6%
Sales: other	49.8%	28.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Sales	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Cost of sales: retail	54.1%	54.2%	53.8%	54.0%	54.3%	54.2%	53.9%	53.9%	54.0%	56.3%	56.7%	54.4%	55.1%
Cost of sales: catalog/internet	53.9%	54.1%	53.7%	53.8%	54.1%	54.1%	53.4%	53.4%	53.8%	56.0%	56.7%	53.8%	55.5%
Cost of sales: other	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Cost of sales	75.6%	68.7%	53.8%	54.0%	54.3%	54.2%	53.9%	53.9%	54.0%	56.3%	56.7%	54.3%	55.1%

Gross margin: retail	45.9%	45.8%	46.2%	46.0%	45.7%	45.8%	46.1%	46.1%	46.0%	43.7%	43.3%	45.6%	44.9%
Gross margin: catalog/internet	46.1%	46.0%	46.3%	46.2%	45.9%	46.0%	46.6%	46.6%	46.2%	44.0%	43.3%	46.2%	44.5%
Gross margin: other	2.8%	-6.2%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Gross margin	24.4%	31.3%	46.2%	46.0%	45.7%	45.8%	46.1%	46.1%	46.0%	43.7%	43.3%	45.7%	44.9%

Gross margin %	24.4%	31.3%	46.2%	46.0%	45.7%	45.8%	46.1%	46.1%	46.0%	43.7%	43.3%	45.7%	44.9%
Operating expenses
Store payroll, benefits & taxes	15.2%	13.9%	14.3%	14.2%	13.4%	11.8%	14.1%	14.3%	11.8%	8.6%	6.5%	15.9%	11.0%
Occupancy	24.3%	17.8%	22.9%	22.7%	17.2%	18.8%	22.6%	18.4%	18.9%	11.1%	6.7%	25.6%	15.4%
Marketing	1.6%	1.2%	2.9%	2.8%	2.1%	2.3%	2.8%	2.3%	2.3%	2.1%	1.7%	3.2%	2.2%
Store operating expenses	5.4%	4.5%	5.2%	5.1%	4.4%	4.6%	5.1%	4.5%	4.6%	3.5%	2.9%	5.5%	4.1%
Other/Store closing costs	45.5%	24.1%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Subtotal store operating expenses	92.1%	61.5%	45.2%	44.8%	37.2%	37.5%	44.7%	39.6%	37.6%	25.3%	17.8%	50.2%	32.7%

Retail Admin	1.5%	1.3%	1.4%	1.3%	1.3%	1.1%	1.3%	1.4%	1.1%	0.7%	0.5%	1.5%	1.0%

Total store operating expense	93.5%	62.9%	46.5%	46.1%	38.4%	38.6%	46.0%	40.9%	38.7%	26.0%	18.3%	51.8%	33.7%

Catalog/Internet Expenses	39.0%	33.1%	47.4%	70.7%	64.0%	75.2%	69.4%	71.1%	8.4%	35.2%	28.8%	53.2%	34.8%

Contribution Retail	-2.1%	7.0%	-0.4%	-0.1%	7.3%	7.2%	0.1%	5.2%	7.3%	17.7%	25.0%	-6.1%	11.2%
Contribution Closing stores
Contribution Direct-to-consumer	7.0%	12.8%	-1.1%	-24.5%	-18.1%	-29.3%	-22.9%	-24.5%	37.9%	8.8%	14.6%	-7.0%	9.6%

Contibution	-21.5%	-12.9%	-0.4%	-0.7%	6.6%	6.5%	-0.3%	3.2%	11.2%	16.2%	23.7%	-6.1%	11.1%

Distribution & FR8	2.2%	3.0%	4.6%	4.3%	3.8%	3.6%	4.9%	5.0%	4.7%	3.0%	2.0%	4.5%	3.5%
General & Admin	2.9%	3.7%	5.4%	5.5%	5.2%	4.6%	5.5%	5.3%	4.1%	2.3%	1.8%	6.1%	3.7%
	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

EBITDA—Go forward	-12.0%	-2.0%	-10.4%	-10.5%	-2.3%	-1.7%	-10.7%	-7.1%	2.4%	10.9%	19.9%	-16.7%	2.1%

EBITDA—Closers	-41.5%	-64.9%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

EBITDA	-26.7%	-19.6%	-10.4%	-10.5%	-2.3%	-1.7%	-10.7%	-7.1%	2.4%	10.9%	19.9%	-16.7%	3.8%

Depreciation	1.5%	1.5%	2.7%	2.8%	2.1%	2.4%	2.8%	2.2%	2.1%	1.2%	0.8%	3.2%	1.8%

EBIT	-28.6%	-21.6%	122.2%	-13.3%	-4.4%	-4.0%	-13.5%	-9.3%	0.3%	9.7%	19.1%	-19.9%	2.0%

Interest	1.1%	1.0%	1.8%	1.7%	1.3%	1.4%	1.8%	1.6%	1.7%	1.0%	0.4%	1.5%	1.2%

Pre-tax	-29.8%	-22.7%	120.4%	-15.0%	-5.7%	-5.4%	-15.3%	-10.9%	-1.4%	8.8%	18.7%	-21.4%	0.8%

Income taxes	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.0%	0.1%	0.1%

Net Income(loss)	-29.8%	-22.7%	120.3%	-15.1%	-5.8%	-5.5%	-15.4%	-11.0%	-1.5%	8.7%	18.7%	-21.6%	0.8%

27

FAO, Inc.

Consolidated Statements of Operations

dollars in thousands ($000's)

	Feb-04 2/28/2004	Mar-04 4/3/2004	Apr-04 5/1/2004	May-04 5/29/2004	Jun-04 7/3/2004	Jul-04 7/31/2004	Aug-04 8/28/2004	Sep-04 10/2/2004	Oct-04 10/30/2004	Nov-04 11/27/2004	Dec-04 1/1/2005	Jan-04 1/29/2005	Total FY 2004
Sales: retail	20,356.0	27,790.6	21,895.5	22,177.3	28,321.8	25,940.2	21,901.0	26,554.0	25,899.4	43,251.1	71,498.5	19,444.7	355,030.1
Sales: catalog/internet	760.0	1,615.0	863.0	547.0	744.0	513.0	402.0	2,007.0	3,992.0	9,178.0	10,591.0	803.0	32,015.0
Sales: other closing stores	—	—	—	—	—	—	—	—	—	—	—	—	—

Sales	21,116.0	29,405.6	22,758.5	22,724.3	29,065.8	26,453.2	22,303.0	28,561.0	29,891.4	52,429.1	82,089.5	20,247.7	387,045.1

Cost of sales: retail	10,990.2	15,043.1	11,762.3	11,951.3	15,330.6	14,041.4	11,741.1	14,232.9	13,949.4	24,242.2	40,503.9	10,523.5	194,312.0
Cost of sales: catalog/internet	409.9	872.9	463.2	294.4	402.2	277.3	214.8	1,072.3	2,146.1	5,141.5	6,001.9	432.3	17,728.8
Cost of sales: other	—	—	—	—	—	—	—	—	—	—	—	—	—

Cost of sales	11,400.1	15,916.0	12,225.4	12,245.7	15,732.8	14,318.7	11,956.0	15,305.3	16,095.5	29,383.8	46,505.8	10,955.7	212,040.8

Gross margin: retail	9,365.8	12,747.5	10,133.2	10,226.0	12,991.2	11,898.8	10,159.9	12,321.1	11,950.0	19,008.9	30,994.6	8,921.2	160,718.1
Gross margin: catalog/internet	350.1	742.1	399.8	252.6	341.8	235.7	187.2	934.7	1,845.9	4,036.5	4,589.1	370.7	14,286.2
Gross margin: other	—	—	—	—	—	—	—	—	—	—	—	—	—

Gross margin	9,715.9	13,489.6	10,533.1	10,478.6	13,333.0	12,134.5	10,347.0	13,255.7	13,795.9	23,045.3	35,583.7	9,292.0	175,004.3

Gross margin %	46.0%	45.9%	46.3%	46.1%	45.9%	45.9%	46.4%	46.4%	46.2%	44.0%	43.3%	45.9%	45.2%
Operating expenses
Store payroll, benefits & taxes	2,923.0	3,654.0	2,923.0	2,923.0	3,654.0	2,923.0	2,923.0	3,654.0	2,923.0	3,645.0	4,555.0	2,923.0	39,623.0
Occupancy	4,553.7	4,562.0	4,562.6	4,562.3	4,565.4	4,567.3	4,566.6	4,571.5	4,576.8	4,582.0	4,592.8	4,586.2	54,849.2
Marketing	308.7	308.7	576.4	576.4	576.4	576.4	576.4	576.4	576.4	864.7	1,152.9	576.4	7,246.2
Store operating expenses	1,037.3	1,185.9	1,068.7	1,074.4	1,196.8	1,149.2	1,068.8	1,161.7	1,148.4	1,495.4	2,060.6	1,019.7	14,666.9
Other/Store closing costs	—	—	—	—	—	—	—	—	—	—	—	—	—

Subtotal store operating expenses	8,822.7	9,710.6	9,130.7	9,136.1	9,992.6	9,215.9	9,134.8	9,963.6	9,224.6	10,587.1	12,361.3	9,105.3	116,385.3

Retail Admin	276.0	345.0	276.0	276.0	345.0	276.0	276.0	345.0	276.0	276.0	345.0	276.0	3,588.0

Total store operating expense	9,098.7	10,055.6	9,406.7	9,412.1	10,337.6	9,491.9	9,410.8	10,308.6	9,500.6	10,863.1	12,706.3	9,381.3	119,973.3

Catalog/Internet Expenses	278.7	502.0	381.0	358.3	443.4	358.3	250.1	1,496.6	1,674.9	1,881.0	1,976.8	382.9	9,984.0

Contribution Retail	267.1	2,691.9	726.5	813.9	2,653.6	2,406.9	749.1	2,012.5	2,449.4	8,145.8	18,288.3	(460.1)	40,744.8
Contribution Closing stores
Contribution Direct-to-consumer	71.4	240.1	18.8	(105.7)	(101.6)	(122.6)	(62.9)	(561.9)	171.0	2,155.5	2,612.3	(12.2)	4,302.2

Contibution	338.5	2,932.0	745.4	708.2	2,552.0	2,284.3	686.1	1,450.5	2,620.4	10,301.2	20,900.6	(472.2)	45,047.0

Distribution & FR8	913.2	1,194.7	1,015.6	953.0	1,094.9	952.6	1,068.4	1,432.4	1,401.3	1,579.0	1,693.3	902.8	14,201.2
General & Admin	1,144.0	1,429.0	1,144.0	1,144.0	1,429.0	1,144.0	1,144.0	1,429.0	1,144.0	1,144.0	1,429.0	1,144.0	14,868.0
	—	—	—	—	—	—	—	—	—	—	—	—	—

EBITDA—Go forward	(1,718.7)	308.3	(1,414.2)	(1,388.8)	28.1	187.7	(1,526.3)	(1,410.9)	75.1	7,578.2	17,778.3	(2,519.0)	15,977.8

EBITDA—Closers	—	—	—	—	—	—	—	—	—	—	—	—	—

EBITDA	(1,718.7)	308.3	(1,414.2)	(1,388.8)	28.1	187.7	(1,526.3)	(1,410.9)	75.1	7,578.2	17,778.3	(2,519.0)	15,977.8

Reoganization Costs (Gain)	—	—	—	—	—	—	—	—	—	—	—	—	—

Depreciation	582.0	592.0	602.0	612.0	622.0	632.0	642.0	652.0	662.0	672.0	682.0	692.0	7,644.0

EBIT	(2,300.7)	(283.7)	(2,016.2)	(2,000.8)	(593.9)	(444.3)	(2,168.3)	(2,062.9)	(586.9)	6,906.2	17,096.3	(3,211.0)	8,333.8

Interest	244.6	238.4	259.2	284.2	288.2	274.5	294.4	325.1	358.9	381.3	339.8	250.4	3,539.0

Pre-tax	(2,545.3)	(522.1)	(2,275.4)	(2,285.0)	(882.1)	(718.8)	(2,462.7)	(2,388.0)	(945.8)	6,524.9	16,756.5	(3,461.4)	4,794.8

Income taxes	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	300.0

Net Income(loss)	(2,570.3)	(547.1)	(2,300.4)	(2,310.0)	(907.1)	(743.8)	(2,487.7)	(2,413.0)	(970.8)	6,499.9	16,731.5	(3,486.4)	4,494.8

28

	Feb-04 2/28/2004	Mar-04 4/3/2004	Apr-04 5/1/2004	May-04 5/29/2004	Jun-04 7/3/2004	Jul-04 7/31/2004	Aug-04 8/28/2004	Sep-04 10/2/2004	Oct-04 10/30/2004	Nov-04 11/27/2004	Dec-04 1/1/2005	Jan-04 1/29/2005	Total FY 2004
Sales: retail	96.4%	94.5%	96.2%	97.6%	97.4%	98.1%	98.2%	93.0%	86.6%	82.5%	87.1%	96.0%	91.7%
Sales: catalog/internet	3.6%	5.5%	3.8%	2.4%	2.6%	1.9%	1.8%	7.0%	13.4%	17.5%	12.9%	4.0%	8.3%
Sales: other	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Sales	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Cost of sales: retail	54.0%	54.1%	53.7%	53.9%	54.1%	54.1%	53.6%	53.6%	53.9%	56.1%	56.7%	54.1%	54.7%
Cost of sales: catalog/internet	53.9%	54.1%	53.7%	53.8%	54.1%	54.1%	53.4%	53.4%	53.8%	56.0%	56.7%	53.8%	55.4%
Cost of sales: other	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Cost of sales	54.0%	54.1%	53.7%	53.9%	54.1%	54.1%	53.6%	53.6%	53.8%	56.0%	56.7%	54.1%	54.8%

Gross margin: retail	46.0%	45.9%	46.3%	46.1%	45.9%	45.9%	46.4%	46.4%	46.1%	44.0%	43.4%	45.9%	45.3%
Gross margin: catalog/internet	46.1%	46.0%	46.3%	46.2%	45.9%	46.0%	46.6%	46.6%	46.2%	44.0%	43.3%	46.2%	44.6%
Gross margin: other	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Gross margin	46.0%	45.9%	46.3%	46.1%	45.9%	45.9%	46.4%	46.4%	46.2%	44.0%	43.3%	45.9%	45.2%

Gross margin %	46.0%	45.9%	46.3%	46.1%	45.9%	45.9%	46.4%	46.4%	46.2%	44.0%	43.3%	45.9%	45.2%
Operating expenses
Store payroll, benefits & taxes	14.4%	13.1%	13.3%	13.2%	12.9%	11.3%	13.3%	13.8%	11.3%	8.4%	6.4%	15.0%	11.2%
Occupancy	22.4%	16.4%	20.8%	20.6%	16.1%	17.6%	20.9%	17.2%	17.7%	10.6%	6.4%	23.6%	15.4%
Marketing	1.5%	1.1%	2.6%	2.6%	2.0%	2.2%	2.6%	2.2%	2.2%	2.0%	1.6%	3.0%	2.0%
Store operating expenses	5.1%	4.3%	4.9%	4.8%	4.2%	4.4%	4.9%	4.4%	4.4%	3.5%	2.9%	5.2%	4.1%
Other/Store closing costs	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Subtotal store operating expenses	43.3%	34.9%	41.7%	41.2%	35.3%	35.5%	41.7%	37.5%	35.6%	24.5%	17.3%	46.8%	32.8%

Retail Admin	1.4%	1.2%	1.3%	1.2%	1.2%	1.1%	1.3%	1.3%	1.1%	0.6%	0.5%	1.4%	1.0%

Total store operating expense	44.7%	36.2%	43.0%	42.4%	36.5%	36.6%	43.0%	38.8%	36.7%	25.1%	17.8%	48.2%	33.8%

Catalog/Internet Expenses	36.7%	31.1%	44.1%	65.5%	59.6%	69.8%	62.2%	74.6%	42.0%	20.5%	18.7%	47.7%	31.2%

Contribution Retail	1.3%	9.7%	3.3%	3.7%	9.4%	9.3%	3.4%	7.6%	9.5%	18.8%	25.6%	-2.4%	11.5%
Contribution Closing stores
Contribution Direct-to-consumer	9.4%	14.9%	2.2%	-19.3%	-13.7%	-23.9%	-15.7%	-28.0%	4.3%	23.5%	24.7%	-1.5%	13.4%

Contibution	1.6%	10.0%	3.3%	3.1%	8.8%	8.6%	3.1%	5.1%	8.8%	19.6%	25.5%	-2.3%	11.6%

Distribution & FR8	4.3%	4.1%	4.5%	4.2%	3.8%	3.6%	4.8%	5.0%	4.7%	3.0%	2.1%	4.5%	3.7%
General & Admin	5.4%	4.9%	5.0%	5.0%	4.9%	4.3%	5.1%	5.0%	3.8%	2.2%	1.7%	5.7%	3.8%
	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

EBITDA—Go forward	-8.1%	1.0%	-6.2%	-6.1%	0.1%	0.7%	-6.8%	-4.9%	0.3%	14.5%	21.7%	-12.4%	4.1%

EBITDA—Closers	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

EBITDA	-8.1%	1.0%	-6.2%	-6.1%	0.1%	0.7%	-6.8%	-4.9%	0.3%	14.5%	21.7%	-12.4%	4.1%

Depreciation	2.8%	2.0%	2.6%	2.7%	2.1%	2.4%	2.9%	2.3%	2.2%	1.3%	0.8%	3.4%	2.0%

EBIT	-10.9%	-1.0%	-8.9%	-8.8%	-2.0%	-1.7%	-9.7%	-7.2%	-2.0%	13.2%	20.8%	-15.9%	2.2%

Interest	1.2%	0.8%	1.1%	1.3%	1.0%	1.0%	1.3%	1.1%	1.2%	0.7%	0.4%	1.2%	0.9%

Pre-tax	-12.1%	-1.8%	-10.0%	-10.1%	-3.0%	-2.7%	-11.0%	-8.4%	-3.2%	12.4%	20.4%	-17.1%	1.2%

Income taxes	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.0%	0.0%	0.1%	0.1%

Net Income(loss)	-12.2%	-1.9%	-10.1%	-10.2%	-3.1%	-2.8%	-11.2%	-8.4%	-3.2%	12.4%	20.4%	-17.2%	1.2%

29

FAO, Inc.

Consolidated Statements of Operations

dollars in thousands ($000's)

	Feb-05 2/26/2005	Mar-05 4/2/2005	Apr-05 4/30/2005	May-05 5/28/2005	Jun-05 7/2/2005	Jul-05 7/30/2005	Aug-05 8/27/2005	Sep-05 10/1/2005	Oct-05 10/29/2005	Nov-05 11/26/2005	Dec-05 12/31/2005	Jan-05 1/28/2006	Total FY 2005
Sales: retail	21,434.0	29,249.6	23,086.1	23,547.9	29,977.9	27,408.5	23,313.7	28,199.4	27,567.3	45,433.1	74,814.6	21,008.5	375,040.6
Sales: catalog/internet	837.0	1,777.0	950.0	602.0	819.0	565.0	443.0	2,207.0	4,391.0	10,096.0	11,650.0	883.0	35,220.0
Sales: other closing stores	—	—	—	—	—	—	—	—	—	—	—	—	—

Sales	22,271.0	31,026.6	24,036.1	24,149.9	30,796.9	27,973.5	23,756.7	30,406.4	31,958.3	54,429.1	86,464.6	21,891.5	410,260.6

Cost of sales: retail	11,542.2	15,788.9	12,369.5	12,657.0	16,185.1	14,797.8	12,468.2	15,078.2	14,814.7	25,397.1	42,270.2	11,350.9	204,719.9
Cost of sales: catalog/internet	451.4	960.5	509.9	324.0	442.8	305.4	236.7	1,179.2	2,360.6	5,655.8	6,602.1	475.3	19,503.6
Cost of sales: other	—	—	—	—	—	—	—	—	—	—	—	—	—

Cost of sales	11,993.6	16,749.4	12,879.4	12,981.0	16,627.8	15,103.2	12,704.9	16,257.4	17,175.3	31,052.9	48,872.3	11,826.2	224,223.4

Gross margin: retail	9,891.8	13,460.7	10,716.6	10,890.9	13,792.8	12,610.7	10,845.5	13,121.2	12,752.6	20,036.0	32,544.4	9,657.6	170,320.7
Gross margin: catalog/internet	385.6	816.5	440.1	278.0	376.2	259.6	206.3	1,027.8	2,030.4	4,440.2	5,047.9	407.7	15,716.4
Gross margin: other	—	—	—	—	—	—	—	—	—	—	—	—	—

Gross margin	10,277.4	14,277.2	11,156.7	11,168.9	14,169.1	12,870.3	11,051.8	14,149.0	14,783.0	24,476.2	37,592.3	10,065.3	186,037.2

Gross margin %	46.1%	46.0%	46.4%	46.2%	46.0%	46.0%	46.5%	46.5%	46.3%	44.1%	43.5%	46.0%	45.3%
Operating expenses
Store payroll, benefits & taxes	3,025.0	3,782.0	3,025.0	3,025.0	3,782.0	3,025.0	3,025.0	3,782.0	3,025.0	3,773.0	4,714.0	3,025.0	41,008.0
Occupancy	4,893.8	4,902.2	4,902.8	4,902.5	4,905.7	4,907.6	4,906.9	4,911.8	4,917.2	4,922.4	4,933.3	4,926.7	58,932.9
Marketing	315.9	315.9	589.9	589.9	589.9	589.9	589.9	589.9	589.9	884.9	1,179.8	589.9	7,415.7
Store operating expenses	1,065.2	1,221.6	1,099.0	1,108.3	1,236.5	1,185.2	1,103.6	1,201.3	1,188.4	1,545.8	2,134.2	1,057.6	15,146.7
Other/Store closing costs	—	—	—	—	—	—	—	—	—	—	—	—	—

Subtotal store operating expenses	9,299.9	10,221.7	9,616.7	9,625.7	10,514.1	9,707.7	9,625.4	10,485.0	9,720.5	11,126.1	12,961.3	9,599.2	122,503.3

Retail Admin	283.0	354.0	283.0	283.0	354.0	283.0	283.0	354.0	283.0	283.0	354.0	283.0	3,680.0

Total store operating expense	9,582.9	10,575.7	9,899.7	9,908.7	10,868.1	9,990.7	9,908.4	10,839.0	10,003.5	11,409.1	13,315.3	9,882.2	126,183.3

Catalog/Internet Expenses	288.5	519.2	390.9	365.9	454.7	366.0	257.0	1,514.8	1,704.4	1,941.4	2,042.0	392.9	10,237.7

Contribution Retail	308.9	2,885.0	816.9	982.2	2,924.7	2,620.0	937.1	2,282.2	2,749.1	8,626.9	19,229.1	(224.6)	44,137.4
Contribution Closing stores
Contribution Direct-to-consumer	97.1	297.3	49.2	(87.9)	(78.5)	(106.4)	(50.7)	(487.0)	326.0	2,498.8	3,005.9	14.8	5,478.7

Contibution	406.0	3,182.3	866.1	894.3	2,846.3	2,513.6	886.4	1,795.2	3,075.1	11,125.7	22,235.0	(209.8)	49,616.2

Distribution & FR8	964.7	1,262.0	1,072.8	1,006.7	1,156.6	1,006.3	1,128.6	1,513.1	1,480.3	1,668.0	1,788.7	953.7	15,001.5
General & Admin	1,167.0	1,458.0	1,167.0	1,167.0	1,458.0	1,167.0	1,167.0	1,458.0	1,167.0	1,167.0	1,458.0	1,167.0	15,168.0
	—	—	—	—	—	—	—	—	—	—	—	—	—

EBITDA—Go forward	(1,725.7)	462.3	(1,373.7)	(1,279.4)	231.7	340.3	(1,409.2)	(1,175.9)	427.8	8,290.7	18,988.3	(2,330.5)	19,446.7

EBITDA—Closers	—	—	—	—	—	—	—	—	—	—	—	—	—

EBITDA	(1,725.7)	462.3	(1,373.7)	(1,279.4)	231.7	340.3	(1,409.2)	(1,175.9)	427.8	8,290.7	18,988.3	(2,330.5)	19,446.7

Reoganization Costs (Gain)	—	—	—	—	—	—	—	—	—	—	—	—	—
Depreciation	692.0	702.0	712.0	722.0	732.0	742.0	752.0	762.0	772.0	782.0	792.0	802.0	8,964.0

EBIT	(2,417.7)	(239.7)	(2,085.7)	(2,001.4)	(500.3)	(401.7)	(2,161.2)	(1,937.9)	(344.2)	7,508.7	18,196.3	(3,132.5)	10,482.7

Interest	221.0	197.9	230.8	270.4	273.5	263.6	283.8	332.4	377.6	391.4	340.0	243.9	3,426.3

Pre-tax	(2,638.7)	(437.6)	(2,316.5)	(2,271.8)	(773.8)	(665.3)	(2,445.0)	(2,270.3)	(721.8)	7,117.3	17,856.3	(3,376.4)	7,056.4

Income taxes	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	300.0

Net Income(loss)	(2,663.7)	(462.6)	(2,341.5)	(2,296.8)	(798.8)	(690.3)	(2,470.0)	(2,295.3)	(746.8)	7,092.3	17,831.3	(3,401.4)	6,756.4

30

	Feb-05 2/26/2005	Mar-05 4/2/2005	Apr-05 4/30/2005	May-05 5/28/2005	Jun-05 7/2/2005	Jul-05 7/30/2005	Aug-05 8/27/2005	Sep-05 10/1/2005	Oct-05 10/29/2005	Nov-05 11/26/2005	Dec-05 12/31/2005	Jan-05 1/28/2006	Total FY 2005
Sales: retail	96.2%	94.3%	96.0%	97.5%	97.3%	98.0%	98.1%	92.7%	86.3%	81.8%	86.5%	96.0%	91.4%
Sales: catalog/internet	3.8%	5.7%	4.0%	2.5%	2.7%	2.0%	1.9%	7.3%	13.7%	18.2%	13.5%	4.0%	8.6%
Sales: other	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Sales	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Cost of sales: retail	53.9%	54.0%	53.6%	53.8%	54.0%	54.0%	53.5%	53.5%	53.7%	55.9%	56.5%	54.0%	54.6%
Cost of sales: catalog/internet	53.9%	54.1%	53.7%	53.8%	54.1%	54.1%	53.4%	53.4%	53.8%	56.0%	56.7%	53.8%	55.4%
Cost of sales: other	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Cost of sales	53.9%	54.0%	53.6%	53.8%	54.0%	54.0%	53.5%	53.5%	53.7%	55.9%	56.5%	54.0%	54.7%

Gross margin: retail	46.2%	46.0%	46.4%	46.3%	46.0%	46.0%	46.5%	46.5%	46.3%	44.1%	43.5%	46.0%	45.4%
Gross margin: catalog/internet	46.1%	46.0%	46.3%	46.2%	45.9%	46.0%	46.6%	46.6%	46.2%	44.0%	43.3%	46.2%	44.6%
Gross margin: other	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Gross margin	46.1%	46.0%	46.4%	46.2%	46.0%	46.0%	46.5%	46.5%	46.3%	44.1%	43.5%	46.0%	45.3%

Gross margin %	46.1%	46.0%	46.4%	46.2%	46.0%	46.0%	46.5%	46.5%	46.3%	44.1%	43.5%	46.0%	45.3%
Operating expenses
Store payroll, benefits & taxes	14.1%	12.9%	13.1%	12.8%	12.6%	11.0%	13.0%	13.4%	11.0%	8.3%	6.3%	14.4%	10.9%
Occupancy	22.8%	16.8%	21.2%	20.8%	16.4%	17.9%	21.0%	17.4%	17.8%	10.8%	6.6%	23.5%	15.7%
Marketing	1.5%	1.1%	2.6%	2.5%	2.0%	2.2%	2.5%	2.1%	2.1%	1.9%	1.6%	2.8%	2.0%
Store operating expenses	5.0%	4.2%	4.8%	4.7%	4.1%	4.3%	4.7%	4.3%	4.3%	3.4%	2.9%	5.0%	4.0%
Other/Store closing costs	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Subtotal store operating expenses	43.4%	34.9%	41.7%	40.9%	35.1%	35.4%	41.3%	37.2%	35.3%	24.5%	17.3%	45.7%	32.7%

Retail Admin	1.3%	1.2%	1.2%	1.2%	1.2%	1.0%	1.2%	1.3%	1.0%	0.6%	0.5%	1.3%	1.0%

Total store operating expense	44.7%	36.2%	42.9%	42.1%	36.3%	36.5%	42.5%	38.4%	36.3%	25.1%	17.8%	47.0%	33.6%

Catalog/Internet Expenses	34.5%	29.2%	41.1%	60.8%	55.5%	64.8%	58.0%	68.6%	38.8%	19.2%	17.5%	44.5%	29.1%

Contribution Retail	1.4%	9.9%	3.5%	4.2%	9.8%	9.6%	4.0%	8.1%	10.0%	19.0%	25.7%	-1.1%	11.8%
Contribution Closing stores
Contribution Direct-to-consumer	11.6%	16.7%	5.2%	-14.6%	-9.6%	-18.8%	-11.5%	-22.1%	7.4%	24.8%	25.8%	1.7%	15.6%

Contibution	1.8%	10.3%	3.6%	3.7%	9.2%	9.0%	3.7%	5.9%	9.6%	20.0%	25.7%	-1.0%	12.1%

Distribution & FR8	4.3%	4.1%	4.5%	4.2%	3.8%	3.6%	4.8%	5.0%	4.6%	3.0%	2.1%	4.4%	3.7%
General & Admin	5.2%	4.7%	4.9%	4.8%	4.7%	4.2%	4.9%	4.8%	3.7%	2.1%	1.7%	5.3%	3.7%
	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

EBITDA—Go forward	-7.7%	1.5%	-5.7%	-5.3%	0.8%	1.2%	-5.9%	-3.9%	1.3%	14.9%	22.0%	-10.6%	4.7%

EBITDA—Closers	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

EBITDA	-7.7%	1.5%	-5.7%	-5.3%	0.8%	1.2%	-5.9%	-3.9%	1.3%	14.9%	22.0%	-10.6%	4.7%

Depreciation	3.1%	2.3%	3.0%	3.0%	2.4%	2.7%	3.2%	2.5%	2.4%	1.4%	0.9%	3.7%	2.2%

EBIT	-10.9%	-0.8%	-8.7%	-8.3%	-1.6%	-1.4%	-9.1%	-6.4%	-1.1%	13.5%	21.0%	-14.3%	2.6%

Interest	1.0%	0.6%	1.0%	1.1%	0.9%	0.9%	1.2%	1.1%	1.2%	0.7%	0.4%	1.1%	0.8%

Pre-tax	-11.8%	-1.4%	-9.6%	-9.4%	-2.5%	-2.4%	-10.3%	-7.5%	-2.3%	12.8%	20.7%	-15.4%	1.7%

Income taxes	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.0%	0.0%	0.1%	0.1%

Net Income(loss)	-12.0%	-1.5%	-9.7%	-9.5%	-2.6%	-2.5%	-10.4%	-7.5%	-2.3%	12.8%	20.6%	-15.5%	1.6%

31

FAO, Inc.

Consolidated Balance Sheets

dollars in thousands ($000's)

	Feb-03 3/1/2003	Mar-03 4/5/2003	Apr-03 5/3/2003	May-03 5/31/2003	Jun-03 7/5/2003	Jul-03 8/2/2003	Aug-03 8/30/2003	Sep-03 10/4/2003	Oct-03 11/1/2003	Nov-03 11/29/2003	Dec-03 1/3/2004	Jan-03 1/31/2004
ASSETS
Current assets:
Cash and cash equivalents	3,013.4	2,952.6	2,886.6	2,885.9	2,894.0	2,914.9	2,885.3	2,890.6	2,936.2	3,088.4	4,329.3	2,871.6
Accounts and other receivables	4,435.6	4,853.1	5,053.0	5,320.5	5,675.5	6,215.7	6,076.2	6,297.3	6,297.2	8,167.3	6,962.5	3,442.1
Merchandise inventories	84,965.2	67,103.7	72,932.3	72,625.9	72,221.8	71,854.4	80,268.0	92,003.4	99,447.6	96,097.2	69,278.4	71,097.1
Prepaid catalog expenses	250.0	400.0	300.0	200.0	100.0	—	1,095.0	3,418.0	5,162.0	3,200.0	100.0	—
Other current assets	10,098.9	10,170.5	9,980.5	9,790.5	9,600.5	9,415.5	9,900.5	11,310.5	11,402.2	11,493.8	10,740.5	9,987.3

Total current assets	102,763.1	85,479.9	91,152.4	90,822.8	90,491.8	90,400.5	100,225.0	115,919.8	125,245.2	122,046.7	91,410.7	87,398.1

Noncurrent assets:
Property, fixtures and equipment, net	26,705.3	26,220.3	25,734.3	25,747.3	25,753.3	25,252.3	24,750.3	24,247.3	23,743.3	23,238.3	22,732.3	22,225.3
Deferred income tax benefit	—	—	—	—	—	—	—	—	—	—	—	—
Goodwill	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0
Other noncurrent assets	2,742.0	2,689.0	2,636.0	2,583.0	2,530.0	2,477.0	2,424.0	2,371.0	2,318.0	2,265.0	2,212.0	2,159.0

	136,788.4	118,967.2	124,100.7	123,731.1	123,353.1	122,707.8	131,977.3	147,116.1	155,884.5	152,128.0	120,933.0	116,360.4

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	54,341.1	53,191.1	1,390.9	2,526.7	8,495.4	10,184.5	19,044.8	20,880.7	18,356.3	23,804.9	18,996.2	12,603.8
Accrued expenses	17,667.6	17,632.6	21,429.0	21,645.0	22,532.0	21,960.0	21,269.0	22,305.0	22,187.0	22,717.0	21,598.0	18,594.0
Accrued salaries and wages	5,906.0	5,181.0	7,034.0	7,057.0	5,068.0	5,116.0	5,187.0	5,258.0	5,384.0	5,088.0	5,009.0	5,205.0
Current portion of secured long term debt	9,178.7	9,186.6	5,194.5	5,195.7	5,166.3	5,069.1	4,971.2	4,872.7	4,773.5	4,673.7	4,573.1	472.0
Compromised Trade	—	—	16,457.2	16,457.2	16,457.2	16,457.2	16,457.2	16,457.2	16,457.2	16,457.2	10,971.5	10,971.5

Total current liabilities	87,093.4	85,191.3	51,505.6	52,881.6	57,718.9	58,786.8	66,929.2	69,773.6	67,158.0	72,740.8	61,147.8	47,846.3

Revolving Line of Credit	38,765.4	31,265.1	20,415.9	21,663.5	17,892.8	17,332.9	21,402.0	36,409.1	48,027.9	34,247.0	91.6	12,612.3
Equipment Note and capital lease obligations	370.1	267.6	164.4	67.2	—	—	—	—	—	—	—	—
Deferred rent	3,491.0	3,629.0	3,767.0	3,905.0	4,043.0	4,181.0	4,319.0	4,457.0	4,595.0	4,733.0	4,871.0	5,009.0
Subsidiary Subordinated Notes	16,220.2	16,220.2	10,855.2	10,855.2	10,855.2	10,855.2	10,855.2	10,855.2	10,855.2	10,855.2	10,855.2	10,855.2

Total liabilities	145,940.1	136,573.2	86,708.1	89,372.5	90,509.9	91,155.9	103,505.4	121,494.9	130,636.1	122,576.0	76,965.6	76,322.8

Commitments and contingencies
Stockholders(shareholders') equity:
Convertible preferred from Equipment Note converting to equity	—	—	4,000.0	4,000.0	4,000.0	4,000.0	4,000.0	4,000.0	4,000.0	4,000.0	4,000.0	4,000.0
NEW CONVERTIBLE PREFERRED—NET	—	—	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0
Common stock and paid in capital (75,000,000 shares authorized at $0.001 par value; 30,426,504 and 12,965,501 issued and outstanding, respectively)	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0
Accumulated deficit	(166,704.7)	(175,159.0)	(152,510.4)	(155,544.4)	(157,059.8)	(158,351.1)	(161,431.1)	(164,281.8)	(164,654.6)	(160,351.0)	(145,935.6)	(149,865.4)

Total stockholders' equity	(9,151.7)	(17,606.0)	37,392.6	34,358.6	32,843.2	31,551.9	28,471.9	25,621.2	25,248.4	29,552.0	43,967.4	40,037.6

Total liabilities and stockholders' equity	136,788.4	118,967.2	124,100.7	123,731.1	123,353.1	122,707.8	131,977.3	147,116.1	155,884.5	152,128.0	120,933.0	116,360.4

32

FAO, Inc.

Consolidated Balance Sheets

dollars in thousands ($000's)

	Feb-04 2/28/2004	Mar-04 4/3/2004	Apr-04 5/1/2004	May-04 5/29/2004	Jun-04 7/3/2004	Jul-04 7/31/2004	Aug-04 8/28/2004	Sep-04 10/2/2004	Oct-04 10/30/2004	Nov-04 11/27/2004	Dec-04 1/1/2005	Jan-04 1/29/2005
ASSETS
Current assets:
Cash and cash equivalents	2,890.8	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0
Accounts and other receivables	4,395.9	4,826.8	5,044.4	5,321.5	5,617.8	6,184.4	6,044.9	6,231.5	6,930.4	8,853.6	7,698.6	4,058.0
Merchandise inventories	72,112.2	77,197.1	78,950.7	74,419.9	73,983.9	78,824.6	81,982.9	93,428.2	100,836.1	97,430.9	70,535.8	72,327.1
Prepaid catalog expenses	250.0	400.0	300.0	200.0	100.0	—	1,095.0	3,183.8	3,330.8	2,142.9	100.0	—
Other current assets	10,106.0	10,183.7	9,993.7	9,803.7	9,613.7	9,428.7	9,913.7	11,323.7	11,422.0	11,520.2	10,753.7	9,987.3

Total current assets	89,754.9	95,347.6	97,028.8	92,485.1	92,055.4	97,177.7	101,776.5	116,907.2	125,259.3	122,687.6	91,828.1	89,112.4

Noncurrent assets:
Property, fixtures and equipment, net	21,942.3	21,655.3	21,364.3	21,069.3	20,770.3	20,467.3	20,160.3	19,849.3	19,534.3	19,215.3	18,892.3	18,565.3
Deferred income tax benefit	—	—	—	—	—	—	—	—	—	—	—	—
Goodwill	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0
Other noncurrent assets	2,159.0	2,106.0	2,053.0	2,000.0	1,947.0	1,894.0	1,841.0	1,788.0	1,735.0	1,682.0	1,629.0	1,576.0

	118,434.2	123,686.9	125,024.1	120,132.4	119,350.7	124,117.0	128,355.8	143,122.5	151,106.6	148,162.9	116,927.4	113,831.7

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	13,240.1	20,958.4	14,680.0	13,211.0	16,632.2	20,336.1	20,471.7	29,433.1	24,451.5	27,634.6	16,241.6	14,917.0
Accrued expenses	19,327.0	20,034.0	18,295.0	18,318.0	19,297.0	18,854.0	18,599.0	19,290.0	19,282.0	22,047.0	22,377.0	15,409.0
Accrued salaries and wages	5,442.0	5,575.0	5,657.0	5,679.0	5,689.0	5,738.0	5,811.0	5,885.0	6,018.0	5,711.0	5,626.0	5,824.0
Current portion of secured long term debt	370.1	267.6	164.4	67.2	—	—	—	—	—	—	—	—
Compromised Trade	10,971.5	10,971.5	10,971.5	10,971.5	10,971.5	10,971.5	10,971.5	10,971.5	10,971.5	10,971.5	3,490.9	3,490.9

Total current liabilities	49,350.7	57,806.5	49,767.9	48,246.7	52,589.7	55,899.6	55,853.2	65,579.6	60,723.0	66,364.1	47,735.5	39,640.9

Revolving Line of Credit	15,574.7	12,744.0	24,243.1	23,005.4	18,613.4	20,636.5	27,232.5	34,511.6	48,146.2	32,884.7	3,368.0	11,679.6
Equipment Note and capital lease obligations	—	—	—	—	—	—	—	—	—	—	—	—
Deferred rent	5,147.0	5,285.0	5,423.0	5,561.0	5,699.0	5,837.0	5,975.0	6,113.0	6,251.0	6,389.0	6,527.0	6,665.0
Subsidiary Subordinated Notes	10,855.2	10,855.2	10,855.2	10,855.2	10,855.2	10,855.2	10,855.2	10,855.2	10,855.2	10,855.2	10,855.2	10,855.2

Total liabilities	80,927.6	86,690.7	90,289.2	87,668.3	87,757.3	93,228.3	99,915.9	117,059.4	125,975.4	116,493.0	68,485.7	68,840.7

Commitments and contingencies
Stockholders(shareholders') equity:
Convertible preferred from Equipment Note converting to equity	4,000.0	4,000.0	4,000.0	4,000.0	4,000.0	4,000.0	4,000.0	4,000.0	4,000.0	4,000.0	4,000.0	4,000.0
NEW CONVERTIBLE PREFERRED—NET	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0
Common stock and paid in capital (75,000,000 shares authorized at $0.001 par value; 30,426,504 and 12,965,501 issued and outstanding, respectively)	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0
Accumulated deficit	(152,396.4)	(152,906.8)	(155,168.1)	(157,438.9)	(158,309.6)	(159,014.3)	(161,463.1)	(163,839.9)	(164,771.8)	(158,233.1)	(141,461.3)	(144,912.0)

Total stockholders' equity	37,506.6	36,996.2	34,734.9	32,464.1	31,593.4	30,888.7	28,439.9	26,063.1	25,131.2	31,669.9	48,441.7	44,991.0

Total liabilities and stockholders' equity	118,434.2	123,686.9	125,024.1	120,132.4	119,350.7	124,117.0	128,355.8	143,122.5	151,106.6	148,162.9	116,927.4	113,831.7

33

FAO, Inc.

Consolidated Balance Sheets

dollars in thousands ($000's)

	Feb-05 2/26/2005	Mar-05 4/2/2005	Apr-05 4/30/2005	May-05 5/28/2005	Jun-05 7/2/2005	Jul-05 7/30/2005	Aug-05 8/27/2005	Sep-05 10/1/2005	Oct-05 10/29/2005	Nov-05 11/26/2005	Dec-05 12/31/2005	Jan-05 1/28/2006
ASSETS
Current assets:
Cash and cash equivalents	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	10,909.4	2,740.0
Accounts and other receivables	4,499.9	4,939.4	5,159.2	5,453.7	5,745.6	6,326.0	6,181.1	6,358.4	7,091.3	9,064.0	7,954.4	4,208.8
Merchandise inventories	73,312.7	78,642.9	80,377.4	75,825.1	75,363.2	80,181.1	83,311.3	94,866.2	102,243.1	98,791.4	71,830.7	73,597.3
Prepaid catalog expenses	250.0	400.0	300.0	200.0	100.0	—	1,095.0	3,183.8	3,330.8	2,142.9	100.0	—
Other current assets	10,113.2	10,197.2	10,007.2	9,817.2	9,627.2	9,442.2	9,927.2	11,337.2	11,442.2	11,547.1	10,767.2	9,987.3

Total current assets	90,915.8	96,919.5	98,583.8	94,036.0	93,576.0	98,689.3	103,254.6	118,485.6	126,847.4	124,285.4	101,561.7	90,533.4

Noncurrent assets:
Property, fixtures and equipment, net	18,234.3	17,899.3	17,560.3	17,217.3	16,870.3	16,519.3	16,164.3	15,805.3	15,442.3	15,075.3	14,704.3	14,329.3
Deferred income tax benefit	—	—	—	—	—	—	—	—	—	—	—	—
Goodwill	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0	4,578.0
Other noncurrent assets	1,576.0	1,523.0	1,470.0	1,417.0	1,364.0	1,362.0	1,362.0	1,362.0	1,362.0	1,362.0	1,362.0	1,362.0

	115,304.1	120,919.8	122,192.1	117,248.3	116,388.3	121,148.6	125,358.9	140,230.9	148,229.7	145,300.7	122,206.0	110,802.7

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	18,113.6	23,534.0	17,192.9	11,292.4	18,076.9	21,581.3	18,706.6	24,981.3	22,943.4	30,186.3	20,003.1	16,269.2
Accrued expenses	15,897.0	16,631.0	15,689.0	15,776.0	16,834.0	16,359.0	16,100.0	16,648.0	16,652.0	19,529.0	21,596.0	14,324.0
Accrued salaries and wages	6,056.0	6,190.0	6,271.0	6,293.0	6,302.0	6,352.0	6,426.0	6,504.0	6,641.0	6,324.0	6,233.0	6,434.0
Current portion of secured long term debt	—	—	—	—	—	—	—	—	—	—	—	—
Compromised Trade	3,490.9	3,490.9	3,490.9	3,490.9	3,490.9	3,490.9	3,490.9	3,490.9	3,490.9	3,490.9	—	—

Total current liabilities	43,557.5	49,845.9	42,643.8	36,852.3	44,703.8	47,783.2	44,723.5	51,624.2	49,727.3	59,530.2	47,832.1	37,027.2

Revolving Line of Credit	11,744.3	11,385.6	22,044.9	25,032.7	16,971.2	19,185.6	28,768.7	38,886.3	49,371.5	29,390.0	—	2,625.6
Equipment Note and capital lease obligations	—	—	—	—	—	—	—	—	—	—	—	—
Deferred rent	6,803.0	6,941.0	7,079.0	7,217.0	7,355.0	7,493.0	7,631.0	7,769.0	7,907.0	8,045.0	8,183.0	8,321.0
Subsidiary Subordinated Notes	10,855.2	10,855.2	10,855.2	10,855.2	10,855.2	10,855.2	10,855.2	10,855.2	10,855.2	10,855.2	10,855.2	10,855.2

Total liabilities	72,960.0	79,027.7	82,622.9	79,957.2	79,885.2	85,317.0	91,978.4	109,134.7	117,861.0	107,820.4	66,870.3	58,829.0

Commitments and contingencies
Stockholders(shareholders') equity:
Convertible preferred from Equipment Note converting to equity	4,000.0	4,000.0	4,000.0	4,000.0	4,000.0	4,000.0	4,000.0	4,000.0	4,000.0	4,000.0	4,000.0	4,000.0
NEW CONVERTIBLE PREFERRED—NET	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0	28,350.0
Common stock and paid in capital (75,000,000 shares authorized at $0.001 par value; 30,426,504 and 12,965,501 issued and outstanding, respectively)	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0	157,553.0
Accumulated deficit	(147,558.9)	(148,010.9)	(150,333.8)	(152,611.9)	(153,399.9)	(154,071.4)	(156,522.5)	(158,806.8)	(159,534.3)	(152,422.7)	(134,567.3)	(137,929.3)

Total stockholders' equity	42,344.1	41,892.1	39,569.2	37,291.1	36,503.1	35,831.6	33,380.5	31,096.2	30,368.7	37,480.3	55,335.7	51,973.7

Total liabilities and stockholders' equity	115,304.1	120,919.8	122,192.1	117,248.3	116,388.3	121,148.6	125,358.9	140,230.9	148,229.7	145,300.7	122,206.0	110,802.7

34

FAO, Inc.

Consolidated Statements of Cash Flows

dollars in thousands ($000's)

	Feb-03 3/1/2003	Mar-03 4/5/2003	Apr-03 5/3/2003	May-03 5/31/2003	Jun-03 7/5/2003	Jul-03 8/2/2003	Aug-03 8/30/2003	Sep-03 10/4/2003	Oct-03 11/1/2003	Nov-03 11/29/2003	Dec-03 1/3/2004	Jan-03 1/31/2004	FY 2003 Totals
Cash flows from operating activities:
Net income (loss)	(11,413.8)	(8,454.3)	22,648.6	(3,034.1)	(1,515.4)	(1,291.3)	(3,080.0)	(2,850.7)	(372.8)	4,303.7	14,415.3	(3,929.8)	5,425
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	559.0	560.0	561.0	562.0	569.0	576.0	577.0	578.0	579.0	580.0	581.0	582.0	6,864
Deferred rent	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	1,656
Amortization of debt issuance costs	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-cash compensation	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-cash interest	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-cash advertising expense	—	—	—	—	—	—	—	—	—	—	—	—	—
Store closing expense	—	—	—	—	—	—	—	—	—	—	—	—	—
Write off of deferred tax asset	—	—	—	—	—	—	—	—	—	—	—	—	—
Minority interest in consolidated subsidiary loss	—	—	—	—	—	—	—	—	—	—	—	—	—
Amortization of discount on senior subordinated notes	—	—	—	—	—	—	—	—	—	—	—	—	—
Extraordinary gain	—	—	—	—	—	—	—	—	—	—	—	—	—
Change in assets and liabilities affecting operations	19,478.6	15,365.4	(51,836.3)	1,756.7	5,258.8	1,330.3	(1,560.8)	(12,693.6)	(11,743.2)	9,086.3	25,923.2	(6,592.5)	(6,227)
													—

Net cash provided by (used in) operating activities	8,761.8	7,609.1	(28,488.7)	(577.4)	4,450.4	753.0	(3,925.8)	(14,828.3)	(11,399.0)	14,108.0	41,057.5	(9,802.3)	7,718

Cash flows from investing activities:
Additions to property, fixtures and equipment	(75.0)	(75.0)	(75.0)	(575.0)	(575.0)	(75.0)	(75.0)	(75.0)	(75.0)	(75.0)	(75.0)	(75.0)	(1,900)
Acquisition, net of cash acquired	—	—	—	—	—	—	—	—	—	—	—	—	—
Proceeds from early lease termination	—	—	—	—	—	—	—	—	—	—	—	—	—
Purchase price adjustments	—	—	—	—	—	—	—	—	—	—	—	—	—
													—

Net cash used in investing activities	(75.0)	(75.0)	(75.0)	(575.0)	(575.0)	(75.0)	(75.0)	(75.0)	(75.0)	(75.0)	(75.0)	(75.0)	(1,900)

Cash flows from financing activities:
Net proceeds from (payments on) term note payable	—	—	(5,365.0)	—	—	—	—	—	—	—	—	—	(5,365)
Payments on notes payable and capital leases	(94.1)	(94.6)	12,361.9	(96.0)	(96.6)	(97.2)	(97.9)	(98.5)	(99.2)	(99.8)	(5,586.3)	(4,101.1)	1,801
Proceeds/redemption/conversion of/from issuance of preferred stock	—	—	32,350.0	—	—	—	—	—	—	—	—	—	32,350
Payment of financing costs	—	—	—	—	—	—	—	—	—	—	—	—	—
Proceeds from sale or preferred conversion to common stock	—	—	—	—	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—	—	—

Net cash provided by (used in) financing activities	(94.1)	(94.6)	39,346.9	(96.0)	(96.6)	(97.2)	(97.9)	(98.5)	(99.2)	(99.8)	(5,586.3)	(4,101.1)	28,786

Net (increase) decrease in Revolver before change in cash and cash equivalents	8,592.7	7,439.5	10,783.2	(1,248.4)	3,778.8	580.8	(4,098.7)	(15,001.8)	(11,573.2)	13,933.2	35,396.2	(13,978.4)	34,604

Cash and cash equivalents at beginning of period	2,929.1	3,013.4	2,952.6	2,886.6	2,885.9	2,894.0	2,914.9	2,885.3	2,890.6	2,936.2	3,088.4	4,329.3	2,929
Cash and cash equivalents at end of period	3,013.4	2,952.6	2,886.6	2,885.9	2,894.0	2,914.9	2,885.3	2,890.6	2,936.2	3,088.4	4,329.3	2,871.6	2,872

Net change in cash	84.3	(60.8)	(66.0)	(0.7)	8.1	20.9	(29.6)	5.3	45.6	152.2	1,240.9	(1,457.7)	(58)

Net borrowings (payments) on revolving line of credit	(8,508.4)	(7,500.3)	(10,849.2)	1,247.7	(3,770.7)	(559.9)	4,069.1	15,007.1	11,618.8	(13,781.0)	(34,155.3)	12,520.7	(34,661)
Beginning Revolver Balance	47,273.8	38,765.4	31,265.1	20,415.9	21,663.5	17,892.8	17,332.9	21,402.0	36,409.1	48,027.9	34,247.0	91.6

Ending Revolver Balance	38,765.4	31,265.1	20,415.9	21,663.5	17,892.8	17,332.9	21,402.0	36,409.1	48,027.9	34,247.0	91.6	12,612.3

	Feb-03 3/1/2003	Mar-03 4/5/2003	Apr-03 5/3/2003	May-03 5/31/2003	Jun-03 7/5/2003	Jul-03 8/2/2003	Aug-03 8/30/2003	Sep-03 10/4/2003	Oct-03 11/1/2003	Nov-03 11/29/2003	Dec-03 1/3/2004	Jan-03 1/31/2004	FY 2003 Totals
Changes in assets and liabilities which increased (decreased) cash used in operating activities are as follows:
Accounts and other receivables, net of allowance	(811.8)	(417.5)	(199.9)	(267.5)	(355.0)	(540.2)	139.5	(221.1)	0.1	(1,870.1)	1,204.8	3,520.4	182
Merchandise inventories	22,155.7	17,861.5	(5,828.6)	306.4	404.1	367.4	(8,413.6)	(11,735.4)	(7,444.2)	3,350.4	26,818.8	(1,818.7)	36,024
Other current assets	(201.3)	(221.6)	290.0	290.0	290.0	285.0	(1,580.0)	(3,733.0)	(1,835.7)	1,870.4	3,853.3	853.2	160
Other noncurrent assets	53.0	53.0	53.0	53.0	53.0	53.0	53.0	53.0	53.0	53.0	53.0	53.0	636
Accounts payable	—	(1,150.0)	(51,800.2)	1,135.8	5,968.7	1,689.1	8,860.3	1,835.9	(2,524.4)	5,448.6	(4,808.7)	(6,392.4)	(41,737)
Accrued expenses	(881.0)	(35.0)	3,796.4	216.0	887.0	(572.0)	(691.0)	1,036.0	(118.0)	530.0	(1,119.0)	(3,004.0)	45
Accrued payroll and payroll expenses	(836.0)	(725.0)	1,853.0	23.0	(1,989.0)	48.0	71.0	71.0	126.0	(296.0)	(79.0)	196.0	(1,537)
													—
													—

Changes in assets and liabilities	19,479	15,365	(51,836)	1,757	5,259	1,330	(1,561)	(12,694)	(11,743)	9,086	25,923	(6,593)	(6,227)

35

FAO, Inc.

Consolidated Statements of Cash Flows

dollars in thousands ($000's)

	Feb-04 2/28/2004	Mar-04 4/3/2004	Apr-04 5/1/2004	May-04 5/29/2004	Jun-04 7/3/2004	Jul-04 7/31/2004	Aug-04 8/28/2004	Sep-04 10/2/2004	Oct-04 10/30/2004	Nov-04 11/27/2004	Dec-04 1/1/2005	Jan-04 1/29/2005	FY 2004 Totals
Cash flows from operating activities:
Net income (loss)	(2,531.0)	(510.5)	(2,261.2)	(2,270.8)	(870.7)	(704.7)	(2,448.8)	(2,376.8)	(931.9)	6,538.6	16,771.9	(3,450.7)	4,953
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	582.0	592.0	602.0	612.0	622.0	632.0	642.0	652.0	662.0	672.0	682.0	692.0	7,644
Deferred rent	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	1,656
Amortization of debt issuance costs	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-cash compensation	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-cash interest	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-cash advertising expense	—	—	—	—	—	—	—	—	—	—	—	—	—
Store closing expense	—	—	—	—	—	—	—	—	—	—	—	—	—
Write off of deferred tax asset	—	—	—	—	—	—	—	—	—	—	—	—	—
Minority interest in consolidated subsidiary loss	—	—	—	—	—	—	—	—	—	—	—	—	—
Amortization of discount on senior subordinated notes	—	—	—	—	—	—	—	—	—	—	—	—	—
Extraordinary gain	—	—	—	—	—	—	—	—	—	—	—	—	—
Change in assets and liabilities affecting operations	(731.3)	2,867.8	(9,563.6)	3,172.7	4,892.9	(1,759.4)	(4,592.2)	(5,351.3)	(13,155.7)	8,265.8	19,764.5	(5,325.9)	(1,516)

Net cash provided by (used in) operating activities	(2,542.3)	3,087.3	(11,084.8)	1,651.9	4,782.2	(1,694.1)	(6,261.0)	(6,938.1)	(13,287.6)	15,614.4	37,356.4	(7,946.6)	12,738

Cash flows from investing activities:
Additions to property, fixtures and equipment	(299.0)	(305.0)	(311.0)	(317.0)	(323.0)	(329.0)	(335.0)	(341.0)	(347.0)	(353.0)	(359.0)	(365.0)	(3,984)
Acquisition, net of cash acquired	—	—	—	—	—	—	—	—	—	—	—	—	—
Proceeds from early lease termination	—	—	—	—	—	—	—	—	—	—	—	—	—
Purchase price adjustments	—	—	—	—	—	—	—	—	—	—	—	—	—

Net cash used in investing activities	(299.0)	(305.0)	(311.0)	(317.0)	(323.0)	(329.0)	(335.0)	(341.0)	(347.0)	(353.0)	(359.0)	(365.0)	(3,984)

Cash flows from financing activities:
Net proceeds from (payments on) term note payable	—	—	—	—	—	—	—	—	—	—	—	—	—
Payments on notes payable and capital leases	(101.9)	(102.5)	(103.2)	(97.2)	(67.2)	—	—	—	—	—	(7,480.6)	—	(7,953)
Proceeds/redemption/conversion of/from issuance of preferred stock	—	—	—	—	—	—	—	—	—	—	—	—	—
Payment of financing costs	—	—	—	—	—	—	—	—	—	—	—	—	—
Proceeds from sale or preferred conversion to common stock	—	—	—	—	—	—	—	—	—	—	—	—	—

Net cash provided by (used in) financing activities	(101.9)	(102.5)	(103.2)	(97.2)	(67.2)	—	—	—	—	—	(7,480.6)	—	(7,953)

Net (increase) decrease in Revolver before change in cash and cash equivalents	(2,943.2)	2,679.8	(11,499.0)	1,237.7	4,392.0	(2,023.1)	(6,596.0)	(7,279.1)	(13,634.6)	15,261.4	29,516.8	(8,311.6)	801

Cash and cash equivalents at beginning of period	2,871.6	2,890.8	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,872
Cash and cash equivalents at end of period	2,890.8	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740

Net change in cash	19.2	(150.8)	—	—	—	—	—	—	—	—	—	—	(132)

Net borrowings (payments) on revolving line of credit	2,962.4	(2,830.6)	11,499.0	(1,237.7)	(4,392.0)	2,023.1	6,596.0	7,279.1	13,634.6	(15,261.4)	(29,516.8)	8,311.6	(933)

Beginning Revolver Balance	12,612.3	15,574.7	12,744.0	24,243.1	23,005.4	18,613.4	20,636.5	27,232.5	34,511.6	48,146.2	32,884.7	3,368.0

Ending Revolver Balance	15,574.7	12,744.0	24,243.1	23,005.4	18,613.4	20,636.5	27,232.5	34,511.6	48,146.2	32,884.7	3,368.0	11,679.6

	Feb-04 2/28/2004	Mar-04 4/3/2004	Apr-04 5/1/2004	May-04 5/29/2004	Jun-04 7/3/2004	Jul-04 7/31/2004	Aug-04 8/28/2004	Sep-04 10/2/2004	Oct-04 10/30/2004	Nov-04 11/27/2004	Dec-04 1/1/2005	Jan-04 1/29/2005	FY 2004 Totals
Changes in assets and liabilities which increased (decreased) cash used in operating activities are as follows:
Accounts and other receivables, net of allowance	(953.8)	(430.9)	(217.6)	(277.1)	(296.3)	(566.6)	139.5	(186.6)	(698.9)	(1,923.2)	1,155.0	3,640.6	(616)
Merchandise inventories	(1,015.1)	(5,084.9)	(1,753.6)	4,530.8	436.0	(4,840.7)	(3,158.3)	(11,445.3)	(7,407.9)	3,405.2	26,895.1	(1,791.3)	(1,230)
Other current assets	(368.7)	(227.7)	290.0	290.0	290.0	285.0	(1,580.0)	(3,498.8)	(245.3)	1,089.7	2,809.4	866.4	—
Other noncurrent assets	—	53.0	53.0	53.0	53.0	53.0	53.0	53.0	53.0	53.0	53.0	53.0	583
Accounts payable	636.3	7,718.3	(6,278.4)	(1,469.0)	3,421.2	3,703.9	135.6	8,961.4	(4,981.6)	3,183.1	(11,393.0)	(1,324.6)	2,313
Accrued expenses	733.0	707.0	(1,739.0)	23.0	979.0	(443.0)	(255.0)	691.0	(8.0)	2,765.0	330.0	(6,968.0)	(3,185)
Accrued payroll and payroll expenses	237.0	133.0	82.0	22.0	10.0	49.0	73.0	74.0	133.0	(307.0)	(85.0)	198.0	619

Changes in assets and liabilities	(731)	2,868	(9,564)	3,173	4,893	(1,759)	(4,592)	(5,351)	(13,156)	8,266	19,765	(5,326)	(1,516)

36

FAO, Inc.

Consolidated Statements of Cash Flows

dollars in thousands ($000's)

	Feb-05 2/26/2005	Mar-05 4/2/2005	Apr-05 4/30/2005	May-05 5/28/2005	Jun-05 7/2/2005	Jul-05 7/30/2005	Aug-05 8/27/2005	Sep-05 10/1/2005	Oct-05 10/29/2005	Nov-05 11/26/2005	Dec-05 12/31/2005	Jan-05 1/28/2006	FY 2005 Totals
Cash flows from operating activities:
Net income (loss)	(2,646.9)	(452.0)	(2,322.9)	(2,278.1)	(788.0)	(671.5)	(2,451.1)	(2,284.2)	(727.6)	7,111.6	17,855.4	(3,362.0)	6,983
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	692.0	702.0	712.0	722.0	732.0	742.0	752.0	762.0	772.0	782.0	792.0	802.0	8,964
Deferred rent	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	138.0	1,656
Amortization of debt issuance costs	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-cash compensation	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-cash interest	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-cash advertising expense	—	—	—	—	—	—	—	—	—	—	—	—	—
Store closing expense	—	—	—	—	—	—	—	—	—	—	—	—	—
Write off of deferred tax asset	—	—	—	—	—	—	—	—	—	—	—	—	—
Minority interest in consolidated subsidiary loss	—	—	—	—	—	—	—	—	—	—	—	—	—
Amortization of discount on senior subordinated notes	—	—	—	—	—	—	—	—	—	—	—	—	—
Extraordinary gain	—	—	—	—	—	—	—	—	—	—	—	—	—
Change in assets and liabilities affecting operations	2,113.2	337.7	(8,813.4)	(1,190.7)	8,364.5	(2,031.9)	(7,625.0)	(8,330.3)	(10,258.7)	12,364.9	22,685.9	(7,946.0)	(330)

Net cash provided by (used in) operating activities	296.3	725.7	(10,286.3)	(2,608.8)	8,446.5	(1,823.4)	(9,186.1)	(9,714.5)	(10,076.3)	20,396.5	41,471.3	(10,368.0)	17,273

Cash flows from investing activities:
Additions to property, fixtures and equipment	(361.0)	(367.0)	(373.0)	(379.0)	(385.0)	(391.0)	(397.0)	(403.0)	(409.0)	(415.0)	(421.0)	(427.0)	(4,728)
Acquisition, net of cash acquired	—	—	—	—	—	—	—	—	—	—	—	—	—
Proceeds from early lease termination	—	—	—	—	—	—	—	—	—	—	—	—	—
Purchase price adjustments	—	—	—	—	—	—	—	—	—	—	—	—	—

Net cash used in investing activities	(361.0)	(367.0)	(373.0)	(379.0)	(385.0)	(391.0)	(397.0)	(403.0)	(409.0)	(415.0)	(421.0)	(427.0)	(4,728)

Cash flows from financing activities:
Net proceeds from (payments on) term note payable	—	—	—	—	—	—	—	—	—	—	—	—	—
Payments on notes payable and capital leases	—	—	—	—	—	—	—	—	—	—	(3,490.9)	—	(3,491)
Proceeds/redemption/conversion of/from issuance of preferred stock	—	—	—	—	—	—	—	—	—	—	—	—	—
Payment of financing costs	—	—	—	—	—	—	—	—	—	—	—	—	—
Proceeds from sale or preferred conversion to common stock	—	—	—	—	—	—	—	—	—	—	—	—	—

Net cash provided by (used in) financing activities	—	—	—	—	—	—	—	—	—	—	(3,490.9)	—	(3,491)

Net (increase) decrease in Revolver before change in cash and cash equivalents	(64.7)	358.7	(10,659.3)	(2,987.8)	8,061.5	(2,214.4)	(9,583.1)	(10,117.5)	(10,485.3)	19,981.5	37,559.4	(10,795.0)	9,054

Cash and cash equivalents at beginning of period	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	10,909.4	2,740
Cash and cash equivalents at end of period	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	2,740.0	10,909.4	2,740.0	2,740

Net change in cash	—	—	—	—	—	—	—	—	—	—	8,169.4	(8,169.4)	—

Net borrowings (payments) on revolving line of credit	64.7	(358.7)	10,659.3	2,987.8	(8,061.5)	2,214.4	9,583.1	10,117.5	10,485.3	(19,981.5)	(29,390.0)	2,625.6	(9,054)

Beginning Revolver Balance	11,679.6	11,744.3	11,385.6	22,044.9	25,032.7	16,971.2	19,185.6	28,768.7	38,886.3	49,371.5	29,390.0	—

Ending Revolver Balance	11,744.3	11,385.6	22,044.9	25,032.7	16,971.2	19,185.6	28,768.7	38,886.3	49,371.5	29,390.0	—	2,625.6

	Feb-05 2/26/2005	Mar-05 4/2/2005	Apr-05 4/30/2005	May-05 5/28/2005	Jun-05 7/2/2005	Jul-05 7/30/2005	Aug-05 8/27/2005	Sep-05 10/1/2005	Oct-05 10/29/2005	Nov-05 11/26/2005	Dec-05 12/31/2005	Jan-05 1/28/2006	FY 2005 Totals
Changes in assets and liabilities which increased (decreased) cash used in operating activities are as follows:
Accounts and other receivables, net of allowance	(441.9)	(439.5)	(219.8)	(294.5)	(291.9)	(580.4)	144.9	(177.3)	(732.9)	(1,972.7)	1,109.6	3,745.6	(151)
Merchandise inventories	(985.6)	(5,330.2)	(1,734.5)	4,552.3	461.9	(4,817.9)	(3,130.2)	(11,554.9)	(7,376.9)	3,451.7	26,960.7	(1,766.6)	(1,270)
Other current assets	(375.9)	(234.0)	290.0	290.0	290.0	285.0	(1,580.0)	(3,498.8)	(252.0)	1,083.0	2,822.8	879.9	—
Other noncurrent assets	—	53.0	53.0	53.0	53.0	2.0	—	—	—	—	—	—	214
Accounts payable	3,196.6	5,420.4	(6,341.1)	(5,900.5)	6,784.5	3,504.4	(2,874.7)	6,274.7	(2,037.9)	7,242.9	(10,183.2)	(3,733.9)	1,352
Accrued expenses	488.0	734.0	(942.0)	87.0	1,058.0	(475.0)	(259.0)	548.0	4.0	2,877.0	2,067.0	(7,272.0)	(1,085)
Accrued payroll and payroll expenses	232.0	134.0	81.0	22.0	9.0	50.0	74.0	78.0	137.0	(317.0)	(91.0)	201.0	610

Changes in assets and liabilities	2,113	338	(8,813)	(1,191)	8,365	(2,032)	(7,625)	(8,330)	(10,259)	12,365	22,686	(7,946)	(330)

37

FAO, Inc.

Consolidated Statements of Operations

dollars in thousands ($000's)

	Qtr 1 2003 5/3/2003	Qtr 2 2003 8/2/2003	Qtr 3 2003 11/1/2003	Qtr 4 2003 1/31/2004	Total FY 2003	Qtr 1 2004 5/1/2004	Qtr 2 2004 7/31/2004	Qtr 3 2004 10/30/2004	Qtr 4 2004 1/29/2005	Total FY 2004	Qtr 1 2005 4/30/2005	Qtr 2 2005 7/30/2005	Qtr 3 2005 10/29/2005	Qtr 4 2005 1/28/2006	39 weeks Total FY 2005
Sales: retail	63,604.2	70,220.5	68,591.9	126,313.9	265,126.3	70,042.1	76,439.3	74,354.4	134,194.3	355,030.1	73,769.7	80,934.3	79,080.4	141,256.2	375,040.6
Sales: catalog/internet	2,942.8	1,639.2	5,565.3	17,888.3	25,092.8	3,238.0	1,804.0	6,401.0	20,572.0	32,015.0	3,564.0	1,986.0	7,041.0	22,629.0	35,220.0
Sales: other closing stores	29,466.8	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Sales	96,013.8	71,859.7	74,157.2	144,202.2	290,219.1	73,280.1	78,243.3	80,755.4	154,766.3	387,045.1	77,333.7	82,920.3	86,121.4	163,885.2	410,260.6

Cost of sales: retail	34,382.9	38,038.9	36,987.1	71,077.0	146,103.0	37,795.5	41,323.4	39,923.5	75,269.6	194,312.0	39,700.7	43,639.9	42,361.1	79,018.2	204,719.9
Cost of sales: catalog/internet	1,586.8	884.9	2,985.0	10,065.6	13,935.5	1,745.9	973.9	3,433.3	11,575.7	17,728.8	1,921.7	1,072.1	3,776.5	12,733.2	19,503.6
Cost of sales: other closing stores	29,581.9	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Cost of sales	65,551.6	38,923.8	39,972.1	81,142.6	160,038.5	39,541.5	42,297.2	43,356.8	86,845.3	212,040.8	41,622.4	44,712.0	46,137.6	91,751.4	224,223.4

Gross margin: retail	29,221.3	32,181.6	31,604.8	55,236.9	119,023.3	32,246.6	35,115.9	34,430.9	58,924.7	160,718.1	34,069.0	37,294.4	36,719.3	62,238.0	170,320.7
Gross margin: catalog/internet	1,356.0	754.3	2,580.3	7,822.7	11,157.3	1,492.1	830.1	2,967.7	8,996.3	14,286.2	1,642.3	913.9	3,264.5	9,895.8	15,716.4
Gross margin: other closing stores	(115.1)	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Gross margin	30,462.2	32,935.9	34,185.1	63,059.6	130,180.6	33,738.6	35,946.1	37,398.6	67,921.0	175,004.3	35,711.3	38,208.3	39,983.8	72,133.8	186,037.2

Gross margin %	31.7%	45.8%	46.1%	43.7%	44.9%	46.0%	45.9%	46.3%	43.9%	45.2%	46.2%	46.1%	46.4%	44.0%	45.3%
Operating expenses
Store payroll, benefits & taxes	9,179.4	9,179.4	9,179.4	10,748.0	29,106.8	9,500.0	9,500.0	9,500.0	11,123.0	39,623.0	9,832.0	9,832.0	9,832.0	11,512.0	41,008.0
Occupancy	13,534.1	13,550.6	13,570.4	13,616.0	40,737.0	13,678.3	13,695.0	13,714.9	13,761.0	54,849.2	14,698.8	14,715.8	14,735.9	14,782.4	58,932.9
Marketing	1,166.4	1,689.6	1,689.6	2,534.6	5,913.8	1,193.8	1,729.2	1,729.2	2,594.0	7,246.2	1,221.7	1,769.7	1,769.7	2,654.6	7,415.7
Store operating expenses	3,142.6	3,274.9	3,242.3	4,396.8	10,914.0	3,291.9	3,420.4	3,378.9	4,575.7	14,666.9	3,385.8	3,530.0	3,493.3	4,737.6	15,146.7
Other/Store closing costs	14,544.1	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Subtotal store operating expenses	41,566.6	27,694.5	27,681.7	31,295.4	86,671.6	27,664.0	28,344.6	28,323.0	32,053.7	116,385.3	29,138.3	29,847.5	29,830.9	33,686.6	122,503.3

Retail Admin	875.0	875.0	875.0	875.0	2,625.0	897.0	897.0	897.0	897.0	3,588.0	920.0	920.0	920.0	920.0	3,680.0

Total store operating expense	42,441.6	28,569.5	28,556.7	32,170.4	89,296.6	28,561.0	29,241.6	29,220.0	32,950.7	119,973.3	30,058.3	30,767.5	30,750.9	34,606.6	126,183.3

Catalog/Internet Expenses	1,127.6	1,135.1	1,773.6	5,828.6	8,737.3	1,161.7	1,160.0	3,421.6	4,240.7	9,984.0	1,198.6	1,186.6	3,476.2	4,376.3	10,237.7
Contribution Retail	1,323.8	3,612.1	3,048.1	23,066.5	29,726.7	3,685.6	5,874.3	5,210.9	25,974.0	40,744.8	4,010.7	6,526.9	5,968.4	27,631.4	44,137.4
Contribution Closing stores	(14,659.2)	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Contribution Direct-to-consumer	228.4	(380.8)	806.7	1,994.1	2,420.0	330.4	(329.9)	(453.9)	4,755.6	4,302.2	443.7	(272.7)	(211.7)	5,519.5	5,478.7

Contibution	(13,107.0)	3,231.3	3,854.8	25,060.6	32,146.7	4,015.9	5,544.5	4,757.0	30,729.6	45,047.0	4,454.4	6,254.2	5,756.7	33,150.9	49,616.2

Distribution & FR8	2,892.2	2,778.2	3,613.1	3,865.8	10,257.1	3,123.5	3,000.5	3,902.1	4,175.1	14,201.2	3,299.5	3,169.6	4,122.0	4,410.4	15,001.5
General & Admin	3,626.0	3,626.0	3,626.0	3,626.0	10,878.0	3,717.0	3,717.0	3,717.0	3,717.0	14,868.0	3,792.0	3,792.0	3,792.0	3,792.0	15,168.0
	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

EBITDA—Go forward	(4,966.0)	(3,172.9)	(3,384.3)	17,568.8	11,011.6	(2,824.6)	(1,173.0)	(2,862.1)	22,837.5	15,977.8	(2,637.1)	(707.4)	(2,157.3)	24,948.5	19,446.7

EBITDA—Closers	(14,659.2)	—	—	—	—	—	—	—	—	—	—	—	—	—	—

EBITDA	(19,625.2)	(3,172.9)	(3,384.3)	17,568.8	11,011.6	(2,824.6)	(1,173.0)	(2,862.1)	22,837.5	15,977.8	(2,637.1)	(707.4)	(2,157.3)	24,948.5	19,446.7

Reoganization Costs (Gain)	(25,284.6)	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Depreciation	1,680.0	1,707.0	1,734.0	1,743.0	5,184.0	1,776.0	1,866.0	1,956.0	2,046.0	7,644.0	2,106.0	2,196.0	2,286.0	2,376.0	8,964.0

EBIT	3,979.4	(4,879.9)	(5,118.3)	15,825.8	5,827.6	(4,600.6)	(3,039.0)	(4,818.1)	20,791.5	8,333.8	(4,743.1)	(2,903.4)	(4,443.3)	22,572.5	10,482.7

Interest	1,123.9	885.8	1,110.2	961.6	2,957.6	627.1	732.2	864.4	856.7	3,080.4	603.7	759.2	944.6	892.5	3,200.0

Pre-tax	2,855.5	(5,765.7)	(6,228.5)	14,864.2	2,870.0	(5,227.7)	(3,771.2)	(5,682.5)	19,934.8	5,253.4	(5,346.8)	(3,662.6)	(5,387.9)	21,680.0	7,282.7

Income taxes	75.0	75.0	75.0	75.0	225.0	75.0	75.0	75.0	75.0	300.0	75.0	75.0	75.0	75.0	300.0

Net Income(loss)	2,780.5	(5,840.7)	(6,303.5)	14,789.2	2,645.0	(5,302.7)	(3,846.2)	(5,757.5)	19,859.8	4,953.4	(5,421.8)	(3,737.6)	(5,462.9)	21,605.0	6,982.7

38

FAO, Inc.

Consolidated Statements of Operations

	Qtr 1 2003 5/3/2003	Qtr 2 2003 8/2/2003	Qtr 3 2003 11/1/2003	Qtr 4 2003 1/31/2004	Total FY 2003	Qtr 1 2004 5/3/2003	Qtr 2 2004 8/2/2003	Qtr 3 2004 11/1/2003	Qtr 4 2004 1/31/2004	Total FY 2004	Qtr 1 2005 5/3/2003	Qtr 2 2005 8/2/2003	Qtr 3 2005 11/1/2003	Qtr 4 2005 1/31/2004	Total FY 2005
Sales: retail	66.2%	97.7%	92.5%	87.6%	91.4%	95.6%	97.7%	92.1%	86.7%	91.7%	95.4%	97.6%	91.8%	86.2%	91.4%
Sales: catalog/internet	3.1%	2.3%	7.5%	12.4%	8.6%	4.4%	2.3%	7.9%	13.3%	8.3%	4.6%	2.4%	8.2%	13.8%	8.6%
Sales: other	30.7%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Sales	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Cost of sales: retail	54.1%	54.2%	53.9%	56.3%	55.1%	54.0%	54.1%	53.7%	56.1%	54.7%	53.8%	53.9%	53.6%	55.9%	54.6%
Cost of sales: catalog/internet	53.9%	54.0%	53.6%	56.3%	55.5%	53.9%	54.0%	53.6%	56.3%	55.4%	53.9%	54.0%	53.6%	56.3%	55.4%
Cost of sales: other	100.4%	0.0%	0.0%	0.0%	300.0%	0.0%	0.0%	0.0%	0.0%	300.0%	0.0%	0.0%	0.0%	0.0%	300.0%

Cost of sales	68.3%	54.2%	53.9%	56.3%	55.1%	54.0%	54.1%	53.7%	56.1%	54.8%	53.8%	53.9%	53.6%	56.0%	54.7%

Gross margin: retail	45.9%	45.8%	46.1%	43.7%	44.9%	46.0%	45.9%	46.3%	43.9%	45.3%	46.2%	46.1%	46.4%	44.1%	45.4%
Gross margin: catalog/internet	46.1%	46.0%	46.4%	43.7%	44.5%	46.1%	46.0%	46.4%	43.7%	44.6%	46.1%	46.0%	46.4%	43.7%	44.6%
Gross margin: other	(0.4)%	0.0%	0.0%	0.0%	300.0%	0.0%	0.0%	0.0%	0.0%	300.0%	0.0%	0.0%	0.0%	0.0%	300.0%

Gross margin	31.7%	45.8%	46.1%	43.7%	44.9%	46.0%	45.9%	46.3%	43.9%	45.2%	46.2%	46.1%	46.4%	44.0%	45.3%

Gross margin %	31.7%	45.8%	46.1%	43.7%	44.9%	46.0%	45.9%	46.3%	43.9%	45.2%	46.2%	46.1%	46.4%	44.0%	45.3%
Operating expenses
Store payroll, benefits & taxes	14.4%	13.1%	13.4%	8.5%	11.0%	13.6%	12.4%	12.8%	8.3%	11.2%	13.3%	12.1%	12.4%	8.1%	10.9%
Occupancy	21.3%	19.3%	19.8%	10.8%	15.4%	19.5%	17.9%	18.4%	10.3%	15.4%	19.9%	18.2%	18.6%	10.5%	15.7%
Marketing	1.8%	2.4%	2.5%	2.0%	2.2%	1.7%	2.3%	2.3%	1.9%	2.0%	1.7%	2.2%	2.2%	1.9%	2.0%
Store operating expenses	4.9%	4.7%	4.7%	3.5%	4.1%	4.7%	4.5%	4.5%	3.4%	4.1%	4.6%	4.4%	4.4%	3.4%	4.0%
Other/Store closing costs	22.9%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Subtotal store operating expenses	65.4%	39.4%	40.4%	24.8%	32.7%	39.5%	37.1%	38.1%	23.9%	32.8%	39.5%	36.9%	37.7%	23.8%	32.7%

Retail Admin	1.4%	1.2%	1.3%	0.7%	1.0%	1.3%	1.2%	1.2%	0.7%	1.0%	1.2%	1.1%	1.2%	0.7%	1.0%

Total store operating expense	66.7%	40.7%	41.6%	25.5%	33.7%	40.8%	38.3%	39.3%	24.6%	33.8%	40.7%	38.0%	38.9%	24.5%	33.6%

Catalog/Internet Expenses	38.3%	69.2%	31.9%	32.6%	34.8%	35.9%	64.3%	53.5%	20.6%	31.2%	33.6%	59.7%	49.4%	19.3%	29.1%

Contribution Retail	2.1%	5.1%	4.4%	18.3%	11.2%	5.3%	7.7%	7.0%	19.4%	11.5%	5.4%	8.1%	7.5%	19.6%	11.8%
Contribution Closing stores	(498.1)%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Contribution Direct-to-consumer	7.8%	(23.2)%	14.5%	11.1%	9.6%	10.2%	(18.3)%	(7.1)%	23.1%	13.4%	12.4%	(13.7)%	(3.0)%	24.4%	15.6%

Contibution	(13.7)%	4.5%	5.2%	17.4%	11.1%	5.5%	7.1%	5.9%	19.9%	11.6%	5.8%	7.5%	6.7%	20.2%	12.1%

Distribution & FR8	3.0%	3.9%	4.9%	2.7%	3.5%	4.3%	3.8%	4.8%	2.7%	3.7%	4.3%	3.8%	4.8%	2.7%	3.7%
General & Admin	3.8%	5.0%	4.9%	2.5%	3.7%	5.1%	4.8%	4.6%	2.4%	3.8%	4.9%	4.6%	4.4%	2.3%	3.7%
	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

EBITDA—Go forward	(7.5)%	(4.4)%	(4.6)%	12.2%	3.8%	(3.9)%	(1.5)%	(3.5)%	14.8%	4.1%	(3.4)%	(0.9)%	(2.5)%	15.2%	4.7%

EBITDA—Closers	(49.7)%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

EBITDA	(20.4)%	(4.4)%	(4.6)%	12.2%	3.8%	(3.9)%	(1.5)%	(3.5)%	14.8%	4.1%	(3.4)%	(0.9)%	(2.5)%	15.2%	4.7%

Depreciation	1.7%	2.4%	2.3%	1.2%	1.8%	2.4%	2.4%	2.4%	1.3%	2.0%	2.7%	2.6%	2.7%	1.4%	2.2%

EBIT	4.1%	(6.8)%	(6.9)%	11.0%	2.0%	(6.3)%	(3.9)%	(6.0)%	13.4%	2.2%	(6.1)%	(3.5)%	(5.2)%	13.8%	2.6%

Interest	1.2%	1.2%	1.5%	0.7%	1.0%	0.9%	0.9%	1.1%	0.6%	0.8%	0.8%	0.9%	1.1%	0.5%	0.8%

Pre-tax	3.0%	(8.0)%	(8.4)%	10.3%	1.0%	(7.1)%	(4.8)%	(7.0)%	12.9%	1.4%	(6.9)%	(4.4)%	(6.3)%	13.2%	1.8%

Income taxes	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.0%	0.1%	0.1%	0.1%	0.1%	0.0%	0.1%

Net Income(loss)	2.9%	(8.1)%	(8.5)%	10.3%	0.9%	(7.2)%	(4.9)%	(7.1)%	12.8%	1.3%	(7.0)%	(4.5)%	(6.3)%	13.2%	1.7%

39

FAO, Inc.

Consolidated Statements of Operations

dollars in thousands ($000's)

	Feb-03 3/1/2003	Mar-03 4/5/2003	Apr-03 5/3/2003	May-03 5/31/2003	Jun-03 7/5/2003	Jul-03 8/2/2003	Aug-03 8/30/2003	Sep-03 10/4/2003	Oct-03 11/1/2003	Nov-03 11/29/2003	Dec-03 1/3/2004	Jan-03 1/31/2004	39 weeks Total FY 2003
Sales: retail	18,527.8	25,331.5	19,744.9	19,926.6	26,268.9	24,025.0	19,985.8	24,607.2	23,998.9	40,800.3	67,789.7	17,723.9	265,126.3
Sales: catalog/internet	691.0	1,467.6	784.2	496.4	675.9	466.9	349.4	1,744.5	3,471.4	7,980.6	9,209.4	698.3	25,092.8
Sales: other closing stores	19,059.7	10,407.1	—	—	—	—	—	—	—	—	—	—	—

Sales	38,278.5	37,206.2	20,529.1	20,423.0	26,944.8	24,491.9	20,335.2	26,351.7	27,470.3	48,780.9	76,999.1	18,422.2	290,219.1

Cost of sales: retail	10,022.4	13,732.6	10,627.9	10,758.8	14,263.3	13,016.8	10,770.3	13,260.4	12,956.4	22,980.2	38,462.6	9,634.2	146,103.0
Cost of sales: catalog/internet	372.7	793.2	420.9	267.2	365.4	252.4	186.7	932.1	1,866.2	4,470.7	5,219.0	375.9	13,935.5
Cost of sales: other	18,530.8	11,051.1	—	—	—	—	—	—	—	—	—	—	—

Cost of sales	28,925.9	25,576.9	11,048.8	11,026.0	14,628.7	13,269.2	10,957.0	14,192.5	14,822.6	27,450.9	43,681.6	10,010.1	160,038.5

Gross margin: retail	8,505.4	11,598.9	9,117.0	9,167.8	12,005.6	11,008.2	9,215.5	11,346.8	11,042.5	17,820.1	29,327.1	8,089.7	119,023.3
Gross margin: catalog/internet	318.3	674.4	363.3	229.2	310.5	214.5	162.7	812.4	1,605.2	3,509.9	3,990.4	322.4	11,157.3
Gross margin: other	528.9	(644.0)	—	—	—	—	—	—	—	—	—	—	—

Gross margin	9,352.6	11,629.3	9,480.3	9,397.0	12,316.1	11,222.7	9,378.2	12,159.2	12,647.7	21,330.0	33,317.5	8,412.1	130,180.6

Gross margin %	24.4%	31.3%	46.2%	46.0%	45.7%	45.8%	46.1%	46.1%	46.0%	43.7%	43.3%	45.7%	44.9%
Operating expenses
Store payroll, benefits & taxes	2,824.4	3,530.6	2,824.4	2,824.4	3,530.6	2,824.4	2,824.4	3,530.6	2,824.4	3,522.2	4,401.4	2,824.4	29,106.8
Occupancy	4,505.7	4,513.9	4,514.5	4,514.2	4,517.3	4,519.1	4,518.5	4,523.3	4,528.6	4,533.7	4,544.4	4,537.9	40,737.0
Marketing	301.6	301.6	563.2	563.2	563.2	563.2	563.2	563.2	563.2	844.9	1,126.5	563.2	5,913.8
Store operating expenses	994.1	1,130.1	1,018.4	1,022.0	1,148.9	1,104.0	1,023.2	1,115.6	1,103.5	1,439.5	1,979.3	978.0	10,914.0
Other/Store closing costs	8,430.5	6,113.6	—	—	—	—	—	—	—	—	—	—	—

Subtotal store operating expenses	17,056.3	15,589.8	8,920.5	8,923.8	9,760.0	9,010.7	8,929.3	9,732.7	9,019.7	10,340.3	12,051.6	8,903.5	86,671.6

Retail Admin	269.0	337.0	269.0	269.0	337.0	269.0	269.0	337.0	269.0	269.0	337.0	269.0	2,625.0

Total store operating expense	17,325.3	15,926.8	9,189.5	9,192.8	10,097.0	9,279.7	9,198.3	10,069.7	9,288.7	10,609.3	12,388.6	9,172.5	89,296.6

Catalog/Internet Expenses	269.7	486.1	371.8	351.1	432.8	351.2	242.6	1,240.3	290.7	2,808.8	2,648.6	371.2	8,737.3

Contribution Retail	(389.4)	1,785.7	(72.5)	(25.0)	1,908.6	1,728.5	17.2	1,277.1	1,753.8	7,210.8	16,938.5	(1,082.8)	29,726.7
Contribution Closing stores	(7,901.6)	(6,757.6)	—	—	—	—	—	—	—	—	—	—	—
Contribution Direct-to-consumer	48.6	188.3	(8.5)	(121.9)	(122.3)	(136.7)	(79.9)	(427.9)	1,314.5	701.1	1,341.8	(48.8)	2,420.0

Contibution	(8,242.4)	(4,783.6)	(81.0)	(146.9)	1,786.3	1,591.8	(62.7)	849.2	3,068.3	7,911.9	18,280.3	(1,131.6)	32,146.7

Distribution & FR8	845.6	1,106.2	940.4	882.4	1,013.8	882.0	989.3	1,326.3	1,297.5	1,462.0	1,567.9	835.9	10,257.1
General & Admin	1,116.0	1,394.0	1,116.0	1,116.0	1,394.0	1,116.0	1,116.0	1,394.0	1,116.0	1,116.0	1,394.0	1,116.0	10,878.0
	—	—	—	—	—	—	—	—	—	—	—	—	—

EBITDA—Go forward	(2,302.4)	(526.2)	(2,137.4)	(2,145.3)	(621.5)	(406.2)	(2,168.0)	(1,871.1)	654.8	5,333.9	15,318.4	(3,083.5)	6,045.6

EBITDA—Closers	(7,901.6)	(6,757.6)	—	—	—	—	—	—	—	—	—	—	—

EBITDA	(10,204.0)	(7,283.8)	(2,137.4)	(2,145.3)	(621.5)	(406.2)	(2,168.0)	(1,871.1)	654.8	5,333.9	15,318.4	(3,083.5)	11,011.6

Reoganization Costs (Gain)	200.0	200.0	(25,684.6)	—	—	—	—	—	—	—	—	—	—
Depreciation	559.0	560.0	561.0	562.0	569.0	576.0	577.0	578.0	579.0	580.0	581.0	582.0	5,184.0

EBIT	(10,963.0)	(8,043.8)	22,986.2	(2,707.3)	(1,190.5)	(982.2)	(2,745.0)	(2,449.1)	75.8	4,753.9	14,737.4	(3,665.5)	5,827.6

Interest	425.8	385.5	312.6	301.8	299.9	284.1	310.0	376.6	423.6	425.2	297.1	239.3	2,957.6

Pre-tax	(11,388.8)	(8,429.3)	22,673.6	(3,009.1)	(1,490.4)	(1,266.3)	(3,055.0)	(2,825.7)	(347.8)	4,328.7	14,440.3	(3,904.8)	2,870.0

Income taxes	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	225.0

Net Income(loss)	(11,413.8)	(8,454.3)	22,648.6	(3,034.1)	(1,515.4)	(1,291.3)	(3,080.0)	(2,850.7)	(372.8)	4,303.7	14,415.3	(3,929.8)	2,645.0

40

	Feb-03 3/1/2003	Mar-03 4/5/2003	Apr-03 5/3/2003	May-03 5/31/2003	Jun-03 7/5/2003	Jul-03 8/2/2003	Aug-03 8/30/2003	Sep-03 10/4/2003	Oct-03 11/1/2003	Nov-03 11/29/2003	Dec-03 1/3/2004	Jan-03 1/31/2004	Total FY 2003
Sales: retail	48.4%	68.1%	96.2%	97.6%	97.5%	98.1%	98.3%	93.4%	87.4%	83.6%	88.0%	96.2%	91.4%
Sales: catalog/internet	1.8%	3.9%	3.8%	2.4%	2.5%	1.9%	1.7%	6.6%	12.6%	16.4%	12.0%	3.8%	8.6%
Sales: other	49.8%	28.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Sales	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Cost of sales: retail	54.1%	54.2%	53.8%	54.0%	54.3%	54.2%	53.9%	53.9%	54.0%	56.3%	56.7%	54.4%	55.1%
Cost of sales: catalog/internet	53.9%	54.1%	53.7%	53.8%	54.1%	54.1%	53.4%	53.4%	53.8%	56.0%	56.7%	53.8%	55.5%
Cost of sales: other	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Cost of sales	75.6%	68.7%	53.8%	54.0%	54.3%	54.2%	53.9%	53.9%	54.0%	56.3%	56.7%	54.3%	55.1%

Gross margin: retail	45.9%	45.8%	46.2%	46.0%	45.7%	45.8%	46.1%	46.1%	46.0%	43.7%	43.3%	45.6%	44.9%
Gross margin: catalog/internet	46.1%	46.0%	46.3%	46.2%	45.9%	46.0%	46.6%	46.6%	46.2%	44.0%	43.3%	46.2%	44.5%
Gross margin: other	2.8%	-6.2%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Gross margin	24.4%	31.3%	46.2%	46.0%	45.7%	45.8%	46.1%	46.1%	46.0%	43.7%	43.3%	45.7%	44.9%

Gross margin %	24.4%	31.3%	46.2%	46.0%	45.7%	45.8%	46.1%	46.1%	46.0%	43.7%	43.3%	45.7%	44.9%
Operating expenses
Store payroll, benefits & taxes	15.2%	13.9%	14.3%	14.2%	13.4%	11.8%	14.1%	14.3%	11.8%	8.6%	6.5%	15.9%	11.0%
Occupancy	24.3%	17.8%	22.9%	22.7%	17.2%	18.8%	22.6%	18.4%	18.9%	11.1%	6.7%	25.6%	15.4%
Marketing	1.6%	1.2%	2.9%	2.8%	2.1%	2.3%	2.8%	2.3%	2.3%	2.1%	1.7%	3.2%	2.2%
Store operating expenses	5.4%	4.5%	5.2%	5.1%	4.4%	4.6%	5.1%	4.5%	4.6%	3.5%	2.9%	5.5%	4.1%
Other/Store closing costs	45.5%	24.1%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Subtotal store operating expenses	92.1%	61.5%	45.2%	44.8%	37.2%	37.5%	44.7%	39.6%	37.6%	25.3%	17.8%	50.2%	32.7%

Retail Admin	1.5%	1.3%	1.4%	1.3%	1.3%	1.1%	1.3%	1.4%	1.1%	0.7%	0.5%	1.5%	1.0%

Total store operating expense	93.5%	62.9%	46.5%	46.1%	38.4%	38.6%	46.0%	40.9%	38.7%	26.0%	18.3%	51.8%	33.7%

Catalog/Internet Expenses	39.0%	33.1%	47.4%	70.7%	64.0%	75.2%	69.4%	71.1%	8.4%	35.2%	28.8%	53.2%	34.8%

Contribution Retail	-2.1%	7.0%	-0.4%	-0.1%	7.3%	7.2%	0.1%	5.2%	7.3%	17.7%	25.0%	-6.1%	11.2%
Contribution Closing stores
Contribution Direct-to-consumer	7.0%	12.8%	-1.1%	-24.5%	-18.1%	-29.3%	-22.9%	-24.5%	37.9%	8.8%	14.6%	-7.0%	9.6%

Contibution	-21.5%	-12.9%	-0.4%	-0.7%	6.6%	6.5%	-0.3%	3.2%	11.2%	16.2%	23.7%	-6.1%	11.1%

Distribution & FR8	2.2%	3.0%	4.6%	4.3%	3.8%	3.6%	4.9%	5.0%	4.7%	3.0%	2.0%	4.5%	3.5%
General & Admin	2.9%	3.7%	5.4%	5.5%	5.2%	4.6%	5.5%	5.3%	4.1%	2.3%	1.8%	6.1%	3.7%
	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

EBITDA—Go forward	-12.0%	-2.0%	-10.4%	-10.5%	-2.3%	-1.7%	-10.7%	-7.1%	2.4%	10.9%	19.9%	-16.7%	2.1%

EBITDA—Closers	-41.5%	-64.9%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

EBITDA	-26.7%	-19.6%	-10.4%	-10.5%	-2.3%	-1.7%	-10.7%	-7.1%	2.4%	10.9%	19.9%	-16.7%	3.8%

Depreciation	1.5%	1.5%	2.7%	2.8%	2.1%	2.4%	2.8%	2.2%	2.1%	1.2%	0.8%	3.2%	1.8%

EBIT	-28.6%	-21.6%	112.0%	-13.3%	-4.4%	-4.0%	-13.5%	-9.3%	0.3%	9.7%	19.1%	-19.9%	2.0%

Interest	1.1%	1.0%	1.5%	1.5%	1.1%	1.2%	1.5%	1.4%	1.5%	0.9%	0.4%	1.3%	1.0%

Pre-tax	-29.8%	-22.7%	110.4%	-14.7%	-5.5%	-5.2%	-15.0%	-10.7%	-1.3%	8.9%	18.8%	-21.2%	1.0%

Income taxes	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.0%	0.1%	0.1%

Net Income(loss)	-29.8%	-22.7%	110.3%	-14.9%	-5.6%	-5.3%	-15.1%	-10.8%	-1.4%	8.8%	18.7%	-21.3%	0.9%

41

FAO, Inc.

Consolidated Statements of Operations

dollars in thousands ($000's)

	Feb-04 2/28/2004	Mar-04 4/3/2004	Apr-04 5/1/2004	May-04 5/29/2004	Jun-04 7/3/2004	Jul-04 7/31/2004	Aug-04 8/28/2004	Sep-04 10/2/2004	Oct-04 10/30/2004	Nov-04 11/27/2004	Dec-04 1/1/2005	Jan-04 1/29/2005	Total FY 2004
Sales: retail	20,356.0	27,790.6	21,895.5	22,177.3	28,321.8	25,940.2	21,901.0	26,554.0	25,899.4	43,251.1	71,498.5	19,444.7	355,030.1
Sales: catalog/internet	760.0	1,615.0	863.0	547.0	744.0	513.0	402.0	2,007.0	3,992.0	9,178.0	10,591.0	803.0	32,015.0
Sales: other closing stores	—	—	—	—	—	—	—	—	—	—	—	—	—

Sales	21,116.0	29,405.6	22,758.5	22,724.3	29,065.8	26,453.2	22,303.0	28,561.0	29,891.4	52,429.1	82,089.5	20,247.7	387,045.1

Cost of sales: retail	10,990.2	15,043.1	11,762.3	11,951.3	15,330.6	14,041.4	11,741.1	14,232.9	13,949.4	24,242.2	40,503.9	10,523.5	194,312.0
Cost of sales: catalog/internet	409.9	872.9	463.2	294.4	402.2	277.3	214.8	1,072.3	2,146.1	5,141.5	6,001.9	432.3	17,728.8
Cost of sales: other	—	—	—	—	—	—	—	—	—	—	—	—	—

Cost of sales	11,400.1	15,916.0	12,225.4	12,245.7	15,732.8	14,318.7	11,956.0	15,305.3	16,095.5	29,383.8	46,505.8	10,955.7	212,040.8

Gross margin: retail	9,365.8	12,747.5	10,133.2	10,226.0	12,991.2	11,898.8	10,159.9	12,321.1	11,950.0	19,008.9	30,994.6	8,921.2	160,718.1
Gross margin: catalog/internet	350.1	742.1	399.8	252.6	341.8	235.7	187.2	934.7	1,845.9	4,036.5	4,589.1	370.7	14,286.2
Gross margin: other	—	—	—	—	—	—	—	—	—	—	—	—	—

Gross margin	9,715.9	13,489.6	10,533.1	10,478.6	13,333.0	12,134.5	10,347.0	13,255.7	13,795.9	23,045.3	35,583.7	9,292.0	175,004.3

Gross margin %	46.0%	45.9%	46.3%	46.1%	45.9%	45.9%	46.4%	46.4%	46.2%	44.0%	43.3%	45.9%	45.2%
Operating expenses
Store payroll, benefits & taxes	2,923.0	3,654.0	2,923.0	2,923.0	3,654.0	2,923.0	2,923.0	3,654.0	2,923.0	3,645.0	4,555.0	2,923.0	39,623.0
Occupancy	4,553.7	4,562.0	4,562.6	4,562.3	4,565.4	4,567.3	4,566.6	4,571.5	4,576.8	4,582.0	4,592.8	4,586.2	54,849.2
Marketing	308.7	308.7	576.4	576.4	576.4	576.4	576.4	576.4	576.4	864.7	1,152.9	576.4	7,246.2
Store operating expenses	1,037.3	1,185.9	1,068.7	1,074.4	1,196.8	1,149.2	1,068.8	1,161.7	1,148.4	1,495.4	2,060.6	1,019.7	14,666.9
Other/Store closing costs	—	—	—	—	—	—	—	—	—	—	—	—	—

Subtotal store operating expenses	8,822.7	9,710.6	9,130.7	9,136.1	9,992.6	9,215.9	9,134.8	9,963.6	9,224.6	10,587.1	12,361.3	9,105.3	116,385.3

Retail Admin	276.0	345.0	276.0	276.0	345.0	276.0	276.0	345.0	276.0	276.0	345.0	276.0	3,588.0

Total store operating expense	9,098.7	10,055.6	9,406.7	9,412.1	10,337.6	9,491.9	9,410.8	10,308.6	9,500.6	10,863.1	12,706.3	9,381.3	119,973.3

Catalog/Internet Expenses	278.7	502.0	381.0	358.3	443.4	358.3	250.1	1,496.6	1,674.9	1,881.0	1,976.8	382.9	9,984.0

Contribution Retail	267.1	2,691.9	726.5	813.9	2,653.6	2,406.9	749.1	2,012.5	2,449.4	8,145.8	18,288.3	(460.1)	40,744.8
Contribution Closing stores
Contribution Direct-to-consumer	71.4	240.1	18.8	(105.7)	(101.6)	(122.6)	(62.9)	(561.9)	171.0	2,155.5	2,612.3	(12.2)	4,302.2

Contibution	338.5	2,932.0	745.4	708.2	2,552.0	2,284.3	686.1	1,450.5	2,620.4	10,301.2	20,900.6	(472.2)	45,047.0

Distribution & FR8	913.2	1,194.7	1,015.6	953.0	1,094.9	952.6	1,068.4	1,432.4	1,401.3	1,579.0	1,693.3	902.8	14,201.2
General & Admin	1,144.0	1,429.0	1,144.0	1,144.0	1,429.0	1,144.0	1,144.0	1,429.0	1,144.0	1,144.0	1,429.0	1,144.0	14,868.0
	—	—	—	—	—	—	—	—	—	—	—	—	—

EBITDA—Go forward	(1,718.7)	308.3	(1,414.2)	(1,388.8)	28.1	187.7	(1,526.3)	(1,410.9)	75.1	7,578.2	17,778.3	(2,519.0)	15,977.8

EBITDA—Closers	—	—	—	—	—	—	—	—	—	—	—	—	—

EBITDA	(1,718.7)	308.3	(1,414.2)	(1,388.8)	28.1	187.7	(1,526.3)	(1,410.9)	75.1	7,578.2	17,778.3	(2,519.0)	15,977.8

Reoganization Costs (Gain)	—	—	—	—	—	—	—	—	—	—	—	—	—
Depreciation	582.0	592.0	602.0	612.0	622.0	632.0	642.0	652.0	662.0	672.0	682.0	692.0	7,644.0

EBIT	(2,300.7)	(283.7)	(2,016.2)	(2,000.8)	(593.9)	(444.3)	(2,168.3)	(2,062.9)	(586.9)	6,906.2	17,096.3	(3,211.0)	8,333.8

Interest	205.3	201.8	220.0	245.0	251.8	235.4	255.5	288.9	320.0	342.6	299.4	214.7	3,080.4

Pre-tax	(2,506.0)	(485.5)	(2,236.2)	(2,245.8)	(845.7)	(679.7)	(2,423.8)	(2,351.8)	(906.9)	6,563.6	16,796.9	(3,425.7)	5,253.4

Income taxes	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	300.0

Net Income(loss)	(2,531.0)	(510.5)	(2,261.2)	(2,270.8)	(870.7)	(704.7)	(2,448.8)	(2,376.8)	(931.9)	6,538.6	16,771.9	(3,450.7)	4,953.4

42

	Feb-04 2/28/2004	Mar-04 4/3/2004	Apr-04 5/1/2004	May-04 5/29/2004	Jun-04 7/3/2004	Jul-04 7/31/2004	Aug-04 8/28/2004	Sep-04 10/2/2004	Oct-04 10/30/2004	Nov-04 11/27/2004	Dec-04 1/1/2005	Jan-04 1/29/2005	Total FY 2004
Sales: retail	96.4%	94.5%	96.2%	97.6%	97.4%	98.1%	98.2%	93.0%	86.6%	82.5%	87.1%	96.0%	91.7%
Sales: catalog/internet	3.6%	5.5%	3.8%	2.4%	2.6%	1.9%	1.8%	7.0%	13.4%	17.5%	12.9%	4.0%	8.3%
Sales: other	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Sales	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Cost of sales: retail	54.0%	54.1%	53.7%	53.9%	54.1%	54.1%	53.6%	53.6%	53.9%	56.1%	56.7%	54.1%	54.7%
Cost of sales: catalog/internet	53.9%	54.1%	53.7%	53.8%	54.1%	54.1%	53.4%	53.4%	53.8%	56.0%	56.7%	53.8%	55.4%
Cost of sales: other	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Cost of sales	54.0%	54.1%	53.7%	53.9%	54.1%	54.1%	53.6%	53.6%	53.8%	56.0%	56.7%	54.1%	54.8%

Gross margin: retail	46.0%	45.9%	46.3%	46.1%	45.9%	45.9%	46.4%	46.4%	46.1%	44.0%	43.4%	45.9%	45.3%
Gross margin: catalog/internet	46.1%	46.0%	46.3%	46.2%	45.9%	46.0%	46.6%	46.6%	46.2%	44.0%	43.3%	46.2%	44.6%
Gross margin: other	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Gross margin	46.0%	45.9%	46.3%	46.1%	45.9%	45.9%	46.4%	46.4%	46.2%	44.0%	43.3%	45.9%	45.2%

Gross margin %	46.0%	45.9%	46.3%	46.1%	45.9%	45.9%	46.4%	46.4%	46.2%	44.0%	43.3%	45.9%	45.2%
Operating expenses
Store payroll, benefits & taxes	14.4%	13.1%	13.3%	13.2%	12.9%	11.3%	13.3%	13.8%	11.3%	8.4%	6.4%	15.0%	11.2%
Occupancy	22.4%	16.4%	20.8%	20.6%	16.1%	17.6%	20.9%	17.2%	17.7%	10.6%	6.4%	23.6%	15.4%
Marketing	1.5%	1.1%	2.6%	2.6%	2.0%	2.2%	2.6%	2.2%	2.2%	2.0%	1.6%	3.0%	2.0%
Store operating expenses	5.1%	4.3%	4.9%	4.8%	4.2%	4.4%	4.9%	4.4%	4.4%	3.5%	2.9%	5.2%	4.1%
Other/Store closing costs	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Subtotal store operating expenses	43.3%	34.9%	41.7%	41.2%	35.3%	35.5%	41.7%	37.5%	35.6%	24.5%	17.3%	46.8%	32.8%

Retail Admin	1.4%	1.2%	1.3%	1.2%	1.2%	1.1%	1.3%	1.3%	1.1%	0.6%	0.5%	1.4%	1.0%

Total store operating expense	44.7%	36.2%	43.0%	42.4%	36.5%	36.6%	43.0%	38.8%	36.7%	25.1%	17.8%	48.2%	33.8%

Catalog/Internet Expenses	36.7%	31.1%	44.1%	65.5%	59.6%	69.8%	62.2%	74.6%	42.0%	20.5%	18.7%	47.7%	31.2%

Contribution Retail	1.3%	9.7%	3.3%	3.7%	9.4%	9.3%	3.4%	7.6%	9.5%	18.8%	25.6%	-2.4%	11.5%
Contribution Closing stores
Contribution Direct-to-consumer	9.4%	14.9%	2.2%	-19.3%	-13.7%	-23.9%	-15.7%	-28.0%	4.3%	23.5%	24.7%	-1.5%	13.4%

Contibution	1.6%	10.0%	3.3%	3.1%	8.8%	8.6%	3.1%	5.1%	8.8%	19.6%	25.5%	-2.3%	11.6%

Distribution & FR8	4.3%	4.1%	4.5%	4.2%	3.8%	3.6%	4.8%	5.0%	4.7%	3.0%	2.1%	4.5%	3.7%
General & Admin	5.4%	4.9%	5.0%	5.0%	4.9%	4.3%	5.1%	5.0%	3.8%	2.2%	1.7%	5.7%	3.8%
	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

EBITDA—Go forward	-8.1%	1.0%	-6.2%	-6.1%	0.1%	0.7%	-6.8%	-4.9%	0.3%	14.5%	21.7%	-12.4%	4.1%
EBITDA—Closers	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

EBITDA	-8.1%	1.0%	-6.2%	-6.1%	0.1%	0.7%	-6.8%	-4.9%	0.3%	14.5%	21.7%	-12.4%	4.1%

Depreciation	2.8%	2.0%	2.6%	2.7%	2.1%	2.4%	2.9%	2.3%	2.2%	1.3%	0.8%	3.4%	2.0%

EBIT	-10.9%	-1.0%	-8.9%	-8.8%	-2.0%	-1.7%	-9.7%	-7.2%	-2.0%	13.2%	20.8%	-15.9%	2.2%

Interest	1.2%	0.9%	1.2%	1.3%	1.0%	1.1%	1.4%	1.2%	1.2%	0.8%	0.4%	1.3%	1.0%

Pre-tax	-12.1%	-1.8%	-10.1%	-10.1%	-3.1%	-2.8%	-11.1%	-8.4%	-3.2%	12.4%	20.4%	-17.2%	1.2%

Income taxes	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.0%	0.0%	0.1%	0.1%

Net Income(loss)	-12.2%	-1.9%	-10.2%	-10.2%	-3.2%	-2.9%	-11.2%	-8.5%	-3.3%	12.4%	20.4%	-17.3%	1.1%

43

	Feb-05 2/26/2005	Mar-05 4/2/2005	Apr-05 4/30/2005	May-05 5/28/2005	Jun-05 7/2/2005	Jul-05 7/30/2005	Aug-05 8/27/2005	Sep-05 10/1/2005	Oct-05 10/29/2005	Nov-05 11/26/2005	Dec-05 12/31/2005	Jan-05 1/28/2006	Total FY 2005
Sales: retail	21,434.0	29,249.6	23,086.1	23,547.9	29,977.9	27,408.5	23,313.7	28,199.4	27,567.3	45,433.1	74,814.6	21,008.5	375,040.6
Sales: catalog/internet	837.0	1,777.0	950.0	602.0	819.0	565.0	443.0	2,207.0	4,391.0	10,096.0	11,650.0	883.0	35,220.0
Sales: other closing stores	—	—	—	—	—	—	—	—	—	—	—	—	—

Sales	22,271.0	31,026.6	24,036.1	24,149.9	30,796.9	27,973.5	23,756.7	30,406.4	31,958.3	55,529.1	86,464.6	21,891.5	410,260.6

Cost of sales: retail	11,542.2	15,788.9	12,369.5	12,657.0	16,185.1	14,797.8	12,468.2	15,078.2	14,814.7	25,397.1	42,270.2	11,350.9	204,719.9
Cost of sales: catalog/internet	451.4	960.5	509.9	324.0	442.8	305.4	236.7	1,179.2	2,360.6	5,655.8	6,602.1	475.3	19,503.6
Cost of sales: other	—	—	—	—	—	—	—	—	—	—	—	—	—

Cost of sales	11,993.6	16,749.4	12,879.4	12,981.0	16,627.8	15,103.2	12,704.9	16,257.4	17,175.3	31,052.9	48,872.3	11,826.2	224,223.4

Gross margin: retail	9,891.8	13,460.7	10,716.6	10,890.9	13,792.8	12,610.7	10,845.5	13,121.2	12,752.6	20,036.0	32,544.4	9,657.6	170,320.7
Gross margin: catalog/internet	385.6	816.5	440.1	278.0	376.2	259.6	206.3	1,027.8	2,030.4	4,440.2	5,047.9	407.7	15,716.4
Gross margin: other	—	—	—	—	—	—	—	—	—	—	—	—	—

Gross margin	10,277.4	14,277.2	11,156.7	11,168.9	14,169.1	12,870.3	11,051.8	14,149.0	14,783.0	24,476.2	37,592.3	10,065.3	186,037.2

Gross margin %	46.1%	46.0%	46.4%	46.2%	46.0%	46.0%	46.5%	46.5%	46.3%	44.1%	43.5%	46.0%	45.3%
Operating expenses
Store payroll, benefits & taxes	3,025.0	3,782.0	3,025.0	3,025.0	3,782.0	3,025.0	3,025.0	3,782.0	3,025.0	3,773.0	4,714.0	3,025.0	41,008.0
Occupancy	4,893.8	4,902.2	4,902.8	4,902.5	4,905.7	4,907.6	4,906.9	4,911.8	4,917.2	4,922.4	4,933.3	4,926.7	58,932.9
Marketing	315.9	315.9	589.9	589.9	589.9	589.9	589.9	589.9	589.9	884.9	1,179.8	589.9	7,415.7
Store operating expenses	1,065.2	1,221.6	1,099.0	1,108.3	1,236.5	1,185.2	1,103.6	1,201.3	1,188.4	1,545.8	2,134.2	1,057.6	15,146.7
Other/Store closing costs	—	—	—	—	—	—	—	—	—	—	—	—	—

Subtotal store operating expenses	9,299.9	10,221.7	9,616.7	9,625.7	10,514.1	9,707.7	9,625.4	10,485.0	9,720.5	11,126.1	12,961.3	9,599.2	122,503.3

Retail Admin	283.0	354.0	283.0	283.0	354.0	283.0	283.0	354.0	283.0	283.0	354.0	283.0	3,680.0

Total store operating expense	9,582.9	10,575.7	9,899.7	9,908.7	10,868.1	9,990.7	9,908.4	10,839.0	10,003.5	11,409.1	13,315.3	9,882.2	126,183.3

Catalog/Internet Expenses	288.5	519.2	390.9	365.9	454.7	366.0	257.0	1,514.8	1,704.4	1,941.4	2,042.0	392.9	10,237.7

Contribution Retail	308.9	2,885.0	816.9	982.2	2,924.7	2,620.0	937.1	2,282.2	2,749.1	8,626.9	19,229.1	(224.6)	44,137.4
Contribution Closing stores
Contribution Direct-to-consumer	97.1	297.3	49.2	(87.9)	(78.5)	(106.4)	(50.7)	(487.0)	326.0	2,498.8	3,005.9	14.8	5,478.7

Contibution	406.0	3,182.3	866.1	894.3	2,846.3	2,513.6	886.4	1,795.2	3,075.1	11,125.7	22,235.0	(209.8)	49,616.2

Distribution & FR8	964.7	1,262.0	1,072.8	1,006.7	1,156.6	1,006.3	1,128.6	1,513.1	1,480.3	1,668.0	1,788.7	953.7	15,001.5
General & Admin	1,167.0	1,458.0	1,167.0	1,167.0	1,458.0	1,167.0	1,167.0	1,458.0	1,167.0	1,167.0	1,458.0	1,167.0	15,168.0
	—	—	—	—	—	—	—	—	—	—	—	—	—

EBITDA—Go forward	(1,725.7)	462.3	(1,373.7)	(1,279.4)	231.7	340.3	(1,409.2)	(1,175.9)	427.8	8,290.7	18,988.3	(2,330.5)	19,446.7

EBITDA—Closers	—	—	—	—	—	—	—	—	—	—	—	—	—

EBITDA	(1,725.7)	462.3	(1,373.7)	(1,279.4)	231.7	340.3	(1,409.2)	(1,175.9)	427.8	8,290.7	18,988.3	(2,330.5)	19,446.7

Reoganization Costs (Gain)	—	—	—	—	—	—	—	—	—	—	—	—	—
Depreciation	692.0	702.0	712.0	722.0	732.0	742.0	752.0	762.0	772.0	782.0	792.0	802.0	8,964.0

EBIT	(2,417.7)	(239.7)	(2,085.7)	(2,001.4)	(500.3)	(401.7)	(2,161.2)	(1,937.9)	(344.2)	7,508.7	18,196.3	(3,132.5)	10,482.7

Interest	260.1	249.2	271.5	311.4	325.6	305.2	325.6	385.5	419.9	434.1	376.0	258.2	3,922.3

Pre-tax	(2,677.8)	(488.9)	(2,357.2)	(2,312.8)	(825.9)	(706.9)	(2,486.8)	(2,323.4)	(764.1)	7,074.6	17,820.3	(3,390.7)	6,560.4

Income taxes	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	25.0	300.0

Net Income(loss)	(2,702.8)	(513.9)	(2,382.2)	(2,337.8)	(850.9)	(731.9)	(2,511.8)	(2,348.4)	(789.1)	7,049.6	17,795.3	(3,415.7)	6,260.4

44

	Feb-05 2/26/2005	Mar-05 4/2/2005	Apr-05 4/30/2005	May-05 5/28/2005	Jun-05 7/2/2005	Jul-05 7/30/2005	Aug-05 8/27/2005	Sep-05 10/1/2005	Oct-05 10/29/2005	Nov-05 11/26/2005	Dec-05 12/31/2005	Jan-05 1/28/2006	Total FY 2005
Sales: retail	96.2%	94.3%	96.0%	97.5%	97.3%	98.0%	98.1%	92.7%	86.3%	81.8%	86.5%	96.0%	91.4%
Sales: catalog/internet	3.8%	5.7%	4.0%	2.5%	2.7%	2.0%	1.9%	7.3%	13.7%	18.2%	13.5%	4.0%	8.6%
Sales: other	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Sales	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Cost of sales: retail	53.9%	54.0%	53.6%	53.8%	54.0%	54.0%	53.5%	53.5%	53.7%	55.9%	56.5%	54.0%	54.6%
Cost of sales: catalog/internet	53.9%	54.1%	53.7%	53.8%	54.1%	54.1%	53.4%	53.4%	53.8%	56.0%	56.7%	53.8%	55.4%
Cost of sales: other	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Cost of sales	53.9%	54.0%	53.6%	53.8%	54.0%	54.0%	53.5%	53.5%	53.7%	55.9%	56.5%	54.0%	54.7%

Gross margin: retail	46.2%	46.0%	46.4%	46.3%	46.0%	46.0%	46.5%	46.5%	46.3%	44.1%	43.5%	46.0%	45.4%
Gross margin: catalog/internet	46.1%	46.0%	46.3%	46.2%	45.9%	46.0%	46.6%	46.6%	46.2%	44.0%	43.3%	46.2%	44.6%
Gross margin: other	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Gross margin	46.1%	46.0%	46.4%	46.2%	46.0%	46.0%	46.5%	46.5%	46.3%	44.1%	43.5%	46.0%	45.3%

Gross margin %	46.1%	46.0%	46.4%	46.2%	46.0%	46.0%	46.5%	46.5%	46.3%	44.1%	43.5%	46.0%	45.3%
Operating expenses
Store payroll, benefits & taxes	14.1%	12.9%	13.1%	12.8%	12.6%	11.0%	13.0%	13.4%	11.0%	8.3%	6.3%	14.4%	10.9%
Occupancy	22.8%	16.8%	21.2%	20.8%	16.4%	17.9%	21.0%	17.4%	17.8%	10.8%	6.6%	23.5%	15.7%
Marketing	1.5%	1.1%	2.6%	2.5%	2.0%	2.2%	2.5%	2.1%	2.1%	1.9%	1.6%	2.8%	2.0%
Store operating expenses	5.0%	4.2%	4.8%	4.7%	4.1%	4.3%	4.7%	4.3%	4.3%	3.4%	2.9%	5.0%	4.0%
Other/Store closing costs	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Subtotal store operating expenses	43.4%	34.9%	41.7%	40.9%	35.1%	35.4%	41.3%	37.2%	35.3%	24.5%	17.3%	45.7%	32.7%

Retail Admin	1.3%	1.2%	1.2%	1.2%	1.2%	1.0%	1.2%	1.3%	1.0%	0.6%	0.5%	1.3%	1.0%

Total store operating expense	44.7%	36.2%	42.9%	42.1%	36.3%	36.5%	42.5%	38.4%	36.3%	25.1%	17.8%	47.0%	33.6%

Catalog/Internet Expenses	34.5%	29.2%	41.1%	60.8%	55.5%	64.8%	58.0%	68.6%	38.8%	19.2%	17.5%	44.5%	29.1%

Contribution Retail	1.4%	9.9%	3.5%	4.2%	9.8%	9.6%	4.0%	8.1%	10.0%	19.0%	25.7%	(1.1)%	11.8%
Contribution Closing stores
Contribution Direct-to-consumer	11.6%	16.7%	5.2%	(14.6)%	(9.6)%	(18.8)%	(11.5)%	(22.1)%	7.4%	24.8%	25.8%	1.7%	15.6%

Contibution	1.8%	10.3%	3.6%	3.7%	9.2%	9.0%	3.7%	5.9%	9.6%	20.0%	25.7%	(1.0)%	12.1%

Distribution & FR8	4.3%	4.1%	4.5%	4.2%	3.8%	3.6%	4.8%	5.0%	4.6%	3.0%	2.1%	4.4%	3.7%
General & Admin	5.2%	4.7%	4.9%	4.8%	4.7%	4.2%	4.9%	4.8%	3.7%	2.1%	1.7%	5.3%	3.7%
	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

EBITDA—Go forward	(7.7)%	1.5%	(5.7)%	(5.3)%	0.8%	1.2%	(5.9)%	(3.9)%	1.3%	14.9%	22.0%	(10.6)%	4.7%

EBITDA—Closers	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

EBITDA	(7.7)%	1.5%	(5.7)%	(5.3)%	0.8%	1.2%	(5.9)%	(3.9)%	1.3%	14.9%	22.0%	(10.6)%	4.7%

Depreciation	3.1%	2.3%	3.0%	3.0%	2.4%	2.7%	3.2%	2.5%	2.4%	1.4%	0.9%	3.7%	2.2%

EBIT	(10.9)%	(0.8)%	(8.7)%	(8.3)%	(1.6)%	(1.4)%	(9.1)%	(6.4)%	(1.1)%	13.5%	21.0%	(14.3)%	2.6%

Interest	1.2%	0.8%	1.1%	1.3%	1.1%	1.1%	1.4%	1.3%	1.3%	0.8%	0.4%	1.2%	1.0%

Pre-tax	(12.0)%	(1.6)%	(9.8)%	(9.6)%	(2.7)%	(2.5)%	(10.5)%	(7.6)%	(2.4)%	12.7%	20.6%	(15.5)%	1.6%

Income taxes	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.0%	0.0%	0.1%	0.1%

Net Income(loss)	(12.1)%	(1.7)%	(9.9)%	(9.7)%	(2.8)%	(2.6)%	(10.6)%	(7.7)%	(2.5)%	12.7%	20.6%	(15.6)%	1.5%

45

EXHIBIT E

LIQUIDATION ANALYSIS

FAO, Inc and Subsidiaries

Liquidation Analysis

Estimated As of April 4, 2003

	Net Book Value		Recovery	Liquidation Value
Cash and cash equivalents	$2,940		100.0%	$2,940
Accounts and other receivables
Bankcard	2,000		90.0%	1,800
FAO Construction Receivable	635		0.0%	—
Vendex receivable	175		0.0%	—
Institutional charge	583		90.0%	525
Fulfillment services receivable	250		100.0%	—
Co-op receivable	500		0.0%	—
Other receivables	725		50.0%	500
Merchandise inventories	68,158		69.3%	47,233
Prepaid catalog expenses	400		0.0%	—
Other prepaid assets
Rent	4,372		100.0%	4,372
Supplies	271		0.0%	—
Insurance	1,076		0.0%	—
Marketing—following month's net	666		0.0%	—
Others	1,335		0.0%	—
Credit facility fees/Professional Fees	1,400		0.0%	—

Total current assets	85,485			57,370
Noncurrent assets:
Property, fixtures and equipment, net	26,220		8.4%	2,200
Goodwill	4,578		65.5%	3,000
Other noncurrent assets	1,789		27.9%	500

	$118,073			$63,070

Liabilities by Priority
Senior Credit Facility	29,566		100.0%	29,566
Standby Letters of Credit on SCF				1,020
Equipment notes and captial lease obligations	9,704		100.0%	2,200
KBB Retail Assets Corp.and beneficiaries	17,399		100.0%	17,399	**
Chapter 7 Trustee expenses				100
Chapter 7 professional fees				750
Other professional fees from Chapter 11, net of retainers and payments				1,000
Administrative Claims
Trade payables	850		100.0%	850
Post petiton January rent	4,000		100.0%	4,000
Accrued expenses
Sales & use taxes	3,020		100.0%	3,020
Gift certificates & merchandise credits	2,764		50.0%	1,382
Accrued rent	1,445		50.0%	723
Accrued operating expenses	2,130		100.0%	2,130
Accrued freight-in & supplies	600		100.0%	600
Accrued interest	862		100.0%	862
Accreud salaries and wages
Accrued payroll & payroll taxes	2,120		100.0%	2,120
Payroll benefits—IBNR	1,112		100.0%	1,112
Payroll benefits—vacation	900		100.0%	900
Severance pay		*		3,559
Workers Comp	890		100.0%	890

Total Secured and Administrative Expense				74,183

Net Available (deficit) for Priority and General Unsecured Claims				(11,113)

General unsecured class	50,341		0.0%	—	**
Unsecured equipment notes and captial lease obligations	7,504
Lease rejection claims	79,866		0.0%	—

Total claims and recovery	137,711			—

*
Severance based on latest store closings and administrative reductions that totaled $1.2 million

**
General Unsecured Class shares ratably in liquidation proceeds of the notes

FAO, Inc

Liquidation Analysis

Estimated As of April 4, 2003

	Consolidated
	Net Book Value		Liquidation Value	ZB Company, Inc.	FAO, Inc. f/k/a The Right Start	FAO Schwarz, Inc.
Cash and cash equivalents	$2,940		$2,940	1,911	323	706
Accounts and other receivables
Bankcard	2,000		1,800	1,170	198	432
FAO Construction Receivable	635		—	0	0	0
Vendex receivable	175		—	0	0	0
Institutional charge	583		525	0	0	525
Fulfillment services receivable	250		—	0	0	0
Co-op receivable	500		—	0	0	0
Other receivables	725		500	0	500	0
Merchandise inventories	68,158		47,233	22,661	17,330	7,242
Prepaid catalog expenses	400		—	0	0	0
Other prepaid assets
Rent	4,372		4,372	2,754	325	1,293
Supplies	271		—	0	0	0
Insurance	1,076		—	0	0	0
Marketing—following month's net	666		—	0	0	0
Others	1,335		—	0	0	0
Credit facility fees/Professional Fees	1,400		—	0	0	0

Total current assets	85,485		57,370	28,496	18,677	10,197
Noncurrent assets:
Property, fixtures and equipment, net	26,220		2,200	1,215	175	810
Value from lease assignments
Goodwill	4,578		3,000			3,000
Other noncurrent assets	1,789		500	250	250	0

	$118,073		$63,070	$29,961	$19,102	$14,007

Liabilities by Priority
Senior Credit Facility	29,566		29,566	14,185	10,848	4,533
Standby Letters of Credit on SCF			1,020	489	374	156
Equipment notes and captial lease obligations	9,704		2,200	1,215	175	810
KBB Retail Assets Corp.and beneficiaries	17,399		17,399	11,309	1,914	4,176	**
Chapter 7 Trustee expenses			100	65	11	24
Chapter 7 professional fees			750	488	83	180
Other professional fees from Chapter 11, net of retainers and payments			1,000	650	110	240
Administrative Claims
Trade payables	850		850		850
Post petiton January rent	4,000		4,000	2,512	320	1,168
Accrued expenses
Sales & use taxes	3,020		3,020	1,963	332	725
Gift certificates & merchandise credits	2,764		1,382	898	152	332
Accrued rent	1,445		723	470	79	173
Accrued operating expenses	2,130		2,130	1,385	234	511
Accrued freight-in & supplies	600		600	0	600	0
Accrued interest	862		862	414	316	132
Accrued salaries and wages
Accrued payroll & payroll taxes	2,120		2,120	449	1,479	192
Payroll benefits—IBNR	1,112		1,112	236	776	101
Payroll benefits—vacation	900		900	191	628	81
Severance pay		*	3,559	754	2,483	322
Workers Comp	890		890	189	621	81

Total Secured and Administrative Expense			74,182	37,860	22,385	13,937

Net Available (deficit) for Priority and General Unsecured Claims			(11,112)	(7,899)	(3,284)	71

General unsecured class	50,341		—	—	—	—	**
Unsecured equipment notes and captial lease obligations	7,504		—	—	—	—
Lease rejection claims	79,866		—	—	—	—

Total claims and recovery	137,711		—	—	—	—

FAO, Inc. includes the operating assets of The Right Start

*
Severance based on latest store closings and administrative reductions that totaled $1.2 million

**
General Unsecured Class shares ratably in liquidation proceeds of the notes

	Consolidated
Prepaid rent
KOP	40	40
Swedes	80	80
Ontario	75		75
109 zanys	2,634	2634
50 RTsts	250		250
FAV	550			550
LV	150			150
Orlando	125			125
Farmers	90			90
Malls	350			350
Schweetz	28			28

	4372	2,754	325	1293
FAOS Inventory
FAV				2750
LV				2000
Orlando				1250
Farmers				750
Malls				3500
Schweetz				200

				10450
PPE
KOP	25	25
Swedes	100	100
Ontario	75		75
109 zanys	1,090	1090
50 RTsts	100		100
FAV	500			500
LV	100			100
Orlando	50			50
Farmers	50			50
Malls	105			105
Schweetz	5			5

	2,200	1,215	175	810
Prepetition rent
KOP	40	40
Swedes	80	80
Ontario	75		75
168 zanys	4,060	4060
61 RTsts	458		458
FAV	550			550
LV	150			150
Orlando	125			125
Farmers	90			90
Boston/SF	300			300
Malls	700			700
Schweetz	28			28

	6,656	4,180	532.5	1943
	4,000	2,512	320	1,168
Severance
KOP	2,308		2,308
Swedes	100	100
Ontario	75		75
109 zanys	654	654
50 RTsts	100		100
FAV	100			100
LV	50			50
Orlando	50			50
Farmers	50			50
Malls	70			70
Schweetz	2			2

	3,559	754	2,483	322

FAO, Inc and Subsidiaries

Liquidation Analysis

Estimated As of April 4, 2003

	Net Book Value		Recovery	Liquidation Value
Cash and cash equivalents	$2,940		100.0%	$2,940
Accounts and other receivables
Bankcard	2,000		90.0%	1,800
FAO Construction Receivable	635		0.0%	—
Vendex receivable	175		0.0%	—
Institutional charge	583		90.0%	525
Fulfillment services receivable	250		100.0%	—
Co-op receivable	500		0.0%	—
Other receivables	725		50.0%	500
Merchandise inventories	68,158		69.3%	47,233
Prepaid catalog expenses	400		0.0%	—
Other prepaid assets
Rent	4,372		100.0%	4,372
Supplies	271		0.0%	—
Insurance	1,076		0.0%	—
Marketing — following month's net	666		0.0%	—
Others	1,335		0.0%	—
Credit facility fees/Professional Fees	1,400		0.0%	—

Total current assets	85,485			57,370
Noncurrent assets:
Property, fixtures and equipment, net	26,220		8.4%	2,200
Goodwill	4,578		65.5%	3,000
Other noncurrent assets	1,789		27.9%	500

	$118,073			$63,070

Liabilities by Priority
Senior Credit Facility	29,566		100.0%	29,566
Standby Letters of Credit on SCF	1,020
Equipment notes and captial lease obligations	9,704		100.0%	2,200
KBB Retail Assets Corp.and beneficiaries	17,399		100.0%	—	**
Chapter 7 Trustee expenses				100
Chapter 7 professional fees				750
Other professional fees from Chapter 11, net of retainers and payments				1,000
Administrative Claims
Trade payables	850		100.0%	850
Post petiton January rent	4,000		100.0%	4,000
Accrued expenses
Sales & use taxes	3,020		100.0%	3,020
Gift certificates & merchandise credits	2,764		50.0%	1,382
Accrued rent	1,445		50.0%	723
Accrued operating expenses	2,130		100.0%	2,130
Accrued freight-in & supplies	600		100.0%	600
Accrued interest	862		100.0%	862
Accreud salaries and wages
Accrued payroll & payroll taxes	2,120		100.0%	2,120
Payroll benefits-IBNR	1,112		100.0%	1,112
Payroll benefits-vacation	900		100.0%	900
Severance pay		*		3,559
Workers Comp	890		100.0%	890

Total Secured and Administrative Expense				56,784

Net Available (deficit) for Priority and General Unsecured Claims				6,286

General unsecured class	50,341		4.1%	2,040	**
KBB Retail Assets Corp.and beneficiaries	17,399		4.1%	705	**
Unsecured equipment notes and captial lease obligations	7,504		4.1%	304
Lease rejection claims	79,866		4.1%	3,237

Total claims and recovery	155,110			6,286

*
Severance based on latest store closings and administrative reductions that totaled $1.2 million

**
General Unsecured Class shares ratably in liquidation proceeds of the notes

FAO, Inc

Liquidation Analysis

Estimated As of April 4, 2003

	Consolidated
	Net Book Value	Liquidation Value	ZB Company, Inc.	FAO, Inc. f/k/a The Right Start	FAO Schwarz, Inc.
Cash and cash equivalents	$2,940	$2,940	1,911	323	706
Accounts and other receivables
Bankcard	2,000	1,800	1,170	198	432
FAO Construction Receivable	635	—	0	0	0
Vendex receivable	175	—	0	0	0
Institutional charge	583	525	0	0	525
Fulfillment services receivable	250	—	0	0	0
Co-op receivable	500	—	0	0	0
Other receivables	725	500	0	500	0
Merchandise inventories	68,158	47,233	22,661	17,330	7,242
Prepaid catalog expenses	400	—	0	0	0
Other prepaid assets
Rent	4,372	4,372	2,754	325	1,293
Supplies	271	—	0	0	0
Insurance	1,076	—	0	0	0
Marketing—following month's net	666	—	0	0	0
Others	1,335	—	0	0	0
Credit facility fees/Professional Fees	1,400	—	0	0	0

Total current assets	85,485	57,370	28,496	18,677	10,197
Noncurrent assets:
Property, fixtures and equipment, net	26,220	2,200	1,215	175	810
Value from lease assignments
Goodwill	4,578	3,000			3,000
Other noncurrent assets	1,789	500	250	250	0

	$118,073	$63,070	$29,961	$19,102	$14,007

Liabilities by Priority
Senior Credit Facility	29,566	29,566	14,185	10,848	4,533
Standby Letters of Credit on SCF		1,020	489	374	156
Equipment notes and captial lease obligations	9,704	2,200	1,215	175	810
KBB Retail Assets Corp.and beneficiaries	17,399	—	—	—	—	**
Chapter 7 Trustee expenses		100	65	11	24
Chapter 7 professional fees		750	488	83	180
Other professional fees from Chapter 11, net of retainers and payments		1,000	650	110	240
Administrative Claims
Trade payables	850	850		850
Post petiton January rent	4,000	4,000	2,512	320	1,168
Accrued expenses
Sales & use taxes	3,020	3,020	1,963	332	725
Gift certificates & merchandise credits	2,764	1,382	898	152	332
Accrued rent	1,445	723	470	79	173
Accrued operating expenses	2,130	2,130	1,385	234	511
Accrued freight-in & supplies	600	600	0	600	0
Accrued interest	862	862	414	316	132
Accrued salaries and wages
Accrued payroll & payroll taxes	2,120	2,120	449	1,479	192
Payroll benefits—IBNR	1,112	1,112	236	776	101
Payroll benefits—vacation	900	900	191	628	81
Severance pay	*	3,559	754	2,483	322
Workers Comp	890	890	189	621	81

Total Secured and Administrative Expense		56,783	26,551	20,471	9,761

Net Available (deficit) for Priority and General Unsecured Claims		6,287	3,410	(1,370)	4,247

General unsecured class	50,341	2,040	1,107	(445)	1,378	**
KBB Retail Assets Corp. and beneficiaries	17,399	705	383	(154)	476	**
Unsecured equipment notes and captial lease obligations	7,504	304	165	(66)	205
Lease rejection claims	79,866	3,238	1,756	(705)	2,187

Total claims and recovery	155,110	6,287	3,411	(1,370)	4,246

FAO, Inc. includes the operating assets of The Right Start

*
Severance based on latest store closings and administrative reductions that totaled $1.2 million

**
General Unsecured Class shares ratably in liquidation proceeds of the notes

	Consolidated
Prepaid rent
KOP	40	40
Swedes	80	80
Ontario	75		75
109 zanys	2,634	2634
50 RTsts	250		250
FAV	550			550
LV	150			150
Orlando	125			125
Farmers	90			90
Malls	350			350
Schweetz	28			28

	4372	2,754	325	1293
FAOS Inventory
FAV				2750
LV				2000
Orlando				1250
Farmers				750
Malls				3500
Schweetz				200

				10450
PPE
KOP	25	25
Swedes	100	100
Ontario	75		75
109 zanys	1,090	1090
50 RTsts	100		100
FAV	500			500
LV	100			100
Orlando	50			50
Farmers	50			50
Malls	105			105
Schweetz	5			5

	2,200	1,215	175	810
Prepetition rent
KOP	40	40
Swedes	80	80
Ontario	75		75
168 zanys	4,060	4060
61 RTsts	458		458
FAV	550			550
LV	150			150
Orlando	125			125
Farmers	90			90
Boston/SF	300			300
Malls	700			700
Schweetz	28			28

	6,656	4,180	532.5	1943
	4,000	2,512	320	1,168
Severance
KOP	2,308		2,308
Swedes	100	100
Ontario	75		75
109 zanys	654	654
50 RTsts	100		100
FAV	100			100
LV	50			50
Orlando	50			50
Farmers	50			50
Malls	70			70
Schweetz	2			2

	3,559	754	2,483	322

EXHIBIT F

NEW CERTIFICATE OF INCORPORATION

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION
OF
FAO, INC.

        FIRST.    The name of the Corporation is FAO, Inc.

        SECOND.    The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the General Corporation Law of the State of Delaware.

        THIRD.    The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

        FOURTH.    (a) The Corporation shall indemnify each person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. The Corporation may indemnify each person who is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

          (a)  A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.

          (b)  If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

        FIFTH.    In addition to the powers and authority herein before or by statute expressly conferred upon them, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the Delaware General Corporation Law, this certificate of incorporation, and the bylaws of the Corporation.

        SIXTH.    The Corporation is authorized to issue two classes of stock respectively designated as Common Stock (the "Common Stock") and Preferred Stock (the "Preferred Stock"). The total number of shares of Common Stock which the Corporation shall have authority to issue is [Seventy-Five Million (75,000,000)], par value $0.001 per share. The total number of shares of Preferred Stock which the Corporation shall have authority to issue is [Two Hundred Fifty Thousand (250,000)], par value $0.001 per share.

        Effective at 12:01 a.m. on [              ], 2003 (the "Effective Time") every share of Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically converted into [            ( )] shares of Common Stock of the Corporation, except that any holder of Common Stock of this Corporation that would otherwise be entitled to receive a fraction of one share of Common Stock as a result of this combination of the outstanding shares of Common Stock shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the per share closing sales price of the Common Stock on the day immediately prior to the Effective Time, as reported on the Nasdaq National Market (or if such price is not available, then such other price as determined by the Board of Directors).

          (a)    Common Stock.    In addition to any rights, privileges or obligations provided by law, the Common Stock shall be entitled to the following:

            (i)    Dividends.    Subject to the rights of the holders of Preferred Stock, if any, the holders of the Common Stock shall be entitled to the payment of dividends when and as declared by the Board of Directors out of funds legally available therefore and to receive other distributions from the Corporation when and as declared by the Board of Directors.

            (ii)    Liquidation, Dissolution or Winding Up.    In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation and after holders of all Preferred Stock, if any, have received their full preferences and dividends (pursuant to the relevant Preferred Stock designations), the holders of shares of Common Stock shall be entitled to all remaining assets of the Corporation available for distribution to its shareholders.

          (b)    Preferred Stock.    The Board of Directors of the Corporation is hereby authorized at any time and from time to time to create and provide for the issuance of shares of Preferred Stock in one or more series and to fix, from time to time, the relative rights, preferences, privileges and restrictions granted to or imposed upon any unissued series of Preferred Stock. The authority of the Board of directors of the Corporation with respect to each series of Preferred Stock shall include, without limiting the generality of the foregoing, the determination of the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series.

        SEVENTH.    In furtherance, and not in limitation, of the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal the Bylaws of the Corporation, provided, however, that any Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; and the Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by law.

        EIGHTH.    The Corporation hereby elects in this, its original certificate of incorporation, not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

2

QuickLinks

FIRST AMENDED DISCLOSURE STATEMENT WITH RESPECT TO FIRST AMENDED JOINT PLAN OF REORGANIZATION OF FAO INC. AND ITS DEBTOR SUBSIDIARIES
TABLE OF CONTENTS
EXHIBIT A FIRST AMENDED JOINT PLAN OF REORGANIZATION OF FAO, INC. AND ITS DEBTOR SUBSIDIARIES
EXHIBIT B DISCLOSURE STATEMENT ORDER
EXHIBIT C FAO, INC. QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED NOVEMEBER 2, 2002
EXHIBIT D CONSOLIDATED FINANCIAL PROJECTIONS
EXHIBIT E LIQUIDATION ANALYSIS
EXHIBIT F